                                                                    EXHIBIT 99.1








                     BEFORE THE PUBLIC UTILITIES COMMISSION
                           OF THE STATE OF CALIFORNIA


In The Matter Of The Application Of Pacific Gas And
Electric Company For:
(1) Authority To Reduce Rates Effective January 1,
1998; (2) Authority To Sell Or Assign Transition
Property To One Or More Financing Entities; (3)              Application No.
Authority To Service Rate Reduction Bonds On Behalf Of
Financing Entities; (4) Authority To Establish Charges
Sufficient To Recover Fixed Transition Amounts; and
(5) Such Further Authority Necessary For PG&E to Carry
Out The Transactions Described In This Application

                                               (U 39 E)
--------------------------------------------------------





                                   APPLICATION











                                           MICHELLE L. WILSON
                                           MARK R. HUFFMAN

                                           Law Department
                                           Pacific Gas and Electric Company
                                           Post Office Box 7442
                                           San Francisco, CA 94120
                                           Telephone: (415) 973-7497

                                           Attorneys for
                                           PACIFIC GAS AND ELECTRIC COMPANY

May 6, 1997

                                TABLE OF CONTENTS

                                                                                             PAGE
I.    INTRODUCTION..............................................................................1

II.   SUMMARY OF APPLICATION....................................................................2

      A. Electric Industry Restructuring And The Role Of Rate Reduction Bonds...................2

      B. The Timing and Size Of The Rate Reduction Bond Issuance................................4

      C. Proposed Structure Of The Rate Reduction Bond Transaction..............................4

      D. Factors To Be Addressed To Enhance The Rate Reduction Bonds' Credit Rating, Thereby
         Maximizing Ratepayer Benefits..........................................................6

         1.  Bankruptcy Considerations..........................................................6

         2.  The FTA True-Up Mechanism..........................................................7

         3.  Overcollateralization and Other Forms of Credit Enhancement........................7

         4.  Rate Reduction Bond Servicing......................................................8

         5.  Legislative and Regulatory Risk....................................................8

      E. Revenue Requirement And Ratemaking Mechanisms..........................................9

III.  RATE PROPOSAL.............................................................................9

IV.   RECOMMENDED SCHEDULE.....................................................................10

V.    GENERAL INFORMATION......................................................................11

      A. Statutory And Regulatory Authority (Rule 15)..........................................11

      B. Legal Name And Principal Place Of Business (Rule 15(a))...............................11

      C. Correspondence And Communication Regarding The Application (Rule 15(b))...............12

      D. Articles of Incorporation (Rule 16(a))................................................12

      E. Balance Sheet And Income Statements (Rule 23(a))......................................12

      F. Present And Proposed Rates (Rules 23(b) And 23(c))....................................12

      G. Property And Equipment (Rule 23(d))...................................................12

      H. Rate Of Return Summary (Rules 23(e) and 23(f))........................................13

      I. Showing (Rule 23(g))..................................................................13

      J. Depreciation Deduction For Federal Income Tax (Rule 23(h))............................13

      K. Proxy Statement (Rule 23(i))..........................................................13

      L. Service Of Application (Rule 24)......................................................13

      M. Form Of Financing Order (Rule 2, Financing Order Rules)...............................14

VI.   CONCLUSION...............................................................................14

      A. General Authorization.................................................................14

      B. The Fixed Transition Amounts And The FTA Charges......................................15

      C. The FTA Charges True-up Mechanism.....................................................16

      D. Transition Property...................................................................17

      E. Steps In The Rate Reduction Bond Transaction..........................................17

         1.  Transfer of Transition Property to the SPE........................................17

         2.  Transfer of SPE Debt Securities to the Issuer.....................................18

         3.  Issuance of the Rate Reduction Bonds..............................................18

      F. Rate Reduction Bond Servicing.........................................................19

      G. Rate Reduction Authorization..........................................................20

      H. Ratemaking Mechanism Authorizations...................................................20

      I. Additional Authorizations And Approvals...............................................20


                     BEFORE THE PUBLIC UTILITIES COMMISSION
                           OF THE STATE OF CALIFORNIA


In The Matter Of The Application Of Pacific Gas And
Electric Company For:
(1) Authority To Reduce Rates Effective January 1,
1998; (2) Authority To Sell Or Assign Transition
Property To One Or More Financing Entities; (3)              Application No.
Authority To Service Rate Reduction Bonds On Behalf Of
Financing Entities; (4) Authority To Establish Charges
Sufficient To Recover Fixed Transition Amounts; and
(5) Such Further Authority Necessary For PG&E to Carry
Out The Transactions Described In This Application

                                               (U 39 E)
--------------------------------------------------------


                                   APPLICATION



I.   INTRODUCTION

     Pacific Gas and Electric Company (PG&E) is filing this application as a part of the ongoing electric industry restructuring (OIR/OII 94-04-031/94-04-
032) initiated by the California Public Utilities Commission (Commission), and in response to the mandates of Assembly Bill 1890 (AB 1890), signed into law on September 23, 1996 (1996 Cal. Stat. ch. 854).

     The purpose of this application (including the accompanying Supporting Testimony) is to obtain from the Commission a Financing Order authorizing the issuance of Rate Reduction Bonds in an aggregate principal amount of up to $3.5 billion. This application also seeks approval, conditioned on timely and sufficient issuance of the Rate Reduction Bonds, of a 10 percent rate reduction for all electric residential and small commercial customers./1/ PG&E seeks these authorizations in order to satisfy the requirements of AB 1890 (Public Utilities Code Division 1, Part 1, Chapter 4, Article 5.5, ss.ss. 840 et seq.).


 --------
/1/ Residential and small commercial customers are defined for the purpose of this application consistent with their definition in AB 1890. AB 1890 defines small commercial customers to be all those commercial customers with maximum peak demand of less than 20 kW (Public Utilities Code ss.331(h)).

     The issuance of Rate Reduction Bonds will support the 10 percent rate reduction for residential and small commercial customers by lowering the carrying costs on a portion of PG&E's transition costs and by spreading out the recovery over the life of the Bonds. PG&E estimates that the net present value benefits to its residential and small commercial customers from the issuance of Rate Reduction Bonds and the associated 10 percent rate reduction will total approximately $470 million.

     Satisfactory and timely Commission approval of this application will enable the issuance of Rate Reduction Bonds in the fourth quarter of this year and the implementation of the rate reduction on January 1, 1998.

II.  SUMMARY OF APPLICATION

A.   ELECTRIC INDUSTRY RESTRUCTURING AND THE ROLE OF RATE REDUCTION BONDS

     The issuance of Rate Reduction Bonds is an integral component of electric industry restructuring in California, which was initiated by the Commission on April 20, 1994.

     On December 20, 1995, the Commission issued its Preferred Policy Decision (D. 95-12-063, as modified by D. 96-01-009), setting forth its goal to reduce the costs of electricity to California ratepayers by encouraging competition.

     The Preferred Policy Decision also addressed the issue of transition costs./2/ The Commission determined that:

          To assure the continued financial integrity of the utilities, and give them an opportunity to be vital market participants in the restructured market following the transition, we will allow them to recover [transition costs] (Preferred Policy Decision, mimeo p.
          111).

     During 1996, the California Legislature addressed electric industry restructuring in the state. That effort culminated in AB 1890, signed into law by Governor Wilson on September 23, 1996. AB 1890 broadly addresses all aspects of electric industry restructuring, relying on the extensive foundation laid by the Commission's Preferred Policy Decision.








------------
/2/ Transition costs are generally costs and obligations for generation-related assets that may become uneconomic as a result of a competitive generation market (Public Utilities Code ss. 367).

     AB 1890 establishes a transition period for the recovery of transition costs (Public Utilities Code ss. 367(a)), and freezes utility rates during this period (Public Utilities Code ss. 368(a)). Subject to certain exceptions, utilities cannot include transition costs in their rates after the rate freeze period. The rate freeze period is to end no later than March 31, 2002, and will end earlier for a utility if it recovers all of its transition costs (excluding excepted transition costs) before that date (Public Utilities Code ss.ss. 367(a) and 368(a)).

     As part of the Legislature's stated goal to ensure that California's citizens achieve the benefits of electric industry restructuring at the earliest possible date (AB 1890 (1996 Cal. Stat. ch. 854) ss. 1(a)), AB 1890 provides that residential and small commercial customers shall receive a 10 percent rate reduction, which will remain in effect throughout the rate freeze period (Public Utilities Code ss. 368(a)). The financing of the rate reduction is to be through the issuance of Rate Reduction Bonds. The Legislation described the process as follows:

           It is the intent of the Legislature that electrical corporations shall, by June 1, 1997, or on the earliest possible date, apply concurrently for financing orders from the Public Utilities Commission and rate reduction bonds from the California Infrastructure and Economic Development Bank in amounts sufficient to achieve a rate reduction in the most expeditious manner for residential and small commercial customers of not less than 10 percent for 1998 and continuing through March 31, 2002 (AB 1890 (1996 Cal. Stat. ch. 854) ss. 1(e)).

     As provided by the Legislature, implementation of the rate reduction is contingent upon timely and sufficient issuance of Rate Reduction Bonds.

     Since the enactment of AB 1890, PG&E has been working with the other California electric utilities; the staffs of the Commission, the California Infrastructure and Economic Development Bank (Infrastructure Bank), and the State Treasurer; and experts in the financial community including investment bankers and rating agencies in order to develop a process that will provide for timely approvals by the Commission and the Infrastructure Bank and a financing structure that will maximize customer benefits associated with the issuance of Rate Reduction Bonds.

B.   THE TIMING AND SIZE OF THE RATE REDUCTION BOND ISSUANCE

     In anticipation of the rate reduction on January 1, 1998, issuance of the Rate Reduction Bonds is expected to begin in the fourth quarter of 1997. PG&E currently estimates the principal issuance amount to be approximately $3.1 billion. However, the actual issuance amount will depend on a number of variables that are currently unknown; these variables include the interest rate of the Bonds and the expected principal repayment terms. The issuance amount will be determined based on market conditions when the Bonds are priced. In addition, as is discussed in the Supporting Testimony, if electricity sales to residential and small commercial customers are higher than is now forecast, additional Bonds may need to be issued in the future.

     Given the uncertainty surrounding the market conditions at the time of issuance and future electricity sales during the rate freeze period, PG&E is seeking authority in this application to issue up to $3.5 billion of Rate Reduction Bonds. This will ensure that the principal amount is adequate to support the 10 percent rate reduction, even though PG&E currently expects the issuance amount to be less than $3.5 billion. As is described in the Supporting Testimony, PG&E has proposed ratemaking mechanisms to ensure that residential and small commercial customers receive all net benefits resulting from any Rate Reduction Bond issuance. Therefore, should the issuance amount later prove to be larger than was needed to support the 10 percent rate reduction, any additional net benefits will be credited to these customers.

C.   PROPOSED STRUCTURE OF THE RATE REDUCTION BOND TRANSACTION

     The Rate Reduction Bonds will be asset backed securities issues by a separate entity, which is expected to be the Infrastructure Bank, or an affiliate of or entity approved by the Infrastructure Bank. The distinguishing features of asset backed securities are that they are secured by a revenue stream associated with a specific, identifiable asset, and that this asset is separately owned and therefore separate from the credit risk of the originating company. These features support a higher credit rating for these securities than for those of the originating company.

     The objective in structuring the transaction is to enable the Rate Reduction Bonds to obtain the highest possible credit rating. Two elements are critical in meeting this objective.

First, the asset used to support the Rate Reduction Bonds must be created. AB 1890 authorizes the establishment of Transition Property, which is the right to receive revenues from a non-bypassable tariff, called the Fixed Transition Amounts (FTA) charges. AB 1890 provides that the FTA charges will be adjusted at least annually via a Commission approved true-up mechanism, so that they are set at a level which ensures timely recovery of the Rate Reduction Bond principal, interest and related costs (Public Utilities Code ss.ss. 841(c), 841(e)).

     Second, the Transition Property must be transferred to an entity which is bankruptcy-remote from PG&E. This ensures that, in the event of a PG&E bankruptcy, the FTA charges would not be included in PG&E's bankruptcy estate, but rather would continue to be available to pay the debt service on the Rate Reduction Bonds. In other words, the transfer of the Transition Property must be a "true sale" for bankruptcy purposes.

     Accordingly, PG&E proposes the following structure for the issuance of
RRBs:

          1. PG&E will form a Special Purpose Entity (SPE), wholly owned and organized by PG&E, which is bankruptcy-remote from PG&E. PG&E will contribute a small amount of equity to the SPE and will, in the form of a sale, transfer title to the Transition Property to the SPE.

          2. In order to acquire the Transition Property, the SPE will issue debt securities (SPE Debt Securities) to an Issuer which will issue the Rate Reduction Bonds. As provided for in AB 1890 (Public Utilities Code ss. 840(b)), the Issuer is expected to be the Infrastructure Bank, or to be an affiliate of or entity approved by the Infrastructure Bank. The Transition Property and SPE equity will be used as collateral to secure the SPE Debt Securities.

          3. The Issuer will in turn issue Rate Reduction Bonds. The Rate Reduction Bonds will either be secured by or will represent beneficial interests in the debt of the SPE, which will mirror the terms and conditions of the Rate Reduction Bonds. The proceeds from the issuance of the Rate Reduction Bonds will be transferred to the SPE. The SPE will then pay the proceeds to PG&E in exchange for the Transition Property.

The following schematic illustrates the proposed transaction, the structure of which may be modified by the Infrastructure Bank:

     The omitted graphic reflects the flow of the Transition Property and the Equity Contribution from PG&E to the SPE, the flow of the Debt Securities from the SPE to the Issuer, and the flow of the Rate Reduction Bonds from the Issuer to the Investors; in the other direction, it reflects the flow of the Proceeds from the Investors to the Issuer, the flow of the Proceeds from the Issuer to the SPE, and the flow of the Proceeds from the SPE to PG&E.

D. FACTORS TO BE ADDRESSED TO ENHANCE THE RATE REDUCTION BONDS' CREDIT RATING, THEREBY MAXIMIZING RATEPAYER BENEFITS

     In evaluating the credit quality of the Rate Reduction Bonds, the rating agencies will look to be sure that the transaction isolates the Transition Property from PG&E's credit risk. In order to conclude that the Transition Property is sufficiently isolated, the rating agencies will rely on a bankruptcy opinion of counsel stating that the transfer of the Transition Property from PG&E to the SPE is a "true sale" for bankruptcy purposes.

     Next, rating agencies will focus on the credit risk associated with the Transition Property itself. Considerations relating to that risk will include the FTA True-up Mechanism; overcollateralization and other credit enhancements; the risks associated with currently unknown third-party servicers that may collect a portion of the FTA charges; and the legislative and regulatory risks associated with the transaction.

     The Commission can help to ensure that the highest possible credit ratings can be obtained for the Rate Reduction Bonds, which will result in the greatest ratepayer savings, by addressing the following factors in its Financing Order.

     1.   BANKRUPTCY CONSIDERATIONS

     PG&E must provide to the rating agencies a satisfactory opinion of counsel, at the time the Rate Reduction Bonds are issued, establishing that the transfer of the Transition Property from PG&E to the SPE constitutes a "true sale" for bankruptcy purposes. Accordingly, PG&E requests that the Commission approve the proposed transaction structure, including the transfer of the Transition Property to the bankruptcy-remote SPE.

      2.  THE FTA TRUE-UP MECHANISM

     In addition to the debt service on the Rate Reduction Bonds, the FTA charges will include servicing fees and other ongoing costs associated with the Rate Reduction Bond transaction. AB 1890 requires the Commission to approve an FTA charges True-up Mechanism which will allow for adjustment of the FTA charges at least annually (Public Utilities Code ss. 841(e)). This True-up Mechanism will allow the FTA charges to be periodically adjusted to ensure that the Rate Reduction Bonds are repaid in a timely manner, regardless of any variations that would otherwise affect the FTA charges and cause the actual amortization of the Rate Reduction Bonds to diverge from the scheduled amortization. The design and implementation of the FTA True-up Mechanism are critical to the rating agencies in their determination of the reliability and adequacy of debt service payments. The allowed frequency of FTA charges adjustments, as well as the timely Commission review and approval of true-up filings, will be important factors in the rating agencies' evaluation of the credit quality of the Rate Reduction Bonds. PG&E requests that the Commission approve the FTA True-up Mechanisms described in the Supporting Testimony.

     3.   OVERCOLLATERALIZATION AND OTHER FORMS OF CREDIT ENHANCEMENT

     Additional credit enhancement for the Rate Reduction Bonds in the form of overcollateralization is expected to be required by the rating agencies. To overcollateralize the Rate Reduction Bonds means to secure them with Transition Property in an amount larger than the total principal amount of the Bonds. Overcollateralization thus provides further assurance that bondholders will receive all principal and interest due them. The rating agencies and the Infrastructure Bank will determine the amount of needed overcollateralization. PG&E requests that the Commission authorize the FTA charges to include overcollateralization amounts as the Infrastructure Bank determines to be necessary. As is described in the Supporting Testimony, ratepayers will receive a credit in future rates for any overcollateralization amounts not needed to retire Rate Reduction Bonds.

     Other forms of credit enhancement customary for securitization transactions may also be used, if determined to be cost-effective. They would be implemented at the time the Bonds are issued.

     4.   RATE REDUCTION BOND SERVICING

     In developing their ratings, rating agencies are also very concerned about the financial strength and the billing and collecting experience of the Rate Reduction Bond servicer(s) (the entity or entities responsible for billing and collecting the FTA charges). While PG&E will be the initial servicer, it is possible that pursuant to the Commission's cost separation proceeding in electric industry restructuring, in the future currently unknown third parties will be billing and collecting the FTA charges from some customers. Unless these third party servicers are required to meet minimum billing and collection experience standards, and creditworthiness criteria, the rating agencies will either impose additional credit enhancement requirements or assign lower credit ratings on the Bonds.

     PG&E is therefore requesting that the Commission not approve a third party servicer without making a determination that the approval will not cause the then-current rating of the Rate Reduction Bonds to be withdrawn or downgraded. This will provide assurance to the credit rating agencies that the Bonds' rating will not be undermined in the future because of a third party servicer. Additionally, PG&E is requesting several more specific findings to address the potential concerns of rating agencies with respect to the reliability of collection of the FTA charges if they are collected by third parties.

     5.   LEGISLATIVE AND REGULATORY RISK

     Additional factors the rating agencies will consider when rating the Rate Reduction Bonds include the legislative risks associated with AB 1890, including the risk that AB 1890 could be modified in the future. Since AB 1890 was unanimously passed by the California Legislature, and it results in economic benefits to residential and small commercial ratepayers, PG&E expects the rating agencies to conclude that the legislative risk associated with the transaction will not affect the Bonds' rating.

     The rating agencies will also analyze the regulatory risk associated with the transaction. In accordance with AB 1890, the Financing Order and the FTA charges will be irrevocable, and the Commission will not have authority either by rescinding, altering or amending any Financing Order, to revalue the costs of providing, recovering, financing, or refinancing the transition costs

(Public Utilities Code ss. 841(c)). The Financing Order, particularly with regard to the establishment of the FTA charges, the FTA True-up Mechanism, the Transition Property and the third party servicing standards, will be carefully reviewed by the rating agencies. PG&E has requested several specific findings, set out at the conclusion of this application, to address these issues and provide assurance to the rating agencies so that the Bonds may receive the highest possible rating.

     E. REVENUE REQUIREMENT AND RATEMAKING MECHANISMS

     In this application, PG&E is also proposing revenue requirement and ratemaking mechanisms which will

          1. incorporate the Rate Reduction Bond transaction into the Competition Transition Charge (CTC) ratemaking mechanisms described in PG&E's CTC application, A. 96-08-070;

          2. ensure that residential and small commercial customers receive all net benefits associated with the amount of the Rate Reduction Bonds issued; and

          3. maintain the non-bypassability of the FTA charges as is required by AB 1890. (For this purpose PG&E proposes mechanisms similar to those proposed in A. 96-08-070 to be used to enforce the non-bypassability of the CTC.)

III. RATE PROPOSAL

     Under PG&E's proposal, residential and small commercial electric bills will decrease by 10 percent on January 1, 1998, conditioned upon timely and sufficient issuance of Rate Reduction Bonds. This decrease will remain in place throughout the rate freeze period. For purposes of this application, small commercial customers are as defined in AB 1890, and are those commercial customers with maximum peak demands of less than 20 kW. There will be some commercial customers in PG&E's Small Light and Power, Medium Light and Power and E-19 classes who will be eligible for this bill reduction.

     These customers' tariff rates will not change, but they will receive a 10 percent bill credit on their bills. Affected customers who elect direct access will receive a 10 percent bill credit based on what their full service bills would have been.

IV.  RECOMMENDED SCHEDULE

     PG&E is requesting that the Commission expeditiously adopt this application within 120 days of its date of filing, as provided for in AB 1890 (Public Utilities Code ss. 841(e)), and consistent with Resolution ALJ-173, issued on April 23, 1997. Time is of the essence in order to allow the Rate Reduction Bonds to be issued in the fourth quarter of 1997, as is necessary to support the 10 percent rate reduction for residential and small commercial customers to be implemented on January 1, 1998. Further, issuance of the Bonds is required by AB 1890, once the Commission finds that their issuance will lower rates for residential and small commercial customers.

     Below is a recommended schedule for the processing of this application, based on Resolution ALJ-173.

                   PROPOSED SCHEDULE FOR RATE REDUCTION BOND
                   APPLICATION AND 10 PERCENT RATE REDUCTION

---------------------------------------- ------------------------------------
EVENT                                    DATE
---------------------------------------- ------------------------------------
Utilities File Application               May 6, 1997
---------------------------------------- ------------------------------------
Notice To Customers of Rate Reduction    May 16 - June 16, 1997
---------------------------------------- ------------------------------------
Response or Protest To Applications      May 20, 1997
---------------------------------------- ------------------------------------
Utilities' Replies To                    May 27, 1997
Responses/Protests
---------------------------------------- ------------------------------------
Prehearing Conference                    May 27, 1997
---------------------------------------- ------------------------------------
Hearings, if needed                      May 28 -June 3, 1997
---------------------------------------- ------------------------------------
Opening Briefs                           June 13, 1997
---------------------------------------- ------------------------------------
Reply Briefs                             June 25, 1997
---------------------------------------- ------------------------------------
Draft or ALJ Proposed Decision           August 4, 1997
---------------------------------------- ------------------------------------
Comments on PD                           August 25, 1997
---------------------------------------- ------------------------------------
Reply Comments on PD                     September 2, 1997
---------------------------------------- ------------------------------------
Commission Financing Orders              September 3, 1997
---------------------------------------- ------------------------------------
Rate Reduction Bonds Issued/FTA Charge   October 1997 - December 1997
Implemented
---------------------------------------- ------------------------------------
Ten Percent Reduction                    January 1, 1998
---------------------------------------- ------------------------------------

V.   GENERAL INFORMATION

A.   STATUTORY AND REGULATORY AUTHORITY (RULE 15)

     This application is made pursuant to ss.ss. 451, 454, 456, 701, and 840-846 of the Public Utilities Code of the State of California, Rules 2-8, 15-16, 23 and 24 of the Commission's Rules of Practice and Procedure, and Resolution ALJ-173, issued on April 23, 1997. While this application requests a rate decrease, PG&E is nonetheless providing the information listed in Rules 23 and 24, which are by their terms only applicable to rate increases.

B.   LEGAL NAME AND PRINCIPAL PLACE OF BUSINESS (RULE 15(a))

     The legal name of the applicant is Pacific Gas and Electric Company. The location of applicant's principal place of business is San Francisco, California. Its mailing address is P.O. Box 7442, San Francisco, California 94120.


C.   CORRESPONDENCE AND COMMUNICATION REGARDING THE APPLICATION (RULE 15(b))

     PG&E's attorneys in this matter are Michelle L. Wilson and Mark R. Huffman. All correspondence and communication regarding this application should be addressed to:

                   Mark R. Huffman
                   Pacific Gas and Electric Company
                   Mail Code B30A
                   P.O. Box 7442
                   San Francisco, CA 94120-7442
                   Telephone:  (415) 973-7497
                   Fax:  (415) 973-0516


D.   ARTICLES OF INCORPORATION (RULE 16(a))

     PG&E is and ever since October 10, 1906, has been an operating public utility corporation organized under California law. It is engaged principally in the business of furnishing electric and gas services in California. A certified article of PG&E's Restated Articles of Incorporation dated April 28, 1997, is attached to this application as Exhibit A.

E.   BALANCE SHEET AND INCOME STATEMENTS (RULE 23(a))

     PG&E's balance sheet as of December 31, 1996, and income statement covering the twelve month period ending December 31, 1996, are shown in Exhibit B.

F.   PRESENT AND PROPOSED RATES (RULES 23(b) AND 23(c))

     PG&E's rates and charges for electricity service are contained in PG&E's electric tariffs on file with the Commission. They are summarized in Exhibit C. PG&E's proposed residential and small commercial rates are also shown in Exhibit C, and PG&E's rate proposal is summarized in Section III of this application.

G.   PROPERTY AND EQUIPMENT (RULE 23(d))

     A summary of PG&E's Electric Department property and equipment, their original costs and the depreciation reserve applicable to them, is shown in Exhibit D. A more detailed description of PG&E's electric property and equipment is included in PG&E's Exhibit in A 94-12-015 filed on December 9, 1994, and it is incorporated herein by reference.

RATE OF RETURN SUMMARY (RULES 23(e) AND 23(f))
         The revenues, expenses, and rate of return of PG&E's Electric Department for the recorded year 1996, are shown on Exhibit E. Forecasted results of operations under this application are set forth in Exhibit F.

I.   SHOWING (RULE 23(g))

     All of PG&E's exhibits in support of this application are included. Exhibit A - PG&E's Restated Articles of Incorporation
     Exhibit B - Balance Sheet and Income Statement
     Exhibit C - Present and Proposed Electric Rates
     Exhibit D - Summary of Electric Department Property
     Exhibit E - Recorded Revenues, Expenses and Rate of Return
     Exhibit F - Forecasted Results of Operation
     Exhibit G - Tax Method of Depreciation
     Exhibit H - Affected Governmental Entities
     Separately Bound - Supporting Testimony
     PG&E is ready at this time to proceed with its showing.

J.   DEPRECIATION DEDUCTION FOR FEDERAL INCOME TAX (RULE 23(h))

     A statement of PG&E's method of computing the depreciation deduction for federal income tax purposes is shown in Exhibit G.

K.   PROXY STATEMENT (RULE 23(i))

     A copy of PG&E's most recent proxy statement to its shareholders dated March 3, 1997, was provided to the Commission on April 1, 1997, in Application 97-04-001, and is incorporated herein by reference.

L.   SERVICE OF APPLICATION (RULE 24)

     Consistent with Rule 24 of the Commission's Rules of Practice and Procedure, PG&E will notify the affected governmental entities listed in Exhibit H of this application. As directed by Resolution ALJ-173, PG&E will also serve a copy of this application on all parties requesting it. In addition, PG&E will serve a notice of availability of the application on all parties in the consolidated CTC proceeding (A. 96-08-001, et al), and all parties in the Commission's Electric Industry Restructuring Proceeding (OIR/OII
94-04-031/94-04-032).

M.   FORM OF FINANCING ORDER (RULE 2, FINANCING ORDER RULES)

     The recommended findings, approvals and authorizations set out in Section VI of this application, Conclusion, represent the form of Financing Order PG&E is requesting.

VI.  CONCLUSION

     AB 1890 is comprised of a complex set of interdependent provisions that together authorize, permit and in some instances mandate certain actions by PG&E, the Commission and the Infrastructure Bank, among others, in order to implement and maintain the Legislature's intended balance among industry deregulation, rate reduction and transition cost recovery. In order that the Fixed Transition Amounts, FTA charges and related Transition Property be established, the Rate Reduction Bonds be issued, and the residential and small commercial rate reduction be implemented as intended, AB 1890 contemplates that certain findings, approvals and authorizations be included in the Financing Order. Transactional constraints, such as legal considerations and rating agency concerns, give rise to the need for additional findings, approvals and authorizations in the Financing Order.

     Therefore, in addition to the duties, obligations, rights and remedies provided for by AB 1890 and other applicable laws, and in addition to seeking general authority to enter into and perform the transactions described in this application, Pacific Gas and Electric Company respectfully requests that the Commission in the Financing Order specifically make the following findings, approvals and authorizations:

A.   GENERAL AUTHORIZATION

1. Find that PG&E may recover a portion of its transition costs and the costs of providing, recovering, financing and refinancing transition costs in an aggregate principal amount of up to $3.5 billion from proceeds of SPE Debt Securities and Rate Reduction Bonds, which shall include all costs of issuance approved by the Infrastructure Bank, and that the owner of the Transition Property may recover principal, interest and related costs associated with the SPE Debt Securities and the Rate Reduction Bonds through Fixed Transition Amounts, as described in this application;

2. Find, as required by AB 1890, that the designation of the Fixed Transition Amounts and the issuance of up to $3.5 billion of SPE Debt Securities and Rate Reduction Bonds in connection with such Fixed Transition Amounts will reduce rates that residential and small commercial customers of PG&E would have paid if the Financing Order were not adopted;

3. Find that the amount of SPE Debt Securities and Rate Reduction Bonds shall be as determined using the sizing methodology described in this application based on market conditions at the time the Rate Reduction Bonds are priced, that the principal on the SPE Debt Securities and the Rate Reduction Bonds shall be repaid in substantially equal annual amounts, that the final expected maturity of the SPE Debt Securities and the Rate Reduction Bonds shall be no later than ten years from the date of issuance, with a final legal maturity to be determined by the Infrastructure Bank, and that the Infrastructure Bank shall have the authority to determine the overcollateralization amount required;

B.   THE FIXED TRANSITION AMOUNTS AND FTA CHARGES

4. Determine that the methodology to calculate the FTA charges associated with Rate Reduction Bond issuance shall be as described in this application, and that these FTA charges shall be filed with the Commission in Advice Letters (the "Issuance Advice Letters"); and find that the FTA charges may be included as a separate line item on customers' bills;

5. Find that each Issuance Advice Letter associated with the Financing Order shall be effective five business days after filing, upon which it shall be deemed a part of this Financing Order for purposes of AB 1890, and that the FTA charges established thereby constitute Fixed Transition Amounts;

6. Require that, to the extent feasible, if residential and small commercial customers fail to pay their utility bills in full, any shortfall in revenues received shall be allocated between the FTA charges and all other components of the customers' bills based on the ratio of the amount of the bills relating to the FTA charges and the amount relating to all other components of the bills;

C.   THE FTA CHARGES TRUE-UP MECHANISM

7. Establish that the procedures for the expeditious approval by the Commission of periodic adjustments (the "True-up Mechanisms") to the FTA charges (as may be necessary to ensure timely recovery of all transition costs that are the subject of the Financing Order, and the costs of capital associated with the provision, recovery, financing, or refinancing thereof, including the costs of issuing, servicing and retiring the SPE Debt Securities and Rate Reduction Bonds contemplated by the Financing Order) shall be as described in this application, and find that such True-up Mechanisms shall continue until the SPE Debt Securities and the Rate Reduction Bonds are paid in full;

8. Determine that the methodology to calculate routine FTA charge adjustments shall be as described in this application, and that such adjustments shall be filed with the Commission in routine True-up Mechanism Advice Letters; determine that such routine True-up Mechanism Advice Letters shall be filed with the Commission annually at least 15 days before the end of each calendar year and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar year; and determine that additionally such routine True-up Mechanism Advice Letters may be filed at least 15 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

9. Find that a non-routine True-up Mechanism Advice Letter may be filed at least 90 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

10. Find that a True-up Mechanism Advice Letter shall be filed at least 15 days before each anniversary of the issuance of the Financing Order, and that the Commission shall determine, on the Finance Order issuance anniversary, as required by AB 1890, whether adjustments to the FTA charges are required, with the resulting adjustments to the FTA charges, if necessary, to be implemented within 90 days of the Finance Order issuance anniversary;

D.   TRANSITION PROPERTY

11. Find that upon the effective date of each Issuance Advice Letter associated with the Financing Order, all of the Transition Property identified in such Advice Letter constitutes a current property right and shall thereafter continuously exist as property for all purposes;

12. Find that the Transition Property identified in an Issuance Advice Letter associated with the Financing Order shall include, without limitation (1) the right, title and interest in and to the FTA charges set forth in such Advice Letter, as adjusted from time to time, (2) the right to be paid the total amounts set forth in such Advice Letter, (3) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from such FTA charges, and (4) all rights to obtain adjustments to such FTA charges under the True-up Mechanism;

13. Find that the holders of the Transition Property are entitled to recover Fixed Transition Amounts in the aggregate amount equal to the principal amount of the SPE Debt Securities and the Rate Reduction Bonds, all interest thereon, the overcollateralization amount and all related fees, costs and expenses in regard of the SPE Debt Securities and Rate Reduction Bonds until they have been paid in full;

E.   STEPS IN THE RATE REDUCTION BOND TRANSACTION

     1.    TRANSFER OF TRANSITION PROPERTY TO THE SPE

14. Approve the sale by PG&E of the Transition Property identified in an Issuance Advice Letter to one or more SPEs, as identified in such Advice Letter;

15. Find that, upon the sale by PG&E of the Transition Property to one or more SPEs, (1) such SPE(s) shall have all of the rights originally held by PG&E with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by PG&E, and (2) any payment by any customer to such SPE shall discharge such customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by PG&E;

16. Find that, upon the sale by PG&E of the Transition Property to one or more SPEs, PG&E shall not be entitled to recover the FTA charges associated with such Transition Property other than for the benefit of the holders of the SPE Debt Securities and the Rate Reduction Bonds in accordance with PG&E's duties as servicer;

17. Find that the SPE(s) identified in an Issuance Advice Letter, if so approved by the Infrastructure Bank, constitute Financing Entities;

     2.    TRANSFER OF SPE DEBT SECURITIES TO THE ISSUER

18. Approve the issuance by the SPE(s), identified in an Issuance Advice Letter and approved by the Infrastructure Bank, of SPE Debt Securities to one or more Issuers, as identified in such Advice Letter, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of SPE Debt Securities related to all such PG&E Advice Letters associated with the Financing Order shall not exceed $3.5 billion;

19. Approve the pledging by the SPE(s), identified in an Issuance Advice Letter, as security for the SPE Debt Securities, of such SPE's right, title and interest in and to the Transition Property, and of such SPE's other assets;

     3.    ISSUANCE OF THE RATE REDUCTION BONDS

20. Approve, the issuance by the Issuer(s), to the extent stated in an Issuance Advice Letter and approved by the Infrastructure Bank, of Rate Reduction Bonds, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of Rate Reduction Bonds related to all such PG&E Advice Letters associated with the Financing Order shall not exceed $3.5 billion;

21. Approve, to the extent stated in an Issuance Advice Letter, the pledging by the Issuer(s), as security for the Rate Reduction Bonds, of such Issuer's right, title and interest in and to the SPE Debt Securities and all security therefor;

22. Find that any default under the documents relating to the SPE Debt Securities or the Rate Reduction Bonds shall entitle the holders of the SPE Debt Securities or the Rate Reduction Bonds or the trustees or representatives for such holders to exercise any and all rights or remedies such holders or such trustees or representatives therefor may have pursuant to any statutory lien on the Transition Property;

F.   RATE REDUCTION BOND SERVICING

23. Authorize PG&E to contract with one or more SPEs and/or Issuers to collect amounts in respect of the FTA charges for the benefit and account of such SPEs and/or Issuers, and to account for and remit these amounts to or for the account of such SPEs and/or Issuers;

24. Provide that, in the event of default by PG&E in payment to or for the benefit of the SPE of the FTA charges, the Commission, upon the application by (1) the holders of the SPE Debt Securities or the Rate Reduction Bonds and the trustees or representatives therefor as beneficiaries of any statutory lien permitted by the Public Utilities Code, (2) the SPE or its assignees, (3) the Issuer, or (4) pledgees or transferees, including transferees under Public Utilities Code Section 844, of the Transition Property, shall order the sequestration and payment to or for the benefit of the SPE or such other party of revenues arising with respect to the Transition Property;

25. Find that the Commission shall not approve or require any third party servicer(s) to replace PG&E in any of its servicing functions in whole or in part without first determining that approving or requiring such third party servicer(s) to replace PG&E will not cause the then-current rating of the Rate Reduction Bonds to be withdrawn or downgraded;

26. Find that regardless of who is responsible for billing, residential and small commercial customers shall continue to be responsible for FTA charges;

27. Find that if a third party meters and bills for the FTA charges, PG&E must have access to information on kilowatt-hour billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer;

28. Find that in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize losses;

29. Find that the failure of customers to pay FTA charges shall allow shut-off by PG&E on behalf of the SPE of the customers failing to pay FTA charges, in accordance with Commission-approved shut-off policies;

G.   RATE REDUCTION AUTHORIZATION

30. Conditioned on the timely and sufficient issuance of Rate Reduction Bonds, authorize, as required by AB 1890, PG&E to provide the 10 percent rate reduction via a bill credit to eligible customers effective January 1, 1998;

31. Find that for purposes of eligibility to receive the rate reduction and responsibility to pay for FTA charges, PG&E's residential and small commercial customers shall be as described in this application;

H.   RATEMAKING MECHANISM AUTHORIZATIONS

32. Authorize PG&E to establish by Advice Letter filing(s), the Rate Reduction Bond Memorandum Account, FTA charges tariff language, and modifications to PG&E's Preliminary Statement and CTC Ratemaking Mechanism as described in this application;

33. Adopt the provisions described in this application to ensure that the FTA charges are non-bypassable, and authorize the rate collection methods relating thereto;

I.   ADDITIONAL AUTHORIZATIONS AND APPROVALS
34. Provide that this Financing Order shall become effective in accordance with its terms only when PG&E files with the Commission its written consent to all terms and conditions of the Order; and





35. Provide such additional authorizations and approvals as may be necessary for PG&E to carry out the transactions described in this application.

     Dated at San Francisco, California, this 6th day of May, 1997.


                                         Respectfully submitted,



                                         -------------------------
                                         KENT M. HARVEY
                                         Vice President and Treasurer

MICHELLE L. WILSON
MARK R. HUFFMAN



By
   --------------------
   MARK R. HUFFMAN

Law Department
Pacific Gas and Electric Company
Post Office Box 7442
San Francisco, CA  94120
Telephone:      (415) 973-7497
Fax:            (415) 973-0516

Attorneys for
PACIFIC GAS AND ELECTRIC COMPANY

                                  VERIFICATION

     I, the undersigned say, I am an officer of Pacific Gas and Electric Company, a corporation, and am authorized to make his Verification for and on behalf of the said corporation and I make this Verification for that reason. I have read the foregoing pleading and I am informed and believe that the matters therein are true and on that ground I allege that the matters stated therein are true.

     I declare under penalty of perjury that the foregoing is true and correct.

     Executed on May 6, 1997, at San Francisco, California.



                                         ---------------------------
                                         KENT M. HARVEY
                                         Vice President and Treasurer

                                   EXHIBIT A
                   PG&E'S RESTATED ARTICLES OF INCORPORATION

                                                                       EXHIBIT A

                              [State of CA Logo]


                               SECRETARY OF STATE




    I, BILL JONES, Secretary of State of the State of California, hereby certify:

    That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                    IN WITNESS WHEREOF; I execute this
                                       certificate and affix the Great Seal of
                                       the State of California this


                                              APR 29 1997


                                              /s/ Bill Jones

                                              Secretary of State

[CA State Seal]

                     RESTATED ARTICLES OF INCORPORATION OF

                        PACIFIC GAS AND ELECTRIC COMPANY

STANLEY T. SKINNER and LESLIE H. EVERETT certify that:

     1. They are the Chairman of the Board and Chief Executive Officer, and the Vice President and Corporate Secretary, respectively, of Pacific Gas and Electric Company, a California corporation (the "Company").

     2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including the amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code) are amended and restated as follows:

          FIRST:  That the name of said corporation shall be

                       PACIFIC GAS AND ELECTRIC COMPANY.

          SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          The right is reserved to this corporation to amend the whole or any part of these Articles of Incorporation in any respect not prohibited by law.

          THIRD:  That this corporation shall have perpetual existence.

          FOURTH: The corporation elects to be governed by all of the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

          FIFTH: That the Board of Directors of this corporation shall consist of such number of directors, not less than fourteen (14) nor more than seventeen
(17), as shall be prescribed in the Bylaws.

          The Board of Directors by a vote of two-thirds of the whole Board may appoint from the Directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

          SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

          EIGHTH: The total number of shares which this corporation is authorized to issue is eight hundred eighty-five million (685,000,000) of the aggregate par value of six billion eight hundred seventy-five million dollars ($6,875,000,000). All of these shares shall have full voting rights.

          Said eight hundred eighty-five million (885,000,000) shares shall be divided into three classes, designated as common stock, first preferred stock and $100 first preferred stock. Eight hundred million (800,000,000) of said shares shall be common stock, of the par value of $5 per share, seventy-five million (75,000,000) of said shares shall be first preferred stock, of the par value of $25 per share, and ten million

(10,000,000) of said shares shall be $100 first preferred stock, of the par value of $100 per share.

                             FIRST PREFERRED STOCK
                         AND $100 FIRST PREFERRED STOCK

          The first preferred stock and $100 first preferred stock each shall be divided into series. The first series of first preferred stock shall consist of four million two hundred eleven thousand six hundred sixty-two (4,211,662) shares and be designated as Six Per Cent First Preferred Stock. The second series of first preferred stock shall consist of one million one hundred seventy-three thousand one hundred sixty-three (1,173,163) shares and be designated as Five and One-Half Per Cent First Preferred Stock. The third series of first preferred stock shall consist of four hundred thousand (400,000) shares and be designated as Five Per Cent First Preferred Stock. The remainder of said first preferred stock, viz., 69,215,175 shares, and all of the $100 first preferred stock may be issued in one or more additional series, as determined from time to time by the Board of Directors. Except as provided herein, the Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the first preferred stock or $100 first preferred stock or any series thereof with respect to any wholly unissued series of first preferred stock or $100 first preferred stock, and to fix the number of shares of any series of first preferred stock or $100 first preferred stock and the designation of any such series of first preferred stock or $100 first preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          The owners and holders of shares of said first preferred stock and $100 first preferred stock, when issued as fully paid, are and shall be entitled to receive, from the date of issue of such shares, out of funds legally available therefor, cumulative preferential dividends, I when and as declared by the Board of Directors, at the following rates upon the par value of their respective shares, and not more, viz.: Six per cent (6%) per year upon Six Per Cent First Preferred Stock; five and one-half per cent (5-l~2%) per year upon Five and One-Half Per Cent First Preferred Stock; five per cent (5%) per year upon Five Per Cent First Preferred Stock; and upon the shares of each additional series of said first preferred stock and of each series of $100 first preferred stock the dividend rate fixed therefor; and such dividends on both classes of first preferred stock and $100 first preferred stock shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid.

          Upon the liquidation or dissolution of this corporation at any time and in any manner, the owners and holders of shares of said first preferred stock and $100 first preferred stock issued as fully paid will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of said common stock.

          If any share or shares of first preferred stock and $100 first preferred stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of first preferred stock and $100 first preferred stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

          The unissued shares of said first preferred stock and $100 first preferred stock may be offered for. subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said Board of Directors shall prescribe. I

          The first three series of said first preferred stock, namely, the Six Per Cent First Preferred Stock, the Five and One-Half Per Cent First Preferred Stock, and the Five Per Cent First Preferred Stock, are not subject to redemption.

          Any or all shares of each series of said first preferred stock and $100 first preferred stock other than said first three series of first preferred stock may be redeemed at the option of this corporation, at any time or from time to time, at the redemption price fixed for such series together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. If less than all the outstanding shares of any such series are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot in such manner as the Board of Directors may determine.

          Unless the certificate of determination for any series of the first preferred stock or the $100 first preferred stock shall otherwise provide, notice of every such redemption shall be published in a newspaper of general circulation in the City and County of San Francisco, State of California, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, at least once in each of two (2) successive weeks, commencing not earlier than sixty (60) nor later than thirty (30) days before the date fixed for redemption; successive publications need not be made in the same newspaper. A copy of such notice shall be mailed within the same period of time to each holder of record, as of the record date, of the shares to be redeemed, but the failure to mail such notice to any shareholder shall not invalidate the redemption of such shares.

          From and after the date fixed for redemption, unless default be made by this corporation in paying the amount due upon redemption, dividends on the shares called for redemption shall cease to accrue, and such shares shall be deemed to be redeemed and shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from this corporation upon surrender of their certificates the amount payable upon redemption without interest. Or, if this corporation shall deposit, on or prior to the date fixed for redemption, with any bank or trust company in the City and County of San Francisco, having capital, surplus and undivided profits aggregating at least five million dollars ($5,000,000), as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to publish or complete the publication of the notice of redemption (if this corporation shall not have theretofore completed publication of such notice), and to pay, on and after the date fixed for redemption, or on and after such earlier date as the Board of Directors may determine, the amount payable upon redemption of such shares, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares shall be deemed to be redeemed; and dividends on such shares shall cease to accrue after the date fixed for redemption. The said deposit shall be deemed to constitute full payment of the shares to their respective holders and from and after the date of such deposit the shares shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from said bank or trust company the amount payable upon redemption of such shares, without interest, upon surrender of their certificates therefor, and except, also, any right which such shareholders may then have to exchange or convert such shares prior to the date fixed for redemption. Any part of the funds so deposited which shall not be required for redemption payments because of such exchange or conversion shall be repaid to this corporation forthwith. The balance, if any, of the funds so deposited which shall be unclaimed at the end of six (6) years from the date fixed for redemption shall be repaid to this corporation together with any interest which shall have been allowed thereon; and thereafter the unpaid holders of shares so called for redemption shall have no claim for payment except as against this corporation.

          All shares of the first preferred stock and $100 first preferred stock shall rank equally with regard to preference in dividend and liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends or liquidation payments to which they are entitled, as herein set forth.

                                  COMMON STOCK

          When all accrued dividends upon all of the issued and outstanding shares of the first preferred stock and $100 first preferred stock of this corporation shall have been declared and shall have been paid or set apart for payment, but not before, dividends may be declared and paid, out of funds legally available therefor, upon all of the issued and outstanding shares of said common stock.

          Upon the liquidation or dissolution of this corporation, after the owners and holders of such first preferred stock and $100 first preferred stock shall have been paid the full amount to which they shall have been entitled under the provisions of these Articles of Incorporation, the owners and holders of such common stock shall be entitled to receive and to have paid to them the entire residue of the assets of this corporation in proportion to the number of shares of said common stock held by them respectively.

          If any share or shares 0(Pounds) common stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of common stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

          The unissued shares of said common stock may be offered for subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said Board of Directors may prescribe.

                        PROHIBITION AGAINST ASSESSMENTS

          Shares of such stock, whether first preferred, $100 first preferred stock or common stock, the subscription price of which shall have been paid in full, whether such price be par or more or less than par, shall be issued as fully paid shares and shall never be subject to any call or assessment for any purpose whatever. Shares of such stock, whether first preferred, $100 first preferred stock or common stock, a part only of the subscription price of which shall have been paid, shall be subject to calls for the unpaid balance of the subscription price thereof. But no call made on partly paid first preferred stock, partly paid $100 first preferred stock or partly paid common stock shall be recoverable by action or be enforceable otherwise than by sale or forfeiture of delinquent stock in accordance with the applicable provisions of the Corporations Code of California.

          If at any time, whether by virtue of any amendment of these Articles of Incorporation or any amendment or change of the law of the State of California relating to corporations or otherwise, any assessment shall, in any event whatever, be levied and collected on any subscribed and issued shares of said first preferred stock or $100 first preferred stock after the subscription price thereof shall have been paid in full, the rights of the. owners and holders thereof to receive dividends and their rights to share in the assets upon the liquidation or dissolution of this corporation shall, immediately upon the payment of such assessment and by virtue thereof, be increased in the same ratio as the total amount of the assessment or assessments so levied and collected shall bear to the par value of such shares of first preferred stock or $100 first preferred stock.

                                    RESERVES

          The Board of Directors of this corporation shall, notwithstanding the foregoing provisions of these Articles of Incorporation, have authority from time to time to set aside, out of the profits arising from the business of this corporation, such reasonable sums as may in their judgment be necessary and proper for working capital and for usual reserves and surplus.

          NINTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock which is attached hereto as Exhibit 1 is hereby incorporated by reference as Article NINTH of these Articles of Incorporation.

          TENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK, SERIES A: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock, Series A, which is attached hereto as Exhibit 2 is hereby incorporated by reference as Article TENTH of these Articles of Incorporation.

          ELEVENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.80% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.80% Redeemable First Preferred Stock which is attached hereto as Exhibit 3 is hereby incorporated by reference as Article ELEVENTH of these Articles of Incorporation.

          TWELFTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.50% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.50% Redeemable First Preferred Stock which is attached hereto as Exhibit 4 is hereby incorporated by reference as Article TWELFTH of these Articles of Incorporation.

          THIRTEENTH: CERTIFICATE OF DETERMINATION OF I PREFERENCES OF THE 4.36% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.36% Redeemable First Preferred Stock which is attached hereto as Exhibit 5 is hereby incorporated by reference as Article THIRTEENTH of these Articles of Incorporation.

          FOURTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.44% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.44% Redeemable First Preferred Stock which is attached hereto as Exhibit 6 is hereby incorporated by reference as Article I FOURTEENTH of these Articles of Incorporation.

          FIFTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 6.57% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6.57% Redeemable First Preferred Stock which is attached hereto as Exhibit 7 is hereby incorporated by reference as Article FIFTEENTH of these Articles of Incorporation.

          SIXTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.04% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.04% Redeemable First Preferred Stock which is attached hereto as Exhibit S is hereby incorporated by reference as Article SIXTEENTH of these Articles of Incorporation.

          SEVENTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 6-7/8% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6-7/8% Redeemable First Preferred Stock which is attached hereto as Exhibit 9 is hereby incorporated by reference as Article SEVENTEENTH of these Articles of Incorporation.

          EIGHTEENTH: CERTIFICATE OF DETERMINATION OF PREFER-ENCES OF THE 6.30% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6.30% Redeemable First Preferred Stock which is attached hereto as Exhibit 10 is hereby incorporated by reference as Article EIGHTEENTH of these Articles of Incorporation.

     3. The foregoing amendments and restatement of the Articles of Incorporation of this corporation have been duly approved by the Board of Directors.

     4. The foregoing amendments and restatement of the Articles of Incorporation were adopted (i) to eliminate Article Ninth which was deleted upon the filing on January 1, 1997, of the Agreement of Merger made as of December 19, 1996, by and among this corporation, PG&E Merger Company, and PG&E Corporation, (ii) to eliminate Articles Fifteenth, Sixteenth, and Seventeenth, which previously set forth the Certificates of Determination of Preferences of the 7.84% Redeemable First Preferred Stock, the 8% Redeemable First Preferred Stock, and the 8.20% Redeemable First Preferred Stock, respectively, to reflect the reduction in the authorized number of shares of each of those series to zero which occurred upon filing the Certificate of Decrease with respect to such series immediately preceding the filing of these Restated Articles, pursuant to California Corporations Code Section 401(c)and the elimination of each of those series as an authorized series of the corporation pursuant to California Corporations Code Section 401(f); and (iii) to renumber the remaining Articles to reflect the deletion of Articles Ninth, Fifteenth, Sixteenth, and Seventeenth. I

     5. Pursuant to California Corporations Code Sections 202(e) (3), 203.5(b), 401(c) and 401(f), amendments to the Articles of Incorporation for the foregoing purposes need not be approved by the affirmative vote of the majority of the outstanding shares; accordingly, the foregoing amendments and restatement may be adopted with approval of the Board of Directors alone.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  April 23, 1997



                                    _____________________________
                                    STANLEY T. SKINNER
                                    Chairman of the Board and
                                    Chief Executive Officer



                                    _____________________________
                                    LESLIE H. EVERETT
                                    Vice president and
                                    Corporate Secretary

                                   EXHIBIT 1

                        PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                     OF 5% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, $25 par value (herein called the "5% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 1,082,805 shares of the 5% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series from 2,860,977 to 1,778,172 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e) (3), the 1,082,805 shares constituting the decrease in the 5% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the four existing Certificates of Determination of Preferences of the 5% Series to (i) reflect the reduction in the authorized number of shares of the 5% Series, (ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series, and (iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series is hereby approved and adopted as restated in its entirety as follows:

          1,778,172 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock"; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $28.25 per share if redeemed on or before July 31, 1953,
          $27.75 per share if redeemed thereafter and on or before July 31, 1958,
          $27.25 per share if redeemed thereafter and on or before July 31, 1963, and
          $26.75 per share if redeemed thereafter.

                                   EXHIBIT 2

                        PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                    OF 5% REDEEMABLE FIRST PREFERRED STOCK,
                                    SERIES A


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, Series A, $25 par value (herein called the "5% Series A"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 815,676 shares of the 5% Series A from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series A from 1,750,000 to 934,322 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e) (3), the 815,678 shares constituting the decrease in the 5% Series A resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 5% Series A to (i) reflect the reduction in the authorized number of shares of the 5% Series A,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series A, and
(iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series A.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series A is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series A is hereby approved and adopted as restated in its entirety as follows:

          934,322 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock, Series A'~; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $28.25 per share if redeemed on or before July 31, 1953,
          $27.75 per share if redeemed thereafter and on or before July 31, 1958,
          $27.25 per share if redeemed thereafter and on or before July 31, 1963, and
          $26.75 per share if redeemed thereafter.

                                   EXHIBIT 3

       PACIFIC GAS AND ELECTRIC COMPANY CERTIFICATE OF DETERMINATION OF
             PREFERENCES OF 4.80% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.80% Redeemable First Preferred Stock, $25 par value (herein called the "4.80% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 724,344 shares of the 4.80% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.80% Series from 1,517,375 to 793,031 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e) (3), the 724,344 shares constituting the decrease in the 4.80% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.80% Series to (i) reflect the reduction in the authorized number of shares of the 4.80% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.80% Series, and
(iii) eliminate the portions of the officers certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.80% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.80% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.80% Series is hereby approved and adopted as restated in its entirety as follows:

          793,031 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "4.80% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.60% per year; such shares shall have no conversion rights; and the redemption price for such shares shall be

          $28.75 per share if redeemed on or before January 31, 1955;
          $28.25 per share if redeemed thereafter and on or before January 31, 1960;
          $27.75 per share if redeemed thereafter and on or before January 31, 1965; and
          $27.25 per share if redeemed thereafter.

                                   EXHIBIT 4

                        PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                   OF 4.50% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.50% Redeemable First Preferred Stock, $25 par value (herein called the "4.50% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 516,284 shares of the 4.50% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.50% Series from 1,127,426 to 611,142 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e) (3), the 516,284 shares constituting the decrease in the 4.50% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.50% Series to (i) reflect the reduction in the authorized number of shares of the 4.50% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.50% Series, and
(iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.50% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.50% Series is hereby approved; and

      BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.50% Series is hereby approved and adopted as restated in its entirety as follows:

          611,142 shares of this corporation's unissued redeemable first preferred stock shall constitute a series designated "4.50% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.50% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $27.25 per share if redeemed on or before July 31, 1959; $26.75 per share if redeemed thereafter and on or before July 31, 1964;
          $26.25 per share if redeemed thereafter and on or before July 31, 1969; and
          $26.00 per share if redeemed thereafter.

                                   EXHIBIT 5

                        PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                   OF 4.36% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the
 .4.36% Redeemable First Preferred Stock, $25 par value (herein called the "4.36% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase or otherwise acquire 561,709 shares of the 4.36% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.36% Series from 1,000,000 to 418,291 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e) (3), the 581,709 shares constituting the decrease in the 4.36% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 4.36% Series to (i) reflect the reduction in the authorized number of shares of the 4.36% Series and (ii) eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.36% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 4.36% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.36% Series is hereby approved and adopted as restated in its entirety as follows:

  418,291 shares of this corporation's unissued Redeemable First Preferred Stock shall constitute a series designated "4.36% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.36% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $26.75 per share if redeemed on or before October 31, 1960;
          $26.50 per share if redeemed thereafter and on or before October 31, 1965;
          $26.25 per share if redeemed thereafter and on or before October 31, 1970;
          $26.00 per share if redeemed thereafter and on or before October 31, 1975; and
          $25.75 per share if redeemed thereafter.

                                   EXHIBIT 6

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                  OF 7.44% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.44% Redeemable First Preferred Stock, ~25 par value (herein called the '7.44% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.44% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.44% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.44% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of Determination of Preferences of the 7.44% Series is hereby approved and adopted as restated in its entirety as follows:

     5,000,000 shares of this corporation' 5 unissued First Preferred Stock, $25 par value, shall constitute a series designated "7.44% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 7.44% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be $25.00, provided that none of such shares shall be redeemed prior to August 1, 1997, for any purpose.

                                   EXHIBIT 7

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                  OF 6.57% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.57% Redeemable First Preferred Stock, $25 par value (herein called the "6.57% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.57% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.57% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.57% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6.57% Series is hereby approved and adopted as restated in its entirety as follows:

          3,000,000 shares of this corporation's unissued First Preferred Stock, $25 par value, shall constitute a series designated "6.57% Redeemable First Preferred Stock" (hereinafter referred to as the "6.57% Series")

          The terms of the 6.57% Series are hereby fixed as follows:

          (a) The holders of shares of the 6.57% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.57 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

          (b) No dividend shall be declared or paid on any shares of the 6.57% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.57% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to the amounts of dividends or liquidation payments to which they are entitled.

          (c) No junior shares or shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

          (d) The shares of the 6.57% Series shall not be subject to redemption by this corporation prior to July 31, 2002. On or after July 31, 2002, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption.

          (e) Shares of the 6.57% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared. For the purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 150,000 shares of the 6.57% Series annually on each July 31, from 2002 through 2006, inclusive, and 2,250,000 shares on July 31, 2007, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such July 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.57% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any monies shall be paid to or set aside or made available for a sinking fund for the purchase or redemption or any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any otter series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.57% Series being redeemed bears to the aggregate number of shares of the 6.57% Series then due to be redeemed.

          (f) Shares of the 6.57% Series redeemed otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such July 31 to the redemption of shares of the 6.57% Series.

          (g) Any shares of the 6.57% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.57% Series.

          (h) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6.57% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

          (i) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

          (j) If the date for payment of any dividend or the date fixed for redemption of any share of the 6.57% Series shall not be on a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                   EXHIBIT 8

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                  OF 7.04% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY

     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.04% Redeemable First Preferred Stock, $25 par value (herein called the "7.04% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.04% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.04% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.04% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 7.04% Series is hereby approved and adopted as restated in its entirety as follows:

          3,000,000 shares of this corporation's unissued First Preferred Stock, $25 par value, shall constitute a series designated "7.04% Redeemable First Preferred Stock" (hereinafter referred to as the "7.04% Series")

          The terms of the 7.04% Series are hereby fixed as follows

          (a) The holders of shares of the 7.04% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 7.04 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

          (b) No dividend shall be declared or paid on any shares of the 7.04% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 7.04% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

          (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

          (d) The shares of the 7.04% Series shall not be subject to redemption by this corporation prior to January 31, 2003. On and after January
          31. 2003, the redemption price shall be as follows:

          If redeemed during the 12 months' period beginning January 31,
               2003                 $25.68        2006        $25.44
               2004                 $25.79        2009        $25.35
               2005                 $25.70        2010        $25.26
               2006                 $25.62        2011        $25.18
               2007                 $25.53        2012        $25.09

          and at $25.00 per share on and after January 31, 2013, together in each case with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 7.04% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

          (e) Any shares of the 7.04% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 7.04% Series.

          (f) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 7.04% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

          (g) Dividends shall be computed on a basis of a 3E0-day year of twelve 30-day months.

          (h) If the date for payment of any dividend or the date fixed for redemption of any share of the 7.04% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                 OF 6-7/8% REDEEMABLE FIRST PREFERRED STOCK OF
                       PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6-7/8% Redeemable First Preferred Stock, $25 par value (herein called the "6-7/8% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6-7/8% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6-7/8% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved and adopted as restated in its entirety as follows:

          5,000,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6-7/8% Redeemable First Preferred Stock" (hereinafter referred to as the "6-7/8% Series")

          The terms of the 6-7/8% Series are hereby fixed as follows:

          (a) The holders of shares of the 6-7/8% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6-7/6 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

          (b) No dividend shall be declared or paid on any shares of the 6-7/8% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6-7/8% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

          (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

          (d) The shares of the 6-7/8% Series shall not be subject to redemption by this corporation prior to July 31, 1998. On and after July 31, 1998, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6-7/8% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

          (e) Any shares of the 6-7/8% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6-7/8% Series.

          (f) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6-7/8% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

          (g) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

          (h) If the date for payment of any dividend or the date fixed for redemption of any share of the 6-7/8% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                   EXHIBIT 10

                  CERTIFICATE OF DETERMINATION or PREFERENCES
                  OF 6.30% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.30% Redeemable First Preferred Stock, $25 par value (herein called the "6.30% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.30% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.30% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.30% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of Determination of Preferences of the 6.30% Series is hereby approved and adopted as restated in its entirety as follows:

          2,500,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6.30% Redeemable First Preferred Stock" (hereinafter referred to as the "6.30% Series")

          The terms of the 6.30% Series are hereby fixed as follows:

          (a) The holders of shares of the 6.30% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.30 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

          (b) No dividend shall be declared or paid on any shares of the 6.30% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.30% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

          (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

          (d) The shares of the 6.30% Series shall not be subject to redemption by this corporation prior to January 31, 2094. On and after January 31, 2004, the redemption price shall be $2S.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6.30% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

          (e) Shares of the 6.30% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared. For the purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem C) 125,000 shares of the 6.30% Series annually on each January 31, from 2004 through 2008, inclusive, and 1,875,000 shares on January 31, 2009, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such January 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.30% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.30% Series being redeemed bears to the aggregate number of shares of the 6.30% Series then due to be redeemed.

          (f) Shares of the 6.30% Series redeemed otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such January 31 to the redemption of shares of the 6.30% Series.

          (g) Any shares of the 6.30% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.30% Series.

          (h) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6.30% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated. and unpaid dividends thereon at such time, whether or not earned or declared.

          (i) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

          (j) If the date for payment of any dividend or the date fixed for redemption of any share of the 6.30% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                   EXHIBIT B
                      BALANCE SHEET AND INCOME STATEMENT

                        PACIFIC GAS & ELECTRIC COMPANY
                                 BALANCE SHEET
                               DECEMBER 31, 1996
                            ASSETS AND OTHER DEBITS
                            -----------------------
                                (000'S Omitted)

LINE                                                                                 LINE
NO.                           UTILITY PLANT                                          NO.
 1   Utility Plant                                                $31,229,188         1
 2   Construction Work in Progress                                    399,738         2
 3         Total Utility Plant                                     31,628,926         3
     Less: Accumulated Provision for Depreciation and
 4      Amortization                                               13,872,121         4
 5   Net Utility Plant                                             17,756,805         5

 6   Nuclear Fuel                                                     948,028         6
     Less: Accumulated Provision for Amortization of
 7   Nuclear Fuel Assemblies                                          757,376         7

 8   Net Nuclear Fuel                                                 190,652         8

 9   Net Utility Plant                                             17,947,457         9

10   Gas Stored Underground - Noncurrent                               47,426        10


                        OTHER PROPERTY AND INVESTMENTS
11   Nonutility Property                                               28,456        11
12   Investment in Subsidiary Companies                             1,212,575        12
13   Other Investments                                                  8,370        13
14   Special Funds                                                    914,553        14
15   Total Other Property and Investments                           2,163,954        15
     CURRENT AND ACCRUED ASSETS
16   Cash                                                              46,767        16
17   Special Deposits                                                   9,314        17
18   Working Fund                                                       1,113        18
19   Temporary Cash Investments                                             0        19
20   Notes Receivable                                                      14        20
21   Customers Accounts Receivable                                    662,515        21
22   Other Accounts Receivable                                         18,586        22
23   Less: Accumulated Provision for Uncollectible Accounts           (56,068)       23
24   Accounts Receivable from Associated Companies                      6,609        24
25   Fuel Stock                                                        23,433        25
26   Plant Materials and Operating Supplies                           177,038        26
27   Gas Stored Underground - Current                                 127,771        27
28   Prepayments                                                       26,165        28
29   Interest and Dividends Receivable                                      0        29
30   Accrued Utility Revenues                                         418,761        30

31   Total Current and Accrued Assets                               1,462,018        31

     DEFERRED DEBITS

32   Unamortized Debt Expenses                                         41,437        32
33   Unrecovered Plant and Regulatory Study Costs                       4,896        33
34   Other Regulatory Assets                                        3,861,232        34
35   Preliminary Survey and Investigation Charges (Electric)                0        35
36   Preliminary Survey and Investigation Charges (Gas)                     0        36
37   Clearing Accounts                                                     (1)       37
38   Temporary Facilities                                              (4,159)       38
39   Miscellaneous Deferred Debits                                     21,448        39
40   Unamortized Loss on Reacquired Debt                              366,193        40
41   Accumulated Deferred Income Taxes                              1,313,754        41
42   Total Deferred Debits                                          5,604,800        42
43   Total Assets and Other Debits                                $27,225,655        43

( ) Denotes Deduction                                                        B-1

                                                                       EXHIBIT B

                        PACIFIC GAS & ELECTRIC COMPANY
                                 BALANCE SHEET
                               DECEMBER 31, 1996
                         LIABILITIES AND OTHER CREDITS
                         -----------------------------
                                (000'S Omitted)

LINE                                                                                LINE
NO.                           PROPRIETARY CAPITAL                                   NO.
 1   Common Stock Issued                                         $ 2,017,522         1
 2   Preferred Stock Issued                                          539,556         2
 3   Premium on Capital Stock                                      3,765,098         3
 4   Less: Discount on Capital Stock                                  (6,917)        4
 5   Less: Capital Stock Expense                                     (48,288)        5
 6   Retained Earnings                                             2,578,005         6
 7   Unappropriated Undistributed Subsidiary Earnings                 57,882         7

 8   Total Proprietary Capital                                     8,902,858         8
                                                                  ----------

                                LONG-TERM DEBT

 9   Bonds                                                         5,585,272         9
10   Less: Reacquired Bonds                                         (164,951)       10
11   Advances from Associated Companies                              309,278        11
12   Other Long-Term Debt                                          1,907,107        12
13   Unamortized Premium on Long-Term Debt                                 1        13
14   Less:Unamortized Discount on Long-Term Debt                     (51,110)       14
                                                                  ----------
15   Total Long-term Debt                                          7,585,597        15
                                                                  ----------

                         OTHER NONCURRENT LIABILITIES

16   Obligations Under Capital Leases - Noncurrent                    11,526        16
17   Accumulated Provision for Injuries and Damages                  388,007        17
18   Accumulated Provision for Pensions and Benefits                 114,318        18
19   Accumulated Miscellaneous Operating Provisions                  551,307        19
20   Accumulated Provision for Rate Refunds                            7,561        20
                                                                  ----------
21   Total Other Noncurrent Liabilities                            1,072,719        21
                                                                  ----------

                        CURRENT AND ACCRUED LIABILITIES

22   Notes Payable                                                   680,900        22
23   Accounts Payable                                                782,258        23
24   Accounts Payable to Associated Companies                        152,029        24
25   Customer Deposits                                                50,957        25
26   Taxes Accrued                                                   294,840        26
27   Interest Accrued                                                 69,641        27
28   Dividends Declared                                              123,310        28
29   Matured Long-Term Debt                                            1,139        29
30   Matured Interest                                                    120        30
31   Tax Collections Payable                                          17,323        31
32   Miscellaneous Current and Accrued Liabilities                   273,385        32
33   Obligations Under Capital Leases - Current                          524        33

34   Total Current and Accrued Liabilities                         2,446,426        34


DEFERRED CREDITS

35   Customer Advances for Construction                              125,742        35
36   Accumulated Deferred Investment Tax Credits                     379,215        36
37   Other Deferred Credits                                          153,280        37
38   Other Regulatory Liabilities                                  1,510,443        38
39   Unamortized Gain on Reacquired Debt                               4,424        39
40   Accumulated Deferred Income Taxes                             5,044,951        40

41   Total Deferred Credits                                        7,218,055        41

42   Total Liabilities and Other Credits                         $27,225,655        42

( ) Denotes Deduction

                       PACIFIC GAS AND ELECTRIC COMPANY
                               INCOME STATEMENT
                     TWELVE MONTHS ENDED DECEMBER 31, 1596
                                (000's Omitted)

LINE                                                                         LINE
NO.               UTILITY OPERATING INCOME                                   NO.
     Operating Revenues:
 1     Electric Department                                     $ 7,155,350     1
 2     Gas Department                                            1,828,702     2

 3     Total Operating Revenues                                  8,984,053     3

     Operating Expenses:
 4     Operation Expenses                                        4,895,856     4
 5     Maintenance Expenses                                        602,399     5
 6     Depreciation Expense                                      1,176,170     6
 7     Amortization and Depletion of Utility Plant                     197     7
       Amortization of Property Losses, Unrecovered Plant
 8       and Regulatory Study Costs                                 15,970     8
 9     Regulatory Debit                                                748     9
10     Taxes Other than Income Taxes                               283,624    10
11     Income Taxes  Federal                                       628,240    11
12     Income Taxes - Other                                        178,393    12
13     Provision for Deterred Income Taxes                        (107,278)   13
14     Gains from Disposition of Allowances                        (18,669)   14
15         Total Utility Operating Expenses                      7,655,650    15
16   Net Utility Operating Income                                1,328,403    16

                          OTHER INCOME AND DEDUCTIONS
     Other Income:

17     Nonutility Operating Income                                      30    17
18     Equity in Earnings of Subsidiary Companies                   16,336    18
19     Interest and Dividend Income                                 78,975    19
20     Allowance for Other Funds Used During Construction           13,675    20
21     Miscellaneous Nonoperating Income                             7,302    21
22     Gain on Disposition of Property                               3,664    22

23   Total Other Income                                            119,982    23

     Other Income Deductions:
24     Loss on Disposition of Property                                 795    24
25     Miscellaneous Amortization                                    1,993    25
26     Miscellaneous Income Deductions                             227,835    26

27   Total Other Income Deductions                                 230,623    27

     Taxes Applicable to Other Income and Deductions:

28     Taxes Other than Income Taxes                                   400    28
29     Income Taxes - Federal                                      (74,228)   29
30     Income Taxes - Other                                        (27,127)   30
31     Provision for Deferred Income Taxes                         (54,401)   31
32     Investment Tax Credit Adjustments - Net                  (17,713132

33         Total Taxes on Other Income and Deductions             (173,069)   33
34   Net Other Income and Deductions                                62,428    34

INTEREST CHARGES

35   Interest on Long-term Debt                                    504,535    35
36   Amortization of Debt Discount and Expense                       7,203    36
37   Amortization of Premium on Debt                                20,720    37
38   Amortization of Gain/Loss on Reacquired Debt                       (3)   38
39   Interest on Debt to Associated Companies                       44,092    39
40   Other Interest Expense                                         66,586    40
41   Allowance for Borrowed Funds Used During Construction          (7,511)   41

42   Net Interest Charges                                          635,622    42

43   Net Income                                                   $755,209    43

( ) Denotes Deduction

                                   EXHIBIT C
                      PRESENT AND PROPOSED ELECTRIC RATES

                    CURRENT AND PROPOSED RESIDENTIAL RATES

                                          6/10/96   6/10/96    1/1/98    1/1/98
LINE                                        RATES     RATES     RATES     RATES      LINE
NO.                                        SUMMER    WINTER    SUMMER    WINTER       NO.

 1   SCHEDULE E-1                                                                      1
 2   MINIMUM BILL ($/MONTH)                 $5.00     $5.00     $5.00     $5.00        2
 3   ES UNIT DISCOUNT ($/UNIT/MONTH)         $312     $3.22     $3.22     $3.22        3
 4   ET UNIT DISCOUNT ($/UNIT/MONTH)       $10.44    $10.44    $10.44    $10.44        4
 5   ES/ET MINIMUM RATE LIMITER (s/KWH)  $0.05435  $0.05435  $0.05435  $0.05435        5
 6   TIER 1 ENERGY (S/KWH)               $ 011589  $ 011589  $ 011589  $ 011589        6
 7   TIER 2 ENERGY (S/KWH)               $0.13321  $0.13321  $0.13321  $0.13321        7
 8   BILL CREDIT                                                    *         *        8

 9   SCHEDULE EL-1(LIRA)                                                               9
10   MINIMUM BILL ($/MONTH)                 $4.25     $4.25     $4.25     $4.25       10
11   TIER I ENERGY ($/KWH                $0.09812  $0.09812  $0.09812  $0.09812       11
12   TIER 2 ENERGY ($/KWH)               $0.11284  $0.11284  $0.11284  $0.11284       12
13   BILL CREDIT                                                    *         *       13

14   SCHEDULES E-7 AND EL-7                                                           14
15   MINIMUM BILL ($/MONTH)                 $5.00     $5.00     $5.00     $S.00       15
16   E-7 METER CHARGE ($/MONTH)             $3.90     $3.90     $3.90     $3.90       16
17   EL-7 METER CHARGE($/MONTH)             $0.00     $0.00     $0.00     $0.00       17
18   ON-PEAK ENERGY ($/KWH)              $0.31524  $0.11636  $0.31524  $0.11636       18
19   OFF-PEAK ENERGY ($/KWH)             $0.08515  $0.08851  $0.08515  $0.08851       19
20   BASELINE DISCOUNT ($/KWH)           $0.01732  $0.01732  $0.01732  $0.01732       20

21   BILL CREDIT                                                    *         *       21
22   SCHEDULE E-8                                                                     22
23   CUSTOMER CHARGE ($/MONTH)             $13.92    $13.92    $13.92    $13.92       23
24   ENERGY CHARGE ($/KWH)               $0.12017  $0.07308  $0.12017  $0.07308       24
25   BILL CREDIT                                                    *         *       25

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS SERVED ON THESE SCHEDULES.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 2

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED RESIDENTIAL RATES

                                        6/10/96    6/10/96     1/1/98     1/1/98
LINE                                      RATES      RATES      RATES      RATES   LINE
NO.                                      SUMMER     WINTER     SUMMER     WINTER   NO.

 1   SCHEDULE -8 (LIRA)                                                             1
 2   CUSTOMER CHARGE ($/MONTH)           $11.83     $11.83     $11.83     $11.83    2
 3   ENERGY CHARGE ($/KWH)             $0.10176   $0.06173   $0.10176   $0.06173    3

 4   BILL CREDIT                                                                    4

 5   SCHEDULES E-A7 AND EL-A7                                                       5

 6   MINIMUM BILL ($/MONTH)               $5.00      $5.00      $5.00      $5.00    6
 7   E-A7 METER CHARGE ($/MONTH)          $3.90      $3.90      $3.90      $3.90    7
 8   EL-A7 METER CHARGE($/MONTH)          $0.00      $0.00      $0.00      $0.00    8

 9   ON-PEAK ENERGY ($/KWH)            $0.34733   $0.11548   $0.34733   $0.11548    9
10   OFF-PEAK ENERGY ($/KWH)           $0.08053   $0.08860   $0.08053   $0.08860   10
11   BASELINE DISCOUNT ($/KWH)         $0.01732   $0.01732   $0.01732   $0.01732   11

12   BILL CREDIT                                                    *          *   12

13   SCHEDULE E-9: RATE A                                                          13
14   MINIMUM BILL ($/MONTH)               $5.00      $S.00      $5.00      $5.00   14
15   E-9 METER CHARGE ($/MONTH)           $7.40      $7.40      $7.40      $7.40   15
16   EL-9 METER CHARGE($/MONTH)           $0.00      $0.00      $0.00      $0.00   16

17   ON-PEAK ENERGY ($/KWH)            $0.30409              $0.30409              17
18   PART-PEAK ENERGY ($/KWH)          $0.10439   $0.10426   $0.10439   $0.10426   18
19   OFF-PEAK ENERGY ($/KWH)           $0.04405   $0.05328   $0.04405   $0.05328   19
20   BASELINE DISCOUNT ($/KWH)         $0.01732   $0.01732   $0.01732   $0.01732   20

21   BILL CREDIT                                                    *          *   21

22   SCHEDULE E-9: RATE B                                                          22

23   MINIMUM BILL ($/MONTH)               $5.00      $5.00      $5.00      $5.00   23
24   E-9 METER CHARGE ($/MONTH)           $7.40      $7.40      $7.40      $7.40   24
25   EL-9 METER CHARGE($/MONTH)           $0.00      $0.00      $0.00      $0.00   25

26   ON-PEAK ENERGY ($/KWH)            $0.29963              $0.29963              26
27   PART-PEAK ENERGY ($/KWH)          $0.09993   $0.10030   $0.09993   $0.10030   27
28   OFF-PEAK ENERGY ($/KWH)           $0.05129   $0.05976   $0.05129   $0.05976   28
29   BASELINE DISCOUNT ($/KWH)              N/A        N/A        N/A        N/A   29

30   BILL CREDIT                                                    *          *   30

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS SERVED ON THESE SCHEDULES.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 3

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED RESIDENTIAL RATES

                                      6/10/96    6/10/96     1/1/98     1/1/98
LINE                                    RATES      RATES      RATES      RATES  LINE
NO.                                    SUMMER     WINTER     SUMMER     WINTER   NO.

 1   SCHEDULE E-9: RATE C
 2   MINIMUM BILL ($/MONTH)             $5.00      $5.00      $5.00      $5.00    2
 3   E-9 METER CHARGE ($/MONTH)         $3.90      $3.90      $3.90      $3.90    3
 4   EL-9 METER CHARGE($/MONTH)         $0.00      $0.00      $0.00      $0.00    4
 5   ON-PEAK ENERGY ($/KWH)               N/A                   N/A               5
 6   PART-PEAK ENERGY ($/KWH)        $0.18069   $0.10426   $0.18069   $0.10426    6
 7   OFF-PEAK ENERGY ($/KWH)         $0.04405   $0.05328   $0.04405   $0.05328    7
 8   BASELINE DISCOUNT ($/KWH)       $0.01732   $0.01732   $0.01732   $0.01732    8
 9   BILL CREDIT                                                  *          *    9

10   SCHEDULE E-9: RATE D                                                        10
11   MINIMUM BILL ($/MONTH)             $5.00      $5.00      $5.00      $5.00   11
12   E-9 METER CHARGE ($/MONTH)         $3.90      $3.90      $3.90       $390   12
13   EL-9 METER CHARGE($/MONTH)         $0.00      $0.00      $0.00       $000   13
14   ON-PEAK ENERGY ($/KWH)               N/A                   N/A              14
15   PART-PEAK ENERGY ($/KWH)        $0.09993   $0.10030   $0.09993   $0.10030   15
16   OFF-PEAK ENERGY ($/KWH)         $0.05129   $0.05976   $0.05129   $0.05976   16
17   BASELINE DISCOUNT($/KWH)             N/A        N/A        N/A        N/A   17
18   BILL CREDIT                                                  *          *   18

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS SERVED ON THESE SCHEDULES.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 4

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED SMALL L&P RATES

                                                  6/10/96    6/10/96     1/1/98     1/1/98
LINE                                                RATES      RATES      RATES      RATES  LINE
NO.                                                SUMMER     WINTER     SUMMER     WINTER   NO.

 1   SCHEDULE A-1                                                                             1

 2   CUSTOMER CHARGE: SINGLE-PHASE ($/MO.)          $8.10      $8.10      $8.10      $8.10    2
 3   CUSTOMER CHARGE: POLYPHASE ($/MO.)            $12.00     $12.00     $12.00     $12.00    3

 4   ENERGY ($/KWH)                              $0.14870   $0.10193   $0.14870   $0.10193    4

 5   BILL CREDIT                                                              *          *    5

 6   SCHEDULE A-6                                                                             6

 7   CUSTOMER CHARGE: SINGLE-PHASE($1/MO.)          $8.10      $8.10      $8.10      $8.10    7
 8   METER CHARGE ($1/MONTH)                        $6.80      $6.80      $6.80      $6.80    8
 9   CUSTOMER CHARGE: POLYPHASE ($1/MO.)           $12.00     $12.00     $12.00     $12.00    9

10   ON-PEAK ENERGY ($/KWH)                      $0.23258              $0.23258              10
11   PART-PEAK ENERGY ($/KWH)                    $0.10288   $0.11562   $0.10288   $0.11562   11
12   OFF-PEAK ENERGY ($/KWH)                     $0.05618   $0.07169   $0.05618   $0.07169   12
13   BILL CREDIT                                                              *          *   13

14   SCHEDULE A-15                                                                           14

15   CUSTOMER CHARGE ($1/MONTH)                     $8.10      $8.10      $8.10      $8.10   15
16   FACILITY CHARGE ($1/MONTH)                     $7.80      $7.80      $7.80      $7.80   16

17   ENERGY ($/KWH)                              $0.17985   $0.14452   $0.17985   $0.14452   17

18   SCHEDULE C-1                                                                            18

19   CUSTOMER CHARGE ($1/MONTH)                     $8.10      $8.10      $8.10      $8.10   19

20   ENERGY ($/KWH)                              $0.10131   $0.10131   $0.10131   $0.10131   20

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS SERVED ON THESE SCHEDULES.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 5

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED MEDIUM L&P RATES

                                               6/10/96    6/10/96     1/1/98     1/1/98
LINE                                             RATES      RATES      RATES      RATES  LINE
NO.                                             SUMMER     WINTER     SUMMER     WINTER   NO.

 1   SCHEDULE A-10                                                                         1

 2   CUSTOMER CHARGE ($/MONTH)                  $75.00     $75.00     $75.00     $75.00    2
 3   MAXIMUM DEMAND CHARGE ($/KW/MO)                                                       3
 4   SECONDARY VOLTAGE ($/KW/MO)                 $6.70      $1.65      $6.70      $1.65    4
 5   PRIMARY VOLTAGE ($/KW/MO)                   $5.50      $1.65      $5.50      $1.65    5

 6   TRANSMISSION VOLTAGE ($/KW/MO)              $1.95      $0.45      $1.95      $0.45    6

 7   ENERGY CHARGE($/KWH)                     $0.08915   $0.07279   $0.08915   $0.07279    7

 8   PRIMARY VOLTAGE DISCOUNT ($/KW/MO)          $1.20      $0.00      $1.20      $0.00    8
 9   TRANSMISSION DISCOUNT ($/KW/MO)             $4.75      $1.20      $4.75      $1.20    9

10   BILL CREDIT                                                           *          *   10

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS ON THIS SCHEDULE WHOSE MAXIMUM BILLING DEMAND IS LESS THAN 20 kW FOR AT LEAST NINE CONSECUTIVE BILLING PERIODS DURING THE MOST RECENT 12-MONTH PERIOD. ELIGIBILITY WILL BE DETERMINED ON A ONE-TIME BASIS.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 6

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED E-19 FIRM RATES

                                                     6/10/96         6/10/96          1/1/98          1/1/98
LINE                                                   RATES           RATES           RATES           RATES          LINE
 NO.                                                  SUMMER          WINTER          SUMMER          WINTER           NO.
1   SCHEDULE-l9 T FIRM                                                                                                   1

2   CUSTOMER CHARGE GREATER THAN 500 KW ($/MONTH)  $   61000       $   61000       $  610.00       $  610.00             2
3   CUSTOMER CHARGE LESS THAN 500 KW ($/MONTH)     $    7500       $   75.00       $   75.00       $   75.00             3
4   TOU METER CHARGE LESS THAN 500 KW              $     600       $     600       $    6.00       $    6.00             4

5   ON-PEAK DEMAND CHARGE ($/KW/MONTH)             $    7.50                       $    7.50                             5
6   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)           $    0.60       $    0.75       $    0.60       $    0.75             6
7   MAXIMUM DEMAND CHARGE ($/KW/MONTH)             $    0.35       $    0.35       $    0.35       $    0.35             7
8   ON-PEAK ENERGY ($/KWH)                         $ 0.08676                       $ 0.08676                             8
9   PARTIAL-PEAK ENERGY ($/KWH)                    $ 0.06580       $ 0.08114       $ 0.06580       $ 0.08114             9
10   OFF-PEAK ENERGY ($/KWH)                       $  006180       $ 0.06679       $ 0.06180       $ 0.06679             10
11   ON-PEAK RATE LIMIT ($/KWH)                    $ 0.58676                       $ 0.58676                             11

12   BILL CREDIT                                                                           *               *             12

13   SCHEDULE E-l9 P FIRM                                                                                                13

14   CUSTOMER CHARGE GREATER THAN 500 KW ($/MONTH) $  140.00       $  140.00       $  140.00       $  140.00             14
15   CUSTOMER CHARGE LESS THAN 500 KW ($/MONTH)    $   75.00       $   75.00       $   75.00       $   75.00             15
16   TOU METER CHARGE LESS THAN 500 KW             $    6.00       $    6.00       $    6.00       $    6.00             16

17   ON-PEAK DEMAND CHARGE ($/KW/MONTH)            $   11.80                       $   11.80                             17
18   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)          $    2.65       $    2.65       $    2.65       $    2.65             18
19   MAXIMUM DEMAND CHARGE ($/KW/MONTH)            $    2.55       $    2.55       $    2.55       $    2.55             19
20   ON-PEAK ENERGY ($/KWH)                        $ 0.06271                       $ 0.06271                             20
21   PARTIAL-PEAK ENERGY ($/KWH)                   $ 0.04868       $ 0.05700       $ 0.04868       $ 0.05700             21
22   OFF-PEAK ENERGY ($/KWH)                       $ 0.04683       $ 0.04782       $ 0.04683       $ 0.04782             22
23   AVERAGE RATE LIMIT ($/KWH)                    $ 0.14043                       $ 0.14043                             23
24   ON-PEAK RATE LIMIT ($/KWH)                    $ 0.84937                       $ 0.84937                             24

25   BILL CREDIT                                                                           *               *             25

* A 10% BILL CREDIT WILL BE APPLICABLE FOR CUSTOMERS ON THIS SCHEDULE WHOSE MAXIMUM BILLING DEMAND IS LESS THAN 20 kW FOR AT LEAST NINE CONSECUTIVE BILLING PERIODS DURING THE MOST RECENT 12-MONTH PERIOD. ELIGIBILITY WILL BE DETERMINED ON A ONE-TIME BASIS.

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 7

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED E-19 FIRM RATES

                                                    6/10/96          6/10/96               1/1/98         1/1/98
LINE                                                  RATES            RATES                RATES          RATES            LINE
 NO.                                                 SUMMER           WINTER               SUMMER         WINTER             NO.

1   SCHEDULE E-19 S FIRM                                                                                                      1


2   CUSTOMER CHARGE GREATER THAN 500 KW ($/MONTH)   $  175.00         $ 175.00            $  175.00       $ 175.00            2

3   CUSTOMER CHARGE LESS THAN 500 KW ($/MONTH)      $   75.00         $  75.00            $   75.00       $  75.00            3

4   TOU METER CHARGE LESS THAN 500 KW               $    6.00         $   6.00            $    6.00       $   6.00            4


5   ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $   13.35                             $   13.35                           5

6   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $    3.70         $   3.65            $    3.70       $   3.65            6

7   MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $    2.55         $   2.55            $    2.55       $   2.55            7

8   ON-PEAK ENERGY ($/KWH)                          $ 0.08773                             $ 0.08773                           8

9   PARTIAL-PEAK ENERGY ($/KWH)                     $ 0.05810         $0.06392            $ 0.05810       $0.06392            9

10  OFF-PEAK ENERGY ($/KWH)                         $ 0.05059         $0.05038            $ 0.05059       $0.05038           10

11  AVERAGE RATE LIMIT ($/KWH)                      $ 0.14043                             $ 0.14043                          11

12  ON-PEAK RATE LIMIT ($/KWH)                      $ 0.97773                             $ 0.97773                          12


13  BILL CREDIT                                                                                   *              *           13


                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 8

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED E-19 NONFIRM RATES


                                                    6/10/96           6/10/96           1/1/98             1/1/98
LINE                                                  RATES             RATES            RATES              RATES         LINE
 NO.                                                 SUMMER            WINTER           SUMMER             WINTER          NO.
1   SCHEDULE E-19 T NONFIRM                                                                                                  1

2   CUSTOMER CHARGE($/MONTH)                        $    610.00       $     610.00      $     61000        $     61000       2
3   CURTAILABLE METER CHARGE($/MONTH)               $    190.00       $     190.00      $     19000        $    190.00       3
4   INTERRUPTIBLE METER CHARGE($/MONTH)             $    200.00       $     200.00      $     20000        $    2.0000       4

5   ON-PEAK DEMAND CHARGE($KW/MONTH)                $      0.00                         $      0.00                          5

6   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $      0.10       $       0.25      $      0.10        $      0.25       6
7   MAXIMUM DEMAND CHARGE ($KW/MONTH)               $      0.35       $       0.35      $      0.35        $      0.35       7
8   ON-PEAK ENERGY ($KWH)                           $   0.07429                         $   0.07429                          8
9   PARTIAL-PEAK ENERGY ($KWH)                      $   0.06448       $    0.07982      $   0.06448        $   0.07982       9
10  OFF-PEAK ENERGY ($KWH)                          $   0.06048       $    0.06547      $   0.06048        $   0.06547       10

11  UFR CREDIT ($KWH)                               $   0.00091       $    0.00091      $   0.00091        $   0.00091       11

12  NONCOMPLIANCE PENALTY ($KWH/EVENT)              $ 8.401$420       $8.4()/$4.20      $8.401$4.20        $8.40/$4.20       12


13  SCHEDULE E-19 P NONFIRM                                                                                                  13


14  CUSTOMER CHARGE ($/MONTH)                       $    140.00       $     140.00      $    140.00        $    140.00       14

15  CURTAILABLE METER CHARGE ($/MONTH)              $    190.00       $     190.00      $    190.00        $    190.00       15

16  INTERRUPTIBLE METER CHARGE ($/MONTH)            $    200.00       $     200.00      $    200.00        $    200.00       16


17  ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $      4.30                         $      4.30                          17

18  PARTIAL PEAK DEMAND CHARGE($/KW/MO)             $      2.15       $       2.15      $      2.15        $      2.15       18

19  MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $      2.55       $       2.55      $      2.55        $      2.55       19

20  ON-PEAK ENERGY ($/KWH)                          $   0.05024                         $   0.05024                          20

21  PARTIAL-PEAK ENERGY ($/KWH)                     $   0.04736       $    0.05568      $   0.04736        $   0.05568       21

22  OFF-PEAK ENERGY ($/KWH)                         $   0.04551       $    0.04650      $   0.04551        $   0.04650       22

23  UFR CREDIT ($/KWH)                              $   0.00091       $    0.00091      $   0.00091        $   0.00091       23


24  NONCOMPLIANCE PENALTY ($/KWH/EVENT)             $8.40/$4.20       $ 8.40/$4.20      $8.40/$4.20        $8.40/$4.20       24


25  SCHEDULE E-19 S NONFIRM                                                                                                  25


26  CUSTOMER CHARGE($/MONTH)                        $    175.00       $     175.00      $    175.00        $    175.00       26

27  CURTAILABLE METER CHARGE($/MONTH)               $    190.00       $     190.00      $    190.00        $    190.00       27

28  INTERRUPTIBLE METER CHARGE($/MONTH)             $    200.00       $     200.00      $    200.00        $    200.00       28


29  ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $      5.85                         $      5.85                          29

30  PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $      3.20       $       3.15      $      3.20        $      3.15       30

31  MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $      2.55       $       2.55      $      2.55        $      2.55       31

32  ON-PEAK ENERGY ($/KWH)                          $   0.07526                         $   0.07526                          32

33  PARTIAL-PEAK ENERGY ($/KWH)                     $   0.05678       $    0.06260      $   0.05678        $   0.06260       33

34  OFF-PEAK ENERGY ($/KWH)                         $   0.04927       $    0.04906      $   0.04927        $   0.04906       34

35  UFR CREDIT ($/KWH)                              $   0.00091       $    0.00091      $   0.00091        $   0.00091       35

36  NONCOMPLIANCE PENALTY ($/KWH/EVENT)             $8.40/$4.20       $ 8.40/$4.20      $8.40/$4.20        $8.40/$4.20       36


                                                                       EXHIBIT C


                            ADJUSTMENT RATE TABLES

                                   PAGE - 9

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED E-20 FIRM RATES

                                                    6/10/96           6/10/96           1/1/98         1/1/98
LINE                                                  RATES             RATES            RATES          RATES            LINE
 NO.                                                 SUMMER            WINTER           SUMMER         WINTER             NO.

1   SCHEDULE E-20 T                                                                                                        1


2   CUSTOMER CHARGE ($/MONTH)-FIRM                  $  715.00         $  715.00         $ 715.00       $ 715.00            2


3   ON-.PEAK DEMAND CHARGE ($/KW/MONTH)             $    7.50                           $   7.50                           3

4   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $    0.60         $    0.75         $    060       $   0.75            4

5   MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $    0.35         $    0.35         $   0.35       $   0.35            5

6   ON-PEAK ENERGY ($/KWH)                          $ 0.05750                           $0.05750                           6

7   PARTIAL-PEAK ENERGY ($/KWH)                     $ 0.04361         $ 0.05369         $0.04361       $0.05369            7

8   OFF-PEAK ENERGY ($/KWH)                         $ 0.04097         $ 0.04420         $0.04097       $0.04420            8

9   ON-PEAK RATE LIMIT ($/KWH)                      $ 0.55750                           $0.55750                           9

10  ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $ 0.00432         $ 0.00432         $0.00432       $0.00432           10


11  SCHEDULE E-20 P FIRM                                                                                                  11


12  CUSTOMER CHARGE($/MONTH)                        $  310.00         $  310.00         $ 310.00       $ 310.00           12


13  ON-PEAK DEMAND CHARGE($/KW/MONTH)               $   11.80                           $  11.80                          13

14  PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $    2.65         $    2.65         $   2.65       $   2.65           14

15  MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $    2.55         $    2.55         $   2.55       $   2.55           15

16  ON-PEAK ENERGY ($/KWH)                          $ 0.06210                           $0.06210                          16

17  PARTIAL-PEAK ENERGY ($/KWH)                     $ 0.04821         $ 0.05624         $0.04821       $0.05624           17

18  OFF-PEAK ENERGY ($/KWH)                         $ 0.04637         $ 0.04719         $0.04637       $0.04719           18

19  AVERAGE RATE LIMIT ($/KWH)                      $ 0.13995                           $0.13995                          19

20  ON-PEAK RATE LIMIT ($/KWH)                      $ 0.84876                           $0.84876                          20

21  ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $ 0.00432         $ 0.00432         $0.00432       $0.00432           21


22  SCHEDULE E-20 S FIRM                                                                                                  22


23  CUSTOMER CHARGE ($/MONTH)                       $  385.00         $  385.00         $ 385.00       $ 385.00           23


24  ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $   13.35                           $  13.35                          24

25  PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $    3.70         $    3.65         $   3.70       $   3.65           25

26  MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $    2.55         $    2.55         $   2.55       $   2.55           26

27  ON-PEAK ENERGY ($/KWH)                          $ 0.08708                           $0.08708                          27

28  PARTIAL-PEAK ENERGY ($/KHW)                     $ 0.05767         $ 0.06344         $0.05767       $0.06344           28

29  OFF-PEAK ENERGY ($/KWH)                         $ 0.05022         $0.05~001         $0.05022       $0.05001           29

30  AVERAGE RATE LIMIT ($/KWH)                      $ 0.13995                           $0.13995                          30

31  ON-PEAK RATE LIMIT ($/KWH)                      $ 0.97708                           $0.97708                          31

32  ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $ 0.00432         $ 0.00432         $0.00432       $0.00432           32


                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 10

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED E-20 NONFIRM RATES

                                                    6/10/96         6/10/96            1/1/98          1/1/98
LINE                                                  RATES           RATES             RATES           RATES            LINE
 NO.                                                 SUMMER          WINTER            SUMMER          WINTER             NO.

1    SCHEDULE E-20 T NONFIRM                                                                                                1

2    CUSTOMER CHARGE($/MONTH)                        $    715.00     $    715.00       $    715.00     $    715.00          2
3    CURTAILABLE METER CHARGE($/MONTH)               $    190.00     $    190.00       $    190.00     $    190.00          3
4    INTERRUPTIBLE METER CHARGE ($/MONTH)            $    200.00     $    200.00       $    200.00     $    200.00          4

5    ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $      0.00                       $      0.00                          5
6    PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $      0.10     $      0.25       $      0.10     $      0.25          6
7    MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $      0.35     $      0.35       $      0.35     $      0.35          7
8    ON-PEAK ENERGY ($/KWH)                          $   0.04503                       $   0.04503                          8
9    PARTIAL-PEAK ENERGY ($/KWH)                     $   0.04229     $   0.05237       $   0.04229     $   0.05237          9
10   OFF-PEAK ENERGY ($/KWH)                         $   0.035%5     $   0.04288       $   0.03965*    $   0.04288          10
11   UFR CREDIT ($/KWH)                              $   0.00091     $   0.00091       $   0.00091     $   0.00091          11
12   NONCOMPLIANCE PENALTY ($/KWH/EVENT)             $8.40/$4.20     $8.40/$4.20       $8.40/$4.20     $8.40/$4.20          12
13   ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $   0.00432     $   0.00432       $   0.00432     $   0.00432          13

14   SCHEDULE E-20 P NONFIRM                                                                                                14

15   CUSTOMER CHARGE ($/MONTH)                       $    310.00     $    310.00       $    310.00     $    310.00          15
16   CURTAILABLE METER CHARGE($/MONTH)               $    190.00     $    190.00       $    190.00     $    190.00          16
17   INTERRUPTIBLE METER CHARGE($/MONTH)             $    200.00     $    200.00       $    200.00     $    200.00          17

18   ON-PEAK DEMAND CHARGE($/KW/MONTH)               $      4.30                       $      4.30                          18
19   PARTIAL PEAK DEMAND CHARGE($/KW/MO)             $      2.15     $      2.15       $      2.15     $      2.15          19
20   MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $      2.55     $      2.55       $      2.55     $      2.55          20
21   ON-PEAK ENERGY ($/KWH)                          $   0.04963                       $   0.04963                          21
22   PARTIAL-PEAK ENERGY ($/KWH)                     $   0.04689     $   0.05492       $   0.04689     $   0.05492          22
23   OFF-PEAK ENERGY ($/KWH)                         $   0.04505     $   0.04587       $   0.04505     $   0.04587          23
24   UFR CREDIT ($/KWH)                              $   0.00091     $   0.00091       $   0.00091     $   0.00091          24
25   NONCOMPLIANCE PENALTY ($/KWH/EVENT)             $8.40/$4.20     $8.40/$4.20       $8.40/$4.20     $8.40/$4.20          25
26   ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $   0.00432     $   0.00432       $   0.00432     $   0.00432          26

27   SCHEDULE E-20 S NONFIRM                                                                                                27

28   CUSTOMER CHARGE ($/MONTH)                       $    38S.00     $    385.00       $    385.00     $    385.00          28
29   CURTAILABLE METER CHARGE($/MONTH)               $    190.00     $    190.00       $    190.00     $    190.00          29
30   INTERRUPTIBLE METER CHARGE ($/MONTH)            $    200.00     $    200.00       $    200.00     $    200.00          30

31   ON-PEAK DEMAND CHARGE ($/KW/MONTH)              $      5.85                       $      5.85                          31
32   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)            $      3.20     $      3.15       $      3.20     $      3.15          32
33   MAXIMUM DEMAND CHARGE ($/KW/MONTH)              $      2.55     $      2.55       $      2.55     $      2.55          33
34   ON-PEAK ENERGY ($/KWH)                          $   0.07461                       $   0.07461                          34
35   PARTIAL-PEAK ENERGY ($/KWH)                     $   0.05635     $   0.06212       $   0.05635     $   0.06212          35
36   OFF-PEAK ENERGY ($/KWH)                         $   0.04890     $   0.04869       $   0.04890     $   0.04869          36
37   UFR CREDIT ($/KWH)                              $   0.00091     $   0.00091       $   0.00091     $   0.00091          37
38   NONCOMPLIANCE PENALTY ($/KWH/EVENT)             $8.40/$4.20     $8.40/$4.20       $8.40/$4.20     $8.40/$4.20          38
39   ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $   0.00432     $    000432       $   0.00432     $    000432          39


                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 11

                       PACIFIC GAS AND ELECTRIC COMPANY

                 CURRENT AND PROPOSED REAL TIME PRICING RATES

                                                    6/10/96               6/10/96               1/1/98              1/1/98
LINE                                                  RATES                 RATES                RATES               RATES      LINE
 NO.                                                 SUMMER                WINTER               SUMMER              WINTER       NO.


1    SCHEDULE A-RTP TRANSMISSION                                                                                                  1

2    E-2O CUSTOMER CHARGE($/MONTH)                   $  715.00              $ 715.00            $ 715.00            $ 715.00      2
3    OPTIONAL SERVICE CHARGE($/MONTH)                $  275.00              $ 275.00            $ 275.00            $ 275.00      3
4    MAXIMUM DEMAND CHARGE($/KW/MONTH)               $    0.35              $   0.35            $   0.35            $   0.35      4

5    BASE ENERGY RATE ($/KWH)                        $ 0.00346              $0.00346            $0.00346            $0.00346      5
6    ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $ 0.00432              $0.00432            $0.00432            $0.00432      6
7    ON-PEAK ENERGY MULTIPLIER                          1.9803                                    1.9803                          7
8    PART-PEAK ENERGY MULTIPLIER                        1.9803                2.0185              1.9803              2.0185      8
9    OFF-PEAK ENERGY MULTIPLIER                         1.9803                2.0185              1.9803              2.0185      9

10   LOAD MAN. PRICE SIGNAL ($/KW-DAY) (10 DAYS)     $ 3.84593                                  $3.84593                          10

11   TEMP. THRESH. T&D ADDER ($/KW-DAY)(25 DAYS)     $ 2.08015              $0.29551            $2.08015            $0.29551      11

12   DAILY TRANS. AND DIST. ADDER(APP $/KW-DAY)      $ 0.41603              $0.05910            $0.41603            $0.05910      12


13   SCHEDULE A-RTP SECONDARY

14   E-l9 CUSTOMER CHARGE($/MONTH)                   $  175.00              $ 175.00            $ 175.00            $ 175.00      14

15   E-20 CUSTOMER CHARGE($/MONTH)                   $  385.00              $ 385.00            $ 385.00            $ 385.00      15

16   OPTIONAL SERVICE CHARGE($/MONTH)                $  275.00              $ 275.00            $ 275.00            $ 275.00      16

17   MAXIMUM DEMAND CHARGE($/KW/MONTH)               $    2.55              $   2.55            $   2.55            $   2.55      17


18   BASE ENERGY RATE ($/KWH)                        $ 0.00346              $0.00346            $0.00346            $0.00346      18

19   ECONOMIC STIMULUS RATE CREDIT ($/KWH)           $ 0.00432              $0.00432            $0.00432            $ 000432      19

20   ON-PEAK ENERGY MULTIPLIER                          1.9803                                    1.9803                          20

21   PART-PEAK ENERGY MULTIPLIER                        1.9803                2.0185              1.9803              2 0185      21

22   OFF-PEAK ENERGY MULTIPLIER                         1.9803                2.0185              1.9803              2.0185      22


23   LOAD MAN. PRICE SIGNAL($/KW-DAY) (10 DAYS)      $ 3.84593                                  $3.84593                          23


24   TEMP. THRESH. T&D ADDER ($/KW-DAY)(42 DAYS)     $ 2.08015              $0.29551            $2.08015            $0.29551      24


25   DAILY TRANS. AND DIST. ADDER (APP $/KW-DAY)     $ 0.41603              $0.05910            $0.41603            $0.05910      25



                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 12

                       PACIFIC GAS AND ELECTRIC COMPANY

                     CURRENT AND PROPOSED LARGE L&P RATES

                                     E-25

                                                    6/10/96               6/10/96               1/1/98              1/1/98
LINE                                                  RATES                 RATES                RATES               RATES      LINE
 NO.                                                 SUMMER                WINTER               SUMMER              WINTER       NO.

1    SCHEDULE E-25T

2    CUSTOMER CHARGE ($/MONTH)                      $  610.00            $  610.00            $  610.00           $  610.00       2
3    ON-PEAK DEMAND CHARGE ($/KW/MONTH)             $    7.50                                 $    7.50                           3
4    PARTIAL PEAK DEMAND CHARGE ($/KW/MO)           $    0.60            $    0.75            $    0.60           $    0.75       4
5    MAXIMUM DEMAND CHARGE($/KW/MONTH)              $    0.35            $    0.35            $    0.35           $    0.35       5
6    ON-PEAK ENERGY ($/KWH)                         $ 0.09724                                 $ 0.09724                           6
7    PART-PEAK ENERGY ($/KWH)                       $ 0.06580            $ 0.08114            $ 0.06580           $ 0.08114       7
8    OFF-PEAK ENERGY ($/KWH)                        $ 0.06180            $ 0.06679            $ 0.06180           $ 0.06679       8
9    ON-PEAK RATE LIMIT ($/KWH)                     $ 0.58676                                 $ 0.58676                           9

10   SCHEDULE E-25P                                                                                                               10


11   CUSTOMER CHARGE ($/MONTH)                      $  140.00            $  140.00            $  140.00           $  140.00       11

12   ON-PEAK DEMAND CHARGE ($/KW/MONTH)             $   11.80                                 $   11.80                           12

13   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)           $    2.65            $    2.65            $    2.65           $    2.65       13

14   MAXIMUM DEMAND CHARGE ($/KW/MONTH)             $    2.55            $    2.55            $    2.55           $    2.55       14

15   ON-PEAK ENERGY ($/KWH)                         $ 0.06972                                 $ 0.06972                           15

16   PART-PEAK ENERGY ($/KWH)                       $ 0.04868            $ 0.05700            $ 0.04868           $ 0.05700       16

17   OFF-PEAK ENERGY ($/KWH)                        $ 0.04683            $ 0.04782            $ 0.04683           $ 0.04782       17

18   AVERAGE RATE LIMIT ($/KWH)                     $ 0.14043                                 $ 0.14043                           18

19   ON-PEAK RATE LIMIT ($/KWH)                     $ 0.84937                                 $ 0.84937                           19


20   SCHEDULE E-25S                                                                                                               20


21   CUSTOMER CHARGE ($/MONTH)                      $  175.00            $  175.00            $  175.00           $  175.00       21

22   ON-PEAK DEMAND CHARGE ($/KW/MONTH)             $   13.35                                 $   13.35                           22

23   PARTIAL PEAK DEMAND CHARGE ($/KW/MO)           $    3.70            $    3.65            $    3.70           $    3.65       23

24   MAXIMUM DEMAND CHARGE ($/KW/MONTH)             $    2.55            $    2.55            $    2.55           $    2.55       24

25   ON-PEAK ENERGY ($/KWH)                         $ 0.10255                                 $ 0.10255                           25

26   PART-PEAK ENERGY ($/KWH)                       $ 0.05810            $ 0.06392            $ 0.05810           $ 0.06392       26

27   OFF-PEAK ENERGY ($/KWH)                        $ 0.05059            $ 0.05038            $ 0.05059           $ 0.05038       27

28   AVERAGE RATE LIMIT ($/KWH)                     $ 0.14043                                 $ 0.14043                           28

29   ON-PEAK RATE LIMIT ($/KWH)                     $ 0.97773                                 $ 0.97773                           29


                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                   PAGE - 13

                       PACIFIC GAS AND ELECTRIC COMPANY

                      CURRENT AND PROPOSED STANDBY RATES

                                                    6/10/96               6/10/96               1/1/98              1/1/98
LINE                                                  RATES                 RATES                RATES               RATES      LINE
 NO.                                                 SUMMER                WINTER               SUMMER              WINTER       NO.


1    SCHEDULE S - TRANSMISSION                                                                                                    1

2    CONTRACT CAPACITY CHARGE ($/KW/MO.)            $    0.35             $   0.35            $   0.35            $   0.35        2
3    EFFECTIVE RESERVATION CHARGE ($/KW/MO.)        $    0.30             $   0.30            $   0.30            $   0.30        3

4    ON-PEAK ENERGY ($/KWH)                         $  030168                                 $ 030168                            4
5    PART-PEAK ENERGY ($/KWH)                       $ 0.05954             $0.07136            $0.05954            $0.07136        5
6    OFF-PEAK ENERGY ($/KWH)                        $ 0.04014             $0.04994            $0.04014            $0.04994        6

7    SCHEDULE S - PRIMARY                                                                                                         7

8    CONTRACT CAPACITY CHARGE ($/KW/MO.)            $    2.55             $   2.55            $   2.55            $   2.55        8
9    EFFECTIVE RESERVATION CHARGE ($/KW/MO.)        $    2.17             $   2.17            $   2.17            $   2.17        9

10   ON-PEAK ENERGY($/KWH)                          $ 0.36632                                 $0.36632                            10

11   PART-PEAK ENERGY ($/KWH)                       $ 0.10814             $0.09473            $0.10814            $0.09473        11

12   OFF-PEAK ENERGY ($/KWH)                        $ 0.03912             $0.04996            $0.03912            $0.04996        12


13   SCHEDULES - SECONDARY                                                                                                        13


14   CONTRACT CAPACITY CHARGE ($/KW/MO.)            $    2.55             $   2.55            $   2.55            $   2.55        14

15   EFFECTIVE RESERVATION CHARGE ($/KW/MO.)        $    2.17             $   2.17            $   2.17            $   2.17        15


16   ON-PEAK ENERGY ($/KWH)                         $ 0.39159                                 $0.39159                            16

17   PART-PEAK/ENERGY($/KWH)                        $ 0.11648             $0.10291            $0.11648            $0.10291        17

18   OFF-PEAK ENERGY ($/KWH)                        $ 0.04296             $0.05489            $0.04296            $0.05489        18


19   SCHEDULES -  NONFIRM                                                                                                         19


20   UFR CREDIT                                     $ 0.00091             $0.00091            $0.00091            $0.00091        20

21   TOU ENERGY NONFIRM CREDIT                                                                                                    21

22   ON-PEAK ENERGY ($/KWH)                         $ 0.01873                                 $0.01873                            22

23   PART-PEAK ENERGY ($/KWH)                       $ 0.00187             $0.00187            $0.00187            $0.00187        23


                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                    PAGE 14

                       PACIFIC GAS AND ELECTRIC COMPANY

                      CURRENT AND PROPOSED STANDBY RATES

                                         6/10/96 RATES         6/10/96 RATES        1/1/98 RATES         1/1/98 RATES
LINE NO.                                     SUMMER                WINTER              SUMMER               WINTER        LINE NO.
       1   SCHEDULE S CUSTOMER AND                                                                                            1
           METER CHARGES
       2   RESIDENTIAL                                                                                                        2
       3   MINIMUM BILL ($/MO)              $  5.00               $  5.00              $  5.00              $  5.00           3
       4   TOU METER CHARGE ($/MO)          $  3.90               $  3.90              $  3.90              $  3.90           4
       5   AGRICULTURAL                                                                                                       5
       6   CUSTOMER CHARGE ($/MO)           $ 16.00               $ 16.00              $  1600              $ 16.00           6
       7   TOU METER CHARGE ($/MO)          $  6.00               $  6.00              $  6.00              $  6.00           7
       8   SMALL LIGHT AND POWER (less                                                                                        8
           than or equal to 50 kW)
       9   SINGLE PHASE CUSTOMER            $  8.10               $  8.10              $  8 10              $  8.10           9
           CHARGE($/MO)
      10   POLY PHASE CUSTOMER CHARGE       $ 12.00               $ 12.00              $ 12.00              $ 12.00          10
           ($/MO)
      11   METER CHARGE ($/MO)              $  6.80               $  6.80              $  6.80              $  6.80          11
      12   MEDIUM LIGHT AND POWER                                                                                            12
           (greater than 50kW,
           less than 500kW)
      13   CUSTOMER CHARGE ($/MO)           $ 75.00               $ 75.00              $ 75.00              $ 75.00          13
      14   METER CHARGE ($/MO)              $  6.00               $  6.00              $  6.00              $  6.00          14
      15   MEDIUM LIGHT AND POWER                                                                                            15
           (greater than 500kW)
      16   TRANSMISSION CUSTOMER CHARGE     $610.00               $610.00              $610.00              $610.00          16
           ($/MO)
      17   PRIMARY CUSTOMER CHARGE($/MO)    $140.00               $140.00              $140.00              $ 14000          17
      18   SECONDARY CUSTOMER CHARGE        $175.00               $175.00              $175.00              $175.00          18
           ($/MO)
      19   LARGE LIGHT AND POWER                                                                                             19
           (greater than 1000kW)
      20   TRANSMISSION CUSTOMER CHARGE     $715.00               $715.00              $715.00              $715.00          20
           ($/MO)
      21   PRIMARY CUSTOMER CHARGE($/MO)    $310.00               $310.00              $310.00              $310.00          21
      22   SECONDARY CUSTOMER CHARGE        $385.00               $385.00              $385.00              $385.00          22
           ($/MO)
      23   NONFIRM METER CHARGES                                                                                             23
      24   CURTAILABLE METER CHARGE         $190.00               $190.00              $190.00              $190.00          24
           ($/MO)
      25   INTERRUPTIBLE METER CHARGES      $200.00               $200.00              $200.00              $200.00          25
           ($/MO)
      26   REDUCED CUSTOMER CHARGES                                                                                          26
           ($/MO)
      27   A-6                              $   660               $  6.60              $  6.60              $  6.60          27
      28   E19 V                            $ 56.60               $ 56.60              $ 56.60              $ 56.60          28
      29   E-19 PRIMARY and SECONDARY       $ 56.60               $ 56.60              $ 56.60              $ 56.60          29

                                                                       EXHIBIT C


                            ADJUSTMENT RATE TABLES

                                    PAGE 15

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED AGRICULTURAL RATES

LINE                                 6/10/96 RATES         6/10/96 RATES         1/1/98 RATES         1/1/98 RATES
NO.                                     SUMMER                WINTER                SUMMER               WINTER         LINE NO.
 1   SCHEDULE AG-1A                                                                                                        1
 2   CUSTOMER CHARGE ($/MONTH)         $  12.00              $  12.00             $  12.00             $  12.00            2
 3   CONNECTED LOAD CHARGE             $   2.40              $   2.20             $   2.40             $   2.20            3
     ($/KW/MONTH)
 4   ENERGY CHARGE ($/KWH)             $0.13548              $0.l3548             $0.13548             $0.13548            4
 5   SCHEDULE AG-RA                                                                                                        5
 6   CUSTOMER CHARGE ($/MONTH)         $  12.00              $  12.00             $  12.00             $  12.00            6
 7   METER CHARGE ($/MONTH)            $   6.80              $   6.80             $   6.80             $   6.80            7
 8   CONNECTED LOAD CHARGE             $   2.40              $   2.20             $   2.40             $   2.20            8
     ($/KW/MONTH)
 9   ON-PEAK ENERGY ($/KWH)            $0.32902                                   $0.32902                                 9
10   PART-PEAK ENERGY ($/KWH)                                $0.07238                                  $0.07238           10
11   OFF-PEAK ENERGY ($/KWH)           $0.07673              $0.05756             $0.07673             $0.05756           11
12   SCHEDULE AG-VA                                                                                                       12
13   CUSTOMER CHARGE ($/MONTH)         $  12.00              $  12.00             $  12.00             $  12.00           13
14   METER CHARGE ($/MONTH)            $   6.80              $   6.80             $   6.80             $   6.80           14
15   CONNECTED LOAD CHARGE             $   2.40              $   2.20             $   2.40             $   2.20           15
     ($/KW/MONTH)
16   ON-PEAK ENERGY ($/KWH)            $0.32394                                   $0.32394                                16
17   PART-PEAK ENERGY ($/KWH)                                $0.07126                                  $0.07126           17
18   OFF-PEAK ENERGY ($/KWH)           $0.07386              $0.05668             $0.07386             $0.05668           18
19   SCHEDULE AG-4A                                                                                                       19
20   CUSTOMER CHARGE ($/MONTH)         $  12.00              $  12.00             $  12.00             $  12.00           20
21   METER CHARGE ($/MONTH)            $   6.80              $   6.80             $   6.80             $   6.80           21
22   CONNECTED LOAD CHARGE             $   2.40              $   2.20             $   2.40             $   2.20           22
     ($/KW/MONTH)
23   ON-PEAK ENERGY ($/KWH)            $0.32436                                   $0.32436                                23
24   PART-PEAK ENERGY ($/KWH)                                $0.07135                                  $0.07135           24
25   OFF-PEAK ENERGY ($/KWH)           $0.06524              $0.05674             $0.06524             $0.05674           25

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                    PAGE-16

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED AGRICULTURAL RATES

LINE                                           6/10/96 RATES         6/10/96 RATES         1/1/98 RATES         1/1/98 RATES  LINE
NO.                                               SUMMER                WINTER                SUMMER               WINTER      NO.
 1   SCHEDULE AG-5A                                                                                                            1
 2   CUSTOMER CHARGE ($/MONTH)                   $  12.00              $  12.00             $  12.00             $  12.00      2
 3   METER CHARGE ($/MONTH)                      $   6.80              $   6.80             $   6.80             $   6.80      3
 4   CONNECTED LOAD CHARGE                       $   5.50              $   5.50             $   5.50             $   5.50      4
     ($/KW/MONTH)
 5   ON-PEAK ENERGY ($/KWH)                      $0.23938                                   $0.23938                           5
 6   PART-PEAK ENERGY ($/KWH)                                          $0.05516                                  $0.05516      6
 7   OFF-PEAK ENERGY ($/KWH)                     $0.04926              $0.04388             $0.04926             $0.04388      7
 8   SCHEDULE AG-6A                                                                                                            8
 9   CUSTOMER CHARGE ($/MONTH)                   $  12.00              $  12.00             $  12.00             $  12.00      9
10   CONNECTED LOAD CHARGE                       $   5.50              $    550             $   5.50             $   5.50     10
     ($/KW/MONTH)
11   ENERGY CHARGE ($/KWH)                       $0.08280              $0.04817             $0.08280             $0.04817     11
12   SCHEDULE AG-1B                                                                                                           12
13   CUSTOMER CHARGE($/MONTH)                    $  16.00              $  16.00             $  16.00             $  16.00     13
14   MAXIMUM DEMAND CHARGE                                                                                                    14
15   SECONDARY VOLTAGE                           $   2.90              $   1.75             $   2.90             $   1.75     15
     ($/KW/MONTH)
16   PRIMARY VOLTAGE DISCOUNT                    $   0.40              $   0.30             $   0.40             $   0.30     16
     ($/KW/MONTH)
17   ENERGY CHARGE ($/KWH)                       $ 011984              $0.11984             $0.11984             $0.11984     17
18   RATE LIMITER ($/KWH)                        $1.19780              $1.19780             $1.19780             $l.19780     18
19   SCHEDULE AG-RB                                                                                                           19
20   CUSTOMER CHARGE ($/MONTH)                   $  16.00              $  16.00             $  16.00             $  16.00     20
21   METER CHARGE ($/MONTH)                      $   6.00              $   6.00             $   6.00             $   6.00     21
22   ON-PEAK DEMAND CHARGE                       $   2.75                                   $   2.75                          22
     ($/KW/MONTH)
23   MAXIMUM DEMAND CHARGE                                                                                                    23
     ($/KW/MONTH)
24   SECONDARY VOLTAGE                           $   2.90              $   1.75             $   2.90             $   1.75     24
     ($/KW/MONTH)
25   PRIMARY VOLTAGE DISCOUNT                    $   0.40              $   0.30             $   0.40             $   0.30     25
     ($/KW/MONTH)
26   ON-PEAK ENERGY ($/KWH)                      $0.28143                                   $0.28143                          26
27   PART-PEAK ENERGY ($/KWH)                                          $0.08027                                  $0.08027     27
28   OFF-PEAK ENERGY ($/KWH)                     $0.08254              $0.06383             $0.08254             $0.06383     28
29   RATE LIMITER ($/KWH)                        $l.19780              $l.19780             $l.19780             $l.19780     29

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                    PAGE 17

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED AGRICULTURAL RATES


LINE                                           6/10/96 RATES         6/10/96 RATES         1/1/98 RATES         1/1/98 RATES  LINE
NO.                                               SUMMER                WINTER                SUMMER               WINTER     NO.
 1   SCHEDULE AG-VB                                                                                                            1
 2   CUSTOMER CHARGE ($/MONTH)                  $   16.00              $  16.00            $   16.00             $  16.00      2
 3   METER CHARGE ($/MONTH)                     $    6.00              $   6.00            $    6.00             $   6.00      3
 4   ON-PEAK DEMAND CHARGE                      $    2.75                                  $    2.75                           4
     ($/KW/MONTH)
 5   MAXIMUM DEMAND CHARGE                                                                                                     5
     ($/KW/MONTH)
 6   SECONDARY VOLTAGE                          $    2.90              $   1.75            $    2.90             $   1.75      6
     ($/KW/MONTH)
 7   PRIMARY VOLTAGE DISCOUNT                   $    0.40              $   0.30            $    0.40             $   0.30      7
     ($/KW/MONTH)
 8   ON-PEAK ENERGY ($/KWH)                     $ 0.24935                                  $ 0.24935                           8
 9   PART-PEAK ENERGY ($/KWH)                                          $0.07764                                  $0.07764      9
10   OFF-PEAK ENERGY ($/KWH)                    $ 0.07737              $0.06172            $ 0.07737             $0.06172     10
11   RATE LIMITER ($/KWH)                       $ l.19780              $l.19780            $ l.19780             $l.19780     11
12   SCHEDULE AG-4B                                                                                                           12
13   CUSTOMER CHARGE ($/MONTH)                  $   16.00              $  16.00            $   16.00             $  16.00     13
14   METER CHARGE ($/MONTH)                     $    6.00              $   6.00            $    6.00               600.14     14
15   ON-PEAK DEMAND CHARGE                      $    2.75                                  $    2.75                          15
     ($/KW/MONTH)
16   MAXIMUM DEMAND CHARGE                                                                                                    16
     ($/KW/MONTH)
17   SECONDARY VOLTAGE                          $    2.90              $   1.75            $    2.90             $   1.75     17
     ($/KW/MONTH)
18   PRIMARY VOLTAGE DISCOUNT                   $    0.40              $   0.30            $    0.40             $   0.30     18
     ($/KW/MONTH)
19   ON-PEAK ENERGY ($/KWH)                     $ 0.20711                                  $ 0.20711                          19
20   PART-PEAK ENERGY ($/KWH)                                          $0.07182                                  $0.07182     20
21   OFF-PEAK ENERGY ($/KWH)                    $ 0.06499              $0.05710            $ 0.06499             $0.05710     21
22   RATE LIMITER ($/KWH)                       $ l.19780              $l.19780            $ l.19780             $l.19780     22
23   SCHEDULE AG-4C                                                                                                           23
24   CUSTOMER CHARGE ($/MONTH)                  $   16.00              $  16.00            $   16.00             $  16.00     24
25   METER CHARGE ($/MONTH)                     $    6.00              $   6.00            $    6.00             $   6.00     25
26   ON-PEAK DEMAND CHARGE                      $    6.25                                  $    6.25                          26
     ($/KW/MONTH)
27   PARTIAL-PEAK DEMAND CHARGE                 $    4.50              $   0.40            $    4.50             $   0.40     27
     ($/KW/MONTH)
28   OFF-PEAK DEMAND CHARGE                     $    1.50              $   0.20            $    1.50             $   0.20     28
     ($/KW/MONTH)
29   ON-PEAK ENERGY ($/KWH)                     $ 0.08965                                  $ 0.08965                          29
30   PART-PEAK ENERGY ($/KWH)                   $0.06 134              $0.08956            $0.06 134             $0.08956     30
31   OFF-PEAK ENERGY ($/KWH)                    $ 0.05214              $0.07417            $ 0.05214             $0.07417     31

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                    PAGE 18

                       PACIFIC GAS AND ELECTRIC COMPANY

                    CURRENT AND PROPOSED AGRICULTURAL RATES

LINE                                           6/10/96 RATES         6/10/96 RATES         1/1/98 RATES         1/1/98 RATES   LINE
NO.                                               SUMMER                WINTER                SUMMER               WINTER      NO.
 1   SCHEDULE AG-5B                                                                                                              1
 2   CUSTOMER CHARGE ($/MONTH)                  $   16.00              $  16.00             $  16.00             $  16.00        2
 3   METER CHARGE ($/MONTH)                     $    6.00              $   6.00             $   6.00             $   6.00        3
 4   ON-PEAK DEMAND CHARGE                      $    2.70                                   $   2.70                             4
     ($/KW/MONTH)
 5   MAXIMUM DEMAND CHARGE                                                                                                       5
     ($/KW/MONTH)
 6   SECONDARY VOLTAGE                          $    6.55              $   4.40             $   6.55             $   4.40        6
 7   PRIMARY VOLTAGE DISCOUNT                   $    0.95              $   0.65             $   0.95             $   0.65        7
 8   TRANSMISSION VOLTAGE DISCOUNT              $    4.85              $    325             $   4.85             $    325        8
 9   ON-PEAK ENERGY ($/KWH)                     $0. 14294                                   $0.14294                             9
10   PART-PEAK ENERGY ($/KWH)                                          $0.04661                                  $0.04661       10
11   OFF-PEAK ENERGY ($/KWH)                    $ 0.04088              $0.03706             $0.04088             $0.03706       11
12   RATE LIMITER ($/KWH)                       $ l.19780              $l.19780             $l.19780             $l.19780       12
13   SCHEDULE AG-SC                                                                                                             13
14   CUSTOMER CHARGE ($/MONTH)                  $   54.00              $  54.00             $  54.00             $  54.00       14
15   METER CHARGE ($/MONTH)                     $    6.00              $   6.00             $   6.00             $   6.00       15
16   ON-PEAK DEMAND CHARGE                      $    9.20                                   $   9.20                            16
     ($/KW/MONTH)
17   PARTIAL-PEAK DEMAND CHARGE                 $    5.60              $   0.70             $   S.60             $   0.70       17
     ($/KW/MONTH)
18   OFF -PEAK DEMAND CHARGE                    $    1.55              $   0.10             $   1.55             $   0.10       18
     ($/KW/MONTH)
19   ON-PEAK ENERGY ($/KWH)                     $ 0.07781                                   $0.07781                            19
20   PART-PEAK ENERGY ($/KWH)                   $ 0.04906              $0.05979             $0.04906             $0.05979       20
21   OFF-PEAK ENERGY ($/KWH)                    $ 0.03783              $0.04669             $0.03783             $0.04669       21
22   SCHEDULE AG-6B                                                                                                             22
23   CUSTOMER CHARGE ($/MONTH)                  $   16.00              $  16.00             $  16.00             $  16.00       23
24   MAXIMUM DEMAND CHARGE                                                                                                      24
     ($/KW/MONTH)
25   SECONDARY VOLTAGE                          $    6.55              $   4.40             $   6.55             $   4.40       25
26   PRIMARY VOLTAGE DISCOUNT                   $    0.95              $   0.65             $   0.95             $   0.65       26
27   ENERGY CHARGE ($/KWH)                      $ 0.06789              $0.04105             $0.06789             $0.04105       27
28   RATE LIMITER ($/KWH)                       $ l.19780              $l.19780             $l.19780             $l.19780       28

                                                                       EXHIBIT C

                            ADJUSTMENT RATE TABLES

                                    PAGE 19

                       PACIFIC GAS AND ELECTRIC COMPANY

                   CURRENT AND PROPOSED STREETLIGHTING RATES


LINE                                          6/10/96 RATES        6/10/96 RATES         1/1/98 RATES        1/1/98 RATES    LINE
NO.                                              SUMMER                WINTER               SUMMER              WINTER       NO.
 1   SCHEDULE LS-1                                                                                                            l
 2   ENERGY CHARGE ($/KWH)                      $0.07097             $0.07097             $0.07097             $ 0.07097      2
 3   SCHEDULE LS-2                                                                                                            3
 4   ENERGY CHARGE ($/KWH)                      $0.07097             $0.07097             $0.07097             $0.070974      4
 5   SCHEDULE LS-3                                                                                                            5
 6   SERVICE CHARGE ($/METER/MO.)               $   3.00             $   3.00             $   3.00             $    3.00      6
 7   SWITCHING CHARGE ($/CIRCUIT)               $   3.25             $   3.25             $   3.25             $    3.25      7
 8   ENERGY CHARGE ($/KWH)                      $0.07097             $0.07097             $0.07097             $ 0.07097      8
 9   SCHEDULE OL-1                                                                                                            9
10   ENERGY CHARGE ($/KWH)                      $0.07142             $0.07142             $0.07142             $ 0.07142     10

                                   EXHIBIT D
                    SUMMARY OF ELECTRIC DEPARTMENT PROPERTY

                                                                       EXHIBIT D


                        PACIFIC GAS AND ELECTRIC COMPANY

                    RECORDED PLANT AND DEPRECIATION RESERVE
                            AS OF DECEMBER 31, 1996

                             (Thousands of Dollars)



                                    Electric
                                   Department
                                   ----------
Operative Plant                    18,018,162
Depreciation Reserve                7,819,706

                                   EXHIBIT E
                RECORDED REVENUES, EXPENSES AND RATE OF RETURN

                                                                       EXHIBIT E



                        PACIFIC GAS AND ELECTRIC COMPANY
                           ALL OPERATING DEPARTMENTS
               REVENUES, EXPENSES, RATE BASES AND RATES OF RETURN
                               YEAR 1996 RECORDED

                             (Thousands of Dollars)


Line                                           ELECTRIC      OPERATING     Line
 No.                                          DEPARTMENT    DEPARTMENTS    No.
 1   Gross Operating Revenues                 $5,378,054    $ 7,191,258      1

     Operating Expenses:
 2   Production                                2,435,833      2.949,158      2
 3   Storage                                           0          5.031      3
 4   Transmission                                 77.735        389,243      4
 5   Distribution                                356.088        498,222      5
 6   Customer Accounts                           215,231        323,600      6
 7   Customer Service and Information            113.540        147,008      7
 8   Administrative and General                  520.240        852.371      8
 9   Total Expenses Excluding                  3,718,667      5.164,633      9
     Taxes and Depreciation
     Taxes:
10   Property                                    110.668        142.362     10
11   Payroll and Business                         46,712         68.135     11
12   State Corporation Franchise                  43,678         36,966     12
13   Federal Income                              255,422        250,955     13
14   Total Taxes                                 456,480        498.418     14
15   Depreciation                                597.678        831,213     15
16     Total Operating Expenses               $4,772,825    $ 6,494,264     16
17   Net for Return                           $  605,229    $   696,994     17
18   Rate Base                                $8,996,733    $11,738,861     18
19   Rate of Return                                 6.73%          5.94%    19

Note:   (1) Excludes Gas Line 401
        (2) Excludes Diablo Canyon

                                   EXHIBIT F
                       FORECASTED RESULTS OF OPERATIONS

                                                                       EXHIBIT F

                        PACIFIC GAS AND ELECTRIC COMPANY

                             RESULTS OF OPERATIONS
                   ELECTRIC DEPARTMENT - CPUC JURISDICTIONAL
                                   YEAR 1998
                                     (000)


                        PACIFIC GAS AND ELECTRIC COMPANY

                             RESULTS OF OPERATIONS
                   ELECTRIC DEPARTMENT - CPUC JURISDICTIONAL
                                   YEAR 1998
                                     (000)

                                                           Present Rates (b)              Proposed Rates
Line                                                 ---------------------------    -----------------------------    Line
No.                               Authorized (a)     Adjustments       Adjusted      Adjustments         Total       No.
----------------                  --------------     -----------       ---------     -----------        ---------    ----
 1   Gross Operating Revenue        3,240,212         4,500,489        7,740,701       (411,516)        7,329,185       1
 2   Less. CFA                              0             1,543            1,543                            1,543       2
 3   CPUC Fee                               0             9,257            9,257                            9,257       3
 4   CEE                                    0            27,772           27,772                           27,772       4
                                    ---------         ---------        ---------       --------         ---------
 5   Total Revenues                 3,240,212         4,461,917        7,702,129       (411,516)        7,290,613       5
     Operating Expense:
     Expenses:
 6   Reduced Financing Costs                                                           (407,560)         (407,560)      6
 7   ERAM/CTC                               0           815,876          815,876                          815,876       7
 8   ECAC                                   0         3,570,083        3,570,083                        3,570,083       8
 9   CARE                                   0            33,067           33,067                           33,067       9
10   EnergyCost                            31                 0               31                               31      10
11   Production                       263,974                 0          263,974                          263,974      11
12   Transmission                      51,315                 0           51,315                           51,315      12
13   Distribution                     244,752                 0          244,752                          244,752      13
14   Customer Accounts                100,955                 0          100,955                          100,955      14
15   Uncollectibles                     7,889            10,709           18,597           (988)           17,609      15
16   Demand Side Management           105,901                 0          105,901                          105,901      16
17   Administrative and General       388,665                 0          388,665                          388,665      17
18   Franchise Requirements            23,352            32,182           55,534         (2,968)           52,566      18
19   Project Amortization                   0                 0                0              0                        19
20   Compensation Adjustment          (14,893)                0          (14,893)                         (14,893)     20
                                    ---------         ---------        ---------       --------         ---------
21   Subtotal Expenses              1,171,940         4,461,917        5,633,857       (411,516)        5,222,341      21
     Taxes:
22   Superfund                          1,743                 0            1,743                            1,743      22
23   Property                         110,985                 0          110,985                          110,985      23
24   Payroll and Business              35,343                 0           35,343                           35,343      24
25   Other                              1,162                 0            1,162                            1,162      25
26   State Corp Franchise              93,983                 0           93,983                           93,983      26
27   Federal Income                   340,513                 0          340,513                          340,513      27
                                    ---------         ---------        ---------       --------         ---------
28   Subtotal Taxes                   583,729                 0          583,729              0           583,729      28
29   Depreciation                     574,201                 0          574,201                          574,201      29
30   Fossil Decommissioning            32,512                 0           32,512                           32,512      30
31   Nuclear Decommissioning           32,706                 0           32,706                           32,706      31
                                    ---------         ---------        ---------       --------         ---------
32   Total Operating Expenses       2,395,088         4,461,917        6,857,005       (411,516)        6,445,489      32
33   Net for Return                   845,124                 0          845,124              0           845,124      33
34   Rate Base                      8,945,646                 0        8,945,646              0         8,945,646      34
35   Rate of Return                     9.45%                              9.45%                            9.45%      35

   (a) As authorized in the 1996 GRC Decision 95-1 2-055, 1997 Cost of Capital Decision 96-1 1 060, and Diablo Canyon Decommissioning Advice Letter 161 4-E.
                   ----
   (b) Revenues at Present 111197 Rates applied to 1998 billing determinants.

                                   EXHIBIT G
                          TAX METHOD OF DEPRECIATION

                                                                       EXHIBIT G


                        PACIFIC GAS AND ELECTRIC COMPANY

                     DEPRECIATION AND FEDERAL INCOME TAXES



   The following statement is submitted in accordance with Rule 23(h) of the Commission's Revised Rules of Procedure which requires, "A statement by applicant as to which of the optional methods provided in the Internal Revenue Code applicant has elected to employ in computing the depreciation deduction for the purpose of determining its federal income tax payments, and whether applicant has used the same method or methods in calculating federal income taxes for the test period for rate-fixing purposes."

      For financial statement purposes, depreciation of utility plant has been computed on a straight-line remaining life basis based on the estimated service lives of plant investments. For federal income tax purposes, the company generally computes depreciation using the straight-line method for tax property additions prior to 1954 and liberalized depreciation on tax property additions after 1954 and prior to 1981, which includes the Class Life and Asset Depreciation Range Systems. For financial reporting and rate-fixing purposes, "flow-through accounting" has been adopted for such properties. However, for tax property additions in 1981 through 1986, as well as qualified transition property for subsequent years, the company computes it tax depreciation using the Accelerated Cost Recovery System
      (ACRS). The effect of the differences between ACRS and straight-line depreciation is normalized in accordance with the Economic Recovery Tax Act of 1981. Due to the Tax Reform Act of 1986, the company computes its tax depreciation using the Modified Accelerated Cost Recovery System for qualified tax property additions in 1987 and subsequent years. Normalizations will still be in effect for these property additions.

                                   EXHIBIT H
                        AFFECTED GOVERNMENTAL ENTITIES

                                   EXHIBIT H

                        SERVICE OF NOTICE OF APPLICATION

     In accordance with Rule 24, Applicant will mail a notice to the following, stating in general terms its proposed change in rates.

                              State of California
                              -------------------

     To the Attorney General and the Department of General Services.

     State of California
     Office of Attorney General
     50 Fremont Street
     San Francisco, CA 94105

                          and

     Department of General Services
     Office of Buildings and Grounds
     505 Van Ness Avenue, Room 2012
     San Francisco, CA 94102

                                   Counties
                                   --------

     To the County Counsel or District Attorney and the County Clerk in the following counties:

Alameda           Marin             Santa Clara
Alpine            Mariposa          Santa Cruz
Amador            Mendocino         Shasta
Butte             Merced            Sierra
Calaveras         Monterey          Siskiyou
Colusa            Napa              Solano
Contra Costa      Nevada            Sonoma
El Dorado         Placer            Stanislaus
Fresno            Plumas            Sutter
Glenn             Sacramento        Tehama
Humboldt          San Benito        Trinity
Kern              San Francisco     Tulare
Kings             San Joaquin       Tuolumne
Lake              San Luis Obispo   Yolo
Lassen            San Mateo         Yuba
Madera            Santa Barbara

                                                                       EXHIBIT H

                             Municipal Corporations
                             ----------------------

     To the City Attorney and the City Clerk of the following municipal corporations:

Alameda              Davis            Lemoore
Albany               Del Rey Oakes    Lincoln
Amador City          Dinuba           Live Oak
American Canyon      Dixon            Livermore
Anderson             Dos Palos        Livingston
Angels               Dublin           Lodi
Antioch              East Palo Alto   Lompoc
Arcata               El Cerrito       Loomis
Arroyo Grande        Emeryville       Los Altos
Arvin                Escalon          Los Altos Hills
Atascadero           Eureka           Los Banos
Atherton             Fairfax          Los Gatos
Atwater              Fairfield        Madera
Auburn               Ferndale         Manteca
Avenal               Firebaugh        Maricopa
Bakersfield          Folsom           Marina
Belmont              Fort Bragg       Martinez
Belvedere            Fortuna          Marysville
Benicia              Foster City      McFarland
Berkeley             Fowler           Mendota
Biggs                Fremont          Menlo Park
Blue Lake            Fresno           Merced
Brentwood            Gilroy           Mill Valley
Brisbane             Gonzales         Millbrae
Buellton             Grass Valley     Milpitas
Burlingame           Greenfield       Monte Sereno
Calistoga            Gridley          Monterey
Campbell             Grover Beach     Moraga
Capitola             Guadalupe        Morgan Hill
Carmel               Gustine          Morro Bay
Chico                Half Moon Bay    Mountain View
Chowchilla           Hanford          Napa
Clayton              Hayward          Newark
Clearlake            Healdsburg       Nevada City
Cloverdale           Hercules         Newman
Clovis               Hillsborough     Novato
Coalinga             Hollister        Oakdale
Colfax               Huron            Oakland
Colma                lone             Orange Cove
Colusa               Isleton          Orinda
Concord              Jackson          Orland
Corcoran             Kerman           Oroville
Corning              King City        Pacific Grove
Corte Madera         Kingsburg        Pacifica
Cotati               Lafayette        Palo Alto
Cupertino            Lakeport         Paradise
Daly City            Larkspur         Parlier
Danville             Lathrop          Paso Robles

                                                    EXHIBIT H

Patterson            San Anselmo         Sonora
Petaluma             San Bruno           South San Francisco
Piedmont             San Carlos          Stockton
Pinole               San Francisco       Suisun City
Pismo Beach          San Joaquin         Sunnyvale
Pittsburg            San Jose            Sutter Creek
Placerville          San Juan Bautista   Taft
Pleasant Hill        San Leandro         Tehama
Pleasanton           San Luis Obispo     Tiburon
Plymouth             San Mateo           Tracy
Point Arena          San Pablo           Trinidad
Portola Valley       San Rafael          Ukiah
Red Bluff            San Ramon           Union City
Redding              Sand City           Vacaville
Redwood City         Sanger              Vallejo
Reedley              Santa Clara         Walnut Creek
Richmond             Santa Cruz          Wasco
Rio Dell             Santa Maria         Watsonville
Rio Vista            Santa Rosa          West Sacramento
Ripon                Saratoga            Wheatland
Riverbank            Sausalito           Williams
Rocklin              Scotts Valley       Willits
Rohnert Park         Seaside             Willows
Roseville            Sebastopol          Windsor
Ross                 Selma               Winters
Sacramento           Shafter             Woodland
Saint Helena         Shasta Lake         Woodside
Salinas              Soledad             Yountville
                     Solvang             Yuba City
                     Sonoma

                                             Application No.:
                                                             ------------------
                                             Exhibit No.:
                                                         ----------------------
                                             Date:        May 6, 1997
                                                   ----------------------------








                       PACIFIC GAS AND ELECTRIC COMPANY
                         RATE REDUCTION BOND FINANCING








                                   PG&E LOGO

                       PACIFIC GAS AND ELECTRIC COMPANY
                         RATE REDUCTION BOND FINANCING
                               TABLE OF CONTENTS

     Chapter                            Title                              Page
-----------------  ---------------------------------------------------    ------
        1          INTRODUCTION

                   A. Introduction                                          1-1
                   B. Overview of the Testimony                             1-2

        2          ASSET BACKED SECURITY MARKET

                   A. Overview of Assets Backed Securities                  2-1
                      1. Bankruptcy and Legal Issues in Securitizations     2-2
                      2. Accounting Issues and Securitization
                      3. Tax Issues in Securitization                       2-3
                      4. Servicing Issues in Securitization                 2-4
                      5. Ratings of Asset Backed Securities                 2-6
                      6. Size and Growth of the Asset Backed Securities
                         Market                                             2-7
                      7. Pricing for Asset Backed Securities                2-10
                   B. Application of Asset Backed Finance to the
                      Restructuring of the Electric Utility Industry        2-11

        3         TRANSACTION OVERVIEW

                  A. Introduction                                           3-1
                  B. Overview of AB 1890                                    3-1
                  C. Proposed Transaction Structure                         3-3
                  D. Factors Determining the Proposed Transaction
                     Structure                                              3-4
                     1. RRB Credit Rating Issues                            3-5
                     2. Tax Issues                                          3-10
                     3. Accounting Issues                                   3-12
                  E. Servicing the RRBs                                     3-12
                  F. Timing and Sizing of the Proposed Transaction          3-16
                  G. RRB Characteristics                                    3-18

                       PACIFIC GAS AND ELECTRIC COMPANY
                         RATE REDUCTION BOND FINANCING
                               TABLE OF CONTENTS

                                  (Continued)

     Chapter                            Title                              Page
-----------------  ---------------------------------------------------    ------
                   H. Transaction Costs and Use of Proceeds                 3-19

        4          SIZE OF THE RATE REDUCTION BOND ISSUANCE
                   A. Introduction                                          4-1
                   B. Sizing of the RRB Issuance                            4-1
                      1. Overview                                           4-1
                         a. Target Revenue Reductions                       4-2
                         b. Gross Avoided Revenue Requirement               4-3
                         c. RRB Debt Service Revenue Requirement            4-3
                         d. Net Change in Revenue Requirements              4-3
                      2. Customer Benefits                                  4-5

        5          REVENUE REQUIREMENTS AND RATEMAKING MECHANISM
                   A. Introduction                                          5-1
                   B. CTC Ratemaking Mechanism                              5-2
                      1. Overview                                           5-2
                      2. Proposed Mechanics to Incorporate
                         RRBs and 10 Percent Rate Reduction
                          and to Prevent Cost Shifting                      5-3
                   C. Financial Accounting                                  5-5
                   D. RRB Memorandum Account                                5-5
                      1. RRB Proceeds Adjustment Memorandum
                         Subaccount                                         5-5
                      2. Post-Rate Freeze Period
                      a. Servicing Fees Memorandum Subaccount               5-5
                      b. Carrying Cost Memorandum Subaccount                5-5
                      c. SPE Investment Earnings Memorandum Subaccount      5-8
                      d. Over collateralization Memorandum Subaccount       5-8
                      e. RRB Proceeds Adjustment Memorandum Subaccount      5-9
                      f. Post-Rate Freeze Period
                         Financed Tax Memorandum Subaccount                 5-9

        6          RATE PROPOSAL
                   A. Introduction
                   B. Discount Applicability                                6-1
                   C. Calculation of Discount                               6-1
                   D. Calculation of FTA Charge                             6-2
                   E. Non-Bypassability                                     6-3
                   F. Fixed Transition Amount Charge                        6-4
                      True-Up Mechanism                                     6-5

                       PACIFIC GAS AND ELECTRIC COMPANY
                         RATE REDUCTION BOND FINANCING
                               TABLE OF CONTENTS

                                  (Continued)

     Chapter                            Title                              Page
-----------------  ---------------------------------------------------    ------
                    F. Fixed Transition Amount Charge True-Up
                       Mechanism                                            6-5

  APPENDIX A        DESCRIPTION OF SIZING MODEL
                    A. Introduction                                         A-1
                    B. Sizing of the Rate Reduction Bond Issuance           A-1
                       1. Target Residential and Small Commercial           A-1
                          Customer Revenue Reduction
                       2. Gross Avoided Revenue Requirements                A-3
                       3. RRB Debt Service Revenue Requirements             A-6
                       4. Net Revenue Requirement Reduction                 A-7
                       5. Customer Benefits                                 A-8
                    C. Use of a Generic Transition Cost                     A-8

  APPENDIX B        ELECTRIC SALES FORECAST
                    A. Introduction                                         B-1
                    B. Electric Sales Forecast Methodology                  B-1
                    C. Cost Separation Decision                             B-3

  APPENDIX C        PRO FORMA PRELIMINARY STATEMENT LANGUAGE

  APPENDIX D        DESCRIPTION OF CASH FLOW MODEL
                    A. Introduction                                         D-1
                    B. Overview of the RRB Cash Flow Model                  D-1
                    C. FTA Charge Calculation                               D-1

                        PACIFIC GAS AND ELECTRIC COMPANY
                                    CHAPTER 1
                                  INTRODUCTION

                        PACIFIC GAS AND ELECTRIC COMPANY
                                    CHAPTER 1
                                  INTRODUCTION


A.   INTRODUCTION
     ------------

          Pacific Gas and Electric Company (PG&E) is filing this application as a part of the ongoing electric industry restructuring (OIR/OII 94-04-031/94-04-032) initiated by the California Public Utilities Commission (Commission), and in response to the mandates of Assembly Bill 1890 (AB 1890), signed into law on September 23, 1996 (1996 Cal. Stat. ch.
     854).

          The purpose of this application, including this supporting testimony is to obtain from the Commission a Financing Order authorizing the issuance of Rate Reduction Bonds (RRBs or Bonds) in an aggregate principal amount of up to $3.5 billion. This application also seeks approval, conditioned on timely and sufficient issuance of the RRBs, of a 10 percent rate reduction, beginning January 1, 1998, and continuing through the electric industry restructuring's rate freeze period.

          The issuance of RRBs will support a 10 percent rate reduction for residential and small commercial customers by lowering the carrying cost on a portion of PG&E's transition costs and by spreading out the recovery of these transition costs over the life of the Bonds.

          PG&E estimates the net present value benefits to its residential and small commercial customers from the issuance of RRBs and the associated 10 percent rate reduction will total approximately $470 million.

          Satisfactory and timely Commission approval of this application will enable the issuance of RRBs in the fourth quarter of this year and the implementation of the rate reduction on January 1, 1998.

                                      1-1

B.   OVERVIEW OF THE TESTIMONY
     -------------------------
     1. Chapter 2:  Asset Backed Security Market
        ----------------------------------------

            RRBs are part of a category of financial instruments generally described as asset backed securities.

            Chapter 2 provides a general description of asset backed securities, including how bankruptcy, accounting and tax considerations can have an effect on the structure of asset backed security transactions. Chapter 2 also discusses the credit ratings of asset backed securities, the size of the asset backed security market, and the pricing of these securities. Finally, Chapter 2 addresses the expected market receptivity to the RRBs.

     2. Chapter 3:  Transaction Overview
        --------------------------------

            Chapter 3 describes AB 1890 as it relates to the RRBs, and then describes the RRB transaction. It explains the entities anticipated to be involved and their roles, including PG&E, an affiliated Special Purpose Entity (SPE), and an Issuer which may be the California Infrastructure and Economic Development Bank (Infrastructure Bank) an affiliate of the Bank, or entity approved by the Bank.

            Chapter 3 also addresses the bankruptcy, tax and accounting considerations that affect the structure of the RRB transaction.

     3. Chapter 4:  Size of the Rate Reduction Bond Issuance
        ----------------------------------------------------

            Chapter 4 describes how the RRB issuance amount is established to ensure that it is consistent with the 10 percent rate reduction provided to residential and small commercial customers. Chapter 4 also estimates the net present value benefit that the 10 percent rate decrease and the RRB transaction are expected to provide to these customers.

     4. Chapter 5:  Revenue Requirements and Ratemaking Mechanisms
        ----------------------------------------------------------

            Chapter 5 addresses how the effect of the RRBs will be incorporated into the Competition Transition Charge (CTC) Ratemaking Mechanisms, described in

                                      1-2

        PG&E's CTC Application (A.96-08-070), and how these mechanisms will be used to determine when the rate freeze period ends. Chapter 5 also explains how PG&E will ensure that residential and small commercial customers receive all net benefits resulting from any RRB issuance.

     5.  Chapter 6:  Rate Proposal
         -------------------------

            Chapter 6 identifies the PG&E customers who will be eligible for the 10 percent rate reduction, and how the 10 percent rate reduction will be reflected on those customers' bills. It describes the calculation of the Fixed Transition Amounts (FTA) charge, through which Bond principal and interest, as well as other items such as servicing fees, will be collected from residential and small commercial customers receiving the rate reduction, and the FTA charge true-up mechanism.

            Chapter 6 also explains how the non-bypassable feature of the FTA charge will be implemented.

     6.  Appendix A
         ----------

            Appendix A contains a line-by-line explanation of PG&E's RRB spreadsheet sizing and benefit calculation model.

     7.  Appendix B
         ----------

            Appendix B provides PG&E's electric sales forecast used to size the RRBs.

     8.  Appendix C:  Pro Forma Preliminary Statement Language
         -----------------------------------------------------

            Appendix C provides pro forma Preliminary Statement language for the RRB entry to the CTC Revenue Account, and for the Rate Reduction Bond Memorandum Account, which are both described in Chapter 5.

     9.  Appendix D:  Description of Cash Flow Model
         -------------------------------------------

            Appendix D contains a description of the RRB Cash Flow Model which will be used to calculate the FTA charges and the periodic FTA charge adjustments.

     10. Appendix E:  Proposed Fixed Transition Amount Tariff Language
         -------------------------------------------------------------

            Appendix E provides pro forma tariff language for the FTA charges.

                                      1-3

     11. Appendix F
         ----------

            Appendix F sets forth the qualifications of each of the PG&E witnesses sponsoring a portion of this testimony.

     12. Appendix G
         ----------

            Appendix G is a glossary that contains definitions of the important terms used in this testimony.

                                      1-4

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 2
                         ASSET BACKED SECURITY MARKET

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 2
                         ASSET BACKED SECURITY MARKET


A.   OVERVIEW OF ASSET BACKED SECURITIES
     ------------------------------------
          The Asset Backed Securities (ABS) market developed as an outgrowth of the Mortgage Backed Securities (MBS) market in the mid-1980s. Pools of mortgage loans were routinely packaged into highly rated, liquid and marketable securities which were primarily sold to institutional investors. Payments on the underlying loans were used to pay interest and principal on the offered securities. In addition, investors held security interests in the homes as a means of enhancing repayment of the loans in the event of defaults. The ABS market expanded this technology to include a variety of consumer and financial assets which have predictable cash flow streams that are commonly securitized today. Issuers have embraced securitization as a funding tool because it can provide low-cost financing, capital savings (when an issuer is faced with leverage restrictions), improved balance sheet liquidity and other financial ratios, management of interest rate risk, and an alternative funding source.

          While the MBS market provided the foundation for the ABS market, ABS products require customization based on the type of collateral being securitized.

          Certain types of loans, such as automobile loans and home equity loans, have well-defined repayment schedules with stated terms and interest rates; others such as credit card receivables and inventory financing loans are characterized by periodic borrowings, repayments and reborrowings. Securitizations of automobile and home equity loans, known as amortizing loans, can pass through to investors the underlying monthly payment on the loan as payment of interest and principal. The principal portion serves to reduce or amortize the outstanding amount of the security while interest is payable on the outstanding principal balance. Since these payments are generally passed

                                      2-1
     through to investors as received, the maturity and repayment schedule of the ABS would generally match the maturity and repayment schedule of the underlying loans.

          The securitization process involves a comprehensive analytical undertaking. It includes a wide array of considerations such as the bankruptcy, tax and accounting treatment of the structures, as well as servicing and systems issues associated with the underlying assets.

1.   Bankruptcy and Legal Issues in Securitizations
     ----------------------------------------------

          In a securitization, steps are taken to legally separate the underlying assets from the bankruptcy estate of the originating company in order to achieve credit ratings above that of the company. The assets are typically contributed or sold to a bankruptcy-remote Special Purpose Entity
     (SPE). Rating agencies generally (1)require the SPE to include two or more independent members on its board of directors, in the case of a corporation, or an independent trustee, in the case of a trust, (2)impose restrictions on the SPE's ability to voluntarily declare bankruptcy or to engage in corporate reorganizations, and (3)limit the activities of the SPE to those related to the securitization. Legal counsel normally renders a "true sale" opinion, which states that the assets have been sold for bankruptcy purposes to the SPE, and opines that these assets would not be part of the bankruptcy estate of the originating company and thus would not be available to creditors of the company upon its bankruptcy.

          In the absence of credit enhancement, as discussed below, the rating of the ABS would be based exclusively on the credit quality of the underlying assets. As this credit quality is not normally of the highest rating category, the company may add various forms of credit enhancement to the assets in order to achieve a higher rating. This credit enhancement may consist of overcollateralization (the sale or pledging of assets in excess of the amount necessary to repay the financed amount), cash reserve accounts, or a surety bond or letter of credit provided by a "AAA" institution. A

                                      2-2
     company thus, for example, may be able to issue "AAA" ABS and significantly reduce its borrowing costs. The vast majority of ABS today are structured to achieve "AAA" ratings to take advantage of the associated borrowing cost savings.

2.   Accounting Issues in Securitization
     -----------------------------------

          Securitizations are most typically structured as a "sale" for accounting purposes to achieve off-balance sheet treatment, but a number of on-balance sheet securitization transactions which represent financings from an accounting perspective have also been executed.

          In an on-balance sheet transaction, the assets may nonetheless be transferred in a "true sale" transaction to a bankruptcy-remote SPE affiliated with the originator in order to achieve the desired level of bankruptcy protection. The SPE then issues debt securities to investors. The assets and liabilities associated with the securitization are consolidated with the financial statements of the originator despite the asset transfer to the affiliated bankruptcy-remote entity which actually issues the debt securities. This form of securitization is essentially a bankruptcy-remote form of collateralized debt and is accounted for as a debt financing.

3.   Tax Issues in Securitization
     ----------------------------

          From a tax perspective, two basic issues must be evaluated in structuring an ABS transaction. First, the tax status of the SPE must be evaluated to determine whether the entity is taxed separately from the originating company as a corporation, or whether it is treated as a "transparent" entity for tax purposes. Securitizations are typically structured to avoid entity-level taxation by employing an SPE such as a partnership, grantor trust or division of the originating company for tax purposes, since an entity-level tax would reduce the cash flow available to investors.

          The second part of the tax analysis evaluates the ownership of the securitized assets for tax purposes. Securitizations are typically either characterized as a sale for tax purposes, in which case the originator is deemed to have sold the assets to

                                      2-3
     investors for tax purposes, or as debt, in which case the assets are deemed to have been "pledged" to secure the originator's debt for tax purposes. A tax sale of assets generates an immediate tax liability to the originator on any gain associated with the sale.

          Tax debt characterization means that the assets are still deemed to be owned by the originator for tax purposes, which defers any immediate tax liability. Instead, taxes will be payable over time as the revenues, in respect of the asset, are received. For tax purposes, the originator will continue to be the owner of the assets, will report income generated by the assets, and will deduct interest expense payable by the SPE. Tax counsel typically requires that the SPE have a minimum level of at-risk equity to support debt treatment for tax purposes.

          Ultimately, the structure of the securitization transaction will be driven by a particular originator's tax and accounting goals in the context of what can be achieved in these areas under the applicable legal, tax, accounting and regulatory framework.

4.   Servicing Issues in Securitization
     ----------------------------------

          Since the originating entity is no longer the owner of the assets from a legal perspective, its function in the ABS transaction is usually limited to acting as a servicer. Its responsibilities include preparing and mailing customer statements, collecting payments from these obligors, resolving customer disputes and distributing collections to ABS investors. The originating entity as servicer for the securitization is expected to act with the same level of care and to treat the securitized assets in the same manner as if the assets had not been sold. The servicer also records and reports the amount of collections and the performance of the overall pool of assets for ABS investors. Because investors look to the assets for repayment (and not to any independent obligation of the originating company), rating agency and investor due diligence focuses on the quality and experience of the

                                      2-4
     servicer. Poor servicing could result in delays in payment or losses to investors. Typically in ABS transactions, the servicer, once approved, cannot resign (unless it is illegal for it to continue) or transfer servicing except to a successor corporate entity. Additionally, servicers whose debt ratings are not consistent with the rating of the transaction (i.e.,investment grade) are required to make arrangements, such as setting up an independently controlled lock box account at a financial institution (normally the trustee) for remittance of cash payments from customers or obligors, obtaining letters of credit, or providing additional credit enhancement to assure that the amounts collected by the servicer on the assets will be turned over to investors.

          The servicer normally earns a fee for servicing the assets, consistent with the costs of servicing similar assets. The servicing fee is usually set at a rate to economically induce other servicers into servicing the assets should the original servicer be unable to continue due to its bankruptcy or default. The following table provides a snapshot of servicing fees on various asset types. These fees are a percentage of the ABS principal balance outstanding.

                                                SERVICING FEE
                                                -------------
          Credit Cards                          2.00% per annum
          Automobile Loans                      1.00%
          Home Equity Loans                     0.50%-0.75%
          Manufactured Housing                  0.75%-1.25%
          Source: Recent ABS Prospectuses.

          The fees listed above reflect servicing costs for high-quality obligors. Servicing fees for low-quality obligors are generally higher, since the costs of servicing increase as the servicer is required to spend a substantially greater amount of time ensuring that payments are made on the most timely basis. For example, the

                                  2-5
     servicing fees on a subprime automobile ABS transaction (loans to low-quality obligors) are in the range of 3.00 to 3.50 percent per annum of the average ABS principal amount outstanding.

5.   Ratings of Asset Backed Securities
     ----------------------------------

          From a credit perspective, the goal of a securitization is to achieve a rating for the transaction based primarily on the credit quality of the pledged or sold assets, with little or no consideration of the credit quality of the seller or originator. In evaluating the credit quality of a securitization transaction, the rating agencies typically focus on the following issues:

     .    Credit risk of the assets
     .    Diversification of the asset pool
     .    Cash flow generated by the assets
     .    Structure of the ABS
     .    Servicing and collections ability and experience of the servicer
     .    Legal issues associated with the structure
     .    Credit enhancement

          The main credit risk in a securitization related to the assets is the potential for impairment of cash flows resulting from delinquencies or losses on the pledged or sold assets. Depending on the structure of the securitization, credit losses or cash flow disruption due to delinquencies or losses may cause an inability to meet scheduled debt service. The rating agencies will also evaluate the ability of interest earned on the assets to support the ABS interest (which may be either a fixed or a floating rate) and cover losses. Additionally, the rating agencies will analyze the size and diversity of the obligor base as well as any geographic- or product-specific concentrations in the pool in order to determine whether these factors could significantly impact the credit characteristics of the pool. Rating agency review of ABS assets is based on a statistical analysis and the "law of large numbers" and,

                                      2-6
     accordingly, securitization pools which are not sufficiently large and diverse, or which have a single obligor representing a significant portion of the assets, may not be cost effective.

          The structure of the ABS transaction is also an important factor in the rating agency analysis. For multiple class structures with several credit ratings, the priority of interest and principal payments is integral to assigning credit support levels. Finally, a servicer's collections ability, credit quality (as defined by the rating agencies), and business experience will be reviewed by the rating agencies as part of their due diligence.

          Credit enhancement, usually in the form of overcollateralization (the pledge of more assets than liabilities), cash reserve funds or third-party credit support is typically required to mitigate credit and liquidity risks (up to the desired rating level) and ensure the full and timely payment of the securities. Credit enhancement is sized by applying increasingly stressful assumptions for each successively higher rating category. Note that a higher credit rating level than that of the company can only be achieved with the receipt of a "true-sale" opinion by the rating agencies. If steps are not taken to legally separate the underlying assets from the bankruptcy estate of the originating company, then the rating agencies would not be able to rate the transaction generally more than two notches ("A-" versus "A+") higher than the credit rating of the company.

6.   Size and Growth of the Asset Backed Securities Market
     -----------------------------------------------------

          The first public ABS was issued in 1985 by Sperry Lease Finance which securitized computer leases. A variety of assets have been securitized in the public markets since the inception of the ABS market, including credit card receivables, trade receivables, automobile loans and leases, student loans, home equity loans and lines of credit, equipment leases, manufactured housing contracts, unsecured consumer loans and a number of other less traditional assets. The following table

                                      2-7
     shows a breakdown of 1996 ABS public issuance by asset type. Note that nearly 20percent of 1996 public issuance was comprised of other asset types, higher than in any other year in the ABS market.

                                                VOLUME      PERCENTAGE
                                                ------      ----------
            Credit Cards                        $46.5 bb      31.0%
            Home Equity & Manuf. Housing        $33.8        22.6
            Automobile Loans                    $33.3        22.2
            Student Loans                       $ 9.2         6.1
            Other Asset Types                   $27.1        18.1
                                                -----       -----
              Total                            $149.9 bb    100.0%
                                               =========    =====

            Source:  Morgan Stanley & Co.


          While the annual new issue volume in the public ABS market grew from approximately $1 billion in 1985 to $59billion in 1993, even more spectacular growth in the market has taken place in recent years. Between 1993 and 1996, the market has grown in excess of 50percent per annum, and in 1995 eclipsed the $100billion mark for the first time. The following graph shows annual issuance from 1985 to 1997. As noted in the graph, total 1997 ABS issuance is expected to exceed $180billion with much of the growth expected to be fueled by home equity loans, student loans, equipment leases and utility transition costs.

                                      2-8

                            [PLOT POINTS TO COME]

          Source:  Morgan Stanley & Co.

          1996 was an especially strong year for the ABS market. Several weeks saw issuance in excess of $7 billion. The ABS market was repeatedly able to absorb multi-billion dollar transactions successfully, and in 1996 there were over 20 transactions issued in excess of $1.0 billion. Indeed, the largest public market securitization transaction in the history of the ABS market was completed during 1996 and totaled over $4.0 billion. The following table lists some of these large issues.

ISSUE DATE    ISSUER                                             SIZE          ASSET TYPE
----------    ------                                             ----          ----------
2/29/96       Sallie Mae Student Loan Trust 1996-1               $1.5 bb       Student Loans
3/13/96       Airplanes Pass-Through Trust                       $4.0 bb       Airplane Leases
3/21/96       Premier Auto Trust 1996-1                          $1.2 bb       Automobile Loans
4/23/96       Discover Card Master Trust 1996-4                  $1.0 bb       Credit Cards
6/13/96       Ford Credit Auto Owner Trust 1996-A                $1.0 bb       Automobile Loans
10/9/96       Capita Equipment Receivables Trust 1996-1          $3.1 bb       Equipment Leases
11/6/96       Chase Manhattan Credit Card Master Trust 1996-4    $1.0 bb       Credit Cards

Source: Morgan Stanley & Co.


                                      2-9

7.   Pricing for Asset Backed Securities
     -----------------------------------

          The amortization schedule of the RRBs is similar to other amortizing ABS issues since the RRB investors are expected to receive quarterly payments of interest and principal. Since principal is payable quarterly, investors are generally quoted a spread to the weighted average life of the amortizing ABS. Weighted average life refers to the average amount of time an investor is expected to receive the full amount of principal. Note that the average life for a bullet security (the typical corporate bond principal payment structure) is equal to the period of time between the issuance date and the maturity date. Because the investor in an amortizing ABS is receiving principal payments on a periodic basis, the investor is subject to reinvestment risk on the principal amount received. If overall interest rates have gone down since the ABS was initially purchased, the investor would be forced to invest the returned principal in a lower yielding investment. Because the amortizing ABS investor is subject to this reinvestment risk, the amortizing ABS investor demands a spread premium relative to a corporate bond investment for a comparable average life.

          Additionally, despite the high credit ratings of ABS, they do not generally price at basis point spreads that are comparable to corporate bond spreads for a given rating level (one basis point equals .01percent). ABS investors continue to demand a spread premium in relation to corporate bonds as the ABS represents a "structured" rating based predominantly on the structure and underlying collateral. The following table compares spreads on "AAA" manufactured housing ABS to spreads on industrial "AAA" corporate debt securities for a series of average lives.

                                     2-10

                                          2-YEAR       3-YEAR       5-YEAR       7-YEAR       10-YEAR
                                          ------       ------       ------       ------       -------
MANUFACTURED
HOUSING ABS                               +39 bps.     +39 bps.     +52 bps.     +62 bps.     +85 bps.

INDUSTRIAL "AAA"                        +15-20 bps.  +20-25 bps.  +25-30 bps.  +30-35 bps.  +35-40 bps.

Source:  Morgan Stanley & Co., as of March 7, 1997.
Note: "bps." equals basis points spread over U.S. Treasury Notes

B APPLICATION OF ASSET BACKED FINANCE TO THE RESTRUCTURING OF
  -----------------------------------------------------------
  THE ELECTRIC UTILITY INDUSTRY
  -----------------------------

          As is discussed in detail in Chapter 3, PG&E, based on the passage of Assembly Bill 1890 (AB 1890), proposes to securitize the property right to a consumption-based charge, called the Fixed Transition Amount (FTA) charge, levied on residential and small commercial customers as a means of facilitating its transition to a competitive generation market. The property right created by AB 1890 is called Transition Property. The securitization of the Transition Property will enable PG&E to recover a portion of its transition costs and provide a 10 percent rate reduction to residential and small commercial customers.

          The rating of the securitization of the Transition Property will be based primarily on an analysis of the credit risk associated with customers' ability to pay the FTA charge and the ability of PG&E to accurately forecast the expected consumption of its residential and small commercial customer base. These factors, along with other considerations, determine the ability of the FTA revenues to meet the scheduled payment requirements. As the credit quality of the FTA cash flow stream and PG&E's ability to forecast consumption over the term of the securitization are most likely less than "AAA," credit enhancement must be added to the securitization to ensure that the transaction will receive the highest possible rating.

          Credit enhancement for the securitization is expected to be comprised of the statutory true-up mechanism and a small overcollateralization amount. The true-up

                                     2-11
     mechanism will enable PG&E to revise its projected consumption schedule and adjust the FTA charge to help ensure full and timely payment of debt service.

          The overcollateralization amount will be sized by the rating agencies based on the application of extreme assumptions as to PG&E's expected level of delinquencies, losses and usage volatility. The overcollateralization amount will represent the difference between the aggregate principal amount expected to be collected through the FTA charge, and the principal amount of RRBs to be issued. Investors are protected, or credit enhanced, in the event that less than the entire principal amount, absent overcollateralization, would have been collected.

          Investor interest is expected to be very strong for this product due to the strong credit characteristics and the stability of the cash flow stream of the security. Investors are persistently looking for alternative ABS investments as a means of achieving incremental yield and diversifying their ABS portfolios. As the RRBs are anticipated to be divided into various tranches or classes representing average lives ranging from three months to 10 years, investor interest is expected to come from all investment sectors. RRB investor participants are expected to include money market funds, domestic and international banks, institutional and retail trust funds, money managers, investment advisors, pension funds, insurance companies, securities lenders and corporate cash managers. Traditional utility first mortgage bond investors are also expected to be attracted to this product as it enables them to buy higher rated utility-related securities.

          In preliminary meetings with potential RRB investors, investors have expressed concern about the risk of AB 1890 being overturned or abolished in the future due to fundamental changes in the industry or due to political considerations. Investors are uncertain how to quantify or evaluate this type of risk since it is novel to the ABS market. Obtaining a bankruptcy "true sale" opinion from legal counsel and a high credit rating from rating agencies will help allay potential concerns of investors. Multiple

                                     2-12
     classes of securities with varying average lives may also serve to mitigate this concern for certain investors by allocating it primarily to the longer average life classes.

          It is preferable that the RRBs, related to each California utility, be issued in one or two large, liquid transaction(s) rather than in multiple issues over several years, in order to minimize the all-in cost of the transaction. The ABS market has readily absorbed large size transactions (as noted in the table on page 2-9) as such issues offer investors substantial liquidity. Large size transactions issued within a short period of time would also generate the greatest investor interest and momentum for the transaction and maximize the impact of any initial investor road show and investor meetings occurring prior to the transaction's launch into the ABS market.

          While the transaction would be issued in one or two offering(s), the offering(s) would likely be split into multiple classes of various average lives in order to attract the greatest breadth of investor demand. Each of the classes would be substantial in size to offer liquidity to investors. Different types of investors would be expected to be attracted to the different classes.

          This concentrated issuance approach will also save customers repetitive fixed transaction expenses such as rating agency fees, trustee fees, accounting costs, and printing costs, as well as minimize legal costs that would be incurred with small offerings over multiple years.

                                     2-13

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 3
                              TRANSACTION OVERVIEW

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 3
                             TRANSACTION OVERVIEW

 A. INTRODUCTION
    ------------

       The purpose of this chapter is to present an overview of the proposed financing transaction and the considerations that determine the proposed transaction structure. The remainder of this chapter is organized as follows:

    B.  Overview of Assembly Bill 1890 (AB 1890)
    C.  Proposed Transaction Structure
    D.  Factors Determining the Proposed Transaction Structure
    E.  Servicing the Rate Reduction Bonds (RRBs)
    F.  Timing and Sizing of the Proposed Transaction
    G.  RRB Characteristics
    H.  Transaction Costs and Use of Proceeds

B. OVERVIEW OF AB 1890
   -------------------

       On September 23, 1996, Governor Wilson signed into law AB 1890, a comprehensive electric industry restructuring bill which had been unanimously approved by the California State Legislature. Among other things, AB 1890 authorizes electric utilities to recover a portion of their transition costs (Financed Transition Costs) through the issuance of a new type of asset backed security, known as RRBs (Public Utilities (P.U.) Code (S)840(e)). AB 1890 generally defines transition costs as the costs and categories of costs for generation-related assets and obligations, consisting of generation facilities, generation-related regulatory assets, nuclear settlements, and power purchase contracts, that may become uneconomic as a result of a competitive generation market (P.U. Code (S)840(b)).

                                      3-1

      Conditioned upon the issuance of RRBs, AB 1890 requires utilities to reduce rates for residential and small commercial customers by at least 10 percent beginning on January 1, 1998, and continuing through the earlier of when PG&E recovers its transition costs except for those allowed a longer recovery period, or March 31, 2002 (the rate freeze period) (P.U. Code
  (S)330(w) and 367(a))./1/ PG&E is able to deliver the 10 percent rate reduction by issuing RRBs at an interest rate that is lower than the otherwise authorized rate of return on the Financed Transition Costs and by extending the debt service on the RRBs beyond the authorized transition cost recovery period.

      AB 1890 requires residential and small commercial customers to fund payments of the principal, interest and related costs on the RRBs through separate, non-bypassable charges called Fixed Transition Amounts (FTAs). FTAs are generally defined in AB 1890 as non-bypassable rates and other charges that are authorized by the Commission in a Financing Order to recover Financed Transition Costs and the costs of providing, recovering, financing or refinancing transition costs, including the costs of issuing, servicing, and retiring RRBs (P.U. Code (S)840(d)). Residential and small commercial customers will pay the FTAs as a component of their monthly bill (FTA charge). The FTA charge will be a usage based, cents-per-kilowatt hour charge.

      AB 1890 designates as an irrevocable property right the future non-bypassable FTA revenues the utilities will collect from residential and small commercial customers. This property right, defined in AB 1890 as Transition Property, includes the right, title and interest to all revenues, collections, claims, payments, money or proceeds arising from FTAs that are the subject of a Financing Order issued by the Commission (P.U. Code (S)840(g)). Upon the issuance of RRBs, the right to recover FTAs is

-------------------
/1/ The determination of the size of the RRBs assumes that the rate freeze period will end on March 31, 2002, which under AB 1890 is the last possible day the rate freeze period can end (see Chapter 4). The ratemaking mechanism described in Chapter 5 addresses the effect of an earlier end to the rate freeze period.

                                      3-2
    irrevocable and cannot be rescinded, altered or amended by either the Commission or the State of California (P.U. Code (S)841(c)).

       AB 1890 provides for the RRBs to be issued through the California Infrastructure and Economic Development Bank (Infrastructure Bank), or another financing entity (Issuer) affiliated with, or approved by the Infrastructure Bank (P.U. Code (S)840(b)). Prior to issuance, the utilities must submit an application to the Infrastructure Bank for approval of the Issuer and the terms and conditions of the RRBs.

       AB 1890 requires each utility to apply to the Commission for a Financing Order, no later than June 1, 1997, for a determination of the amount of transition costs to be financed by RRBs and the establishment of a procedure for the periodic adjustment to FTAs. The periodic adjustment (true-up mechanism) will ensure RRB investors that the FTA charge can be increased or decreased to adjust for any variations in actual RRB principal amortization versus scheduled amortization. The Commission is required to issue a decision on the Financing Order within 120 days of the application submission (P.U. Code (S)841(e)). The Financing Order will become effective only after PG&E files its written consent to all terms and conditions of the Financing Order (P.U. Code (S)841(b)).

 C. PROPOSED TRANSACTION STRUCTURE
    ------------------------------
       PG&E proposes the following structure for the issuance of RRBs; however, the exact structure will be finally determined by the Infrastructure Bank when the RRBs are issued:

    1. PG&E will form a Special Purpose Entity (SPE), wholly-owned and organized by PG&E. PG&E will contribute equity to the SPE in an amount equal to approximately 0.50 percent of the total RRB principal amount, and will, in the form

                                      3-3
       of a sale, transfer title to the Transition Property (the right to future FTA revenues collected from residential and small commercial customers) to the SPE./2/


  2. In order to fund the acquisition of the Transition Property, the SPE will issue debt securities to the Issuer. The Transition Property and the SPE equity will be used as collateral to secure the SPE debt securities.

  3. The Issuer will issue RRBs to investors in the form of notes or certificates. The RRBs will be secured by the debt of the SPE, which will mirror the terms and conditions of the RRBs. The proceeds from the issuance of the RRBs will be transferred from the Issuer to the SPE. The SPE will then pay the proceeds to PG&E in exchange for the Transition Property.

  The following schematic illustrates the proposed transaction:

                             [DESCRIPTION TO COME]

  D. FACTORS DETERMINING THE PROPOSED TRANSACTION STRUCTURE
     ------------------------------------------------------
       The proposed transaction structure is necessary to issue the lowest-cost, highest-rated RRBs possible. The transaction has been structured to address the following issues:

--------------------------
/2/ PG&E requests that the Commission find that, upon the sale by PG&E of the Transition Property to the SPE, (1) such SPE shall have all of the rights originally held by PG&E with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by PG&E, and (2) any payment by any customer to such SPE shall discharge the customers' obligation in respect of such Transition Property to the extent such payment notwithstanding any objection or direction to the contrary by PG&E. This finding reinforces that Transition Property is a separately identifiable, transferrable asset.

                                      3-4

1.  RRB Credit Rating Issues
    ------------------------

       Satisfactory regulatory approvals will help ensure that the RRBs receive the highest possible rating from at least two national credit rating agencies. The credit analysis of asset backed securities centers on the extent to which the structure of the transaction isolates the assets from the credit risks of the originating company and on the credit quality of the assets themselves. The ratings will be based on several factors including:
    (1) the bankruptcy opinion of counsel regarding the transfer of the Transition Property from PG&E to the SPE, (2) the FTA true-up mechanism, (3) credit enhancement, (4) the analysis of PG&E's ability to accurately forecast energy usage and the credit risks associated with residential and small commercial customers, (5) the risks associated with currently unknown third party servicers collecting a portion of the FTA charge, and (6) the legislative and regulatory risks associated with the transaction.

       In order to obtain the desired credit rating on the RRBs, PG&E must provide a satisfactory opinion of counsel, at the time the RRBs are issued, establishing that the transfer of the Transition Property from PG&E to the SPE constitutes a "true sale" for bankruptcy purposes and that PG&E and the SPE would not be substantively consolidated for bankruptcy purposes. The "true sale" transaction between PG&E and the SPE provides the rating agencies assurance that, in the event of a PG&E bankruptcy, the Transition Property and the related revenues collected under the FTA charge would not be part of the bankruptcy estate of PG&E and, thus, would be unavailable for the satisfaction of PG&E's creditors. Instead, this revenue stream would continue to be collected for the SPE, which has pledged it to pay debt service on its securities to the Issuer, which in turn has pledged these debt securities to pay debt service on the RRBs to investors.

       PG&E expects to work with the Infrastructure Bank to structure the RRB transaction so that a satisfactory "true sale" opinion can be delivered to the rating

                                      3-5
    agencies. Among other things, the "true-sale" structure will involve the following: (1) to the extent feasible, a line item on the utility bill will be established to provide notice that the customer bill amounts attributable to the FTA charge are separate and distinct from the revenues of the utility; (2) PG&E, acting as servicer of the RRBs on behalf of the SPE, will be paid a servicing fee which represents a fair market price for these services since PG&E has no economic interest in the FTA revenues (Transition Property) and is merely a servicer being paid a market rate, as measured by the fees paid to other servicers in this type of transaction; furthermore, the fee must be adequate to attract a substitute servicer in the event PG&E fails to satisfactorily perform as servicer; and (3) consistent with the SPE's ownership of the Transition Property, the customers will have the legal right to pay the SPE directly, and the SPE will have the corresponding legal right to sue customers for nonpayment of the FTA charges./3/


       Thus, the SPE and its assets will be considered "bankruptcy-remote." "Bankruptcy-remote" means that, (1) in the event of a bankruptcy of PG&E, the SPE's assets should be separate and not subject to the claims of PG&E's creditors and, (2) since the only activity of the SPE is related to the issuance of RRBs in connection with PG&E's Transition Property and the SPE is structured to avoid voluntary declaration of bankruptcy, the possibility of an SPE bankruptcy is diminimus.

           AB 1890 provides for an FTA true-up mechanism to be implemented by the Commission at least annually (P.U. Code (S)841(e)). This true-up mechanism will allow PG&E to adjust the FTA charge to account for variations in actual FTA collections from those originally forecast, which cause the actual amortization of the

-----------------------------------------
/3/ To further enhance the credit quality, PG&E requests that, in the event of a default by PG&E in payment of the FTA charge to the SPE, the Commission, upon application by the Bond Trustee, shall order the sequestration and payment to the SPE or such other party of revenues arising with respect to Transition Property.

                                      3-6

     RRBs to diverge from the scheduled amortization. Such variations may be due to, among other things, deficiencies due to reduction in usage from projections, failure of customers to pay amounts owed, and failure of PG&E or third-party servicers to remit the full amount of their FTA collections. The design, frequency and ensured regulatory implementation of this true-up mechanism are critical to the rating agencies in their determination of the reliability and adequacy of debt service payments. The authorized frequency and timely Commission review and approval of true-up filings will also be important factors in determining how much additional credit enhancement the rating agencies will require.

       Additional credit enhancement is expected to be in the form of overcollateralization. As discussed in Chapter 2, overcollateralization further ensures that bondholders will receive all principal and interest due them by requiring the Bonds to be secured with an asset, in this case Transition Property, the value of which is in excess of the amount of the total principal amount of the Bonds. The overcollateralization will be sized by the rating agencies, based on the amount of principal and interest which would otherwise remain unpaid on the expected maturity date under the rating agencies' worst case scenario (stress analysis). Any overcollateralization that is collected as part of the FTA charge, in excess of total debt service, will be the property of the SPE.

       In order to determine the amount of credit enhancement, the rating agencies will also analyze PG&E's ability to accurately forecast the expected energy usage by residential and small commercial customers by looking at historic data on forecasted and actual usage. The rating agencies are expected to apply a wide range of assumptions on uncollectibles and energy usage and the effectiveness of the true-up mechanism to assess how vulnerable FTA revenues are to changes in assumptions. This stress analysis is important, and the authorized frequency and prompt

                                      3-7
     implementation of the true-up mechanism are critical in reassuring the rating agencies that the RRB debt service will be paid.

           The rating agencies are also very focused on the financial strength and the billing and collecting experience of the servicer. While PG&E will be the initial servicer, pursuant to the Commission's cost separation proceeding in the industry restructuring process, it is possible that currently unknown third parties will be billing and collecting payments from a portion of the customers that will pay the FTA charge. In order to ensure that the RRBs' credit rating is not adversely affected, PG&E requests that the Commission approve the following principles that would be applied by the Commission in establishing minimum standards for third-party servicers that may bill and collect the FTA charge from residential and small commercial customers:

     a. Regardless of who is responsible for performing the billing and collection functions, residential and small commercial customers will continue to be responsible for FTA charges in accordance AB 1890.

     Residential and small commercial customers must always be responsible for paying the FTA charge, regardless of who actually bills and collects that charge from those customers. This clear and continuing obligation cannot be blurred as a result of a third-party servicer billing and collecting the FTA charge and then paying its aggregated FTA collections to the utility.

     b. If a third-party servicer meters and bills for the FTA charges, the utility must have access to information regarding kilowatt-hour usage and billings to provide proper reporting as primary servicer for RRBs.

     Irrespective of who performs the metering and billing functions, PG&E must have access to information regarding customer usage and billings in order to properly report FTA revenues to the Bond Trustee as required under its Servicing Agreement.

                                      3-8

     c. Appropriate shut-off policies must be maintained to minimize investors' credit risk in the case of non-payment of the FTA by individual customers.

     Current shut-off policies must be maintained to allow shut-off by the utility or third-party servicer in the case of non-payment of the FTA, regardless of who is responsible for the billing and collecting FTAs.

     d. Appropriate standards, procedures and credit policies must be in place to ensure that the collection of FTA charges by a third-party servicer does not result in an increased risk to investors. Such standards should be consistent with existing rating agency standards governing billing, collecting and reporting for servicers in similar asset backed securities transactions.

     Rating agencies and investors will see an additional layer of risk if third-party servicers with less than investment grade credit ratings, collect and hold FTA charges prior to remittance to the utility. To ensure that the risk associated with a third-party servicer default is mitigated, rating agencies will want to see that appropriate credit policies be in place. For example, if a third-party servicer is not rated, or rated below investment grade, the rating agencies may require that all customer collections be remitted within 48 hours of receipt or alternatively, security deposits, letters of credit, or other forms of credit enhancement may be required. Furthermore, third-party servicers must have systems capabilities and procedures in place that are necessary to promptly bill, collect and report FTA charges.

     e. In the event of a third-party servicer default, billing and collecting responsibilities must be promptly transferred to another party to minimize losses.

     In the event that a third-party servicer defaults on its timely payments to the utility of FTA collections, the rating agencies will desire prompt action to replace the defaulting servicer to assure FTA charges paid by customers can be passed on to investors.

                                      3-9

         The broad policies outlined above are only a subset of those likely to be addressed in the Commission's Direct Access and Ratesetting proceedings. PG&E does not desire to preempt a full discussion in those proceedings. However, these issues are important for achieving the highest possible Bond rating and the minimum ratepayer cost associated with the RRB issuance. As a result, PG&E requests that the Commission indicate its intent to set appropriate procedures for third-party servicers by approving the general guidelines described above.

         Additional factors the rating agencies will consider when rating the RRBs are the legislative risks associated with AB 1890 including the risk that AB 1890 could be overturned or abolished in the future. Since AB 1890 was unanimously passed by the California Legislature, and it results in economic benefits to residential and small commercial ratepayers, PG&E expects the rating agencies to conclude that the legislative risk associated with the transaction should not affect the Bonds' rating.

         The rating agencies will also analyze the regulatory risk associated with the transaction. As stated in AB 1890, the Financing Orders and the FTAs shall be irrevocable, and the Commission shall not have authority either by rescinding, altering or amending the Financing Order, to revalue the costs of providing, recovering, financing, or refinancing the transition costs (P.U. Code (S)841(c)). Nevertheless, the quality of the Financing Order, particularly with regard to the initial tariff implementation, the true-up mechanism and requirements for third-party servicers, will be carefully reviewed by the rating agencies when they determine the rating of the Bonds.

 2.  Tax Issues
     ----------

         PG&E expects that the transfer of Transition Property to the SPE and the issuance of RRBs will not cause the current recognition of taxable income for the following reasons: (1) the transfer of the FTA charge to the SPE has no federal income tax consequences because the SPE and the utility are within the single

                                     3-10

     PG&E tax entity, (2) the SPE's issuance of debt securities will be treated as secured debt for tax purposes, and (3) because of the characteristics of the FTA charge, no income associated with the FTA charge will be recognized until electric services are provided to PG&E's customers paying the FTA charge. The contribution from PG&E to the SPE of a small amount of equity, not expected to exceed 0.50 percent of the RRB principal amount, further reinforces the Company's tax position that the transaction should be treated as debt for tax purposes.

        PG&E is very confident that these conclusions are sound. However, due to the size of this transaction, PG&E and the other California electric utilities have submitted ruling requests to the Internal Revenue Service
     (IRS) seeking confirmation. PG&E's request asks the IRS to rule on two issues: (1) whether the securities issued by the SPE are considered debt for federal income tax purposes, and (2) whether income will accrue on the Transition Property only when the related electric services are provided to consumers.

        The request was submitted to the IRS on February 26, 1997. PG&E does not expect to receive a formal response for several months, although it may receive information on an informal basis sooner. In discussions with the IRS, the Company has stressed the importance of the June 1, 1997 deadline for submitting a restructuring proposal to the Commission. PG&E is optimistic that, if the IRS agrees to rule, the IRS will give the requested ruling expedited consideration.

        If the IRS declines to rule or rules adversely, PG&E will first reevaluate the transaction to determine if modifications can be made which do not result in current taxation and which do not significantly undermine the benefits of the transaction. If this cannot be done, PG&E would seek to modify this application with the Commission.

                                     3-11

    3. Accounting Issues
       -----------------

          PG&E and the other California electric utilities submitted a letter to the Securities and Exchange Commission (SEC) requesting that, for financial reporting purposes, the transfer of the Transition Property to the SPE be treated as a sale. The SEC denied the utilities' request and, as a result, the SPE's debt securities (which mirror the RRBs) will be recorded as debt on the utilities' balance sheets. Showing the SPE debt securities on PG&E's balance sheet is not expected to have an impact on the credit rating of PG&E's existing securities since the SPE debt securities will be non-recourse to PG&E. PG&E will add a footnote to its financial statements disclosing that the RRBs are secured solely by Transition Property and SPE equity, that RRB investors have no recourse to any assets or revenues of PG&E, and that, conversely, PG&E and its creditors have no claim to the Transition Property.

 E. SERVICING THE RRBs
    ------------------

       PG&E intends to act as servicer for the RRBs to the extent it retains the right to bill and collect the FTA charges from residential and small commercial customers. In its capacity as servicer, PG&E will be responsible for reading customer meters and billing and collecting the FTA charge. PG&E is expected to remit estimated FTA collections to date, on behalf of the SPE, to the RRB Indenture Bond Trustee Bank (Bond Trustee). The Bond Trustee is responsible for making quarterly debt service payments to RRB investors and paying other ongoing costs associated with the transaction. These ongoing costs include the cost of servicing the RRBs, described in further detail below, Bond Trustee fees and other administrative costs. Bond Trustee fees and other administrative costs (excluding servicing fees) are expected to be approximately $60,000 per year.

                                     3-12

    The following schematic illustrates the servicing cashflows:

    The omitted graphic reflects the flow of the Customer Payment including FTA Charge from Residential and Small Commercial Customers to PG&E (as Servicer), the flow of the FTA charge on Behalf of the SPE to the Bond Trustee, and the flow of Debt Service to the Investors, and in the other direction the flow of the Customer Bill including FTA charge from PG&E to the Residential and Small Commercial Customers.

    The FTA charge will be comprised of the following components: (1) scheduled debt service on the RRBs, (2) servicing fees, (3) Bond Trustee fees, (4) overcollateralization, (5) allowance for uncollectibles, and (6) other ongoing expenses.

    PG&E will also be responsible for filing an advice letter with the Commission, at least annually, to adjust the FTA charge, to the extent that actual debt service payments vary from scheduled debt service payments, and to reflect revised annual usage forecasts.

    The FTA charge is expected to appear as a separate line item on the monthly bill of residential and small commercial customers beginning in January 1998. As mentioned above, PG&E will be responsible for reading customer meters, billing, collecting and remitting the FTA charge to the Bond Trustee. PG&E has sold its right to FTA revenues and is legally obligated to remit 100 percent of FTA collections to the Bond Trustee net of PG&E's servicing compensation. PG&E plans to remit estimated FTA collections to date to the Bond Trustee once a month, pending rating agency approval. If PG&E's or other servicer's short-term credit rating falls below "A-1," "P-1," "F-1," the rating agencies are expected to require FTA remittances to the Bond Trustee within two days of receipt to avoid an adverse impact on the RRBs' credit rating. The rating agencies may also require the servicer to provide additional credit enhancement, such as a letter of credit, to maintain the RRBs' rating.

                                     3-13

    As servicer, PG&E will receive the FTA collections daily and will commingle FTA collections with other customer payments until the monthly remittance date to the Bond Trustee. Any benefits that result from PG&E having use of FTA collections between remittance dates will be credited to residential and small commercial customers as described in Chapter 5.

    PG&E will prepare a monthly servicing report for the Bond Trustee detailing the estimated FTA collections during each month over the life of the RRBs. Estimated FTA collections will be based on an analysis of customer payment patterns.

    Six months after each monthly billing period, PG&E will compare actual FTA collections to the estimated FTA collections that have been remitted over six months to the Bond Trustee. The six-month lag between the first remittance of estimated FTA collections and the final determination of actual FTA cash collections allows for the collection process to take its course and is consistent with PG&E's practice of waiting six months after the initial billing before writing off unpaid customer bills.

    The Bond Trustee will have a legal right to only the amount of actual FTA cash collections. Variance (positive or negative) between the amounts previously remitted based on estimated collections and the amount calculated to have been actually received based on final write-offs will be netted against the following month's remittance. Amounts collected that represent partial payments of a customer's bill will be allocated between the Bond Trustee and PG&E based on the ratio of the portion of the billed amount allocated for the FTA charge to the total billed amount. This allocation is an important bankruptcy consideration in determining the "true-sale" nature of the transaction.

    The Bond Trustee will retain all FTA collections until it makes scheduled principal and interest payments and all servicing fees and ongoing expense payments to the appropriate parties. These distributions are expected to be made on a quarterly basis. The Bond Trustee will hold all FTA collections received from PG&E between the

                                     3-14
 remittance date and distribution date in a collection account. The Bond Trustee will invest the funds in the collection account in investment grade short-term securities which mature on or before the next distribution date.

    Interest earned on the investments in the collection account is expected to be paid to the SPE, except in the unlikely event that they are needed to pay interest on, or, at maturity, principal of, the RRBs due to FTA collection shortfalls.

    PG&E expects that after the rate freeze period, its rates charged to residential and small commercial customers will be reduced periodically to reflect (1) distributions by the SPE to PG&E, and (2) any increase in the value of PG&E's ownership interest in the SPE./4/

    As servicer, PG&E will be responsible for filing with the Commission for any necessary FTA charge adjustments. PG&E expects to file for adjustments at least annually. PG&E is also requesting authorization to file for adjustments, as often as quarterly, in the event that actual quarterly debt service payments vary from scheduled debt service payments by more than a specified percent, as determined necessary for the highest possible rating. Either an increase or decrease in the FTA charge would be requested if the actual debt service payments were less than or greater than what was scheduled, respectively. The true-up mechanism is described in detail in Chapter 6.

    As previously mentioned, the SPE must pay PG&E a servicing fee to be collected in the FTA charge that constitutes a fair and reasonable price in order to preserve the "true sale" bankruptcy opinion. As discussed in Chapter 2, annual servicing fees for asset securitization transactions can range from
 0.50 percent to 3.50 percent. PG&E expects

-------------------------------------------
/4/ Upon formation of the SPE, PG&E expects that the value of its interest in the SPE will be equal to the amount of equity contributed by PG&E to the SPE as capital. Any undistributed amount of investment earnings or overcollateralization actually collected as part of the FTA charge is expected to result in a corresponding increase in the value of PG&E's ownership interest in the SPE (investment earnings and overcollateralization that are distributed to PG&E by the SPE, or result in an increase in PG&E's ownership interest in the SPE, are referred to as investment earnings and overcollateralization, respectively).

                                     3-15
   to charge an annual servicing fee of 1.50-2.00 percent of the original RRB principal amount. PG&E will adjust its future rates to residential and small commercial customers after the rate freeze period to credit the servicing fee, net of any recorded incremental servicing costs, as described in Chapter
   5. PG&E expects incremental servicing costs to be approximately $50,000 per year.

      In the event that PG&E fails to satisfactorily perform its servicing functions, as set forth in the Servicing Agreement, or is required to discontinue its billing and collecting functions, an alternate servicer acceptable to the Bond Trustee will replace PG&E and assume such billing and collecting functions. As discussed above and in Chapter 2, the credit quality and expertise in performing servicing functions are important considerations when appointing an alternate servicer.

      If PG&E no longer performs servicing functions, the servicing fee will be paid directly to the alternate servicer and PG&E's future rates would not be adjusted to reflect the amount of the servicing fee.

F. TIMING AND SIZING OF THE PROPOSED TRANSACTION
   ---------------------------------------------

      Prior to issuance, PG&E is required to submit an application to the Infrastructure Bank for approval of the terms and conditions of the RRBs. The Infrastructure Bank application is composed of two parts. The first part consists of a general description of the proposed transaction and is expected to be submitted concurrently with this filing. The second part is a more detailed description of the proposed transaction and is expected to be completed late in the third quarter of 1997. The Infrastructure Bank is expected to authorize the issuance of RRBs after the second part of the application has been submitted and the Commission has issued its final decision in this proceeding.

      PG&E currently anticipates that it will make a request to the Issuer and the California State Treasurer's Office that the RRBs be issued on one or more dates in the fourth quarter of 1997. The State Treasurer is required to be the agent for sale of the RRBs. In this capacity, the State Treasurer, in conjunction with the Infrastructure Bank,

                                     3-16
   will review and approve all of the terms and conditions of the RRBs to ensure that the issuance costs are reasonable and that the RRBs are prudently priced given the condition of the financial markets at the time of issuance.

      To allow the RRBs to be issued in time to provide for the 10 percent rate reduction on January 1, 1998, PG&E requests authorization for the initial FTA charge to be effective prior to January 1, 1998. Specifically, PG&E proposes to file an advice letter with the Commission no less than five business days prior to the close of the sale of the RRBs and requests that the advice letter be approved prior to the close of the sale. The advice letter will include the final issuing details and request that the initial FTA charge be set based on the actual amount and price of the RRBs issued./5/ The initial FTA charge must be effective before the related RRB sale can close because it is the Transition Property which is the basis of this asset securitization.

      PG&E proposes to follow the same procedure for any FTA charge adjustments that are necessary to account for additional RRB issuance on later dates.

      PG&E expects the Issuer to sell up to a maximum of $3.5 billion of RRBs. The final size of the issuance will be determined by the amount of RRBs necessary to support a 10 percent rate reduction for residential and small commercial customers beginning on January 1, 1998, and continuing through the end of the rate freeze period. The sizing model which calculates the amount of RRBs necessary to support the 10 percent rate reduction is discussed in detail in Chapter 4.

-----------------------
/5/ PG&E requests that the Commission find that the Transition Property identified in the Issuance Advice Letter associated with the Financing Order shall include, without limitation, (1) the right, title and interest in and to the FTA charge set forth in such Advice Letter, as adjusted from time to time, (2) the right to be paid the total amount set forth in such Advice Letter, (3) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds arising from such FTA charge, and (4) the right, title and interest in and to all rights to obtain adjustments to such FTA charge under the true-up mechanism. This finding will reinforce the relationship between FTA charges and Transition Property.

                                     3-17

      If, as a result of sales growth, the initial size of the RRB transaction is not sufficient to fund the 10 percent rate reduction, PG&E will arrange for the issuance of additional RRBs. This is further discussed in Chapter 5.

      As previously mentioned, PG&E is able to provide the 10 percent rate reduction during the rate freeze period by having the RRBs issued at an interest rate lower than the authorized rate of return on the Financed Transition Costs and by recovering the RRB debt service beyond the authorized transition cost recovery period.

      Residential and small commercial ratepayer benefits resulting from the issuance of RRBs include the 10 percent rate reduction and estimated net present value savings of approximately $470 million based on an issuance size of $3.1 billion. The net present value savings are calculated based on the difference between (1) the cash flow stream that these customers will pay with the RRBs and the 10 percent rate reduction, and (2) the cash flow stream if there were no RRBs and no 10 percent rate reduction. The assumed ratepayer discount rate, or time value of money, is 10 percent. These ratepayer benefits are larger than the projections made in conjunction with the legislative evaluation and passage of AB 1890.

G. RRB CHARACTERISTICS
   -------------------

      The RRBs are expected to be in the form of notes or certificates with multiple expected final maturities ranging from three months to 10 years and legal final maturities ranging from one to 13 years to allow for delays in scheduled principal payments. The structure and maturity dates will be determined at the time the RRBs are priced, to result in the lowest debt cost while reaching a wide investor base. Interest rates will be fixed or floating as determined by the Infrastructure Bank or State Treasurer at the time of issuance to provide the lowest all-in cost of Bonds. Any floating rate exposure will be mitigated with swaps or other interest rate risk management instruments as approved by the Infrastructure Bank or State Treasurer. The debt service in the FTA charges would

                                     3-18
   be based on the resulting fixed interest rate so customers would not have any floating rate risk.

      PG&E proposes to amortize the RRBs based on level principal payments. This is based on rating agency and assumed ratepayer preference for an FTA charge which declines over the life of the RRBs.

      Each separate RRB note or certificate will be priced based on its average life, determined by the projected principal amortization schedule at the time of issuance. Each RRB tranche will be priced at a basis point spread over the United States Treasury Note with a comparable average life.

H. TRANSACTION COSTS AND USE OF PROCEEDS
   -------------------------------------

      PG&E estimates that the costs associated with the proposed transaction, excluding servicing fees and other ongoing costs, will be approximately $25 million. These costs include investment banking fees, legal fees, rating agency fees, SEC registration fees, accounting fees, Bond Trustee fees, Infrastructure Bank fees, printing fees, and miscellaneous fees. PG&E is not including any of its labor costs as transaction costs. As provided for in P.U. Code (S)840(d), these transaction costs will be financed and are included in the RRB sizing calculations further discussed in Chapter 4. The transaction costs are provided as estimates; the actual costs will be approved by the Infrastructure Bank or State Treasurer's office. A detailed break-out of the estimated transaction costs is provided in Attachment 3A.

      These fees are appropriate in light of the extreme complexity of this transaction, which is the first of its kind in the marketplace, and the long lead time necessary to develop and bring this transaction to a close. These fees are expected to be less than one percent of the RRB amount, in line with the fee percentage in other complex utility securities such as pollution control bonds, project financings and leveraged preferred stock issues.

                                     3-19

     PG&E intends to use the net proceeds received from the sale of RRBs to reduce outstanding utility debt and equity in proportions as close as practicable to those of PG&E's existing capital structure, consistent with the capital structure condition established by the Commission in the PG&E Holding Company decision.

     It is possible that certain costs may be incurred to retire debt issues prior to their maturity dates. However, it would be inappropriate to separate changes in the embedded cost of debt, the cost of retirements and the avoided cost of additional financings due solely to the RRBs. In addition to the impact on the embedded cost of debt which results from calling debt issues prior to their maturity dates, a significant amount of debt reduction will occur through scheduled maturities. These maturities, which generally consist of lower coupon debt, would impact the embedded cost of debt regardless of the RRB transaction.

     Any increase or decrease in PG&E's embedded cost of debt will be addressed in the Company's Cost of Capital proceeding and will be reflected in rates for all customer classes.

                                     3-20

                       PACIFIC GAS AND ELECTRIC COMPANY
                        ESTIMATED RRB TRANSACTION COSTS
                                 ATTACHMENT 3A

     Line                                                    Line
      No.                                                     No.
    -------                                                ---------
      1   Underwriter Fees                  $19,375,000        1

      2   Legal Fees                          2,700,000        2

      3   SEC Registration Fees                 950,000        3

      4   Rating Agency Fees                    500,000        4

      5   Accounting Fees                       300,000        5

      6   Infrastructure Bank Fees              200,000        6

      7   Miscellaneous                         975,000        7

                                            -----------
      8   Total                             $25,000,000        8

 Note:  Cost estimates based on an issue size of $3.1 billion.

                                     3-21

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 4
                    SIZE OF THE RATE REDUCTION BOND ISSUANCE

                        PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 4
                   SIZING OF THE RATE REDUCTION BOND ISSUANCE


A. INTRODUCTION
   ------------

        The purpose of this chapter is to present the revenue requirement calculation necessary to determine the size of the RRB issuance, and to present the customer benefits derived from the 10 percent rate reduction during the rate freeze period/1/ and the issuance of the RRBs. The remainder of this chapter is organized as follows:

   B.  Sizing of the RRB issuance:

       1.  Overview
           --------

           a. Target revenue reductions
           b. Gross avoided revenue requirements
           c. RRB debt service revenue requirements
           d. Net change in revenue requirements

       2.  Customer benefits
           -----------------

B. SIZING OF THE RRB ISSUANCE
   --------------------------

   1.  Overview
       --------

            This section provides a conceptual overview of the model PG&E uses to determine the size of the RRB issuance. Appendix A to this testimony contains a line-by-line explanation of PG&E's sizing model. In summary, PG&E determines the size of the RRBs by solving for an amount of transition costs that must be financed (Financed Transition Costs) with the RRBs in order to achieve a 10 percent rate reduction for residential and small commercial customers during the rate freeze

------------------
/1/ For purposes of sizing the RRBs, the rate freeze period is assumed to begin on January 1, 1998 and continue through March 31, 2002, the latest date permitted under AB 1890 for the end of the rate freeze period.

                                      4-1
       period. The amount of Financed Transition Costs must provide revenue requirement savings during the rate freeze period sufficient to offset both the 10 percent rate reduction and the rate freeze period FTA charge on the RRBs (see Figure 4-1).

       a.  Target Revenue Reductions
           -------------------------

                Although the amount of the RRB issuance is sized in order to achieve a 10 percent rate reduction, the sizing is based on calculations of dollar revenue requirements. Therefore, the first step in determining the size of the RRBs is to convert the target 10 percent rate reduction into a target revenue requirement reduction. This first step is fairly simple: PG&E multiplies residential and small commercial customers' rates as of June 10, 1996, by the forecast gigawatt-hour sales for these two customer groups for each of the years of the rate freeze period to determine the forecast of overall revenues from these customer groups assuming no 10 percent rate reduction. PG&E then multiplies the forecast revenues for each of the years of the rate freeze period by 10 percent in order to determine the forecast of target revenue reductions for each of the years with the 10 percent rate reduction. PG&E uses the simple sum of these annual target revenue reductions as the target revenue reduction in its sizing model.

                Once the target revenue reduction is known, PG&E uses the following set of equations/2/ to solve iteratively for the RRB size that is sufficient to support the 10 percent rate reduction and cover the FTA charges.

       b.  Gross Avoided Revenue Requirements
           ----------------------------------

                By definition, the amount of RRBs issued equals the amount of Financed Transition Costs:

------------------
/2/ For purposes of this overview, the equations are presented in simplified form, ignoring certain detailed assumptions (e.g., issuance costs and ongoing costs and fees associated with the RRBs) that are outlined in Appendix A. Chapter 5 describes the ratemaking methods which address how an earlier end to the rate freeze period will affect the RRB transaction.

                                      4-2

        Amount of RRBs issued      =      Amount of Financed Transition Costs

            By financing transition costs, the Company avoids having to collect from customers the revenue requirements necessary to recover those transition costs (depreciation, return, and associated taxes) over the rate freeze period. This gross avoided revenue requirement (the decrease in revenue requirements excluding the revenue requirements necessary to pay debt service on the RRBs) is a function of the amount of Financed Transition Costs (the greater the amount of Financed Transition Costs, the more revenue requirement avoided):



        Gross avoided revenue      =      f {the amount of Financed Transition
        requirement for rate              Costs}
        freeze period


   c.  RRB Debt Service Revenue Requirements
       -------------------------------------

            At the same time, however, by financing transition costs with the RRBs, the Company incurs a new debt service revenue requirement that it must collect from customers to cover the principal and interest and related costs on the RRBs (the greater the amount of Financed Transition Costs, the more RRB debt service revenue requirement incurred):


       RRB debt service revenue     =      g {the amount of RRBs issued}
       requirement for rate
       freeze period

   d.  Net Change in Revenue Requirements
       ----------------------------------

            The net reduction in the revenue requirements calculated by the model is the simple difference between the gross revenue requirements avoided by not

                                      4-3
       having to collect the transition cost revenue requirements, less the revenue requirements incurred by having to collect the debt service revenue requirements on the RRBs. Thus, for a given RRB sizing:


       Calculated net revenue    =     Gross avoided      less   RRB debt
       requirements reduction          revenue                   service revenue
       for rate freeze period          requirements for          requirements
                                       rate freeze period        for rate freeze
                                                                 period


            In order to properly size the RRB issuance to deliver the 10 percent rate reduction, this calculated net revenue requirement reduction should equal the known target revenue reduction (determined as described above in section B.1.a. Target Revenue Reductions) associated with the 10 percent rate reduction:


       Calculated net revenue       =       Target revenue reduction for rate
       requirement reduction for            freeze period
       rate freeze period


            In summary, PG&E uses (1) the function for the gross avoided revenue requirement for the rate freeze period, (2) the function for the rate freeze period RRB debt service revenue requirement, and (3) the known target revenue reduction for the rate freeze period, to arrive at the amount of RRBs issued (i.e., the amount of Financed Transition Costs). This amount is derived by an iterative process performed by PG&E's sizing model. The size of the RRB issue must be solved for through an iterative process because both the gross avoided revenue requirement and the RRB debt service revenue requirement are essentially functions of the amount of Financed Transition Costs. The result is that the amount of transition costs financed with the RRBs provides gross

                                      4-4
       avoided revenue requirements during the rate freeze period that are sufficient to offset both the target net revenue reduction (based on the 10 percent rate reduction) and the debt service on the RRBs (see Figure 4-1).

            Table 4-A presents the spreadsheet model PG&E uses to determine the size of the RRBs. Based on assumptions currently in the model, the end result is an estimated size for PG&E's RRB issuance of $3.094 billion, which is the amount of the Financed Transition Costs plus RRB issuance expenses. The gross avoided revenue requirements during the rate freeze period are estimated to be $3.885 billion. As mentioned above, Appendix A to this testimony contains a line-by-line explanation of the spreadsheet sizing model.

2.  Customer Benefits
    -----------------

         The customer benefits from achieving the target net revenue reduction for the rate freeze period (based on the 10 percent rate reduction), coupled with the RRB debt service revenue requirement, are presented as the present value of the net revenue requirement differences relative to having no 10 percent rate reduction and no RRBs. Using a discount rate of 10 percent, the present value of the customer benefits for PG&E is $469 million. Appendix A also contains a summary of the customer benefits calculation contained in the spreadsheet sizing model.

         Both the size of the RRB issuance and the present value of the customer benefits are estimates only. The size and benefits depend upon the RRBs' principal amortization schedule, interest rate, term, and other factors, which will be determined at the time the RRBs are issued.

                                      4-5

                                   Figure 4-1

    The omitted graphic reflects that with revenues at frozen rates, revenues for Distribution, Transmission, Public Purpose Programs and PX(Supply) will remain the same with or without frozen rate levels, and the component of Residual CTC Revenues at frozen rate levels will equal the sum of Residual CTC Revenues, FTA Charge Revenues and the 10% discount with a 10% rate reduction and rate reduction bonds.


                                      4-6

                                                  PACIFIC GAS & ELECTRIC COMPANY                                              Page 1
                                                             TABLE 4-A
RATE REDUCTION BONDS -- SIZING CALCULATIONS
INPUT PAGE
($ in millions)

Target revenue reduction, 1/1/1998 - 3/31/2002:               1998          1999           2000          2001       2002
-----------------------------------------------               ----          ----           ----          ----       ----
Annual revenue reduction with 10% rate reduction              $412          $416           $422          $427       $104
Total revenue reduction                                     $1,781


                                                           3/31/98       6/30/98        9/30/98      12/31/98    3/31/99
                                                           --------------------------------------------------------------

Quarterly revenue reduction with 10% rate reduction          $103          $103           $103          $103       $104
Total revenue reduction                                    $1,781

Transition cost amortization without debt financing:
----------------------------------------------------
          Amortization period                                    4   years                    1   quarter(s)
          Number of amortization periods                        17   quarters

          Annual authorized pretax transition cost return        9.65%

          Franchise fees & uncollectibles                        2.0%

Transition cost amortization with debt financing:
-------------------------------------------------
          Amortization period                                   10   years                    0   quarters
          Number of amortization periods                        40   quarters

                                                                Annual                    Quarterly
                                                                ------                    ---------
          Interest (pre-tax carrying cost)                       7.50%                        1.88%   (percentage of outstanding
                                                                                                       principal balance)

          Refundable costs/fees                                  1.50%                        0.38%   (percentage of original
                                                                                                       principal)

          Non-refundable costs/fees                              $0.11                        $0.03    (fixed dollar amount)

          Annual authorized pre-tax rate of return               13.56%

          Rate reduction bond type                                  2      (Constant-principal)
         (Enter 1 for mortgage-style, 2 for constant-principal)

          Bond issuance expenses                                   $25.0


Transition cost amounts financed:                        Net assets                Financed Taxes
---------------------------------                        ----------                --------------
         Generic Asset                                      $1,819                       $1,251
                                                         ---------                     --------
         Total Net Assets plus Financed Taxes               $3,069



Target revenue reduction, 1/1/1998 - 3/31/2002:
-----------------------------------------------
Annual revenue reduction with 10% rate reduction
Total revenue reduction

                                                           6/30/99    9/30/99   12/31/99    3/31/00    6/30/00     9/30/00
                                                          -----------------------------------------------------------------

Quarterly revenue reduction with 10% rate reduction          $104       $104      $104       $105       $105        $105
Total revenue reduction

Transition cost amortization without debt financing:
----------------------------------------------------
          Amortization period
          Number of amortization periods

          Annual authorized pretax transition cost return

          Franchise fees & uncollectibles

Transition cost amortization with debt financing:
-------------------------------------------------
          Amortization period
          Number of amortization periods

          Interest (pre-tax carrying cost)

          Refundable costs/fees

          Non-refundable costs/fees

          Annual authorized pre-tax rate of return

          Rate reduction bond type
         (Enter 1 for mortgage-style, 2 for constant-principal)

          Bond issuance expenses

Transition cost amounts financed:

         Generic Asset

         Total Net Assets plus Financed Taxes

Target revenue reduction, 1/1/1998 - 3/31/2002:
-----------------------------------------------
Annual revenue reduction with 10% rate reduction
Total revenue reduction
                                                           12/31/00   3/31/01    6/30/01   9/30/01   12/31/01    3/31/02
                                                         ---------------------------------------------------------------

Quarterly revenue reduction with 10% rate reduction        $105         $107      $107       $107       $107       $104
Total revenue reduction

Transition cost amortization without debt financing:
----------------------------------------------------
          Amortization period
          Number of amortization periods

          Annual authorized pretax transition cost return

          Franchise fees & uncollectibles

Transition cost amortization with debt financing:
-------------------------------------------------
          Amortization period
          Number of amortization periods

          Interest (pre-tax carrying cost)

          Refundable costs/fees

          Non-refundable costs/fees

          Annual authorized pre-tax rate of return

          Rate reduction bond type
         (Enter 1 for mortgage-style, 2 for constant-principal)

          Bond issuance expenses

Transition cost amounts financed:
---------------------------------
         Generic Asset

         Total Net Assets plus Financed Taxes

THIS INFORMATION IS BEING PROVIDED PURSUANT TO CPUC CODE SECTION 583.

                                                  PACIFIC GAS & ELECTRIC COMPANY
                                                           TABLE 4-A

  RATE REDUCTION BONDS -- SIZING CALCULATIONS
  17-QUARTER AMORTIZATION CASE
  ($ in millions)

  Assumptions:   17-quarter amortization
  ------------   9.65 % pre-tax carrying cost

 1                                                      12/31/97      3/31/98      6/30/98       9/30/98     12/31/98
                                                        -------------------------------------------------------------
 2  Rate-Base Balances
    ------------------
 3
 4  EOY Transition Cost-Rate Base Balance                 1,819          -            -            -          1,391
 5  Annual Transition Cost-Rate Base Depreciation                        -            -            -            428
 6  Average Transition Cost-Rate Base Balance                            -            -            -          1,605
 7  Annual Pre-tax Return on Average Balance                             -            -            -            155
 8
 9
 10 Financed Taxes:
    ---------------
 11
 12  EOY Financed Taxes Balance                           1,251          -            -            -            956
 13  Annual Financed Taxes Amortization                                  -            -            -            294
 14
 15
 16  Quarterly Revenue Requirement, 17-quarter
     -----------------------------------------
       Amortization
       ------------
 17
 18  Transition Cost-Rate Base Depreciation
       (ln 5 divided by 4)                                              107          107          107           107
 19  Pre-tax Return on Transition Cost-Rate Base
       (ln 7 divided by 4)                                               39           39           39            39
 20  Financed Tax (ln 13 divided by 4)                                   74           74           74            74
                                                                   --------------------------------------------------
 21  Subtotal (ln 18 + ln 19 + ln 20)                                   219          219          219           219
 22  Franchise Fees & Uncollectibles                                      4            4            4             4
                                                                   --------------------------------------------------
 23  Total Revenue Requirement, 1/1/1998 - 3/31/2002                    224          224          224           224
                                                                   ==================================================

 1                                                           3/31/99      6/30/99      9/30/99      12/31/99      3/31/00
                                                             ------------------------------------------------------------
 2  Rate-Base Balances
    ------------------
 3
 4  EOY Transition Cost-Rate Base Balance                         -            -            -            963           -
 5  Annual Transition Cost-Rate Base Depreciation                 -            -            -            428           -
 6  Average Transition Cost-Rate Base Balance                     -            -            -          1,177           -
 7  Annual Pre-tax Return on Average Balance                      -            -            -            114           -
 8
 9
 10 Financed Taxes:
    ---------------
 11
 12  EOY Financed Taxes Balance                                   -            -            -            662           -
 13  Annual Financed Taxes Amortization                           -            -            -            294           -
 14
 15
 16  Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
 17
 18  Transition Cost-Rate Base Depreciation
       (ln 5 divided by 4)                                       107          107          107           107          107
 19  Pre-tax Return on Transition Cost-Rate Base
       (ln 7 divided by 4)                                        28           28           28            28           18
 20  Financed Tax (ln 13 divided by 4)                            74           74           74            74           74
                                                             ------------------------------------------------------------
 21  Subtotal (ln 18 + ln 19 + ln 20)                            209          209          209           209          199
 22  Franchise Fees & Uncollectibles                               4            4            4             4            4
                                                             ------------------------------------------------------------
 23  Total Revenue Requirement, 1/1/1998 - 3/31/2002             213          213          213           213          203
                                                             ============================================================

 1                                                                     6/30/00      9/30/00     12/31/00       3/31/01
                                                                      ------------------------------------------------
 2  Rate-Base Balances
    ------------------
 3
 4  EOY Transition Cost-Rate Base Balance                                 -            -           535           -
 5  Annual Transition Cost-Rate Base Depreciation                         -            -           428           -
 6  Average Transition Cost-Rate Base Balance                             -            -           749           -
 7  Annual Pre-tax Return on Average Balance                              -            -            72           -
 8
 9
 10 Financed Taxes:
    ---------------
 11
 12  EOY Financed Taxes Balance                                           -            -           368           -
 13  Annual Financed Taxes Amortization                                   -            -           294           -
 14
 15
 16  Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
 17
 18  Transition Cost-Rate Base Depreciation (ln 5 divided by 4)          107          107          107          107
 19  Pre-tax Return on Transition Cost-Rate Base
       (ln 7 divided by 4)                                                18           18           18            8
 20  Financed Tax (ln 13 divided by 4)                                    74           74           74           74
                                                                      ------------------------------------------------
 21  Subtotal (ln 18 + ln 19 + ln 20)                                    199          199          199          188
 22  Franchise Fees & Uncollectibles                                       4            4            4            4
                                                                      ------------------------------------------------
 23  Total Revenue Requirement, 1/1/1998 - 3/31/2002                     203          203          203          192
                                                                      ================================================

 1                                                                     6/30/01      9/30/01     12/31/01       3/31/02
                                                                      ------------------------------------------------
 2  Rate-Base Balances
    ------------------
 3
 4  EOY Transition Cost-Rate Base Balance                                 -            -           107            0
 5  Annual Transition Cost-Rate Base Depreciation                         -            -           428          107
 6  Average Transition Cost-Rate Base Balance                             -            -           321           53
 7  Annual Pre-tax Return on Average Balance                              -            -            31            5
 8
 9
 10 Financed Taxes:
    ---------------
 11
 12  EOY Financed Taxes Balance                                           -            -            74            0
 13  Annual Financed Taxes Amortization                                   -            -           294           74
 14
 15
 16  Quarterly Revenue Requirement, 17-quarter Amortization
     ------------------------------------------------------
 17
 18  Transition Cost-Rate Base Depreciation (ln 5 divided by 4)          107          107          107          107
 19  Pre-tax Return on Transition Cost-Rate Base
       (ln 7 divided by 4)                                                 8            8            8            5
 20  Financed Tax (ln 13 divided by 4)                                    74           74           74           74
                                                                      ------------------------------------------------
 21  Subtotal (ln 18 + ln 19 + ln 20)                                    188          188          188          186
 22  Franchise Fees & Uncollectibles                                       4            4            4            4
                                                                      ------------------------------------------------
 23  Total Revenue Requirement, 1/1/1998 - 3/31/2002                     192          192          192          189
                                                                      ================================================

THIS INFORMATION IS BEING PROVIDED PURSUANT TO CPUC CODE SECTION 583.

                        Pacific Gas & Electric Company
                                   Table 4-A

        RATE REDUCTION BONDS -- SIZING CALCULATIONS
        BOND-ISSUANCE CASE
        ($ in millions)

        Assumptions:     10-year amortization
        -----------      7.5 % pre-tax carrying cost


1                                                  12/31/97   3/31/98   6/30/98   9/30/98  12/31/98 3/31/99 6/30/99 9/30/99
                                                  -------------------------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment  [sigma of payments = $      3,094 MM]     77       77      77        77      77      77      77
5    Interest Payment                                             58       57      55        54      52      51      49
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12      12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0       0       0
                                                                --------------------------------------------------------
8    Quarterly Total Debt Service & Fees                         147      146     144       143     141     140     138
                                                                =========================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees
        Credit                                                   (12)     (12)    (12)      (12)    (12)    (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                    1,251    1,219    1,188   1,157     1,126   1,094   1,063   1,032
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31      31      31
18   Average Balance of Financed Taxes                             -        -       -     1,188       -       -       -
19   Carrying Cost on Balance of Financed Taxes                    -        -       -      9.65%      -       -       -
20   Annual Financed Taxes Carrying Cost Credit                    -        -       -      (115)      -       -       -
21   Quarterly Financed Taxes Carrying Cost Credit               (29)     (29)    (29)      (29)    (26)    (26)    (26)
22
23   Quarterly Revenue Requirement on Rate
     -------------------------------------
        Reduction Bonds
        ---------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77      77      77
26   Interest Payment (ln 5)                                      58       57      55        54      51      51      49
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12      12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)    (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                 (29)     (29)    (29)      (29)    (26)    (26)    (26)
                                                                --------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)            107      105     104       102     104     103     101
31   Franchise Fees & Uncollectibles                               2        2       2         2       2       2       2
                                                                --------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07              109      107     106       104     106     105     103
                                                                ========================================================


1                                                         12/31/99   3/31/00   6/30/00   9/30/00 12/31/00 3/31/01  6/30/01
                                                  -------------------------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment [sigma of payments = $      3,094 MM]      77       77      77        77      77      77      77
5    Interest Payment                                             48       46      45        44      42      41      39
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12      12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0       0       0
                                                                --------------------------------------------------------
8    Quarterly Total Debt Service & Fees                         137      135     134       132     131     130     128
                                                                =========================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit        (12)     (12)    (12)      (12)    (12)    (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                             1,000      969     938       907     875     844     813
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31      31      31
18   Average Balance of Financed Taxes                         1,063        -       -         -     938       -       -
19   Carrying Cost on Balance of Financed Taxes                 9.65%       -       -         -    9.65%      -       -
20   Annual Financed Taxes Carrying Cost Credit                 (103)       -       -         -     (91)      -       -
21   Quarterly Financed Taxes Carrying Cost Credit               (26)     (23)    (23)      (23)    (23)    (20)    (20)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77      77      77
26   Interest Payment (ln 5)                                      48       46      45        44      42      41      39
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12      12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)    (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                 (26)     (23)    (23)      (23)    (23)    (20)    (20)
                                                                --------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)            100      101     100        98      97      98      97
31   Franchise Fees & Uncollectibles                               2        2       2         2       2       2       2
                                                                --------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07              102      103     102       100      99     100      99
                                                                ========================================================


1                                                           9/30/01   12/31/01  3/31/02 6/30/02   9/30/02 12/31/02 3/31/03
                                                  -------------------------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment  [sigma of payments = $      3,094 MM]     77       77      77        77      77      77      77
5    Interest Payment                                             38       36      35        33      32      30      29
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12      12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0       0       0
                                                                --------------------------------------------------------
8    Quarterly Total Debt Service & Fees                         127      125     124       122     121     119     118
                                                                =========================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit        (12)     (12)    (12)      (12)    (12)    (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                               782      750     719       688     657     625     594
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31      31      31
18   Average Balance of Financed Taxes                             -      813     735         -       -     672       -
19   Carrying Cost on Balance of Financed Taxes                    -     9.65%   9.65%        -       -   13.56%      -
20   Annual Financed Taxes Carrying Cost Credit                    -      (78)    (18)        -       -     (68)      -
21   Quarterly Financed Taxes Carrying Cost Credit               (20)     (20)    (18)      (23)    (23)    (23)    (19)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77      77      77
26   Interest Payment (ln 5)                                      38       36      35        33      32      30      29
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12      12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)    (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                 (20)     (20)    (18)      (23)    (23)    (23)    (19)
                                                                --------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)             95       94      94        88      87      85      87
31   Franchise Fees & Uncollectibles                               2        2       2         2       2       2       2
                                                                --------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07               97       96      96        90      88      87      89
                                                                ========================================================


1                                                           6/30/03    9/30/03  12/31/03 3/31/04  6/30/04  9/30/04 12/31/04
                                                  -------------------------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment  [sigma of payments = $      3,094 MM]     77       77      77        77      77      77      77
5    Interest Payment                                             28       26      25        23      22      20      19
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12      12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0       0       0
                                                                --------------------------------------------------------
8    Quarterly Total Debt Service & Fees                         117      115     114       112     111     109     108
                                                                =========================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit        (12)     (12)    (12)      (12)    (12)    (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                               563      532     500       469     438     407     375
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31      31      31
18   Average Balance of Financed Taxes                             -        -     563         -       -       -     438
19   Carrying Cost on Balance of Financed Taxes                    -        -   13.56%        -       -       -   13.56%
20   Annual Financed Taxes Carrying Cost Credit                    -        -     (76)        -       -       -     (59)
21   Quarterly Financed Taxes Carrying Cost Credit               (19)     (19)    (19)      (15)    (15)    (15)    (15)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77      77      77
26   Interest Payment (ln 5)                                      28       26      25        23      22      20      19
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12      12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)    (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                 (19)     (19)    (19)      (15)    (15)    (15)    (15)
                                                                --------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)             86       84      83        86      84      83      81
31   Franchise Fees & Uncollectibles                               2        2       2         2       2       2       2
                                                                --------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07               88       86      85        87      86      85      83
                                                                ========================================================



1                                                           3/31/05    6/30/05   9/30/05 12/31/05 3/31/06  6/30/06  9/30/06
                                                  -------------------------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment  [sigma of payments = $      3,094 MM]     77       77      77        77      77      77      77
5    Interest Payment                                             17       16      15        13      12      10       9
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12      12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0       0       0
                                                                --------------------------------------------------------
8    Quarterly Total Debt Service & Fees                         106      105     103       102     101      99      98
                                                                =========================================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit        (12)     (12)    (12)      (12)    (12)    (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                               344      313     281       250     219     188     156
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31      31      31
18   Average Balance of Financed Taxes                             -        -       -       313       -       -       -
19   Carrying Cost on Balance of Financed Taxes                    -        -       -     13.56%      -       -       -
20   Annual Financed Taxes Carrying Cost Credit                    -        -       -       (42)      -       -       -
21   Quarterly Financed Taxes Carrying Cost Credit               (11)     (11)    (11)      (11)     (6)     (6)     (6)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77      77      77
26   Interest Payment (ln 5)                                      17       16      15        13      12      10       9
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12      12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)    (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                 (11)     (11)    (11)      (11)     (6)     (6)     (6)
                                                                --------------------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)             84       83      81        80      83      81      80
31   Franchise Fees & Uncollectibles                               2        2       2         2       2       2       2
                                                                --------------------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07               86       84      83        81      84      83      81
                                                                ========================================================



1                                                            12/31/06  3/31/07  6/30/07 9/30/07 12/31/07
                                                  --------------------------------------------------------
2    Debt Service
     ------------
3
4    Principal Payment  [sigma of payments = $      3,094 MM]     77       77      77        77      77
5    Interest Payment                                              7        6       4         3       1
6    Refundable Ongoing Costs/Fees                                12       12      12        12      12
7    Non-refundable Ongoing Costs/Fees                             0        0       0         0       0
                                                                ------------------------------------------
8    Quarterly Total Debt Service & Fees                          96       95      93        92      90
                                                                ==========================================
9
10   Refundable Ongoing Costs/Fees Credit
     ------------------------------------
11
12   Quarterly Total Refundable Ongoing Costs/Fees Credit        (12)     (12)    (12)      (12)    (12)
13
14   Financed Taxes Carrying Cost Credit
     -----------------------------------
15
16   EOQ Balance of Financed Taxes                               125       94      63        31       0
17   Financed Taxes Amortization (reduce per ln 1)                31       31      31        31      31
18   Average Balance of Financed Taxes                           188        -       -         -      63
19   Carrying Cost on Balance of Financed Taxes                13.56%       -       -         -   13.56%
20   Annual Financed Taxes Carrying Cost Credit                  (25)       -       -         -      (8)
21   Quarterly Financed Taxes Carrying Cost Credit                (6)      (2)     (2)       (2)     (2)
22
23   Quarterly Revenue Requirement on Rate Reduction Bonds
     -----------------------------------------------------
24
25   Principal Payment (ln 4)                                     77       77      77        77      77
26   Interest Payment (ln 5)                                       7        6       4         3       1
27   Total Ongoing Costs/Fees (ln 6 + ln 7)                       12       12      12        12      12
28   Refundable Ongoing Costs/Fees Credit (ln 12)                (12)     (12)    (12)      (12)    (12)
29   Financed Taxes Carrying Cost Credit (ln 21)                  (6)      (2)     (2)       (2)     (2)
                                                                ------------------------------------------
30   Subtotal (ln 25 + ln 26 + ln 27 + ln 28 + ln 29)             78       81      80        78      77
31   Franchise Fees & Uncollectibles                               2        2       2         2       2
                                                                ------------------------------------------
32   Total Revenue Requirement, 12/31/98 - 12/31/07               80       83      81        80      78
                                                                ==========================================

                         PACIFIC GAS & ELECTRIC COMPANY
                                   TABLE 4-A


 RATE REDUCTION BONDS -- SIZING CALCULATIONS
 REVENUE REQUIREMENT DIFFERENCES
 ($ millions)





 1                                                                      12/31/97  3/31/98    6/30/98   9/30/98   12/31/98  3/31/99
                                                                        ----------------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization                   224        224         224     224       213
 5   Revenue Requirement, RRBs                                                     (109)      (107)       (106)   (104)     (106)
                                                                              --------------------------------------------------
 6        Subtotal Calculated Difference                                            115        116         118     119       107
 7   Timing Adjustment                                                              (12)       (13)        (15)    (16)       (3)
                                                                              --------------------------------------------------
 8        Difference                                                                103        103         103     103       104
                                                                              ==================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)            $1,781 (Model iterates on amount financed on page 1, line
 13                                                                              42, until this figure equals total target revenue
 14  Proceeds on Bonds Issued                                            $3,069  on page 1, line 8.)
     ------------------------
 15  Bond Issuance Expense                                                  $25
                                                                         ------
 16  Face Value of Bonds Issued                                          $3,094
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)               $469
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%



 1                                                                           6/30/99  9/30/99 12/31/99  3/31/00  6/30/00  9/30/00
                                                                             ----------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization               213      213      213      203      203      203
 5   Revenue Requirement, RRBs                                                 (105)    (103)    (102)    (103)    (102)    (100)
                                                                             ----------------------------------------------------
 6        Subtotal Calculated Difference                                        109      110      112       99      101      102
 7   Timing Adjustment                                                           (4)      (6)      (7)       6        5        3
                                                                             ----------------------------------------------------
 8        Difference                                                            104      104      104      105      105      105
                                                                             ====================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%


 1                                                                          12/31/00  3/31/01  6/30/01  9/30/01  12/31/01 3/31/02
                                                                            -----------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization               203      192      192      192      192      189
 5   Revenue Requirement, RRBs                                                  (99)    (100)     (99)     (97)     (96)     (96)
                                                                            -----------------------------------------------------
 6        Subtotal Calculated Difference                                        104       92       93       95       96       93
 7   Timing Adjustment                                                            2       15       13       12       10       11
                                                                            -----------------------------------------------------
 8        Difference                                                            105      107      107      107      107      104
                                                                            =====================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%


 1                                                                            6/30/02  9/30/02 12/31/02  3/31/03  6/30/03  9/30/03
                                                                              ----------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization                --       --       --       --       --       --
 5   Revenue Requirement, RRBs                                                  (90)     (88)     (87)     (89)     (88)     (86)
                                                                              ----------------------------------------------------
 6        Subtotal Calculated Difference                                        (90)     (88)     (87)     (89)     (88)     (86)
 7   Timing Adjustment                                                           --       --       --       --       --       --
                                                                              ----------------------------------------------------
 8        Difference                                                            (90)     (88)     (87)     (89)     (88)     (86)
                                                                              ====================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%


 1                                                                            12/31/03 3/31/04  6/30/04   9/30/04 12/31/04 3/31/05
                                                                              ----------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization               --       --       --       --       --       --
 5   Revenue Requirement, RRBs                                                 (85)     (87)     (86)     (85)     (83)     (86)
                                                                              ----------------------------------------------------
 6        Subtotal Calculated Difference                                       (85)     (87)     (86)     (85)     (83)     (86)
 7   Timing Adjustment                                                          --       --       --       --       --       --
                                                                              ----------------------------------------------------
 8        Difference                                                           (85)     (87)     (86)     (85)     (83)     (86)
                                                                              ====================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%


 1                                                                           6/30/05  9/30/05  12/31/05 3/31/06  6/30/06  9/30/06
                                                                             ----------------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization               --       --       --       --       --       --
 5   Revenue Requirement, RRBs                                                 (84)     (83)     (81)     (84)     (83)     (81)
                                                                             ----------------------------------------------------
 6        Subtotal Calculated Difference                                       (84)     (83)     (81)     (84)     (83)     (81)
 7   Timing Adjustment                                                          --       --       --       --       --       --
                                                                             ----------------------------------------------------
 8        Difference                                                           (84)     (83)     (81)     (84)     (83)     (81)
                                                                             ====================================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%



 1                                                                          12/31/06  3/31/07  6/30/07  9/30/07  12/31/07
                                                                            ---------------------------------------------
 2   Revenue Requirement Difference
     ------------------------------
 3
 4   Revenue Requirement, 17-quarter Transition Cost Amortization               --       --       --       --       --
 5   Revenue Requirement, RRBs                                                 (80)     (83)     (81)     (80)     (78)
                                                                            ---------------------------------------------
 6        Subtotal Calculated Difference                                       (80)     (83)     (81)     (80)     (78)
 7   Timing Adjustment                                                          --       --       --       --       --
                                                                            ---------------------------------------------
 8        Difference                                                           (80)     (83)     (81)     (80)     (78)
                                                                            =============================================
 9
 10  Sizing Calculation:
     ------------------
 11
 12  Total Calculated Difference, 1/1/1998 - 3/31/2002 (ln 6)
 13
 14  Proceeds on Bonds Issued
     ------------------------
 15  Bond Issuance Expense
 16  Face Value of Bonds Issued
 17
 18  Customer Benefits Calculation:
     -----------------------------
 19
 20  NPV of Quarterly Difference, 1/1/98 - 12/31/2007 (ln 8)
 21  Annual Discount Rate                          10.0%
 22  Quarterly Discount Rate                       2.5%



   THIS INFORMATION IS BEING PROVIDED PURSUANT TO CPUC CODE SECTION 583.

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 5
                REVENUE REQUIREMENTS AND RATEMAKING MECHANISMS

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 5
                REVENUE REQUIREMENTS AND RATEMAKING MECHANISMS

 A.  INTRODUCTION
     ------------

          This chapter describes PG&E's proposed ratemaking for the RRBs. The mechanics of the CTC Ratemaking Mechanism and the RRB Proceeds Memorandum Account are proposed by PG&E to meet the following goals: (1) to prevent cost shifting between residential/small commercial customers and all other customers, and (2) to ensure that the rate reduction provided to residential and small commercial customers during the rate freeze period is commensurate with the amount of transition costs financed by the RRBs.

          This chapter:

     1. Describes how the RRBs and 10 percent rate reduction will be incorporated into the CTC Ratemaking Mechanism. The purpose of the CTC Ratemaking Mechanism, proposed by PG&E in its CTC Application (A.96 -08-070), is to recover the CTC revenue requirements associated with PG&E's transition costs;

     2. Presents PG&E's proposal for the RRB Memorandum Account, which ensures that the size of the RRBs is commensurate with the amount of the 10 percent rate reduction given to residential and small commercial customers during the rate freeze period; and

     3. Describes how additional benefits and credits of the RRBs that are not received by residential and small commercial customers during the rate freeze period will be credited to these customers after the rate freeze period.

          This chapter is organized as follows:

     B.   CTC Ratemaking Mechanism
     C.   Financial Accounting
     D.   RRB Memorandum Account
                                      5-1

     E.   Headroom Considerations

          Proforma tariff language for the CTC Ratemaking Mechanism and the RRB Memorandum Account is contained in Appendix C.

B.   CTC RATEMAKING MECHANISM
     ------------------------

          PG&E's proposal ensures that all customers other than residential and small commercial customers will pay the same amount of transition costs that they would have, absent the RRB issuance and the 10 percent rate reduction. Given the rate freeze, this means that the rate freeze period would end at the same time as it would have absent the RRB issuance. This section describes the CTC Ratemaking Mechanism, as proposed in PG&E's CTC Filing (A.96-08-070)/1/, then explains how PG&E proposes to incorporate the RRBs and the 10 percent rate reduction into the CTC Ratemaking Mechanism to prevent cost shifting between residential and small commercial customers and all other customers.

     1.   Overview
          --------

               As described in PG&E's CTC Application (A.96-08-070), PG&E proposes to establish a CTC Ratemaking Mechanism which consists of one CTC Revenue Account and three CTC Cost Accounts./2/ Each month during the rate freeze period, the CTC Revenue Account is credited with residual CTC revenues from billed revenues from all customers. As proposed in PG&E's Cost Separation Application (A.96-12-009), billed revenues under the rate freeze will first be used to recover all of PG&E's non-CTC costs (e.g., distribution revenue requirements, Public Purpose Programs, etc.). Any remaining revenue would be considered residual CTC Revenues, available to recover the CTC revenue requirements in each of the three


________________________________

/1/ In its CTC Filing (A.96-08-070), PG&E proposed that the proceeds from the RRBs be credited to the CTC Revenue Account when received. The proposal for treatment of these proceeds in this filing supersedes any previous proposals.
/2/ The three CTC Cost Accounts are the Current Costs CTC Account, the Accelerated Costs CTC Account, and the Post 2001-Eligible Costs CTC Account.

                                      5-2

          CTC Cost Accounts within the CTC Ratemaking Mechanism. As these revenue requirements are recovered, depreciation expense is recovered. To the extent that revenue is available, the recovery of depreciation of these transition costs may be accelerated.

               Due to the manner in which CTC revenues are available residually under the rate freeze, the imposition of an FTA charge on residential and small commercial customers would decrease the residual amount of CTC revenues available to recover CTC revenue requirements. In addition, the 10 percent rate reduction would directly reduce the CTC revenues. (The rest of this chapter will refer to this combined reduction in residual CTC revenues as "CTC revenue reduction.") All else being equal, the result of this CTC revenue reduction would be that certain CTC revenue requirements that could have been recovered may not now be recovered, but would remain as debit balances in the
          ---
          CTC Cost Accounts. PG&E proposes to remedy this as described below. On a forecast basis, as described in Chapter 4, the transition costs associated with this revenue requirement reduction are equivalent to the Financed Transition Costs that are financed through RRBs.

     2.   Proposed Mechanics to Incorporate RRBs and 10 Percent Rate Reduction
          --------------------------------------------------------------------
          and to Prevent Cost Shifting
          ----------------------------

               To incorporate the 10 percent rate reduction and RRBs into the CTC Ratemaking Mechanism, PG&E proposes that each month during the rate freeze period, in addition to the actual residual CTC revenues received, the CTC Revenue Account be credited with an imputed revenue amount equal to the CTC revenue reduction due to the FTA charge and 10 percent reduction for residential and small commercial customers. This total additional credit amount is the amount of revenue that would have been collected from residential and small commercial customers and used to recover the CTC revenue requirements, absent the 10 percent rate reduction and the FTA charge. On a monthly basis, these imputed revenues will be

                                      5-3
          used to credit specific revenue requirements in the CTC Cost Accounts, in the manner described in PG&E's CTC filing (A.96-08-070).

               To the extent that revenues are collected under the FTA charge before the CTC Revenue Account is established, PG&E will credit that revenue plus interest to the CTC Revenue Account when it is established. Similarly, to the extent revenues are reduced by the 10 percent rate reduction before the CTC Revenue Account is established, PG&E will credit that revenue plus interest to the CTC Revenue Account when it is established.

               Based on these entries, the balances in the CTC Cost Accounts may reach zero at some time during the rate freeze period. This determines the point at which all CTC revenue requirements would have been recovered, absent the 10 percent rate reduction and the FTA charge. At this point, the rate freeze will end for all customers./3/

               This approach ensures that the rate freeze ends at the same time as it otherwise would have, absent the 10 percent rate reduction and the FTA charge. Thus, large customers' responsibility for paying transition costs is unaffected by the 10 percent discount and the RRB issuance.

               In addition, this approach ensures that residential and small commercial customers pay the appropriate amount for transition costs, subject to one very important condition: that the actual CTC revenue reduction for residential and small commercial customers must be commensurate with the amount of transition costs

______________________________

/3/ As described in PG&E's CTC filing, the end of the rate freeze is subject to the firewall mechanism, which is designed to address the recovery of CTC exemptions. The firewall mandated by AB 1890 (P.U. Code (S)330(v)(2)) ensures that the two categories of customers pay only for their own CTC exemptions. The two categories of customers are residential/small commercial customers and all other customers. CTC collection and the rate freeze would only continue for a category of customers in order to pay for its own exemptions. Once these are recovered the rate freeze for that customer category would end.

                                      5-4
          financed by the RRBs (Financed Transition Costs). The RRB Memorandum Account, described in Section D below, ensures that this is the case.

C.   FINANCIAL ACCOUNTING
     --------------------

          Consistent with the ratemaking established for the RRBs, PG&E plans to defer for financial reporting purposes amortization of the portion of transition costs that relates to the securitization of the Transition Property. These deferred costs will be amortized to expense over the 10-year period of the RRBs, and will result in a matching for financial reporting purposes of the effects of the securitization transaction. The deferral for financial reporting purposes will have no effect on the ratepayers.

D.   RRB MEMORANDUM ACCOUNT
     ----------------------

          PG&E proposes to establish the RRB Memorandum Account. The purpose of this account is (1) to determine whether it is necessary for PG&E to issue additional RRBs and (2) to determine the amount of credits that should be provided to residential and small commercial customers after the rate freeze period.


     1.   RRB Proceeds Adjustment Memorandum Subaccount
          ---------------------------------------------

               When the RRBs are sized, the transition costs associated with the forecast reduction in CTC revenues received from residential and small commercial customers due to the 10 percent rate reduction and FTA charge will be exactly equal to the Financed Transition Costs. As described in Chapter 4, the RRBs are sized by setting these two amounts equal to each other. However, the actual residential and small commercial customer CTC revenue reduction is likely to be more or less than originally forecast, if actual sales to these customers are higher or lower than was forecast when the RRBs were sized.

               If sales are higher than originally forecast, the CTC revenue reduction will also be higher than was expected when the bonds were sized. In this case, the amount of transition costs financed, or the Financed Transition Costs, in the original financing will not be sufficient to cover actual revenue reduction provided to residential and

                                      5-5
          small commercial customers. If this is the case, PG&E requests approval for additional RRBs to be issued to finance the necessary additional amount of transition costs to make up for the additional CTC revenue reduction.

               If, for any reason, additional RRBs cannot be issued to make up for the additional CTC revenue reduction, PG&E proposes that it increase residential and small commercial customers' revenue requirements in the post-rate freeze period, amortizing the additional revenue requirement over the remaining life of the RRBs.

               If, on the other hand, sales are lower than originally forecast, the CTC revenue reduction will also be lower than was expected when the bonds were sized. In this case, not all of the revenue reduction associated with the RRBs will have been provided to residential and small commercial customers during the rate freeze period. In this case, the remainder of the savings to which they are entitled will be passed on to these customers after the rate freeze period.

               Similarly, if transition costs are recovered early, thereby ending the rate freeze early, the CTC revenue reduction may be lower than was expected when the bonds were sized. As in the case where sales are lower than expected, not all of the revenue reduction associated with the RRBs will have been provided to residential and small commercial customers. The remainder of the savings to which they are entitled will be passed on to them after the rate freeze period.

               In order to determine whether to issue additional RRBs or whether it is necessary to provide additional benefits to residential and small commercial customers after the rate freeze period, PG&E proposes to establish within the RRB Memorandum Account, the RRB Proceeds Adjustment Memorandum Subaccount, which will track the difference between the savings achieved by the RRBs and the 10 percent rate reduction provided to residential and small commercial customers. The balance in this subaccount may determine that it is necessary for PG&E to issue additional RRB's. Based on actual sales to residential and small commerical

                                      5-6
         customer and the iterative sizing model described in Chapter 4, PG&E will determine the necessary additional RRB issuance, and the corresponding amount of Financed Transaction Costs. Conversely, the balance in the RRB proceeds Adjustment Memorandum Subaccount may determine that PG&E must provide additional benefits to residential and small customers after the rate freeze period. If this is the case, the credit balance will be given to ratepayers in the post-rate freeze period, as described in Section D.2 below.

               PG&E proposes additional subaccounts in the RRB Memorandum Account to track other credits that may be given to residential and small commercial customers in the post-rate freeze period. These credits are described later in Section F of this chapter. The ending balance in the RRB Memorandum Account will either be debited or credited to residential and small commercial customers' revenue requirements in the post-rate freeze period.

     2.   Post-Rate Freeze Period Credits to Residential and Small Commercial
          -------------------------------------------------------------------
          Customers
          ---------

               This section describes the treatment of any credits due to residential and small commercial customers during the post-rate freeze period as a result of the RRB issuance. Adjustments will be necessary due to: (1) the refund of servicing fees paid to PG&E after the rate freeze period, (2) the carrying cost earned on the difference in timing from when PG&E receives FTA charge revenue from ratepayers and when PG&E actually remits the funds to the Bond Trustee, (3) the investment earnings on the funds held by the Bond Trustee in the collection account between distribution dates, and (4) any overcollateralization of FTA charge collections that are in excess of total debt service. In addition, credits due to ratepayers may be necessary due to (5) sizing of the RRBs and (6) post-rate freeze period savings from the RRBs. In each of these six cases, the credit to ratepayers will be given to the residential and small commercial customers after the rate freeze period. These credits will be tracked in separate subaccounts within the RRB Memorandum

                                      5-7

          Account, and interest will be applied, based on the three-month commercial paper rate. These subaccounts are described below.


          a.   Servicing Fees Memorandum Subaccount
               ------------------------------------

                    Residential and small commercial customers will pay for
               servicing fees as part of the FTA charge. As described in Chapter 3, most of these fees, if paid to PG&E, are refundable to residential and small commercial customers. During the rate freeze period, the refund is captured in the imputed revenues to the CTC Revenue Account. Therefore, there is no need for a direct refund. After the rate freeze period, this refund will be credited to residential and small commercial customers. In the event PG&E is replaced as servicer, these fees will be retained by the new servicer and not returned to ratepayers.

          b.   Carrying Cost Memorandum Subaccount
               -----------------------------------

                    As described in Chapter 3, PG&E will receive FTA revenues
               daily, but will remit these funds to the Bond Trustee on a monthly basis. The interest earned on this revenue should be returned to residential and small commercial customers. The interest earned will be based on the one-month commercial paper rate and will be credited to the residential and small commercial customers.

          c.   SPE Investment Earnings Memorandum Subaccount
               ---------------------------------------------

                    As described in Chapter 3, the Bond Trustee will receive
               funds from PG&E on a monthly basis, but will pay the bond holders on a quarterly basis. Any investment earnings from these funds will be credited to residential and small commercial customers.

          d.   Overcollateralization Memorandum Subaccount
               -------------------------------------------
                    PG&E must remit all revenues collected through the FTA
               charge to the Bond Trustee. If the FTA revenues remitted to the Bond Trustee exceed the amount necessary to pay the total debt service and other costs associated with

                                      5-8
               the RRBs, the extra amount will be credited to residential and small commercial customers.

          e.   RRB Proceeds Adjustment Memorandum Subaccount
               ---------------------------------------------

                    As described in Section D.1 of this chapter, this RRB
               Proceeds Adjustment Memorandum Subaccount will track whether residential and small commercial customers have received rate reduction benefits commensurate with the amount of transition costs financed by RRBs. In the event that these customers' rate reductions over the rate freeze period turn out to be too small, residential and small commercial customers will receive an appropriate credit, after the rate freeze period, over the remaining RRB repayment period. As described earlier in Section D.1, in the event the amount of Financed Transition Costs were too small, additional RRBs may be issued.

          f.   Post-Rate Freeze Period Financed Tax Memorandum Subaccount
               ----------------------------------------------------------

                    Chapter 4 of this filing describes the net benefits to
               residential and small commercial customers as a result of the RRB issuance. These benefits are passed to customers through the sizing calculation and reduction in revenues during the rate freeze period. However, as described in Section B.2 of Appendix A, there are benefits due to carrying cost savings associated with the financed taxes that occur after the rate freeze period. These savings will be credited to residential and small commercial customers in the post-rate freeze period.

E.   HEADROOM CONSIDERATIONS
     -----------------------

          As a result of the RRB Memorandum Account described in this chapter, the RRB issuance is headroom neutral. This means that the issuance of the RRBs does not have an effect on PG&E's risk of recovery of transition costs. Thus, PG&E would recover the same amount of transition costs as it would have had there been no RRB issuance. The following example illustrates this point.

                                      5-9

          For illustrative purposes only, assume that PG&E has $10 billion of transition costs to recover during the rate freeze period. Assume also that, based on forecasts of sales and the Power Exchange (PX) price, PG&E expects to collect exactly that amount by the end of the rate freeze period, with no excess headroom. If, however, the actual PX price exceeds forecast, resulting in an additional $1 billion in net costs, PG&E would fail to recover $1 billion of transition costs.

          Now assume that PG&E finances $3.5 billion of its $10 billion of transition costs, leaving $6.5 billion of transition costs to be collected by the end of the rate freeze period, subject to available headroom. Since the financing is linked to a 10 percent rate reduction for residential and small commercial customers, available CTC revenue is reduced. In addition, PG&E must pass on the revenue it receives from the FTA charge (net of any servicing compensation or other ongoing expenses) to RRB investors. The net reduction in available revenue over the rate freeze period due to these two effects is exactly equal to $3.5 billion, which is the same as the amount of the Financed Transition Costs (the RRB Memorandum Account ensures that this is the case). Thus, even though there is only $6.5 billion of transition costs to be collected, the available revenue has been reduced by this amount as well.

          Suppose, as above, that the PX price is higher than forecast, resulting in $1 billion of additional net costs, so that there are a total of $7.5 billion of transition costs to be collected by the end of the rate freeze period. The net reduction in available revenue over the transition period due to the 10 percent rate reduction and FTA charge is still $3.5 billion. Therefore, PG&E has $6.5 billion of available revenue to recover the $7.5 billion in transition costs. As in the example without financing, PG&E would fail to collect $1 billion of transition costs.

          This example shows that the issuance of the RRBs and corresponding 10 percent rate reduction do not modify the risk of transition cost recovery.

                                     5-10

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   CHAPTER 6
                                 RATE PROPOSAL

                       PACIFIC GAS AND ELECTRIC COMPANY

                                   CHAPTER 6

                                 RATE PROPOSAL

A.   INTRODUCTION
     ------------

          The purpose of this chapter is to present PG&E's ratemaking proposal for residential and small commercial customers. The remainder of this chapter is organized as follows:

     B.   Discount Applicability
     C.   Calculation of Discount
     D.   Calculation of Fixed Transition Amount (FTA) Charge
     E.   Non-bypassability
     F.   FTA Charge True-up Mechanism

B.   DISCOUNT APPLICABILITY
     ----------------------
          Since AB 1890 does not impose a size limitation on the residential class, PG&E proposes that all residential electric customers receive the 10 percent rate reduction.

          AB 1890 defines a small commercial customer as "a customer that has a maximum peak demand of less than 20 kW" (P.U. Code (S)331(h)). Unlike Southern California Edison Company and San Diego Gas and Electric Company, not all of PG&E's commercial customers with billing demands greater than 20 kW are demand metered. In the absence of demand metering for these customers, PG&E proposes that the discount be applied to all customers on small commercial electric rate Schedules A-1 and A-6.

          In addition to the small commercial customers that are not demand metered, all Schedule A-10 and E-19V customers with peak demand of less than 20 kW will be included in the small commercial classification. Applicability of the below-20 kW cutoff will be based on the customer's maximum billing demand, which must be less than 20 kW for at least nine billing periods during the most recent 12 month period. The applicability of the discount for these customers shall be determined on a one-time basis

                                      6-1
     on January 1, 1998. The determination of the applicability of the discount for this class of customers will not be reassessed after January 1, 1998./1/

          If a new residential customer or small commercial customer, as defined above, receives service from PG&E after January 1, 1998, but before the end of the rate freeze period, that customer will receive the 10 percent discount. Correspondingly, these new customers would be obligated to pay the FTA charge irrespective of when service begins. In addition, new PG&E customers after the rate freeze period will be required to pay the FTA charge.

          Table 6-1 shows all electric schedules that will qualify for the 10 percent rate reduction.


 C.  CALCULATION OF DISCOUNT
     -----------------------

          The 10 percent discount will be applied on January 1, 1998, and continue through the rate freeze period. PG&E proposes to reduce the bills of customers taking service under the applicable schedules by 10 percent. Customers will see their total bill calculated as usual (that is, using the June 10, 1996 rates that were frozen by AB 1890 (P.U. Code (S)368(a))) and a separate line item will be included on the customer's bill to show the billed amount reduced by 10 percent./2/

          In addition, to the extent feasible, a separate bill line item will show the customer's monthly payment under the FTA charge. The FTA charge line item will be in addition to the power exchange, transmission, distribution, and public purpose program (PPP) charge information displayed on customers' bills./3/ Total rates during the rate freeze

_____________________________

/1/ Consistent with AB 1890, the small commercial class excludes customer classes not typically considered "commercial." Therefore, all streetlighting, traffic control, agriculture, and pumping customers are excluded from the class of customers entitled to receive the 10 percent discount on January 1, 1998.
/2/ Customers who elect direct access when it becomes available on January 1, 1998, will receive the 10 percent discount based on what their full-service June 10, 1996 bill would have been.
/3/ The sum of these components is subtracted from total rates to determine the Competition Transition Charge (CTC) and other non-bypassable charges applicable to residential and small commercial customers.

                                      6-2
     period will not be affected by this additional charge because the residual CTC amount will be reduced by the FTA charge as mandated by P.U. Code
     (S)330 (v) in order to maintain the frozen rate levels.

D.   CALCULATION OF FTA CHARGE
     -------------------------

          Residential and small commercial customers who receive the 10 percent rate reduction are required to fund payments on the RRBs through the FTA charge. The FTA charge is defined by AB 1890 as a non-bypassable, separate charge that is authorized by the Commission in a Financing Order to recover Financed Transition Costs and the costs of providing, recovering, financing or refinancing transition costs, including the costs of issuing, servicing, and retiring RRBs (P.U. Code (S)840(d)). The FTA charge will be comprised of the following components: (1) scheduled debt service on the RRBs, (2) servicing fees, (3) Bond Trustee fees, (4) overcollateralization, (5) allowance for uncollectibles and (6) other ongoing expenses. Appendix D describes in detail the cash flow model used to calculate the FTA charge for residential and small commercial customers. PG&E's proposed tariff language describing the FTA charge procedure applicable to residential and small commercial customers is provided in Appendix E.

          When the RRBs are issued PG&E proposes to file an Issuance Advice Letter with the Commission seeking approval, no less than five business days prior to the close of the sale of the RRBs, to ensure that FTA revenues from the small commercial and residential customer classes are sufficient to make the necessary monthly remittance of the FTA charge to the Bond Trustee. The Issuance Advice Letter shall include a description of the FTA charge calculation, the bond issuance amount, identities of one or more Special Purpose Entities (SPE), identities of one or more Issuers, and identification of the FTA charge as Transition Property. It is imperative that the FTA charge be in place and approved prior to the issuance of RRBs so that the RRBs receive the highest possible credit rating. Any delay in implementing the initial tariff would be detrimental to the Issuer's ability to complete the RRB issuance. Although RRBs are expected to be

                                      6-3
     issued in the fourth quarter of 1997, the actual rate reduction will not occur until January 1, 1998, as described in AB 1890 (P.U. Code (S)330(w)).

          Additionally, PG&E may issue more than one series of RRBs. For example, two series of RRBs may be issued over a two-month period. PG&E proposes that the same procedure as described for the initial series be used for additional series if necessary.

E.   NON-BYPASSABILITY
     -----------------

          Consistent with P.U. Code (S)840(d), which requires that the FTA charge be non-bypassable, and with P.U. Code (S)331(d), which defines the line of demarcation between residential/small commercial customers and all other customers, PG&E proposes the use of a non-bypassable charge comparable to that for CTC. In the absence of a non-bypassable charge, customers could bypass their responsibility to repay the RRB if:/4/

     . another entity taking over a portion of PG&E's existing service territory that includes residential and/or small commercial customers, or

     . a small commercial customer whose load grows such that the customer is no longer in the eligible class.

          For customers in the first non-bypass category, PG&E proposes that an ongoing charge be assessed. RRB customers who leave PG&E's system through annexation of the Company's service territory must pay an ongoing charge based on pre-recorded usage or current usage until the elimination of the FTA charge. This approach is similar to that proposed in PG&E's October 21, 1996 CTC filing (A.96-08-070) for departing load.

          In its CTC filing, PG&E proposed a two-step procedure for transition cost recovery from departing load customers. During the rate freeze period, departing load customers would pay an ongoing charge based on either: (1) the last 12 months of the customer's

________________________________

/4/ The definition of bypass does not include a customer who relocates outside of PG&E's service territory to a new location. These customers cannot be billed the FTA charge.

                                      6-4
     recorded pre-departure use, (2) an average derived from the last three years of recorded use, or (3) actual use. As proposed in the CTC filing, at the end of the rate freeze period, each departing load customer would be charged a final lump sum payment based on the net present value of PG&E's projected post-2001 transition costs. PG&E is not proposing a final lump sum payment option to departing customers responsible for the FTA charge. It will still give these customers an option to pay their ongoing charge based on one of the three above usage data.

          Customers in the second category will have the opportunity to continue to take service on the RRB-eligible schedule or take service off their new applicable schedule and pay an ongoing charge based on historical data.

F.   FIXED TRANSITION AMOUNT CHARGE TRUE-UP MECHANISM
     ------------------------------------------------

          As provided for in P.U. Code (S)841(c), PG&E will file a True-Up Mechanism Advice Letter at least annually to adjust the FTA charge. PG&E proposes that these advice filings, which are intended to be ministerial in nature, be approved within 15 days of filing. These filings are intended to assure that the actual revenues collected under the FTA charge are neither more nor less than those required to repay the RRBs as scheduled. The revised FTA charges will be calculated as described in Appendix D, except that: (1) the amount of the debt service and related expenses for the next year shall be increased or decreased by the amount by which actual remittances of FTA charges to the Bond Trustee collection account through the end of the month preceding the month of calculation (the "Transaction Period") was less than or exceeded the aggregate actual debt service and related expenses for the Transaction Period;/5/ (2) forecasted sales for the remaining years of the transaction will be revised based on the methodology described in Appendix B;/6/ (3) estimated administrative fees and

_______________________________

/5/ The discrepancy could arise from a number of causes, including, for example, incorrect estimations, servicer defaults, or unexpected losses.
/6/ It is not necessary to litigate a new sales forecast prior to updating the FTA charge since annual updates to the FTA charge will provide an opportunity to make necessary adjustments to the FTA charge.

                                      6-5
     expenses will be modified to reflect changed circumstances; (4) assumed losses will be modified to equal the percentage of losses actually experienced during the most recent 12-month billing period for which such information is available; and (5) an adjustment will be made to reflect collections that will be received at the existing tariff rate from the end of the month preceding the date of calculation through the end of the month in which the new tariff is in effect.

          PG&E also requests authority to implement a quarterly threshold to be used only if actual debt service payments fluctuate more than a specified percent (which may be as low as 2 percent) from the amortization schedule, so that the FTA charge can be adjusted to better match the scheduled RRB repayment. If upon quarterly review the threshold is reached, PG&E will file a True-Up Mechanism Advice Letter no later than 15 days before the end of the next calendar quarter to make the foregoing adjustment to the FTA charge. For administrative ease, PG&E proposes to link the true-up dates to each calendar quarter. The revised FTA charges provided by these True-Up Mechanism Advice Letter filings would then be effective on the first day of the following calendar quarter.

          PG&E also requests that the Commission grant PG&E authority to make non-routine True-Up Mechanism Advice Letter filings to be filed no later than 90 days before the end of any quarter incorporating changes not specified above to the model, if necessary to meet scheduled RRB repayments. If this were the case, PG&E requests the Commission make the new FTA charge changes effective at the beginning of the next calendar quarter.

          In addition to the routine and non-routine true-ups stated above, AB 1890 has stipulated that the Commission shall determine, on each Finance Order issuance anniversary, whether adjustments to the FTA charge are required, with any resulting adjustments to the FTA charge to be implemented within 90 days of issuance anniversary (P.U. Code (S)841(e)). PG&E expects to comply with the statute by filing a True-Up

                                      6-6

     Mechanism Advice Letter 15 days before each Finance Order issuance anniversary but expects to state that these true-ups are unnecessary given the annual and quarterly true-up mechanisms.

          Since it is important that the RRBs have the highest possible credit rating, PG&E requests that these true-up mechanisms not be subject to litigation or reasonableness review to ensure promptness and timely adjustments. Failure to implement such standards could harm the RRBs' possibility of receiving the highest possible credit rating.

          During the rate freeze period, modifications to the FTA charge will not affect the total rate paid by residential and small commercial customers. However, after the rate freeze period, the FTA charge will increase or decrease rates paid by residential and small commercial customers. These periodic FTA charge adjustments are necessary to minimize variance from the RRB amortization schedule, and to provide adequate assurance of payment in full of the RRBs, which is a condition for a high credit rating.

                                      6-7

                                   TABLE 7-1
                     ELIGIBLE ELECTRIC RATE SCHEDULES FOR
                            THE 10 PERCENT DISCOUNT
                              ON JANUARY 1, 1998

================================================================================
                             Residential Schedules
================================================================================
E-1                    Residential Service
EL-1                   Residential CARE Program Service
EE                     Service to Company Employees
EM                     Master-Metered Multifamily Service
EML                    Master-Metered Multifamily CARE Program Service
ES                     Multifamily Service
ESL                    Multifamily CARE Program Service
ESR                    Residential RV Park and Residential Marina Service
ESRL                   Residential RV Park and Residential Marina CARE Program
                       Service
ET                     Mobilehome Park Service
ETL                    Mobilehome Park CARE Program Service
E-7                    Residential Time-of-Use Service
EL-7                   Residential CARE Program Time-of-Use Service
E-A7                   Experimental Residential Alternate Peak Time-of-Use
                       Service
EL-A7                  Experimental Residential CARE Program Alternate Peak
                       Time-of-Use Service
E-8                    Residential Seasonal Service Option
EL-8                   Residential Seasonal CARE Program Service Option
E-9                    Experimental Residential Time-of-Use Service for Low
                       Emission Vehicle Customers
E-SEG                  Residential Solar Electric Generating Facility Service
--------------------------------------------------------------------------------

================================================================================
                          Small Commercial Schedules
================================================================================
A-1                    Small General Service
AL-1                   Small CARE Program Service
A-6                    Small General Time-of-Use Service
AL-6                   Small CARE Program General Time-of-Use Service
A-10 (under 20 kW)*    Medium General Demand-Metered Service
AL-10 (under 20 kW)*   Medium CARE Program General Demand-Metered Service
E-19V (under 20 kW)*   Voluntary Medium General Demand-Metered Time-of-Use
                       Service
EL-19V (under 20 kW)*  Voluntary Medium CARE Program General Demand-Metered
                       Time-of-Use Service
--------------------------------------------------------------------------------

*Applicability of the below-20 kW cutoff will be based on the customer's maximum billing demand which must be less than 20 kW for at least 9 billing periods during the most recent 12-month period. The applicability of the discount for these customers shall be assessed on a one-time basis.

                                      6-8

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX A
                          DESCRIPTION OF SIZING MODEL

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX A
                          DESCRIPTION OF SIZING MODEL

A.   INTRODUCTION
     ------------

          The purpose of this appendix is to present a line-by-line explanation of the spreadsheet sizing model PG&E uses to: (1) calculate the revenue requirement necessary to determine the size of the RRB issuance, and (2) calculate the customer benefits derived from the 10 percent rate reduction during the rate freeze period and the issuance of the RRBs. The remainder of this appendix is organized as follows:

     Section B discusses the sizing of the RRBs including:

           1.  Target Residential and Small Commercial Customer Revenue
               Reduction
           2.  Gross Avoided Revenue Requirements
           3.  RRB Debt Service Revenue Requirements
           4.  Net Change in Revenue Requirements
           5.  Customer Benefits

     Section C discusses the use of a generic transition cost to size the RRBs.

 B.  SIZING OF THE RATE REDUCTION BOND ISSUANCE
     ------------------------------------------

     1.   Target Residential and Small Commercial Customer Revenue Reduction
          ------------------------------------------------------------------

               The first step in determining the size of the RRBs (i.e., the amount of Financed Transition Costs) is to convert the target 10 percent rate reduction into a target revenue requirement reduction. Table 4-A, page 1, lines 1-8 present the total forecasted residential and small commercial revenue reduction due to the 10 percent rate reduction for these customer groups over the rate freeze period. The derivation of this target revenue reduction forecast is described below.

               PG&E multiplies residential rates as of June 10, 1996 by forecast residential electric sales for each month from January 1998 through March 2002 to derive the forecast of revenue from residential customers without the 10 percent rate reduction. In the same manner, PG&E multiplies small commercial rates as of June 10, 1996 by forecast small commercial electric sales for each month from January 1998 through March 2002 to derive the forecast of revenue from small commercial customers without the 10 percent rate reduction. An explanation of the electric sales forecast is presented in Appendix B of this filing./1/


               Next, the forecasts of revenue from residential customers without the 10 percent rate reduction and of revenue from small commercial customers without the 10 percent rate reduction are summed to derive the forecast of total revenue from these customer groups without the 10 percent rate reduction.

               Then, PG&E multiplies the forecast total revenues by 10 percent to determine the forecasted monthly residential and small commercial revenue reduction due to the 10 percent rate reduction for these customer groups. The monthly forecasts are summed for each of the years 1998 through 2001 and then divided by four to derive the quarterly target revenue reductions for the first 16 quarters of the rate freeze period. The monthly forecasts for the first quarter of 2002 are summed to derive the target revenue reduction for the last quarter of the rate freeze period. These forecasted quarterly target revenue reductions for the 17 quarters ending March 31, 1998 through March 31, 2002 are presented in Table 4-A, page 1, line 7. Finally, PG&E takes the sum of these forecasted quarterly revenue reductions, equal to $1.781 billion (Table 4-A, p. 1, line 8), and uses this figure as the target revenue reduction in its sizing model.

               The following sections describe the assumptions underlying the gross avoided revenue requirements and RRBs debt service revenue requirements as presented in Table 4-A, which presents the results of the model after the iterative process of

___________________________________

/1/ This forecast is consistent with the 1998 sales forecast PG&E presented in its supplementary testimony to the Cost Separation filing filed on February 14, 1997 (A.96-12-009).

         solving for the amount of transition costs that must be financed with the RRBs in order to achieve the target revenue reduction of $1.781 billion has been completed.

     2.  Gross Avoided Revenue Requirements
         ----------------------------------

            The gross amount of revenue requirements avoided by financing transition costs with the RRBs can be broken down into two categories:
         (1) the transition cost revenue requirements that PG&E would have collected from residential and small commercial customers over the rate freeze period in the absence of the RRB financing, and (2) the carrying cost savings attained by financing income taxes. This section describes both of these avoided revenue requirements. It is important to note that in calculating the avoided revenue requirements, PG&E assumes that utility debt, preferred stock, and common equity are reduced in proportions that will maintain the authorized utility capital structure.

            PG&E's assumptions relating specifically to the transition cost revenue requirements that PG&E would have collected over the rate freeze period in the absence of the RRB financing are presented in Table 4-A, page 1. The amortization period for transition costs is four years and one quarter, from January 1, 1998 through March 31, 2002 (line 12). The authorized pre-tax rate of return on transition costs is
         9.65 percent (line 15), calculated using PG&E's 1997 authorized costs of capital and capital structure, as follows:

                                              Tax       Weighted
   Component           Cost      Weight    Multiplier     Cost
---------------     ---------  ---------  ------------ ----------
Long-term Debt         7.52%     46.2%        1.00        3.47%
Preferred Stock        7.04%      5.8%        1.69        0.69%
Common Equity          6.77%     48.0%        1.69        5.49%
                                                       ----------
Weighted Average                                          9.65%

          The cost of common equity of 6.77 percent is equal to 90 percent of the 7.52 percent cost of long-term debt, with the preferred stock and common equity costs grossed up for income taxes which is authorized only for transition costs. Franchise fees and uncollectibles are assumed to be 2 percent of revenues (line 17).

          The revenue requirements avoided by financing transition costs are presented in Table 4-A on page 2, lines 18 through 23. PG&E assumes that the Financed Transition Costs are sunk costs that can be characterized, in balance sheet terms, as a "Transition Cost-Rate Base Balance" (line 4). The revenue requirements associated with the transition costs are like those for other sunk costs: they consist of depreciation (line 5); a pre-tax return (9.65 percent) on the average rate base balance (line 7); income taxes (grossed up for tax-on-tax) (line 13); and franchise fees and uncollectibles (shown quarterly on line 22). The Financed Transition Costs are equal to the sum of the "Transition Cost-Rate Base Balance" (line 4, column labeled 12/31/97) and the financed taxes (line 12, column labeled 12/31/97)./2/ These are the avoided transition cost revenue requirements that PG&E would have collected over the rate freeze period in the absence of the RRB financing.

          There are also revenue requirements that are avoided because of the RRB financing. These avoided revenue requirements are presented in Table 4-A, pages 3-5, lines 16-21. The RRB size is based on gross-of-tax transition costs (see Section C, Use of A Generic Transition Cost of this appendix). This means that the RRB proceeds include, up front, amounts sufficient to pay the income taxes associated with the RRB debt service revenue requirement that will be collected from customers over the term of the RRBs. Therefore, the FTA charge will not be grossed up for income taxes.

______________________________

/2/ The size of the RRB issued will not exactly equal the amount of transition costs financed (as defined here) because the issuance amount will also include bond transaction costs.

          PG&E assumes that the RRB financing will be a debt-for-tax transaction./3/ Thus, these income taxes will not be paid immediately, but instead will be paid over the life of the RRBs, in proportion to the amortization of the RRB principal. Therefore, given that: (1) PG&E collects, up front, through the RRB proceeds, enough cash to pay the taxes, and (2) the cash tax payments will occur over the life of the RRBs, PG&E will provide customers with a credit equal to the carrying cost savings in each year. This amount is equal to the unused balance of this cash (Table 4-A, pp. 3-5, line 18) multiplied by the appropriate percentage carrying cost for each year (the reduced transition cost authorized pre-tax rate of return of 9.65 percent for the rate freeze period, and the fully authorized pre-tax rate of return of 13.56 percent for post-rate freeze period, when there are no more sunk transition costs upon which to apply the lower return). As the cash is used to pay taxes over the life of the RRBs, the unused balance of this cash, and therefore the carrying cost credit, will decline as the RRB debt service revenue requirement is collected. (Since taxes have been collected, through the RRB proceeds, in advance of paying them, this calculation is somewhat analogous to the rate base credit given for normalized deferred taxes.)

          The calculation of this carrying cost credit is shown in Table 4-A, pages 3-5, lines 16-21, with the results summarized on page 3-5, line 29. These carrying cost credits for the rate freeze period increase the amount of gross avoided revenue requirements for the rate freeze period and therefore decrease the amount of RRBs that need to be issued in order to achieve the target net revenue reduction. The carrying cost credits for the post-rate freeze period will be passed to customers

_______________________________

/3/ With debt-for-tax treatment, the RRB proceeds will not be treated as taxable income at the time of the transaction. However, in subsequent years the revenue received through the FTA charge to make principal payments on the RRBs will be treated as taxable income.

     through an explicit ratemaking credit, separate from the RRB debt service revenue requirement.

          Table 4-A, page 1, line 42 and page 6, line 14 present the amount of transition costs ($3.069 billion, which excludes RRB issuance costs) that need to be financed in order to avoid the revenue requirements shown on page 2, line 23, and on pages 3-5, line 29. Because the model solves for this amount of transition costs, this is also the amount of Financed Transition Costs needed to achieve the $1.781 billion revenue reduction shown on page 1, line 8 and page 6, line 12.

3.   RRB Debt Service Revenue Requirements
     -------------------------------------

          PG&E's assumptions relating specifically to the RRB debt service revenue requirements are presented in Table 4-A, page 1: constant, level principal amortization (line 33); an amortization period of 10 years, from 1998 through 2007 (line 21): an annualized interest rate of 7.5 percent (line 25); annual refundable ongoing costs/fees (e.g., servicing fees) equal to 1.50 percent of the original RRB principal (line 27); annual non-refundable ongoing costs/fees of $110,000 (line 29); and associated bond issuance expenses of $25 million (line 36). The resulting quarterly revenue requirements for RRB debt service and fees for the years 1998 through 2007, based on these assumptions, are presented in Table 4-A, pages 3-5, lines 4-
     8. In addition, the revenue requirement associated with the RRBs will include franchise fees and uncollectibles (shown quarterly on Table 4-A, pages 3-5, line 31).

          The annualized interest rate is assumed to include interest on the bonds only, and to exclude ongoing costs/fees. The ongoing administrative costs that will not be refunded to customers are estimated to be $110,000 (see Chapter 3, Section E for a description of these estimated costs). The annualized interest rate and non-refundable ongoing costs and fees impact the sizing of the RRB issuance in the same way; to the extent that they are higher (lower) than currently estimated, the size of the RRB issuance will be larger (smaller) than currently estimated.

          Ongoing RRB costs and fees that will be refunded to customers are included in the RRB sizing calculation as both a debit (Table 4-A, pp. 3-5, line 6) and a credit (line 12) for customers because the refundable amounts will be captured in the imputed revenue to the CTC Revenue Account during the rate freeze period, which will in effect offset this part of the FTA charge (see Chapter 5, Section E.1). Thus, the RRB revenue requirement will not be affected by these refundable ongoing costs and fees. Therefore, the size of the RRB issuance will not be affected by these refundable ongoing costs and fees.

          Note that the assumption of constant, level principal amortization results in an overall RRB annual debt service (principal and interest) revenue requirement that declines over the amortization period, from $532 million in 1998 to $324 million in 2007.

4.   Net Revenue Requirement Reduction
     ---------------------------------

          The calculated quarterly net change in revenue requirements for residential and small commercial customers is shown in Table 4-A, pages 6-8, line 8. This is the change in revenue requirements compared to the case without a 10 percent rate reduction and without the issuance of the RRBs. For the rate freeze period, the net change is a reduction in the revenue requirement, the sum of which equals the $1.781 billion target revenue reduction, as shown in Table 4-A, page 6, line 12. This "result" for the rate freeze period is actually pre-determined, in that the model iterates on the amount of Financed Transition Costs (RRB size) in order to achieve this result. For the post-rate freeze period, the net change is an increase in the revenue requirement (again, relative to the case without a 10 percent rate reduction and without the issuance of the RRBs). The estimated size of the RRB issuance is $3.094 billion.

5.   Customer Benefits
     -----------------

          The customer benefits derived from the 10 percent rate reduction for the rate freeze period, coupled with revenue requirement for RRB debt service for the post-rate freeze period (once again, relative to the case without a 10 percent rate reduction and without the issuance of the RRBs) are expressed in present value terms in Table 4-A, page 6, line 20. The quarterly differences in revenue requirements used to calculate the customer benefits are shown in Table 4-A, pages 6-8, line 8. Using a quarterly discount rate of 2.5 percent, the present value (as of December 31, 1997) of the customer benefits is estimated to be $469 million. A summary of the annual differences in revenue requirements is shown in Table A-1 at the end of this appendix.

C.   USE OF A GENERIC TRANSITION COST
     --------------------------------

          PG&E uses a generic transition cost in its RRB sizing spreadsheet model (see Table 4-A, p. 1, line 40). The RRBs are being issued in order to securitize a portion of PG&E's transition costs, through the creation and sale of Transition Property. The Transition Property does not consist of, nor is it linked to, any specific asset or set of assets. Instead, the Transition Property is linked to the revenues based on the FTA charge. Therefore, the creation of Transition Property can be based upon any transition cost as defined by AB 1890.

          The effect of the RRB issuance is to reduce the carrying cost on the transition costs to a rate below the rate of return allowed for uneconomic assets. For every dollar of Financed Transition Costs, residential and small commercial customers will pay an interest rate on the RRBs (currently estimated at 7.5 percent) instead of the authorized pre-tax rate of return on transition costs (9.65 percent based on PG&E's 1997 authorized cost of capital and capital structure). Using a generic transition cost with an authorized pre-tax rate of return of 9.65 percent (rather than using specific transition cost assets with specific amortization periods, tax characteristics, and associated rates of return) enables customers to receive the maximum credit for the reduced carrying cost.

          In addition, PG&E will adjust the total amount of transition costs for the amount of Financed Transition Costs, rather than adjusting specific asset classes. If specific assets are removed from the transition cost account, small or large customers could be treated unfairly, depending upon the assets that are removed. PG&E's CTC account will track when all customer groups have finished paying their share of transition costs excluding exemptions. This calculation assumes RRBs were not issued and the 10 percent rate reduction was not provided.

          Table 4-A, page 1, line 40, shows the two components of the generic transition cost that PG&E uses in its RRB sizing spreadsheet model: the Net Assets, or Rate Base, component equal to $1.819 billion, and the Financed Taxes component equal to $1.251 billion. The Net Asset (Rate Base) component represents a generic sunk transition cost. The Financed Taxes component represents the amount of revenue requirement for income taxes associated with the revenue requirement for amortization of the Net Asset. Therefore, the Financed Taxes amount equals the Net Assets multiplied by the combined federal and state income tax rate,/4/ divided by one minus the combined federal and state income tax rate.

          The avoided transition cost revenue requirements associated with the two components of the generic transition cost (i.e., the revenue requirement that PG&E would have collected over the rate freeze period in the absence of the RRB financing) are shown in Table 4-A, page 2. The carrying costs savings attained by financing income taxes are shown in Table 4-A, pages 3-5, lines 16-21 (see Section B.2, Gross Avoided Revenue Requirements of this appendix).

______________________________

/4/  PG&E uses a combined federal and state income tax rate of approximately
     40.75 percent, assuming a federal income tax rate of 35.00 percent and a state income tax rate of 8.84 percent.

                       PACIFIC GAS AND ELECTRIC COMPANY

                                  APPENDIX B
                            ELECTRIC SALES FORECAST

                       PACIFIC GAS AND ELECTRIC COMPANY

                                  APPENDIX B

                            ELECTRIC SALES FORECAST

A.   INTRODUCTION
     ------------

          This appendix explains the development of the January 1998-March 31, 2002 electric sales forecast for use in this RRB application.

B.   ELECTRIC SALES FORECAST METHODOLOGY
     -----------------------------------

          PG&E's electric sales forecast is based on a combination of short- and long-term forecasting models. The short-term forecasting models are econometric models used to project sales for the period from 1997 through 1998. These models have provided the basis for the sales forecasts that have been adopted by the Commission in the last five Electric Cost Adjustment Clause (ECAC) proceedings./1/ Econometric models are a means of representing economic behavior through statistical methods such as regression analysis. The models have been updated with an additional four quarters of recorded data where appropriate. Model specifications have been altered only to include trend variables, representing efficiency improvements, where such variables are statistically significant. PG&E develops econometric models to forecast electric sales for the residential, small light and power, and medium light and power customer classes. The short-term electric sales forecast for the residential, small light and power, medium light and power, and interdepartmental customer classes for the year 1998 is identical to the forecast PG&E filed in its supplemental testimony to the Cost Separation application filed on February 14, 1997 (A.96-12-009) in accordance with the Administrative Law Judge's January 31, 1997, Ruling on Schedule, Scope, and Other Procedural Matters.

________________________
/1/ The last sales forecast adopted by the Commission was in PG&E's 1997 ECAC (D.96-12-080).

Both reflect the 10 percent rate reduction for residential and some small customers as proposed in this proceeding.

     The long-term models are used to forecast sales for the period from 1999 through March 31, 2002. They are end-use models as required by the California Energy Commission's (CEC) Common Forecasting Methodology (CFM) process. Such models explicitly forecast energy consumption by end-uses such as lighting, heating, etc.

     For the residential sector, energy consumption is the product of the total number of households in the PG&E service area, average appliance saturations, and average unit energy consumption (UEC) by end-use. The appliance saturations are adjusted over time for the marginal saturations in new homes. Appliance replacement rates and efficiency rates of new appliances are accounted for in the UEC calculations. Adjustments for additional conservation savings and appliance utilization are also accounted for in the model.

     For the small light and power and medium light and power sectors, energy consumption is the product of floor space (organized by building type and climate area), average end-use equipment saturation and average unit energy consumption by end-use (Energy Utilization Index or EUI). The end-use equipment saturations are adjusted over time for the marginal saturations in new buildings. Equipment replacement rates and efficiency rates of new equipment are accounted for in the EUI calculations. Adjustments for additional conservation savings and equipment utilization are also accounted for in the model.

     PG&E utilizes DRI/McGraw Hill (DRI) to produce economic and demographic forecasts. The most recent DRI regional economic forecast (September 1996) was used to drive PG&E's electric sales forecast of both the short- and long-term models of the residential, small light and power, and medium light and power sectors.

     The electric sales forecast, shown on Table 1 below, has been updated to reflect the 10 percent rate reduction for residential and some small light and power and medium light and power customers as proposed in this proceeding.

     The forecasted weather related drivers assume normal weather conditions. Normal weather conditions imply a twenty-year average for such weather drivers as heating and cooling degree days.


                                    TABLE 1
                                 SALES IN GWHS

                             Small Light  Medium Light
     Year       Residential   and Power    and Power    Interdept
-----------     -----------   ----------  ------------- ---------
      1997         25,785        6,958     20,835         152
      1998         26,535        7,267     21,132         152
      1999         26,850        7,345     21,560         152
      2000         27,197        7,427     21,991         153
      2001         27,529        7,481     22,326         153
2002 (1st Q)        7,202        1,779      5,279          38

C.   COST SEPARATION DECISION
     ------------------------

          PG&E's sales forecast for the years 1997 through 1998 is the same forecast filed in the Cost Separation filing (A.96-12-009). If the Commission adopts PG&E's forecast in that forum, PG&E proposes that the sales forecast for the years 1997 through 1998 be adopted for purposes of the RRB application. If the Commission should adopt an alternative sales forecast for the residential, small light and power, medium light and power, and interdepartmental customer classes in that proceeding, PG&E proposes that the Commission use that forecast through 1998 and extend the forecast through March 31, 2002 by adding the forecasted incremental customer class changes, filed by PG&E in this forum, to the adopted 1998 forecast year.

     For example, the 1998 forecast of small light and power sales is 7,267 GWhs and the incremental change forecast for 1999 is 78 GWhs (7,345-7,267). If the Commission should adopt a small light and power sales forecast of 7,400 GWhs in the Cost Separation filing, PG&E recommends that the Commission adopt a forecast of 7,478 GWhs (7,400+78) for the year 1999 for purposes of the RRB application. Similarly for other years and other customer classes. PG&E also recommends that the adopted annual forecasts be allocated to monthly forecasts using the allocation factors contained in PG&E's recommended sales forecasts.

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX C
                   PRO FORMA PRELIMINARY STATEMENT LANGUAGE

                       PACIFIC GAS AND ELECTRIC COMPANY
                              APPENDIX C, PART 1
               RATE REDUCTION BOND ENTRY TO CTC REVENUE ACCOUNT

                       PACIFIC GAS AND ELECTRIC COMPANY
                              APPENDIX C, PART 1

RATE REDUCTION BOND ENTRY TO REVENUE ACCOUNT

          The following entries replace item 6.A.2 on page 5 of PG&E's CTC Ratemaking Mechanism Tariff Language, submitted on January 13, 1997 (A.96 -08-070). The purpose of these entries is to recognize the revenue associated with the Rate Reduction Bonds in the CTC Revenue Account. (The full CTC Tariff language will be submitted on June 16, 1997 for the CTC Ratemaking Mechanism, as ordered by D.__-___-__.)

     6.A.2. A monthly credit entry equal to the Ten Percent Rate Reduction Amount as defined in Part ZZZ of this preliminary statement (Rate Reduction Bonds Memorandum Account).

     6.A.3. A monthly credit entry equal to the monthly revenue received from residential and small commercial customers from the Fixed Transition Amount charge, as provided for in D. __-__-__ and defined in Part XXXX of this Preliminary Statement.

                       PACIFIC GAS AND ELECTRIC COMPANY

                              APPENDIX C, PART 2

                PART ZZZ RATE REDUCTION BOND MEMORANDUM ACCOUNT

                       PACIFIC GAS AND ELECTRIC COMPANY

                              APPENDIX C, PART 2

PART ZZZ RATE REDUCTION BOND MEMORANDUM ACCOUNT

1.   Purpose
     -------

          The purpose of the Rate Reduction Bond Memorandum Account is to record the difference between the Rate Reduction Bond Savings Amount and the 10 Percent Rate Reduction Amount provided to the residential and small commercial customers in accordance with AB 1890. This account will determine whether it is necessary for PG&E to issue additional Rate Reduction Bonds or to provide a credit to residential and small commercial customers after the rate freeze period over the remaining life of the Rate Reduction Bonds. The Rate Reduction Bond Memorandum Account will also track other credits that may be given to residential and small commercial customers after the rate freeze period, as defined in Part XXX of this Preliminary Statement.

2.   Applicability
     -------------

          The Rate Reduction Bond Memorandum Account shall apply to all rate schedules as identified in Part XXX of this Preliminary Statement.

3.   Reduction Bond Memorandum Account Credit Rate
     ---------------------------------------------

          There is currently no rate component. However, a credit rate shall be established after the end of the rate freeze period to amortize the balance in this account over the remaining life of the Rate Reduction Bonds.

4.   Definitions
     -----------

     4.A. Rate Reduction Bonds: Rate Reduction Bonds are authorized by the Commission in D.__-___-__ to provide the funds necessary to allow for the 10 percent rate reduction in accordance with AB 1890.

     4.B. Rate Reduction Bond Savings Amount: The Rate Reduction Bond Savings Amount is equal to the difference between the Fixed Transition Amount revenue requirement (as defined in Part XXXX of this Preliminary Statement) and the revenue requirements associated with the portion of the transition costs that are recovered through the issuance of the Rate Reduction Bonds, as defined in item 4.A."

     4.C. 10 Percent Rate Reduction Amount: The 10 Percent Rate Reduction Amount is the difference between the residential and small commercial customer revenues actually billed and the residential and small commercial customer revenues that would have been billed, based on frozen rates as of June 10, 1996.

5.   Time Period
     -----------

          The Rate Reduction Bond Memorandum Account will begin January 1, 1998 and will cease after the Rate Reduction Bonds are fully repaid.

6.   Accounting Procedures
     ---------------------

          The Rate Reduction Bond Memorandum Account consists of several memorandum subaccounts. These memorandum subaccounts and the entries made to these subaccounts are identified below:

          6.A. Rate Reduction Bond Proceeds Adjustment Memorandum Subaccount The following entries shall be made to this subaccount:

                6.A.1.  A monthly debit equal to Ten Percent Rate Reduction
                        Amount.

                6.A.2. A monthly credit equal to the Rate Reduction Bond Savings Amount.

          6.B. Servicing Fees Memorandum Subaccount

               A monthly credit beginning after the rate freeze, equal to the amount of monthly servicing fees associated with the Rate Reduction Bonds that are refundable to residential and small commercial customers after the rate freeze period.

          6.C. Carrying Cost Memorandum Subaccount

               A monthly credit equal to the interest earned on FTA revenues held by PG&E.

          6.D. SPE Investment Earnings Memorandum Subaccount

               A monthly credit equal to the investment earnings on the funds held by the Bond Trustee after the Bond Trustee returns those to the SPE./1/

          6.E. Overcollateralization Memorandum Subaccount

               A credit equal to the FTA charge revenues remitted to the Bond Trustee and returned to the SPE in excess of the amount needed to pay the total debt service and other costs associated with the Rate Reduction Bonds./2/

          6.F. Post-Rate Freeze Period Financed Tax Memorandum Subaccount

               Beginning after the rate freeze period, a monthly credit equal to the benefits due to the carrying cost savings of the financed taxes that occur after the rate freeze period.

         The net balance in the Rate Reduction Bond Memorandum Account may be credited or debited, as appropriate, to residential and small commercial customers after the rate freeze period.

7.   INTEREST
     --------

          Interest shall accrue on the average of the beginning and ending month balance in this Rate Reduction Bond Memorandum Account, at a rate equal to one-twelfth of the interest rate, based on the three-month commercial paper rate, for the previous month as reported in the Federal Reserve Statistical Release, G.13. Should

______________________

/1/ These amounts may be distributed to PG&E by the SPE, or result in an increase in value in PG&E's ownership of the SPE.
/2/ These amounts may be distributed to PG&E by the SPE, or result in an increase in value in PG&E's ownership of the SPE. In either case, this amount will be credited.

     publication of the interest rate on the three-month commercial paper be discontinued, interest will so accrue at the rate of the one-twelfth of the previous month's interest rate on commercial paper which most closely approximates the rate that was discontinued, and which is published in the Federal Reserve Statistical Release, G.13, or its successor publication.

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX D
                        DESCRIPTION OF CASH FLOW MODEL

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX D
                        DESCRIPTION OF CASH FLOW MODEL


A.   INTRODUCTION
     ------------

          The purpose of this appendix is to describe the cash flow model used to calculate the Fixed Transition Amount (FTA) charge for residential and small commercial customers.

     The remainder of this appendix is organized as follows:

     B.  Overview of the Rate Reduction Bond (RRB) Cash Flow Model
     C.  FTA Charge Calculation

B.   OVERVIEW OF THE RRB CASH FLOW MODEL
     -----------------------------------

          The RRB cash flow spreadsheet models the expected interest payments and principal amortization of the RRBs based on a residential and small commercial monthly sales forecast from 1998-2007, Bond size, assumed losses, and ongoing expenses. The model determines the annual FTA charge for residential and small commercial customers necessary to amortize the RRBs in equal annual installments over the life of the RRBs assuming quarterly interest and principal payments.

C.   FTA CHARGE CALCULATION
     ----------------------

          The RRB cash flow model will calculate two FTA charges, consisting of a residential customer FTA charge and a small commercial FTA charge. PG&E proposes that the RRB amortization schedule will be set such that principal is payable in equal annual increments over the life of the transaction. The amortization schedule is designed in this manner in order to provide ratepayers an annual revenue requirement schedule which declines each year over the life of the RRB transaction.

          The initial FTA charge for each class will be determined as described below:

     . Step 1: Determine monthly sales forecast for residential and small commercial customers for the years 1998-2007.

     . Step 2: Determine all components to be covered by FTA collections in each year 1998-2007. These components include assumptions about RRB interest, other ongoing expenses, uncollectibles, overcollateralization, and scheduled principal payments./1/

          FTA collections will be remitted monthly and held by the Bond Trustee in a collection account for distribution on quarterly payment dates. For purposes of determining the FTA charge, investment earnings on amounts in the collection account will not be included as part of the collections available to pay debt service and ongoing expenses.

     . Step 3: The sum of all estimated components for each year indicates the aggregate amount of FTA collections necessary. The sum of the products of the FTA charge times the usage projections for each customer class for each year will be calculated to equal the sum of the components for that year.

                                           12
          For each year, the components = SIGMA (CPsc,n *Tsc) +(Pr,n *Tr)
                                           n=l

          where     n = 1 to 12 months

                    CPsc,n = monthly usage projection for small commercial customers

                    CPr,n = monthly usage projection for residential customers

                    Tsc = FTA charge for small commercial customers

                    Tr = FTA charge for residential customers



          The FTA charge is solved through an iterative process which solves for the lowest annual FTA charge which, based on projected monthly sales, will cover all estimated tariff components for that year. Note that the FTA charges will be revised to reflect any subsequent issuance of RRBs.

________________________________

/1/ Uncollectible billed FTA revenue and the timing of the remittances based on servicing procedures and delinquencies will each affect cash flow available to cover the tariff components and consequently, will each be factored into the FTA charge as a component.

          While we know the amount of principal payments payable each year will be equal to one-tenth of the amount of the financing (for a 10-year cash flow stream) and we will also have fixed estimates for any other tariff components which will be assessed as absolute dollar amounts, the amount of interest payments that will be paid to RRB investors each year will change based on the quarterly amortization of principal. Expected quarterly principal payments in each year will be different for each quarter because a fixed annual charge will be applied to different projected levels of usage during each quarterly period. Because this amortization rate is based on the projected usage within each year, the amount of interest payable each year will depend in part on timing differences caused by seasonal changes in projected sales.

          Table D-1 presents an illustrative forecast of FTA charges for residential and small commercial customers. It is important to note that these estimated FTA charges do not reflect certain costs and assumptions that will be determined at a later date in the servicing agreement, based on input from the credit rating agencies.

                       PACIFIC GAS AND ELECTRIC COMPANY
                                   TABLE D-1
         ILLUSTRATIVE FIXED TRANSITION AMOUNT (FTA) CHARGE FORECAST/*/

                                  (cents/kWh)


     Line                                        Small        Line
      No.                    Residential       Commercial      No.
    ------                 --------------     ------------   ------
       1        1/1/98           1.52              1.71         1
       2        1/1/99           1.44              1.62         2
       3        1/1/00           1.36              1.52         3
       4        1/1/01           1.28              1.44         4
       5        1/1/02           1.20              1.35         5
       6        1/1/03           1.12              1.26         6
       7        1/1/04           1.05              1.18         7
       8        1/1/05           0.97              1.09         8
       9        1/1/06           0.90              1.01         9
       10       1/1/07           0.83              0.94         10

_____________________
* Note that these FTA charge do not reflect certain costs and assumptions that will be determined at a later date in the servicing agreement, based, based on input from the credit rating agencies.

                        PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX E
               PROPOSED FIXED TRANSITION AMOUNT TARIFF LANGUAGE

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX E
               PROPOSED FIXED TRANSITION AMOUNT TARIFF LANGUAGE

A.   FIXED TRANSITION AMOUNT CHARGE
     ------------------------------

     1.   Purpose
          -------

               The purpose of this section is to establish a Fixed Transition Amount (FTA) charge for residential and small commercial customers who receive the 10 percent rate reduction on January1, 1998, as mandated in Assembly Bill (AB) 1890 (P.U.Code(S)368(a)). AB1890 authorizes electric utilities to recover a portion of their transition costs through the issuance of Rate Reduction Bonds (RRBs) (P.U.Code(S)840(e)). Conditioned upon the issuance of RRBs, AB 1890 requires utilities to reduce rates for residential and small commercial customers by at least 10percent beginning on January1, 1998, and continuing through the rate freeze period. Residential and small commercial customers who receive the 10percent rate reduction (as well as customers in those classes that enter the system after the rate freeze period) are required to pay the FTA charge. The FTA charge is defined by AB1890 as a nonbypassable, separate charge that is authorized by the Commission in a financing order to recover Financed Transition Costs and the costs of providing, recovering, financing or refinancing transition costs, including the costs of issuing, servicing, and retiring RRBs (P.U.Code(S)840(d)). The FTA charge will be comprised of the following components: (1)scheduled debt service on the RRBs, (2)servicing fees, (3)Bond Trustee fees,
          (4)overcollateralization, (5)allowance for uncollectibles, and
          (6)other ongoing expenses.

     2.   Applicability
          -------------

               This FTA charge shall apply to all residential and small commercial electric customers. In addition to customers on SchedulesA-1 and A-6, customers on

          Schedules A-10 and E-19V with maximum billing demands of less than 20kW will be classified as small commercial customers. Determination eligibility will be based on the customer's maximum billing demand, which must be less than 20kW for at least nine billing periods during the most recent 12-month period. The applicability of the rate reduction for these customers shall be determined on a one-time basis.

     3.   Discount Calculation
          --------------------

               The 10 percent rate reduction will be applied on January1, 1998, and continue through the rate freeze period. Bills will be calculated as usual and a separate line item will be included on the customer's bill to show the billed amount reduced by 10percent.

     4.   Issuance Advice Letter
          ----------------------

               PG&E will file an Issurance Advice Letter with the Commission seeking approval, no less than five business days prior to the close of the sale of the RRBs, to ensure that FTA revenues from the small commercial and residential customer classes are sufficient to make the necessary monthly remittance of the FTA charge to the Bond Trustee. The Issuance Advice Letter shall include a description of the FTA charge calculation, the bond issuance amount, identities of one or more Special Purpose Entities (SPE), identities of one or more Issuers, and identification of the FTA charge as Transition Property.

     5.   FTA Charge Adjustments
          ----------------------

               As provided for in P.U. Code(S)841(c), PG&E will file a True-Up Mechanism Advice Letter one or more times per year to adjust the FTA charge. The adjustment will be based on the following: (1)the most recent test-year sales forecast; (2)the test-year projected amortization schedule; and (3)changes to projected uncollectibles. The adjustment will be applied such that both the residential and small commercial FTA charges will be adjusted by the same percentage increase or decrease.

               Furthermore, quarterly adjustments will be necessary if actual debt service payments fluctuate more than X percent from the amortization schedule. If upon quarterly review the threshold is reached, PG&E shall file a True-Up Mechanism Advice Letter, to be approved within 15 days of filing, to revise the FTA charge to be effective on the first day of the next calendar quarter.

               In addition to the annual and quarterly revisions, PG&E may also make changes to the FTA charge based on changes to the cash flow model not specified above. In this case, PG&E will file a True-Up Mechanism Advice Letter no later than 90days before the end of any calendar quarter and request that the revised FTA charge become effective the beginning of the next calendar quarter.

               In addition to the routine and non-routine true-ups stated above, AB1890 has stipulated that the Commission shall determine, on each Finance Order issuance anniversary, whether adjustments to the FTA charge are required, with any resulting adjustments to the FTA charge to be implemented within 90days of the issuance anniversary (P.U. Code(S)841(e)). PG&E expects to comply with the statute by filing a True-Up Mechanism Advice Letter 15 days before each Finance Order issuance anniversary but expects to state that these true-ups are unnecessary given the annual and quarterly true-up mechanisms.

     6.   FTA Charge
          ----------

                                                                     (cents/kWh)
                                                                     -----------
               Residential Rate Schedules...........................      xxx
               Small Commercial Rate Schedules......................      xxx

                       PACIFIC GAS AND ELECTRIC COMPANY

                                  APPENDIX F

                          STATEMENT OF QUALIFICATIONS

                       PACIFIC GAS AND ELECTRIC COMPANY

               STATEMENT OF QUALIFICATIONS OF SHELLY S. MALEKOS


Q 1  Please state your name and business address.

A 1 My name is Shelly S. Malekos, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California.

Q 2  Briefly describe your responsibilities at Pacific Gas and Electric Company.

A 2  I am the director of the electric rates section in the Rates Department. My section is primarily responsible for preparing presenting the company's retail electric revenue requirement allocation and rate design proposals before the California Public Utilities Commission (CPUC).

Q 3  Please summarize your educational and professional background.

A 3 I received a Bachelor of Science degree in Business Administration/Finance from California State University, Sacramento, in 1984, In 1985, I graduated from Golden Gate University with a Masters in Business
     Administration/Finance.

          I joined PG&E as a regulatory affairs analyst in 1985. In 1987, I joined the cost of service section of the Rates Department as a rates analyst where I worked on electric marginal cost issues. In 1989, I joined the QF Contracts Department as a resource analyst where I worked on various qualifying facility energy and capacity pricing issues. I joined the gas rates section of the Rates Department in 1990 where I was responsible for rate-related capacity brokering issues. In 1992, I assumed my current position.

          I have previously sponsored testimony before the CPUC.

Q 4  What is the purpose of your testimony?

A 4 I am sponsoring Chapter 6, "Rate Proposal," Appendix D, "Description of Cash Flow MOdel," and Appendix E, "Proposed Fixed Transition Amount Tariff Language," of PG&E's Rate Reduction Bond Financing case.

                                     SSM-1

                       PACIFIC GAS AND ELECTRIC COMPANY

               STATEMENT OF QUALIFICATIONS OF WILLIAM V. MATTSON

Q 1  Please state your name and business address.

A 1 My name is William V. Mattson, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California

Q 2  Briefly describe your responsibilities at Pacific Gas and Electric
     Company.

A 2 I am a senior rates analyst in the risk, revenue and regulatory analysis section of the Revenue Requirements Department. I am responsible for PG&E's forecasts of electric sales, revenues and related analyses.

Q 3  Please summarize your educational and professional background.

A 3 I received a Bachelor of Science degree in Business Administration from the University of Connecticut and a Master of Science degree in Management Science, with an emphasis in Applied Economics, from the University of California, Berkeley.

          I joined PG&E in 1973, as an engineer trainee in the Generation Planning Department. I was responsible for developing a weather-sensitive peak demand model and forecasting peak demand. In 1974, I was promoted to engineer and continued to be responsible for peak demand forecasting. In 1983, I transferred to the Economics and Statistics Department, where I supervised a group forecasting the impacts of conservation using large end-use sales forecasting models. In 1989, I was promoted to senior energy economist in the Economics and Forecasting Department, responsible for peak demand and load shape forecasting, and residential and commercial end-use sales forecasting. In 1993, our section was transferred to the Revenue Requirements Department. I retained my responsibilities for peak and load shape forecasting and was given the responsibility for coordinating the development of PG&E's long-term sales forecasts and developing electric revenue forecasts.

                                     WVM-1

                       PACIFIC GAS AND ELECTRIC COMPANY

               STATEMENT OF QUALIFICATIONS OF PAUL R. PRUDHOMME

Q 1  Please state your name and business address.

A 1 My name is Paul R. Prudhomme, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California.

Q 2  Briefly describe your responsibilities at Pacific Gas and Electric Company.

A 2 I am a team leader in the general rate case section of the Revenue Requirements Department, responsible for the development and presentation of results of operations calculations in PG&E's various rate cases.

Q 3  Please summarize your educational and professional background.

A 3 I graduated from St. Mary's College in 1970 with a Bachelor of Science degree in Mathematics. In 1977, I received a Master of Science degree in Engineering Science with concentration in Industrial Engineering/Operations Research from the University of California at Berkeley.

          I was employed in PG&E's Economics and Statistics Department from 1969 to 1980 as an economic analyst. From 1980 to 1984, I worked in the Rates Department as supervisor of tariffs in the rate design section. From 1984 to 1993, I worked in the Revenue Requirements Department doing revenue forecasting and model development. I assumed my current position in December 1993.

Q 4  What is the purpose of your testimony?

A 4 I am sponsoring the following testimony in PG&E's Rate Reduction Bond Financing case:

     .    Chapter 4, "Sizing of the Rate Reduction Bond Issuance,"
     .    Chapter 5, "Revenue Requirements and Ratemaking Mechanisms,"
     .    Appendix B, "Description of Sizing Model," and
     .    Appendix C, "Pro Forma Preliminary Statement Language."

                                     PRP-1

                       PACIFIC GAS AND ELECTRIC COMPANY

                STATEMENT OF QUALIFICATIONS OF MURRAY C. STOLTZ

Q 1  Please state your name and business address.

A 1 My name is Murray C. Stoltz, and my business address is Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036.

Q 2  Briefly describe your responsibilities at Morgan Stanley & Co.
     Incorporated.

A 2 I am a principal in the asset finance group within Morgan Stanley's Debt Capital Markets Divisions. I am responsible for the origination, structuring, and distribution of asset backed securities transactions, with a primary focus on working with first-time issuers in the marketplace.

Q 3  Please summarize your educational and professional background.

A 3 I received a Bachelor of Science degree in Industrial Engineering from Stanford University and a Master of Science degree in Engineering-Economic Systems from Stanford University, each in 1986.

          Upon graduation, I worked as an analyst at Smith Barney on industrial development bond offerings and tax-exempt issues for corporations including solid waste disposal and other qualifying facilities. In 1988, I joined the asset backed securities group at CS First Boston and worked in this group until 1993. I began my career in the group as an associate and was promoted to vice president in 1991. At CS First Boston, I focused on the securitization of automobile, home equity, recreational vehicle, and motorcycle loans, predominantly for first-time issuers. Between 1993-1995, I was in the commercial mortgage securitization group at CS First Boston. In the spring of 1995, I joined the asset finance group of Morgan Stanley as a vice president and was promoted to principal in 1996. During my tenure at Morgan Stanley, I have worked on a number of different asset types, including home equity loans, automobile loans, recreational vehicle loans, credit card

                                     MCS-1

                       PACIFIC GAS AND ELECTRIC COMPANY

                 STATEMENT OF QUALIFICATIONS OF JULIA B. YORK

Q 1  Please state your name and business address.

A 1 My name is Julia B. York, and my business address is Pacific Gas and Electric Company, 77 Beale Street, San Francisco, California

Q 2  Briefly describe your responsibilities at Pacific Gas and Electric Company.

A 2 I am a project manager in the Finance Department. My responsibilities include working on special projects for the Vice President-Finance and Treasurer. Currently, I am project manager for the Rate Reduction Bond Financing case.

Q 3  Please summarize your educational and professional background.

Q 3 I graduated in 1977 from the University of California at Berkeley with a Bachelor of Arts degree in Economics. In 1979, I received a Master of Business Administration degree with an emphasis in Finance from the same institution. Prior to joining PG&E, my work experiences included five years in commercial banking, most recently as a lending officer at Chemical Bank in New York City. In 1981, I joined the PG&E Finance Department. Over the last nine years, I have held increasingly responsible positions, including director of financing, director of cash management and Assistant Treasurer. I became a project manager in July 1994.

Q 4  What is the purpose of your testimony?

A 4 I am sponsoring the following testimony in PG&E's Rate Reduction Bond Financing case:

     .    Chapter 1, "Introduction," and
     .    Chapter 3, "Transaction Overview."

Q 5  Does this conclude your statement of qualifications?

A 5  Yes, it does.

                                     JBY-1

                       PACIFIC GAS AND ELECTRIC COMPANY

                                  APPENDIX G

                                   GLOSSARY

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX G
                                 GLOSSARY


Asset Backed Security              A type of fixed income security that is
                                   created by packaging payments underlying a diverse pool of assets

Bond Trustee                       An entity (normally, a commercial bank) which
                                   acts on behalf of investors to deposit
                                   collections received by the servicer into the collection account, invests the deposited cash in the collection account in highly rated, liquid investments which mature prior to distribution dates, distributes principal and interest payments to bondholders and pays other ongoing costs associated with the transaction.

California Infrastructure and      Created under the Bergeson-Peace
Economic Development Bank          Infrastructure and Economic Development Act,
(Infrastructure Bank)              authorized to, among other things, issue and
                                   sell or purchase bonds, as defined, make loans and provide for other types of financing for qualifying projects for public improvements by specified public agencies.

Collection Account                 The trust account in which the servicer will
                                   deposit collections with respect to the FTA charge. The collection account is normally held in the name of the Bond Trustee.

Competition Transition Charge      A non-bypassable generation related charge to
(CTC)                              PG&E's electric customers in order to recover
                                   uneconomic utility investments and
                                   contractual obligations including
                                   re-negotiation or buyout of existing
                                   generation-related contracts.

CTC Revenue Requirement            Revenue needed to cover PG&E's CTCs.

CTC Revenues                       Revenues available to recover CTC revenue
                                   requirement.

Financed Transition Costs          The portion of transition costs that electric
                                   utilities will recover through the issuance of RRBs.

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX G
                                   GLOSSARY

                                  (Continued)


(TO COME)

                       PACIFIC GAS AND ELECTRIC COMPANY
                                  APPENDIX G
                                   GLOSSARY

                                  (Continued)


Special Purpose Entity (SPE)       A wholly-owned entity organized by PG&E, to
                                   which PG&E will, in the form of a sale,
                                   transfer title to the Transition Property.
                                   The SPE will issue debt securities to the Issuer.

Transaction Costs                  Costs associated with the proposed
                                   transaction (includes the following fees:
                                   underwriting, legal, rating agency, SEC
                                   registration, accounting Infrastructure Bank, and miscellaneous fees).

Transition Costs                   Costs and categories of costs for generation-
                                   related assets and obligations, consisting of generation facilities, generation-related regulatory assets, nuclear settlements, and power purchase contracts that may become uneconomic as a result of a competitive generation market (P.U. Code (S)840 (b)).

Rate Freeze Period                 January 1, 1998 through March 31, 2002

Transistion Property               An irrevocable property right to future non-
                                   bypassable FTAs, the utilities will collect from residential and small commercial customers. This right includes the right, title and interest to all revenues, collections, claims, payments, money or proceeds arising from FTAs that are the subject of a financing order issued by the Commission (P.U. Code (S)840 (g)).

                                          Application No.:
                                                          --------------------
                                          Exhibit No.:
                                                      ------------------------
                                          Date:            May 6, 1997
                                               -------------------------------






                       PACIFIC GAS AND ELECTRIC COMPANY
                           WORKPAPERS SUPPORTING THE
                         RATE REDUCTION BOND FINANCING







                                   PG&E LOGO

                       PACIFIC GAS AND ELECTRIC COMPANY

                             WORKPAPERS SUPPORTING

                         RATE REDUCTION BOND FINANCING



                               TABLE OF CONTENTS

      CHAPTER            TITLE                    PAGE
      -------            -----                    ----
         6         Rate Proposal            SSM-1 - SSM-9

      App.B       Electric Sales Forecast  WVM-0l - WVM-48

                       PACIFIC GAS AND ELECTRIC COMPANY
                         EXHIBIT (PG&E-XX) - CHAPTER 7
                           RATE PROPOSAL WORKPAPERS

                                                                                     PAGE
WORKPAPER INDEX                                                                      ssm-1


REVENUE REDUCTION

     Estimated 10% Revenue Reduction (1998 - March 2002)                             ssm-2  ssm-9

     Sales Forecast for Residential and Small Commercial Customers (1998 - 2007)     ssm-10  ssm-11

                                     SSM-1

                       PACIFIC GAS AND ELECTRIC COMPANY
                                                                            1998
                             ELECTRIC DEPARTMENT                          ANNUAL
       4/8/97        ESTIMATED REVENUE AT 01/01/97 RATES

                                                                                                        RATE
                                                                                                      REDUCTION
                                         REV        CUSTOMER                             ERAM          DISCOUNT          CFA
         CPUC JURISDICTION               ACCT        MONTHS            SALES           REVENUES       10 PERCENT       REVENUES
 Line
      1  Residential                      351       47,599,661    26,534,722,605   1,910,971,232    (317,300,601)        529,422
      2  Small Light and Power            352        4,668,303     7,267,158,146     559,258,496     (90,704,976)        145,343
      3  Medium Light and Power           353          766,666    21,132,177,297     989,657,120      (3,200,933)        422,644
      4  Agricultural                     354        1,056,785     3,743,465,000     233,752,131               0          74,869
      5  Streetlighting                   355          226,954       452,415,998      33,581,098               0           9,048
      6  Public Authority                 356              468       298,999,992       4,032,116               0           5,980
      7  Railway                          357               12        15,000,000         951,897               0             300
      8  Large Light and Power            359           15,493    17,610,866,549     276,834,425               0         352,217
      9  Interdepartmental                360           42,011       152,147,888       6,794,213        (308,926)          3,043
     10  Subtotal CPUC Retail                       54,596,353    77,206,953,477   4,015,832,728    (411,515,636)      1,542,867
     11  Designated Sales                 358               12                 0               0               0               0
     12  Other Operating Revenues (*)                                                 47,377,000      47,377,000              12
     13  Total CPUC                                 54,596,365    77,206,953,477   4,063,209,728    (411,515,636)      1,542,867

                                                                                            Base            Fuel
              FERC Jurisdiction                                                         Revenues        Revenues
     14  Resale (*)                       358               96        38,277,000       2,450,687               0         663,621
     15  Other Operating Revenue (*)                                                  47,502,784
     16  Total FERC                                         96        38,277,000      49,953,471               0
     17  System Total                               54,596,461    77,245,230,477   4,113,163,198    (411,515,636)      1,542,867
     18  Total ERAM Revenues                                                       4,015,832,728

                         Total ESR discount                                          $73,184,772

                                      ECAC          CPUC FEE       CAREA          CEE            TOTAL        AVERAGE
                                    REVENUES        REVENUES      REVENUES      REVENUES        REVENUES       RATE
 Line                                                                                                                   Line
      1  Residential             1,237,636,096     3,176,533    11,165,131      9,529,598    2,855,707,210    0.10762      1
      2  Small Light and Power     344,383,307       872,059     3,270,221      2,616,177      819,840,628    0.11281      2
      3  Medium Light and Power    995,647,214     2,535,861     9,509,480      7,607,584    2,002,178,969    0.09475      3
      4  Agricultural              166,301,674       449,216     1,684,559      1,347,647      403,610,096    0.10782      4
      5  Streetlighting             20,410,324        54,290             0        162,870       54,217,631    0.11984      5
      6  Public Authority           13,945,220        3S,880       134,550        107,640       18,261,386    0.06107      6
      7  Railway                       716,888         1,800         6,750          5,400        1,683,036    0.11220      7
      8  Large Light and Power     819,323,178     2,113,304     7,556,133      6,339,912    1,112,519,170    0.06317      8
      9  Interdepartmental           7,160,150        18,258        68,467         54,773       13,789,978    0.09064      9
     10  Subtotal CPUC Retail    3,605,524,052     9,257,200    33,395,291     27,771,601    7,281,808,103    0.09432     10
     11  Designated Sales                                                                                0                11
     12  Other Operating Revenue (*)                                                           47 ,377,000                12
     13  Total CPUC              3,605,524,052     9,257,200    33,395,291     27,771,601    7,329,185,103    0.09493     13

                                          FCA                                                        Total
         FERC Jurisdiction           Revenues                                                     Revenues

     14  Resale (*)                    663,621                                                   3,114,307    0.08136   14
     15  Other Operating Revenue (*)                                                            47,502,784              15
     16  Total FERC                    663,621                                                                1.32239   16
     17  System Total            3,606,187,194     9,257,200    33,395,291     27,771,601    7,379,802,194    0.09554   17
     18  Total ERAM Revenues                                                                                            18

         (*) Not Subject to ERAM

                                     SSM-2

                       PACIFIC GAS AND ELECTRIC COMPANY
                                                                            1999
                          ELECTRIC DEPARTMENT                             ANNUAL
                      ESTIMATED REVENUE AT 01/01/97 RATES
     4/8/97

                                                                                                   RATE REDUCTION
                                       REV      CUSTOMER                            ERAM             DISCOUNT
           CPUC JURISDICTION          ACCT       MONTHS               SALES       REVENUES          10 PERCENT
 Line
  1        Residential                351     48,179,991        26,849,999,999    1,935,104,894    (3,211,205,164)
  2        Small Light and Power      352      4,957,859         7,345,000,000      564,938,547       (91,640,467)
  3        Medium Light and Power     353        792,492        21,559,999,998    1,013,466,411        (3,312,744)
  4        Agricultural               354      1,063,163         3,742,999,999      234,993,592                 0
  5        Streetlighting             355        236,028           462,000,001       33,975,930                 0
  6        Public Authority           356            466           241,000,000        4,510,212                 0
  7        Railway                    357             12            16,999,999          973,662                 0
  8        Large Light and Power      359         15,716        18,124,000,000      285,304,004                 0
  9        Interdepartmental          360         42,011           152,000,000        6,788,395          (308,668)
  10       Subtotal CPUC Retail               55,287,740        78,493,999,996    4,080,055,666      (416,467,042)
  11       Designated Sales           358             12                     0                0                 0
  12       Other Operating Revenues (*)                                              47,377,000
  13       Total CPUC                         55,287,752        78,493,999,996    4,127,432,666      (416,467,042)

                                                                                         Base               Fuel
              FERC Jurisdiction                                                      Revenues           Revenues

  14       Resale (*)                 358            120            38,962,000        2,403,363                 0
  15       Other Operating Revenues  *                                               49,502,681
  16       Total FERC                                120            38,982,000       51,906,044                 0
  17       System Total                       55,287,872        78,532,961,996    4,179,338,710      (416,467,042)
  18       Total ERAM Revenues                                                    4,080,055,666

                                           Total ESR discount                       $75,159,124

                                      CFA         ECAC        CPUC FEE     CAREA          CEE           TOTAL    AVERAGE
                                    REVENUES     REVENUES     REVENUES    REVENUES      REVENUES      REVENUES    RATE
Line                                                                                                                        Line
1       Residential                 535,719  1,252,301,949   3,214,312  11,251,827      9,642,937  2,890,846,474   0.10767     1
2       Small Light and Power       146,900    348,013,077     881,400   3,305,250      2,644,200    828,288,907   0.11277     2
3       Medium Light and Power      431,200  1,016,114,838   2,587,200   9,702,000      7,761,600  2,046,750,506   0.09493     3
4       Agricultural                 74,860    166,263,580     449,160   1,684,350      1,347,480    404,813,022   0.10815     4
5       Streetlighting                9,240     20,844,750      55,440           0        166,320     55,051,680   0.11916     5
6       Public Authority              4,820     11,254,190      28,920     106,450         86,760     15,993,352   0.06636     6
7       Railway                         340        812,474       2,040       7,650          6,120      1,802,305   0.10602     7
8       Large Light and Power       362,480    843,360,466   2,174,880   7,787,043      6,524,640  1,145,513,514   0.06320     8
9       Interdepartmental             3,040      7,153,134      18,240      68,400         54,720     13,777,261   0.09064     9
10      Subtotal CPUC Retail                 3,666,118,458   9,411,592  33,914,971     28,234,777  7,402,837,020   0.09431    10
11       Designated Sales                                0                                                     0              11
12       Other Operating Revenues (*)                                                                 47,377,000              12
13       Total CPUC                          3,666,118,458   9,411,592  33,914,971     28,234,777  7,450,214,020   0.09491    13

                                                      FCA                                                  Total
                                                 Revenues                                               Revenues

14       Resale (*)                                676,533                                             3,079,896   0.07905    14
15       Other Operating Revenues
                                                                                                      49,502,681              15
16       Total FERC                                676,533                                            52,582,577   1.34959    16
17       System Total                        3,666,794,992   9,411,592  33,914,971     28,234,777  7,502,796,598   0.09554    17
18       Total ERAM Revenues

* Not Subject to ERAM


                                     SSM-3

                       Pacific Gas and Electric Company

                            Electric Department                             2000
       4/8/97         Estimated Revenue at 01/01/97 Rates                 Annual

                                                                                                 RATE REDUCTION
                                        REV        CUSTOMER                            ERAM         DISCOUNT         CFA
       CPUC JURISDICTION               ACCT         MONTHS            SALES           REVENUES     10 PERCENT      REVENUES
Line
   1   Residential                      351       48,788,875     27,198,999,997    1,981,373,345 (325,474,0451       542,648
   2   Small Light and Power            352        5,017,177      7,427,000,000      570,992,701   (92,633,789)      148,540
  ,3   Medium Light and Power           353          816,166     21,990,999,999    1,037,168,111    (3,421,044)      439,820
   4   Agricultural                     354        1,069,144      3,732 000,001      235,959,190             0        74,640
   5   Streetlighting                   355           246170        473,000,001       34,422,307             0         9,460
   6   Public Authority                 356              468        325,999,999        4,037,312             0         6,520
   7   Railway                          357               12         16,999,999          973,682             0           340
   8   Large Light and Power            359           15,938     18,600,999,998      293,230,277             0       372,020
   9   Interdepartmental                360           42,011        153,000,001        6,829,318      (310,425)        3,060
  10   Subtotal CPLIC Retail                      55,995,981     79,916,999,995    4,144,986,242  (421,839,303)    1,597,048
  11   Designated Sales                 358               12                  0                0             0             0
  12   Other Operating Revenues (*)                                                   47,377,000    47,377,000
  13   Total CPUC                                 55,995,973     79,916,999,995    4,192,363,242  (421,839,303)    1,597,048

                                                                                            Base          Fuel
         FERC Jurisdiction                                                              Revenues      Revenues


  14   Resale (*)                       358              120         39,666,000        2,485,004             0
  15   Other Operating Revenues (*)                                  49,502,681
  16   Total FERC                                        120         39,666,000       51,987,685             0
  17   System Total                               55,996,093     79,956,665,995    4,244,350,927  (421,839,303)    1,597,048
  18   Total ERAM Revenues                                                         4,144,986,242
                                           Total ESR discount                     $   77,587,538

       (*)Not Subject to ERAM




                                                  ECAC        CPUC FEE     CAREA          CEE           TOTAL      AVERAGE
       CPUC JURISDICTION                        REVENUES      REVENUES    REVENUES      REVENUES       REVENUES     RATE
Line                                                                                                                         Line
   1   Residential                           1,268,450,400   3,255,888  11,350,503      9,767,664  2,929,266,403  0.10771       1
   2   Small Light and Power                   351,843,817     891,240   3,342,150      2,673,720    837,258,379  0.11273       2
  ,3   Medium Light and Power                1,036,687,010   2,638,920   9,895,950      7,916,760  2,091,325,527  0.09510       3
   4   Agricultural                           1 65,757,737     447,840   1,679,400      1,343,520    405,262,327  0.10859       4
   5   Streetlighting                           21,343,119      56,760           0        170,280     56,001,926  0.11840       5
   6   Public Authority                         15,199,085      39,120     146,700        117,360     19,546,097  0.05996       6
   7   Railway                                     812,474       2,040       7,650          6,120      1,802,305  0.10602       7
   8   Large Light and Power                   865,681,241   2,232,120   8,001,693      6,696,360  1,176,213,711  0.06323       8
   9   Interdepartmental                         7,200,090      18,360      68,850         55,080     13,864,333  0.09062       9
  10   Subtotal CPLIC Retail                 3,732,974,972   9,582,288  34,492,898     28,746,864  7,530,541,007  0.09423      10
  11   Designated Sales                                  0                                                     0               11
  12   Other Operating Revenues (*)                                                                   47,377,000               12
  13   Total CPUC                            3,732,974,972   9,562,288  34,492,898     28,746,864  7,577,918,007  0.09482      13

                                                      FCA                                                  Total
         FERC Jurisdiction                       Revenues                                               Revenues


  14   Resale (*)                                  689,774                                             3,174,778  0.08004      14
  15   Other Operating Revenues (*)                                                                   49,502,681               15
  16   Total FERC                                  689,774                                            52,677,459  1.32803      16
  17   System Total                          3,733,664,746   9,582,288  34,492,896     28,746,864  7,630,595,467  0.09543      17
  18   Total ERAM Revenues                                                                                                     18


       (*)Not Subject to ERAM

                                     SSM-4

                       PACIFIC GAS AND ELECTRIC COMPANY
                                                                            2001
                          ELECTRIC DEPARTMENT                             ANNUAL
                      ESTIMATED REVENUE AT 01/01/97 RATES
         4/8/97

                                                                                     RATE REDUCTION
                                  REV       CUSTOMER                        ERAM        DISCOUNT         CFA         ECAC
      CPUC JURISDICTION          ACCT        MONTHS           SALES       REVENUES     10 PERCENT       REVENUES     REVENUES
 Line
   1  Residential                 351      49,405,484  27,528,999,999 1,986,270,321  (329,534,466)      549,277   1,283,902,094
   2  Small Light and Power       352       5,084,842   7,481,000,000   574,885,990   (93,278,712)      149,620     354,377,898
   3  Medium Light and Power      353         831,372  22,326,000,000 1,055,463,951    (3,505,454)      446,520   1,052,717,227
   4  Agricultural                354       1,075,151   3,756,000,001   237,682,895             0        75,120     166,788,357
   5  Streetlighting              355         248,952     483,000,000    35,203,229             0         9,660      21,818,807
   6  Public Authority            356             466     151,000,003     2,389,815             0         3,020       6,983,147
   7  Railway                     357              12      89,000,001     1,757,928             0         1,780       4,253,536
   8  Large Light and Power       359          16,153  18,968,000,002   299,710,094             0       379,360     882,799,467
   9  Interdepartmental           360          42,011     153,000,001     6,829,318      (310,425)        3,060       7,200,090
  10  Subtotal CPUC Retail                 56,704,225  80,936,000,007 4,200,193,542  (426,629,057)    1,617,417   3,780,820,625
  11  Designated Sales            358              12               0             0             0             0               0
  12  Other Operating Revenues (*)                                       47,377,000                                  47,377,000
  13  Total CPUC                           56,704,237  80,936,000,007 4,247,570,542  (426,629,057)    1,617,417   3,780,820,625

                                                                               Base          Fuel                           FCA
         FERC Jurisdiction                                                 Revenues      Revenues                      Revenues

  14  Resale (*)                  358             120      39,666,000     2,489,204             0                       689,774
  15  Other Operating Revenues (*)                         49,502,681

  16  Total FERC                                  120      39,666,000    51,991,885             0                       689,774
  17  System Total                         56,704,357  80,975,666,007 4,299,562,427  (426,629,057)    1,617,417   3,781,510,399
  18  Total ERAM Revenues                                             4,200,193,542
                                  Total ESR discount                    $78,728,018

                                          CPUC FEE     CAREA          CEE           TOTAL      AVERAGE
                                          REVENUES    REVENUES     REVENUES       REVENUES      RATE
Line
  1  Residential                        3,295,664   11,440,309      9,886,993  2,985,810,193  0.10773   1
  2  Small Light and Power                897,720    3,366,450      2,693,160    843,092,126  0.11270   2
  3  Medium Light and Power             2,679,120   10,046,700      8,037,360  2,125,885,424  0.09522   3
  4  Agricultural                         450,720    1,690,200      1,352,160    408,039,452  0.10864   4
  5  Streetlighting                        57,980            0        173,880     57,263,536  0.11850   5
  6  Public Authority                      18,120       67,950         54,360      9,498,412  0.06289   6
  7  Railway                               10,680       40,050         32,040      6,096,017  0.06849   7
  8  Large Light and Power              2,276,160    8,166,843      6,828,480  1,200,160,404  0.06327   8
  9  Interdepartmental                     18,360       68,850         55,080     13,864,333  0.09062   9
 10  Subtotal CPUC Retail               9,704,504   34,887,353     29,113,513  7,629,707,897  0.09427  10
 11  Designated Sales                                                                      0           11
 12  Other Operating Revenues (*)                                                 47,377,000           12
 13  Total CPUC                         9,704,504   34,867,353     29,113,513  7,677,064,897  0.09485  13

                                                                                       Total
                                                                                    Revenues

 14  Resale (*)                                                                    3,178,978  0.08014  14
 15  Other Operating Revenues (*)                                                 49,502,681           15
 16  Total FERC                                                                   52,681,659  1.32813  16
 17  System TotaL                       9,704,504   34,887,353     29,113,513  7,729,766,556  0.09546  17
 18  Total ERAM Revenues                                                                               18

* Not Subject to ERAM

                        PACIFIC GAS AND ELECTRIC COMPANY
                        PACIFIC GAS AND ELECTRIC COMPANY
                                                                            2002
                             ELECTRIC DEPARTMENT                          ANNUAL
                      ESTIMATED REVENUE AT 01/01/97 RATES
         4/8/97

                                                                                                        RATE
                                                                                                      REDUCTION
                                           REV        CUSTOMER                           ERAM          DISCOUNT           CFA
         CPUC JURISDICTION                ACCT         MONTHS          SALES           REVENUES       10 PERCENT        REVENUES
Line
      1  Residential                       351       50,029,847    27,888,000,002   2,011,756,792    (84,984,800)        556,420
      2  Small Light and Power             352        5,153,016     7,575,000,000     588,277,544    (18,671,272)        151,500
      3  Medium Light and Power            353          846,852    22,815,999,998    1072,510,457       (715,389)        456,320

      4  Agricultural                      354        1,081,187     3,737,000,000     236,821,202              0          74,740
      5  Streetlighting                    355          251,760       494,000,000      35,804,677              0           9,880
      6  Public Authority                  356              468       151,000,003       2,389,815              0           3,020
      7  Railway                           357               12        89,000,001       1,757,928              0           1,780
      8  Large Light and Power             359           16,380    19,507,000,000     306,051,917              0         390,140
      9  Interdepartmental                 360           42,011       153,000,001       6,829,318        (70,137)          3,060
     10  Subtotal CPUC Retell                        57,421,533    82,410,000,005   4,262,199,651   (104,441,599)      1,646,860
     11  Designated Sales                  358               12                 0      10,569,240              0
     12  Other Operating Revenues (*)                                                  47,377,000

     13  Total CPUC                                  57,421,545    82,410,000,005   4,320,145,891   (104,441,599)      1,646,860

                                                                                          Base           Fuel
             FERC Jurisdiction                                                          Revenues       Revenues

     14  Resale (*)                        358              120        39,666,000       7,340,223              0
     15  Other Operating Revenues (*)                                                  47,482,317

     16  Total FERC                                         120        39,666,000      54,822,540              0
     17  System Total                                57,421,665    82,449,666,005   4,374,988,431   (104,441,599)    1,646,860
     18  Total ERAM Revenues                                        4,272,768,891
                            Total ESR discount                        $81,058,498

                                           ECAC        CPUC FEE     CAREA          CEE            TOTAL        AVERAGE RATE
         CPUC JURISDICTION               REVENUES      REVENUES    REVENUES      REVENUES        REVENUES         REVENUES
Line                                                                                                                       Line
      1  Residential                   1,300,768,806   3,338,522  11,821,230     10,015,565    3,253,272,534      0.11665     1
      2  Small Light and Power           359,100,875     909,000   3,408,750      2,727,000      935,903,398      0.12355     2
      3  Medium Light and Power        1,075,233,772   2,737,920  10,267,200      8,213,760    2,168,704,040      0.09505     3
      4  Agricultural                    166,047,204     448,440   1,681,650      1,345,320      406,418,556      0.10876     4
      5  Streetlighting                   22,284,516      59,280           0        177,840       58,336,193      0.11809     5
      6  Public Authority                  6,963,147      18,120      67,950         54,360        9,496,412      0.06289     6
      7  Railway                           4,253,538      10,680      40,050         32,040        6,098,017      0.06849     7
      8  Large Light and Power           907,792,507   2,340,840   8,409,393      7,022,520    1,232,007,318      0.06316     8
      9  Interdepartmental                 7,200,090      18,360      68,850         55,080       14,104,621      0.09219     9
     10  Subtotal CPUC Retell          3,849,644,455   9,881,162  35,765,073     29,643,485    8,084,339,087      0.09810    10
     11  Designated Sales                          0                                              10,569,240                 11
     12  Other Operating Revenues (*)                                                             47,377,000                 12
     13  Total CPUC                    3,849,644,455   9,881,162  35,765,073     29,643,485    8,142,285,327      0.09880    13

                                               FCA                                                   Total
             FERC Jurisdiction              Revenues                                                Revenues


     14  Resale (*)                          689,774                                               8,029,997      0.20244    14
     15  Other Operating Revenues (*)                                                             47,482,317                 15

     16  Total FERC                          689,774                                              55,512,314      1.39949    16
     17  System Total                  3,850,334,229   9,861,162  35,765,073     29,843,485    8,197,797,841      0.09943    17
     18  Total ERAM Revenues                                                                                                 18

 * Not Subject to ERAM

                                     SSM-6

                           PACIFIC GAS AND ELECTRIC COMPANY           37257
                                 ELECTRIC DEPARTMENT                    Monthly
        4/8/97            ESTIMATED REVENUE AT 01/01/97 RATES

                                                                                    RATE REDUCTION
                                      REV   CUSTOMER                       ERAM        DISCOUNT         CFA          ECAC
        CPUC JURISDICTION             ACCT   MONTHS        SALES         REVENUES     10 PERCENT      REVENUES     REVENUES
  Line
    1     Residential                 351   4,163,006   2,629,728,765   187,150,789  (31,354,384)       52,469    123,966,322
    2     Smell Light end Power       352     429,701     586,028,607    30,555,198   (6,223,757)       11,721     31,412,511
    3     Medium Light and Power      353      70,324   1,738,454,004    41,379,659     (238,463)       34,769     92,472,857
    4     Agricultural                354      90,213     120,385,412     8,895,020            0         2,408      6,223,548
    5     Streetlighting              355      20,932      41,314,625     2,988,818            0           826      1,863,717
    6     Public Authority            356          39      10,839,889        32,993            0           217        572,346
    7     Railway                     357           1       8,872,825        33,772            0           177        473,678
    8     Large Light end Power       359       1,397   1,488,813,042     2,508,352            0        29,776     78,274,425
    9     Interdepartmental           360       3,501      12,157,630       299,940      (22,553)          243        646,342
   10     Subtotal CPUC Retail              4,779,114   6,636,594,799   273,844,538  (37,839,157)      132,807    335,905,746
   11     Designated Sales            358           1               0       880,770            0                            0
   12     Other Operating Revenues(*)                       3,948,083
   13     Total CPUC                        4,779,115   6,636,594,799   278,673,391  (37,839,157)      132,607    335,905,746

                                                                                Base        Fuel                          FCA
                FERC Jurisdiction                                           Revenues    Revenues                     Revenues

   14     Resale (*)                  358          10       3,040,000        600,937           0                       47,935
   15     Other Operating Revenues(*)                                      3,956,860
   16     Total FERC                               10       3,040,000      4,557,797           0                       47,935
   17     System Total                      4,779,125   6,639,634,799    283,231,188 (37,839,157)      132,607    335,953,681
   18     Total ERAM Revenues                                            274,725,308
                       Total ESR discount                                 $6,178,985

                                         CPUC FEE       CAREA        CEE         TOTAL     AVERAGE
        CPUC JURISDICTION                REVENUES      REVENUES    REVENUES     REVENUES     RATE
  Line                                                                                               Line
    1     Residential                     314,815   1,114,999      944,448    282,189,457   0.10731    1
    2     Smell Light end Power            70,323     283,713      210,970     56,300,676   0.09607    2
    3     Medium Light and Power          208,614     782,304      625,843    135,265,584   0.07781    3
    4     Agricultural                     14,448      54,173       43,339     15,232,934   0.12853    4
    5     Streetlighting                    4,958           0       14,873      4,873,193   0.11795    5
    6     Public Authority                  1,301       4,878        3,902        615,636   0.05679    6
    7     Railway                           1,065       3,993        3,194        515,879   0.05814    7
    8     Large Light end Power           178,658     844,981      535,973     82,172,165   0.05519    8
    9     Interdepartmental                 1,459       5,471        4,377        935,279   0.07693    9
   10     Subtotal CPUC Retail            795,639   2,874,513    2,386,918    578,100,804   0.08711   10
   11     Designated Sales                                                        880,770             11
   12     Other Operating Revenues(*)                                           3,948,083             12
   13     Total CPUC                      795,639   2,874,513    2,386,918    582,929,657   0.08784   13

                                                                                    Total
                FERC Jurisdiction                                                Revenues

   14     Resale (*)                                                              648,872   0.21344   14
   15     Other Operating Revenues(*)                                           3,956,860             15
   16     Total FERC                                                            4,805,732   1.51504   16
   17     System Total                    795,639   2,874,513    2,386,918    587,535,389   0.08849   17
   18     Total ERAM Revenues                                                                         18

       (*) Not Subject to ERAM

                                     SSM-7

                          PACIFIC GAS AND ELECTRIC COMPANY
                                                                MONTHLY
                            ELECTRIC DEPARTMENT                  FEB-02
 4/8/97                 ESTIMATED REVENUE AT 01/01/97 RATES

                                                                                    RATE REDUCTION
                                      REV   CUSTOMER                       ERAM        DISCOUNT       CFA      ECAC       CPUC FEE
        CPUC JURISDICTION             ACCT   MONTHS          SALES        REVENUES     10 PERCENT   REVENUES  REVENUES    REVENUES
  Line
     1     Residential                351    4,166,762    2,354,699,495  163,543,245  (27,686,128)   46,982   111,140,076  281,890
     2     Smell Light end Power      352      428,198      593,337,041   30,878,532   (6,223,757)   11,867    31,805,465   71,200
     3     Medium Light and Power     353       70,415    1,760,134,476   41,884,645     (238,463)   35,203    93,632,541  211,216
     4     Agricultural               354       90,212      137,505,915    8,951,498            0     2,750     7,108,949   16,501
     5     Streetlighting             355       20,953       41,279,751    2,987,617            0       826     1,862,144    4,954
     6     Public Authority           356           39        9,241,085       35,621            0       185       488,350    1,109
     7     Railway                    357            1        8,027,525       36,814            0       161       428,552      983
     8     Large Light end Power      359        1,282    1,409,415,124    2,295,214            0    28,188    74,093,615  169,130
     9     Interdepartmental          360        3,501       11,412,213      284,714      (21,385)      228       606,713    1,369
    10     Subtotal CPUC Retail              4,781,361    6,325,052,625  250,897,899  (34,169,733)  126,389   321,166,405  758,332
    11     Designated Sales           358            1                0      880,770            0         0
    12     Other Operating Revenues(*)                                     3,948,083
    13     Total CPUC                        4,781,362    6,325,052,625  255,728,753  (34,169,733)  126,389   321,168,405  758,332

                                                                                Base         Fuel                     FCA
          FERC Jurisdiction                                                 Revenues     Revenues                Revenues

    14    Resale (*)                  358           10        3,559,000      597,722            0                  65,539
    15    Other Operating Revenues(*)                                      3,956,860
    16    Total FERC                                10        3,559,000    4,554,582            0                  65,539
    17    System Total                       4,781,372    6,328,611,625  260,281,335  (34,169,733)  126,389   321,231,943  758,332
    18    Total ERAM Revenues                                            251,778,669
                                 Total ESR  discount                      $5,782,545

                                                CAREA             CEE         TOTAL     AVERAGE
        CPUC JURISDICTION                      REVENUES         REVENUES     REVENUES     RATE
  Line                                                                                           Line
     1     Residential                             1,003,423      845,669  249,175,156  0.10582    1
     2     Smell Light end Power                     267,002      213,601   57,023,910  0.09611    2
     3     Medium Light and Power                    792,061      633,648  136,950,851  0.07781    3
     4     Agricultural                               61,876       49,502   18,191,076  0.11775    4
     5     Streetlighting                                  0       14,861    4,870,401  0.11799    5
     6     Public Authority                            4,158        3,327      532,750  0.05765    6
     7     Railway                                     3,612        2,890      472,992  0.05892    7
     8     Large Light end Power                     604,874      507,389   77,698,410  0.05513    8
     9     Interdepartmental                           5,135        4,108      880,884  0.07719    9
    10     Subtotal CPUC Retail                    2,742,143    2,274,996  543,798,431  0.08598   10
    11     Designated Sales                                                    880,770            11
    12     Other Operating Revenues(*)                                       3,948,083            12
    13     Total CPUC                              2,742,143    2,274,996  548,625,284  0.08674   13

                                                                                 Total
                                                                              Revenues

    14    Resale (*)                                                           663,261  0.18636   14
    15    Other Operating Revenues(*)                                        3,958,860            15
    16    Total FERC                                                         4,820,121  1.29815   16
    17    System Total                             2,742,143    2,274,998  553,245,405   008742   17
    18    Total ERAM Revenues                                                                     18

       (*) Not Subject to ERAM

                                     SSM-8

                 PacIfic Ca: and PACIFIC GAS AND ELECTRIC COMPANY
                                                                         MONTHLY
                               ELECTRIC DEPARTMENT                        MAR-02
  4/8/97                ESTIMATED REVENUE AT 01/01/97 RATES

                                                                                   RATE REDUCTION
                                    REV      CUSTOMER                       ERAM      DISCOUNT           CFA         ECAC
          CPUC JURISDICTION        ACCT       MONTHS          SALES       REVENUES   10 PERCENT        REVENUES    REVENUES
  Line
   I      Residential                 351   4,177,695   2,217,084,575    152,671,918 (25,944,288)       44,235    104,719,259
   2      Small Light and Power       352     430,357     600,425,121     31,226,783  (6,223,757)       12,009     32,186,545
   3      Medium Light and Power      353      70,974   1,781,161,267     42,410,654    (238,463)       35,623     94,757,258
   4      Agricultural                354      89,872     170,122,789      9,034,298           0         3,402      8,798,227
   5      Streetlighting              355      21,055      40,905,624      2,974,734           0           818      1,845,267
   6      Public Authority            356          39      12,786,711         29,789           0           256        674,730
   7      Railway                     357           1       6,208,249         43,363           0           124        331,429
   8      Large Light and Power       359       1,418   1,592,186,791      2,580,438           0        31,844     83,706,418
   9      Interdepartmental           360       3,501      14,485,713        347,493     (26,200)          290        770,111
  10      Subtotal CPUC Retail              4,794,910   6,435,368,840   (241,319,469  32,432,708)      128,601    327,787,245
  11      Designated Sales            358           1               0        880,770           0             0        880,770
  12      Other Operating Revenues *                                       3,948,083
  13      Total CPUC                        4,794,911   6,435,368,840   (246,148,323  32,432,708)      128,601    327,787,245

                                                                              Base         Fuel                          FCA
          FERC Jurisdiction                                               Revenues     Revenues                     Revenues

  14      Resale (*)                  358          10       4,214,000        601,060           0                       78,429
  15      Other Operating Revenues(*)                                      3,956,860
  16      Total FERC                               10       4,214,000      4,557,920                         0         78,429
  17      System Total                      4,794,921   6,439,582,840    250,706,242 (32,432,708)      128,601    327,865,673
  18      Total ERAM Revenues                                            242,200,239
                           Total ESR discount                             $6,585,607

                                       CPUC FEE    CAREA        CEE          TOTAL       AVERAGE
          CPUC JURISDICTION            REVENUES  REVENUES    REVENUES      REVENUES       RATE
  Line                                                                                           Line
   I      Residential                     265,413    945,816      798,238   233,498,591  0.10532   1
   2      Small Light and Power            72,051    270,191      218,153    57,759,974  0.09620   2
   3      Medium Light and Power          213,739    801,523      641,218   138,621,553  0.07783   3
   4      Agricultural                     20,415     76,555       61,244    17,992,141  0.10578   4
   5      Streetlighting                    4,909          0       14,728     4,840,454  0.11833
   6      Public Authority                  1,535      5,755        4,604       716,669  0.05804   6
   7      Railway                             745      2,794        2,235       380,690  0.06132   7
   8      Large Light and Power           191,062    687,357      573,187    87,770,306  0.05513   8
   9      Interdepartmental                 1,738      6,519        5,215     1,105,165  0.07629   9
  10      Subtotal CPUC Retail            771,607  2,798,509    2,314,820   542,685,543  0.08433  10
  11      Designated Sales                                                      880,770           11
  12      Other Operating Revenues *                                          3,948,083           12
  13      Total CPUC                      771,607  2,798,509    2,314,820   547,514,398  0.08508  13

                                                                                  Total
          FERC Jurisdiction                                                    Revenues

  14      Resale (*)                                                            679,488  0.16125  14
  15      Other Operating Revenues(*)                                         3,958,860           15
  16      Total FERC                                                          4,636,348  1.10022  16
  17      System Total                    771,607  2,798,509    2,314,820   552,150,744  0.08574  17
  18      Total ERAM Revenues                                                                     18

       (*) Not Subject to ERAM

                                     SSM-9

                                Sales Forecast
                          Eligible Discount Customers
                           1998 - 2001 (1000's KWh)

1997                         Jan-97     Feb-97     Mar-97     Apr-97     May-97     Jun-97     Jul-97     Aug-97     Sep-97
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter                     0          0          0          0          0          0          0          0          0
Master meter                         0          0          0          0          0          0          0          0          0
Total                                0          0          0          0          0          0          0          0          0

Light & Power
Small                                0          0          0          0          0          0          0          0          0
Medium                               0          0          0          0          0          0          0          0          0

Inter Departmental                   0          0          0          0          0          0          0          0          0

Total disc. Sales                               0          0                     0          0          0          0          0


1998                         Jan-98     Feb-98     Mar-98     Apr-98     May-98     Jun-98     Jul-98     Aug-98     Sep-98
                           ----------------------------------------------------------------------------------------------------
Residential
Individual mater             2,425,895  2,172,183  2,045,235  1,924,287  1,896,349  2,039,463  2,266,929  2,404,385  2,247,102
Master meter                    90,050     81,625     76,163     72,324     70,448     74,435     79,847     84,005     80,761
Total                        2,515,945  2,253,809  2,121,398  1,996,611  1,966,798  2,113,898  2,346,776  2,488,390  2,327,863

Light & Power
Small                          562,130    569,157    575,972    540,798    562,758    603,237    652,746    679,398    679,329
Medium                          22,448     22,808     23,156     23,186     21,957     24,051     24,563     25,871     25,906

inter Departmental               1,864      1,750      2,221      1,730      1,625      1,839      1,585      1,652      1,743

Total disc. Sales            3,102,387  2,847,523  2,722,747  2,562,325  2,553,139  2,743,025  3,025,671  3,195,311  3,034,841


1999                         Jan-99     Feb-99     Mar-99     Apr-99     May-99     Jun-99     Jul-99     Aug-99     Sep-99
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,448,402  2,192,337  2,064,211  1,945,874  1,917,623  2,062,342  2,305,112  2,444,884  2,284,952
Master meter                    89,316     79,975     75,301     70,984     69,954     75,233     64,089     89,186     83,354
Total                        2,537,718  2,272,312  2,139,512  2,016,859  1,987,577  2,137,575  2,389,202  2,534,072  2,368,306

Light & Power
Small                          567,585    574,680    581,561    545,844    568,009    608,866    660,961    687,948    687,878
Medium                          23,237     23,602     23,956     23,985     22,735     24,868     25,387     26,718     26,752

Inter Departmental               1,862      1,748      2,219      1,728      1,623      1,837      1,584      1,650      1,741

Total disc. Sales            3,130,402  2,872,342  2,747,247  2,588,417  2,579,945  2,773,146  3,077,133  3,250,389  3,084,677


2000                         Jan-00     Feb-00     Mar-00     Apr-00     May-00     Jun-00     Jul-00     Aug-00     Sep-00
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,475,083  2,216,227  2,086,705  1,970,424  1,941,816  2,088,360  2,346,265  2,488,532  2,325,745
Master meter                    89,487     60,128     75,445     71,241     70,207     75,505     84,830     89,973     84,088
Total                        2,564,570  2,296,356  2,162,150  2,041,665  2,012,023  2,163,865  2,431,095  2,578,506  2,409,833

Light & Power
Small                          573,240    580,405    587,355    551,095    573,473    614,722    669,601    696,941    696,870
Medium                          23,989     24,359     24,718     24,744     23,472     25,643     26,199     27,555     27,587

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,163,673  2,902,879  2,776,456  2,619,244  2,610,601  2,806,080  3,128,490  3,304,663  3,136,043


2001                         Jan-01     Feb-01     Mar-01     Apr-01     May-01     Jun-01     Jul-01     Aug-01     Sep-01
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,506,012  2,243,922  2,112,781  1,995,046  1,966,081  2,114,457  2,375,585  2,519,629  2,354,808
Master meter                    89,864     80,466     75,763     71,541     70,503     75,823     85,187     90,352     84,442
Total                        2,595,676  2,324,388  2,188,544  2,066,588  2,036,584  2,190,280  2,460,772  2,609,982  2,439,250

Light & Power
Small                          577,406    584,624    591,624    555,100    577,641    619,190    674,468    702,006    701,935
Medium                          24,612     24,987     25,350     25,375     24,085     26,287     26,850     28,225     28,255

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,199,768  2,935,757  2,807,751  2,648,803  2,639,943  2,837,606  3,163,685  3,341,875  3,171,194

1997                  0ct-97     Nov-97     Dec-97      Total
                      -------------------------------------------
Residential
Individual meter              0          0          0           0
Master meter                  0          0          0           0
Total                         0          0          0           0

Light & Power
Small                         0          0          0           0
Medium                        0          0          0           0

Inter Departmental

Total disc. Sales


1998                  0ct-98     Nov-98     Dec-98     Total
                      -------------------------------------------
Residential
Individual mater      1,947,478  1,964,682  2,261,307  25,595,297
Master meter             72,413     73,617     83,738     939,426
Total                 2,019,891  2,038,299  2,345,045  26,534,723

Light & Power
Small                   647,524    596,159    582,158   7,251,365
Medium                   24,535     24,542     23,813     286,837

inter Departmental        1,942      1,692      1 647      21,489

Total disc. Sales     2,693,892   2,660891  2,952,663  34,094,413


1999                  0ct 99     Nov 99     Dec 99     Total
                      -------------------------------------------
Residential
Individual meter      1 968 234   1 985621  2,285,407  25,905,000
                                                  407
Master meter             71 800     72 434     63 370     945,000
Total                 2,040,034  2,058,056  2,366 778  26,850,000

Light & Power
Small                   654,580    602,655    588,502   7,329,070
Medium                   25,362     25,363     24 616     296,582

Inter Departmental        1,940      1,890      1,645      21,468

Total disc. Sales     2,721,916  2,687,964  2,963,543  34,497,121


2000                  0ct-00     Nov-00     Dec-00     Total
                      -------------------------------------------
Residential
Individual meter      1,990,183  2,007,764  2,310,894  26,248,000
Master meter             71,955     72,591     83,551     949,000
Total                 2,062,138  2,080,355  2,394,444  27,197,000

Light & Power
Small                   662,201   609,672-    595,354   7,410,931
Medium                   26,211     26,207     25,444     306,128

Inter Departmental        1,953      1,902      1,656      21,609

Total disc. Sales     2,752,504  2,718,137  3,016,898  34,935,668


2001                  0ct-01     Nov-01     Dec-01     Total
                      -------------------------------------------
Residential
Individual meter      2,015,053  2,032,854  2,339,771  26,576,000
Master meter             72,259     72,897     83,903     953,000
Total                 2,087,311  2,105,751  2,423,674  27,529,000

Light & Power
Small                   667,014    614,103    599,681   7,464,792
Medium                   26,857     26,848     26,073     313,804

Inter Departmental        1,953      1,902      1,656      21,609

Total disc. Sales     2,783,135  2,748,605  3,051,084  35,329,206

                                    SSM-10

                                Sales Forecast
                          Eligible Discount Customers
                           2002 - 2006 (1000's KWh)

2002                           Jan-02     Feb-02     Mar-02     Apr-02     Mav-02     Jun-02     Jul-02     Aug-02     Sep-02
                           ----------------------------------------------------------------------------------------------------
Individual meter             2,539,487  2,273,896  2,141,003  2,021,696  1,992,344  2,142,702  2,407,318  2,553,286  2,386,263
Master meter                    90,241     80,803     76,081     71,841     70,798     76,141     85,545     90,732     84,796
Total                        2,629,729  2,354,699  2,217,085  2,093,538  2,063,143  2,218,843  2,492,862  2,644,018  2,471,060

Light & Power
Small                          584,724    592,032    599,120    562,138    584,962    627,033    683,005    710,890    710,818
Medium                          24,494     24,883     25,262     25,294     23,998     26,256     26,837     28,249     28,285

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,240,820  2,973,374  2,843,699  2,682,709  2,673,736  2,873,981  3,204,300  3,384,819  3,211,916

2003                           Jan-03     Feb-03     Mar-03     Apr-03     Mav-03     Jun-03     Jul-03     Aug-03     Sep-03
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,571,077  2,302,181  2,167,636  2,046,844  2,017,127  2,169,355  2,437,263  2,585,047  2,415,946
Master meter                    90,619     81,141     76,399     72,142     71,094     76,460     85,902     91,111     85,151
Total                        2,661,695  2,383,323  2,244,035  2,118,986  2,088,222  2,245,815  2,523,165  2,676,158  2,501,097

Light & Power
Small                          590,824    598,209    605,371    568,003    591,065    633,575    690,131    718,306    718,234
Medium                          25,393     25,789     26,173     26,205     24,883     27,186     27,777     29,216     29,251

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,279,786  3,009,080  2,877,812  2,714,933  2,705,803  2,908,425  3,242,668  3,425,342  3,250,335


2004                           Jan-04     Feb-04     Mar-04     Apr-04     May-04     Jun-04     Jul-04     Aug-04     Sep-04
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,603,797  2,331,480  2,195,222  2,072,894  2,042,798  2,196,963  2,468,281  2,617,946  2,446,693
Master meter                    90,996     81,479     76,717     72,442     71,390     76,778     86,260     91,490     85,505
Total                        2,694,793  2,412,959  2,271,939  2,145,336  2,114,188  2,273,741  2,554,540  2,709,436  2,532,198

Light & Power
Small                          597,079    604,542    611,780    574,016    597,322    640,282    697,437    725,910    725,837
Medium                         26,333,     26,737     27,128     27,159     25,810     28,163     28,765     30,234     30,267

Inter Departmental;              1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753
Total disc. Sales            3,320,080  3,045,997  2,913,080  2,748,251  2,738,955  2,944,036  3,282,337  3,467,243  3,290,056


2005                           Jan-05     Feb-05     Mar-05     Apr-05     May-05     Jun-05     Jul-05     Aug-05     Sep-05
                           ----------------------------------------------------------------------------------------------------
Residential'
Individual meter             2,637,461  2,361,623  2,223,604  2,099,693  2,069,209  2,225,367  2,500,192  2,651,792  2,478,325
Master meter                    91,373     81,817     77,035     72,742     71,686     77,096     86,617     91,869     85,860
Total                        2,728,834  2,443,440  2,300,639  2,172,436  2,140,895  2,302,464  2,586,810  2,743,662  2,564,185

Light & Power
Small                          604,108    611,658    618,981    580,773    604,354    647,819    705,646    734,455    734,380
Medium                          27,365     27,777     28,177     28,207     26,824     29,236     29,851     31,355     31,387

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,362,180  3,084,634  2,950,030  2,783,155  2,773,707  2,981,367  3,323,901  3,511,134  3,331,705


2006                           Jan-06     Feb-06     Mar-06     Apr-06     May-06     Jun-06     Jul-06     Aug-06     Sep-06
                           ----------------------------------------------------------------------------------------------------
Residential
Individual meter             2,674,142  2,394,468  2,254,529  2,128,895  2,097,987  2,256,317  2,534,964  2,688,673  2,512,793
Master meter                    91,750     82,154     77,353     73,043     71,982     77,414     86,975     92,249     86,214
Total                        2,765,892  2,476,622  2,331,882  2,201,938  2,169,969  2,333,732  2,621,939  2,780,922  2,599,008

Light & Power
Small                          611,523    619,166    626,579    587,902    611,772    655,770    714,307    743,469    743,394
Medium                          28,391     28,813     29,222     29,251     27,835     30,307     30,935     32,476     32,506

Inter Departmental               1,874      1,759      2,233      1,740      1,634      1,849      1,595      1,662      1,753

Total disc. Sales            3,407,680  3,126,360  2,989,915  2,820,831  2,811,210  3,021,658  3,368,776  3,558,529  3,376,661

2002                           0ct-02     Nov-02     Dec-02     Total
                           ---------------------------------------------
Individual meter             2,041,970  2,060,009  2,371,026  26,931,000
Master meter                    72,562     73,203     84,255     957,000
Total                        2,114,532  2,133,211  2,455,281  27,888,000

Light & Power
Small                          675,458    621,882    607,279   7,559,340
Medium                          26,862     26,841     26,055     313,316

Inter Departmental               1,953      1,902      1,656      21,609

Total disc. Sales            2,818,804  2,783,837  3,090,271  35,782,265

2003                           Oct-03     Nov-03     Dec-03     Total
                           ---------------------------------------------
Residential
Individual meter             2,067,370  2,085,633  2,400,519  27,266,000
Master meter                    72,865     73,509     84,607     961,000
Total                        2,140,235  2,159,142  2,485,126  28,227,000

Light & Power
Small                          682,505    628,370    613,615   7,638,207
Medium                          27,794     27,765     26,961     324,391

Inter Departmental               1,953      t,902      1,656      21,609

Total disc. Sales            2,852,487  2,817,179  3,127,358  36,211,207

2004                           Oct 04     Nov-04     Dec 04     Total
                           ---------------------------------------------
Residential
Individual meter             2,093,680  2,112,176    2431069  27,613,000
Master meter                    73,168     73 815     84 959     965,000
Total                        2,166,849  2,185,991   2,516029  28,578,000

Light & Power
Small                          689,730    635,023    620,111   7,719,070
Medium                          28,774     28,738     27,914     336,023

Inter Departmental;              1,953      1,902      1,656      21,609
Total disc. Sales            2,887,306  2,851,654  3,165,709  36,654,703


2005                           Oct-05     Nov-05     Dec-05     Total
                           ---------------------------------------------
Residential'
Individual meter             2,120,749  2,139,484  2,462,500  27,970,000
Master meter                    73,472     74,121     85,311     969,000
Total                        2,194,221  2,213,605  2,547,811  28,939,000

Light & Power
Small                          697,849    642,498    627,410   7,809,931
Medium                          29,852     29,810     28,962     348,801

Inter Departmental               1,953      1,902      1,656      21,609

Total disc. Sales            2,923,874  2,887,814  3,205,840  37,119,342

2006                           Oct-06     Nov-06     Dec-06     Total
                           ---------------------------------------------
Residential
Individual meter             2,150,244  2,169,239  2,496,748  28,359,000
Master meter                    73,775     74,427     85,664     973,000
Total                        2,224,019  2,243,666  2,582,411  29,332,000

Light & Power
Small                          706,414    650,384    635,112   7,905,792
Medium                          30,930     30,882     30,011     361,559

Inter Departmental               1,953      1,902      1,656      21,609

Total disc. Sales            2,963,316  2,926,834  3,249,190  37,620,960

                                    SSM-11

                       PACIFIC GAS AND ELECTRIC COMPANY

                             WORKPAPERS SUPPORTING
                                  APPENDIX B
                            ELECTRIC SALES FORECAST

                       Pacific Gas and Electric Company
                        Rate Reduction Bond Application
                    Energy Consumption Forecast Workpapers

                               TABLE OF CONTENTS

                                                            Pages
                                                            -----

FORECAST RESULTS

1.   SHORT TERM ECONOMETRIC FORECAST

     a.) Sales Summary                              WVM-01 - WVM-02
     b.) Economic and Demographic Assumptions       WVM-03 - WVM-03
     c.) Energy Model Mnemonics                     WVM-04 - WVM-05
     d.) Energy Model Equations                     WVM-06 - WVM-20

2.   LONG TERM END-USE FORECAST

     a.) Electricity Consumption Summary            WVM-21 - WVM-24
     b.) Economic and Demographic Assumptions       WVM-25 - WVM-32
     c.) Energy Model Methodology and Equations     WVM-33 - WVM-48

                       PACIFIC GAS AND ELECTRIC COMPANY
                           ELECTRIC DEPARTMENT SALES
                           JANUARY 97 TO DECEMBER 97
                              (THOUSANDS OF KWH)

ST0197
                              Jan-97     Feb-97     Mar-97      Apr-7     May-97     Jun-97     Jul-97     Aug-97     Sept-97
                           -----------------------------------------------------------------------------------------------------
PG&E SALES AND LOADS:
RESIDENTIAL:
INDIVIDUAL:                  2,364,785  2,117,464  1,993,714  1,870,912  1,843,750  1,982,893   2190,451   2323,270  2,171,293
MASTER METER                    88,627     80,336     74,950     71,238     89,390     73,318     78,757      8,858     79,658
TOTAL                        2,453,412  2,197,800  2,068,674  1,942,150  1,913,140  2,056,211   2269,208  2,408,128   2250,952

LIGHT AND POWER:
SMALL                          544,572    551,364    557,950    521,244    542,358    581,278    823,474    848,879    848,814
MEDIUM                       1,597,073  1,616,990  1,636,307  1,630,130  1,696,164  1,817,882  1,841,216  1,916,241  1,916,048
TOTAL                        2,141,645  2,168,354  2,194,257  2,151,374  2,238,522  2,399,160  2,464,690  2,565,121  2,564,862

INTERDEPARTMENTAL               12,022     11,285     14,325     11,192     12,499     14,146      12197     12,710     13,409

ST0197
                              Oct-97     Nov-97     Dec-97      TOTAL
                           ---------------------------------------------
PG&E SALES AND LOADS:
RESIDENTIAL:
INDIVIDUAL:                   1,892511  1,909,230  2,197,482  24,857,756
MASTER METER                    71,770     72,963      Sz994     926,870
TOTAL                        1,964,281   1,982193  2,280,477  25,784,626

LIGHT AND POWER:
SMALL                          616,451    567,650    554,348   6,958,384
MEDIUM                       1,832,040  1,687,008  1,647,475  20,834,574
TOTAL                        2,448,492  2,254,658  2,201,824  27,792,958

INTERDEPARTMENTAL               14,954     12,251     10,665     151,656

                       PACIFIC GAS AND ELECTRIC COMPANY
                           ELECTRIC DEPARTMENT SALES
                           JANUARY 98 TO DECEMBER 98
                               THOUSANDS OF KWH)

ST0197
                              Jan-98     Feb-98     Mar-98     Apr-98     May-98     Jun-98     Jul-98     Aug-98     Sept-98
                           ----------------------------------------------------------------------------------------------------
PG&E SALES AND LOADS:
RESIDENTIAL:
INDIVIDUAL:                  2,425,895   2172,163  2,045,235  1,924,287  1,895,349  2,039,463  2,266,929  2,404,385  2,247,102
MASTER METER                    90,050     81,625     76,163     72,324     70,448     74,435     79,847     64,005     80,761
TOTAL                        2,515,945  2,253,809  2,121,398  1,996,611  1,966,798  2,113,898   2346,776  2,488,390  2,327,863

LIGHT AND POWER:
SMALL                          563,446    570,473    577,268    542,114    564,075    804,553    654,062    680,714    680,645
MEDIUM                       1,611,557  1,631,655  1,651,147  1,652,909  1,719,866  1,843,285  1,871,753  1,948,024  1,947,827
TOTAL                        2,175,003  2,202,128  2,228,435  2,195,023  2,283,940  2,447,838  2,525,815  2,628,737  2,628,472

INTERDEPARTMENTAL               12,092     11,351     14,408     11,225     12,535     14,187     12,226     12,740     13,441

ST0197
                              Oct-98      Nov-98     Dec-98     TOTAL
                             --------------------------------------------
PG&E SALES AND LOADS:
RESIDENTIAL:
INDIVIDUAL:                    1,947,478  1,964,682   2261,307  25,595,297
MASTER METER                      72,413     73,617     83,738     939,426
TOTAL                          2,019,891  2,038,299  2,345,045  26,534,723

LIGHT AND POWER:
SMALL                            848,840    597,475    583,474   7,267,158
MEDIUM                         1,863,114  1,715,622  1,675,419  21,132,177
TOTAL                          2,511,954  2,313,096  2,258,893  28,399,335

INTERDEPARTMENTAL                 14,983     12,274     10,685     152,145

                       PACIFIC GAS AND ELECTRIC COMPANY
                              ELECTRIC DEPARTMENT
                     ECONOMIC AND DEMOGRAPHIC ASSUMPTIONS
              USED IN PREPARTATION OF JAN-1997 SHORTIERN FORECAST

                                1988     1989     1990     1991     1992     1993     1994     1995     1996     1997    1998
                                ----     ----     ----     ----     ----     ----     ----     ----     ----     ----    ----
CONSUMER PRICE INDEX
CALIFORNIA                      1.55     1.64     1.75     1.83     1.86     1.88     1.92     1.96     2.00     2.06    2.11
% CHANGE                        5.59     5.94     6.57     4.77     1.96     0.99     1.94     2.20     2.16     2.66    2.75


WHOLESALE PRICE INDEX
ALL COMMODITIES                 1.07     1.12     1.16     1.17     1.17     1.19     1.20     1.25     1.27     1.28    1.29
% CHANGE                        4.01     4.95     3.60     0.21     0.57     1.47     1.30     3.83     1.90     0.53    0.88


COMMERCIAL EMPLOYMENT

SERVICE AREA(THOUSANDS)         2262.50  2332.25  2430.00  2549.00  2614.75  2702.25  2744.00  2754.25  2772.00  2818.0  2907.50
% CHANGE                        4.50     3.08     4.19     4.90     2.58     3.35     1.55     0.37     0.64     1.66    3.18


REAL PERSONAL INCOME PER CAPITA

ELECTRIC SERVICE AREA
(THOUSANDS OF DOLLARS)          17.503   17.648   17.899   17.525   17.913   17.840   17.831   18.514   18.967   19.235  19.589
% CHANGE                        1.65     0.83     1.43     -2.09    2.22     -0.41    -0.05    3.83     2.45     1.41    1.84


REAL RESIDENTIAL ELECTRIC PRICE
(DOLLARS/KWH)                   0.0722   0.0739   0.0718   0.0733   0.0707   0.0718   0.0703   0.0688   0.0653   0.0636  0.0557
% CHANGE                        7.91     2.34     -2.81    2.16     -3.60    1.59     -2.17    -2.15    -5.07    -2.58   -12.41


REAL SMALL LIGHT & POWER
ELECTRIC PRICE (DOLLARS/KWH)    0.0909   0.0919   0.0991   0.1129   0.1192   0.1174   0.1133   0.1077   0.0987   0.1014  0.0904
%CHANGE                         -2.02    1.10     7.88     13.97    5.51     -1.49    -3.50    -4.95    -8.37    2.76    -10.80

                       PACIFIC GAS AND ELECTRIC COMPANY
                             ELECTRIC ENERGY MODEL

                                     INDEX

MNEMONIC                     DESCRIPTION
--------                     -----------
AIRUSEPC                     AIR CONDITIONING USAGE PER CAPITA - PG&E AREA

AVGPCNM                      AVERAGE PRICE OF ELECTRICITY - SMALL LIGHT AND
                              POWER

CPI@CA                       CONSUMER PRICE INDEX (URBAN) - ALL ITEMS -
                              CALIFORNIA

DIABLO84                     ENERGY VARIABLE - TESTING DIABLO CANYON

DIABOTEST                    BINARY VARIABLE - TESTING DIABLO CANYON

ECOM1@PGE                    COMMERCIAL EMPLOYMENT - SERVICE AREA

ECOM90                       COMMERCIAL EMPLOYMENT FROM 1990 TO PRESENT

PECDDBLM80                   COOLING DEGREE DAYS - ELECTRIC SERVICE AREA
                              COMPOSITE BILLING BASIS ON 80 DEGREE BASE

PECRIM                       CUSTOMERS - RESIDENTIAL INDIVIDUAL METER

PECRMM                       CUSTOMERS - RESIDENTIAL MASTER METER

PEHDDBLM60                   HEATING DEGREE DAYS - ELECTRIC SERVICE AREA
                              COMPOSITE BILLING BASIS ON 60 DEGREE BASE

PEPRIM                       MARGINAL PRICE OF ELECTRICITY - RESIDENTIAL
                              INDIVIDUAL METER

PEPRIML                      10 YEAR AVERAGE MARGINAL PRICE OF ELECTRICITY -
                              RESIDENTIAL INDIVIDUAL METERED

PESCDM                       SALES - MEDIUM LIGIIT AND POWER

PESCNM                       SALES - SMALL LIGHT AND POWER

PESIDMNA                     SALES - INTERDEPARTMENTAL

PESRIM                       SALES - RESIDENTIAL INDIVIDUAL METER

PESRMM                       SALES - RESIDENTIAL MASTER METER

PESTPM                       SALES - PARTIAL TOTAL

MNEMONIC                     DESCRIPTION
--------                     -----------

RECLASS9193                  BINARY VARIABLE - RECLASSIFICATION

SQl                          BINARY SEASONAL VARIABLE - FIRST QUARTER

SQ2                          BINARY SEASONAL VARIABLE - SECOND QUARTER

SQ3                          BINARY SEASONAL VARIABLE - THIRD QUARTER BINARY
                             SEASONAL VARIABLE - FOURTH QUARTER

TREND                        LINEAR TIME TREND

WPI                          PRODUCER PRICE INDEX - TOTAL

YPNR87@PGE                   REAL PER CAPITA PERSONAL INCOME

equation pesrim'Sale5:Res. Indiv. Meter' log(pesrim/pecrim)=!
       (sql+sq4 )*pehddblm60, (sq/2/+sq/3/)*pecddblm80*airusepc, ! log(peprim/cpi@ca), log(pepriml/cpi@ca), trend, !
       log(ypnr87@pge);
normalize pesrim = exp(??) * pecrim;
fit;
PESRIM    Sales:Res.Indiv.Meter
Ordinary  Least Squares
QUARTERLY data for   83 periods from 1976Q1 to 1996Q3
Date:  27 JAN 1997

log ( pesrim/pecrim)

   =   0.00020 * (sql+sq4)*pehddblm60
       (27.8119)

       + 0.00399 * (sq2+sq3)*pecddblm80*airusepc
       (23.5760)

       - 0.06418 * log (peprim/cpi@ca) - 0.10146*log(pepriml/cpi@ca)
       (4.06109)                        (3.61758)

       -0.00217 * trend + 0.42631 * log(ypnr87@pge) + 2.95983
       (1.55137)       (4.03191)                  (1.09674)

Sum Sq   0.0267        Std Err       0.0188   LHS Mean   0.4454
R Sq     0.9213        R Bar Sq      0.9151   F  6, 76  148.296
D.W.(1)  1.9094        D.W.(4)       1.3164

PESRIM=exp(??)*pecrim
show<residuals>;

          :           Actual      Predicted   Residual
1976Q1    :            0.540          0.574     -0.033
1976Q2    :            0.398          0.398     -0.001
1976Q3    :            0.507          0.461      0.046
1976Q4    :            0.447          0.446      0.001
1977Q1    :            0.515          0.538     -0.023
1977Q2    :            0.349          0.367     -0.018
1977Q3    :            0.485          0.453      0.032
1977Q4    :            0.401          0.414     -0.013
1978Q1    :            0.492          0.465      0.027
1978Q2    :            0.375          0.382     -0.008
1978Q3    :            0.491          0.467      0.024
1978Q4    :            0.472          0.473     -0.001
1979Q1    :            0.585          0.575      0.010
1979Q2    :            0.419          0.425     -0.005
1979Q3    :            0.507          0.513     -0.006
1979Q4    :            0.466          0.461      0.005
1980Q1    :            0.529          0.525      0.004
1980Q2    :            0.377          0.372      0.005
1980Q3    :            0.473          0.448      0.025
1980Q4    :            0.427          0.445     -0.017

                      Actual      Predicted   Residual
1981Q1    :            0.479          0.510     -0.030
1981Q2    :            0.370          0.391     -0.021
1981Q3    :            0.506          0.479      0.026
1981Q4    :            0.422          0.409      0.013
1982Q1    :            0.492          0.507     -0.015
1982Q2    :            0.325          0.341     -0.015
1982Q3    :            0.403          0.406     -0.003
1982Q4    :            0.402          0.424     -0.022
1983Q1    :            0.493          0.490      0.003
1983Q2    :            0.385          0.357      0.008
1983Q3    :            0.441          0.461     -0.019
1983Q4    :            0.413          0.404      0.010
1984Q1    :            0.494          0.489      0.005
1984Q2    :            0.355          0.381     -0.025
1984Q3    :            0.515          0.537     -0.022
1984Q4    :            0.453          0.420      0.032
1985Q1    :            0.528          0.531     -0.004
1985Q2    :            0.382          0.371      0.011
1985Q3    :            0.454          0.476     -0.021
1985Q4    :            0.438          0.443     -0.005

                      Actual      Predicted   Residual
1986Q1    :            0.475          0.458      0.017
1986Q2    :            0.363          0.364     -0.001
1986Q3    :            0.452          0.476     -0.023
1986Q4    :            0.399          0.409     -0.010
1987Q1    :            0.516          0.504      0.012
1987Q2    :            0.373          0.383     -0.009
1987Q3    :            0.451          0.452     -0.000
1987Q4    :            0.445          0.402      0.043
1988Q1    :            0.508          0.492      0.016
1988Q2    :            0.350          0.353     -0.002
1988Q3    :            0.525          0.531     -0.006
1988Q4    :            0.431          0.405      0.026
1989Q1    :            0.557          0.544      0.014
1989Q2    :            0.349          0.360     -0.011
1989Q3    :            0.447          0.461     -0.014
1989Q4    :            0.419          0.410      0.008
1990Q1    :            0.529          0.529     -0.000
1990Q2    :            0.332          0.353     -0.021
1990Q3    :            0.486          0.504     -0.018
1990Q4    :            0.412          0.422     -0.011

                      Actual      Predicted   Residual
1991Q1    :            0.494          0.504     -0.009
1991Q2    :            0.343          0.335      0.008
1991Q3    :            0.473          0.472      0.001
1991Q4    :            0.440          0.392      0.048
1992Q1    :            0.473          0.479     -0.006
1992Q2    :            0.370          0.376     -0.005
1992Q3    :            0.489          0.493     -0.005
1992Q4    :            0.401          0.397      0.005
1993Q1    :            0.509          0.501      0.008
1993Q2    :            0.339          0.339      0.000
1993Q3    :            0.503          0.493      0.010
1993Q4    :            0.413          0.399      0.013
1994Q1    :            0.456          0.490     -0.004
1994Q2    :            0.323          0.336     -0.013
1994Q3    :            0.509          0.506      0.003
1994Q4    :            0.443          0.430      0.013
1995Q1    :            0.483          0.493     -0.005
1995Q2    :            0.328          0.364     -0.036
1995Q3    :            0.517          0.512      0.005
1995Q4    :            0.400          0.412     -0.012

                      Actual      Predicted   Residual
1996Q1    :            0.481          0.505     -0.024
1996Q2    :            0.375          0.376     -0.001
1996Q3    :            0.567          0.523      0.038

!  return;
set per 78:2 96:3;
equation pesrmm 'Sales: Res.Master Meter' pesrmm = sq1, sq2, sq3,! pehddblm60,
       pecddblm80*airusepc,     !
       pecrmm  ar=1;
fit;
PESRMM   Sales: Res. Master Meter
Cochrane-Orcutt
QUARTERLY data for                         74 periods from 1978Q2 to 1996Q3
Date: 27 JAN 1997

pesrmm

        =  3454.41 * sql - 7327.87 * sq2 + 7210.58 * sq3
        (1.17920)          (4.65116)        (1.92480)

        +  45.8766 * pehddblm60 + 572.254 * pecddblm80*airusepc
           (7.39651)             (5.99848)

        +  2.16648 * pecrmm +   147278
           (2.43545)       (6.35243)

Sum Sq       2E+09      Std Err         4775.23  LHS Mean    227509
R Sq        0.9422      R Bar Sq        0.9360   F  7,  66  153.626
D.W.( 1)    2.0939      D.W.( 4)        1.4192

AR_0 =  +  0.75896 * AR_1
        ( 9.7849)

show<residuals>;

                           Actual    Predicted         Residual
1978Q2      :          173017.000   170205.517         2811.483
1978Q3      :          191896.000   195887.876        -3991.876
1978Q4      :          194652.000   198922.526        -4270.526
1979Q1      :          220630.000   220138.997          491.003
1979Q2      :          192415.000   186178.272         6236.728
1979Q3      :          209435.000   210662.489        -1227.489
1979Q4      :          202280.000   204020.776        -1740.776
1980Q1      :          216239.000   219525.662        -3286.662
1980Q2      :          191495.000   190547.107          947.893
1980Q3      :          214668.000   208822.113         5845.887
1980Q4      :          210565.000   215008.578        -4443.578
1981Q1      :          218455.000   226383.233        -7928.233
1981Q2      :          202842.000   194204.022         8637.978
1981Q3      :          231064.000   222227.496         8836.504
1981Q4      :          215636.000   218518.220        -2882.220
1982Q1      :          233897.000   245355.878       -11458.878
1982Q2      :          206019.000   204891.891         1127.109
1982Q3      :          220437.000   216263.120         4173.880
1982Q4      :          220983.000   222925.439         1942.439
1983Q1      :          242151.000   239024.477         3126.523

                Actual      Predicted   Residual
1983Q2    :     212589.000  213019.979   -430.979
1983Q3    :     228399.000  229161.311   -762.311
1983Q4    :     220231.000  219433.969    797.031
1984Q1    :     243461.000  240396.076   3064.924
1984Q2    :     209272.000  215878.524  -6606.524
1984Q3    :     249414.000  237022.526  12391.474
1984Q4    :     238061.000  233676.533   4384.467
1985Q1    :     263594.000  261494.508   2099.492
1985Q2    :     228130.000  224002.129   4127.871
1985Q3    :     240155.000  244240.880  -4085.880
1985Q4    :     233929.000  235961.434   2967.566
1986Q1    :     249671.000  243226.204   8444.796
1986Q2    :     223410.000  221413.024   1996.976
1986Q3    :     239216.000  244009.180  -4793.180
1986Q4    :     229775.000  227106.245   2668.755
1987Q1    :     259088.000  253232.257   5855.743
1987Q2    :     222453.000  223742.343  -1289.343
1987Q3    :     234972.000  237810.790  -2838.790
1987Q4    :     233975.000  228307.170   5667.830
1988Q1    :     254773.000  252804.093   1968.907

                Actual      Predicted   Residual
1988Q2    :     216864.000  219513.478  -2649.478
1988Q3    :     247610.000  247126.596    483.404
1988Q4    :     233153.000  230108.095   3044.905
1989Q1    :     269554.000  264529.351   5024.649
1989Q2    :     219946.000  222599.833  -2653.833
1989Q3    :     233906.000  240196.545  -6290.545
1989Q4    :     233083.000  226383.000   6700.000
1990Q1    :     263906.000  260692.908   3213.092
1990Q2    :     217309.000  218981.462  -1672.462
1990Q3    :     244329.000  243640.386    688.614
1990Q4    :     234826.000  234589.476    236.524
1991Q1    :     258294.000  256018.012   2275.988
1991Q2    :     223384.000  225621.006  -2237.006
1991Q3    :     240231.000  241166.100   -935.100
1991Q4    :     237233.000  233755.409   3477.591
1992Q1    :     246759.000  249840.268  -3081.268
1992Q2    :     220286.000  214142.806   6143.194
1992Q3    :     239857.000  245008.009  -5151.009
1992Q4    :     224218.000  228969.131  -4751.131
1993Q1    :     251835.000  249220.984   2614.016

                Actual      Predicted   Residual
1993Q2    :     210988.000  211734.747   -746.747
1993Q3    :     239949.000  240283.747   -334.747
1993Q4    :     225201.000  229600.642  -4399.642
1994Q1    :     242150.000  247171.637  -5021.637
1994Q2    :     203383.000  208450.677  -5067.677
1994Q3    :     231443.000  235630.453  -4187.453
1994Q4    :     228626.000  225618.578   3007.422
1995Q1    :     238581.000  244272.834  -5691.834
1995Q2    :     202766.000  209201.466  -6435.466
1995Q3    :     234430.000  230916.877   3513.123
1995Q4    :     214851.000  223372.780  -8521.780
1996Q1    :     238242.000  237952.621    289.379
1996Q2    :     206823.000  209062.717  -2239.717
1996Q3    :     233329.000  234663.506  -1334.506

set per 76:1 96:3;
equation pescnm 'Sales: Small L&P' log(pescnm)= log(pescnm.1), sql, s sq3,(sq2+sq3 ) *pecddblm50*airusepc, !
     log(ecoml@pge) log(avgpcnm/wpi) ,log(ecom90);

normalize pescnm = exp(??);
fit;
PESCNM      Sales: Small L&P
Ordinary Least Squares
QUARTERLY data for       83 periods from 1976Q1 to 1996Q3
Date: 27 JAN 1997

log(pescnm)

-    0.91858 *  lo g(pescnm) [-1]  + 0.07104 * sql  + 0.05275 * sq2
     (31.2673)                        (8.11351)        (5.12094)

   + 0.10217 * sq3 +  0.00253 * (sq2+sq3 ) *pecddblm80*airusepc
     (3.99811)         (4.31751)

   + 0.08666  * log(ecoml@pge)  - 0.03822*  log(avgpcnm/wpi)
     (2.66966)                    (1.07516)

Sum Sq     0.0531    St d Err       0.0268  LHS Mean         14.1953
R Sq       0.9842    R Bar Sq       0.9825  F  8, 74         577.209
D.W.(1)    2.0604    D.W.(4)        1.9161
H          -0.3013


PESCNM=exp(??)

show<residuals>;

                Actual     Predicted   Residual
1976Q1    :     13.929     13.922       0.007
1976Q2    :     13.879     13.913      -0.035
1976Q3    :     13.971     13.967       0.004
1976Q4    :     13.889     13.882       0.008
1977Q1    :     13.864     13.876      -0.011
1977Q2    :     13.808     13.846      -0.038
1977Q3    :     13.935     13.906       0.029
1977Q4    :     13.847     13.845       0.002
1978Q1    :     13.842     13.837       0.005
1978Q2    :     13.850     13.836       0.014
1978Q3    :     13.963     13.952       0.012
1978Q4    :     13.918     13.888       0.030
1979Q1    :     13.950     13.923       0.027
1979Q2    :     13.935     13.962      -0.026
1979Q3    :     14.045     14.060      -0.015
1979Q4    :     13.989     13.976       0.014
1980Q1    :     13.973     13.995      -0.022
1980Q2    :     13.942     13.962      -0.020
1980Q3    :     14.065     14.041       0.024
1980Q4    :     13.985     13.992      -0.007

                Actual     Predicted   Residual
1981Q1    :     13.942     13.993      -0.051
1951Q2    :     13.969     13.960       0.009
1981Q3    :     14.103     14.102       0.001
1981Q4    :     13.963     14.028      -0.065
1982Q1    :     13.961     13.966      -0.005
1952Q2    :     13.945     13.960      -0.011
1952Q3    :     14.068     14.047       0.021
1982Q4    :     14.011     14.002       0.009
1983Q1    :     14.035     14.024       0.012
1983Q2    :     14.035     14.048      -0.013
1983Q3    :     14.175     14.174       0.002
1983Q4    :     14.099     14.108      -0.009
1984Q1    :     14.122     14.109       0.013
1984Q2    :     14.165     14.139       0.026
1984Q3    :     14.353     14.337       0.017
1984Q4    :     14.303     14.266       0.036
1985Q1    :     14.325     14.288       0.036
1985Q2    :     14.373     14.317       0.056
1985Q3    :     14.536     14.436       0.050
1955Q4    :     14.422     14.431      -0.010

             Actual     Predicted  Residual
1986Q1    :  14.372     14.396     -0.024
1986Q2    :  14.375     14.357      0.019
1956Q3    :  14.423     14.490     -0.066
1986Q4    :  14.303     14.332     -0.029
1987Q1    :  14.320     14.297      0.024
1987Q2    :  14.351     14.332      0.019
1987Q3    :  14.449     14.456     -0.006
1987Q4    :  14.375     14.361      0.014
1988Q1    :  14.349     14.369     -0.020
1988Q2    :  14.347     14.342      0.005
1988Q3    :  14.494     14.515     -0.021
1988Q4    :  14.400     14.406     -0.005
1989Q1    :  14.401     14.395      0.006
1989Q2    :  14.385     14.400     -0.015
1989Q3    :  14.478     14.504     -0.026
1989Q4    :  14.396     14.393      0.003
1990Q1    :  14.412     14.363      0.049
1990Q2    :  14.379     14.374      0.005
1990Q3    :  14.488     14.497     -0.009
1990Q4    :  14.381     14.376      0.005

             Actual  Predicted  Residual

1991Q1    :  14.347     14.350     -0.003
1991Q2    :  14.318     14.311      0.007
1991Q3    :  14.411     14.429     -0.018
1991Q4    :  14.355     14.303      0.052
1992Q1    :  14.287     14.325     -0.038
1992Q2    :  14.322     14.278      0.044
1992Q3    :  14.391     14.440     -0.049
1992Q4    :  14.248     14.285     -0.038
1993Q1    :  14.235     14.230      0.004
1993Q2    :  14.196     14.214     -0.017
1993Q3    :  14.335     14.335      0.001
1993Q4    :  14.230     14.238     -0.008
1994Q1    :  14.219     14.219      0.001
1994Q2    :  14.180     14.205     -0.025
1994Q3    :  14.361     14.333      0.028
1994Q4    :  14.250     14.263     -0.014
1995Q1    :  14.243     14.239      0.004
1995Q2    :  14.207     14.238     -0.031
1995Q3    :  14.385     14.353      0.035
1995Q4    :  14.301     14.290      0.011

             Actual  Predicted  Residual

1996Q1    :  14 277     14.290     -0.013
1996Q2    :  14.302     14.274      0.028
1996Q3    :  14.438     14.449     -0.011

             Actual     Predicted   Residual
1990Q2   :   47115.000  35496.943   11621.057
1990Q3   :   43171.000  40873.667    2297.333
1990Q4   :   38791.000  39230.374    -439.374
1991Q1   :   31411.000  37947.797   -6536.797
1991Q2   :   40387.000  35710.684    4676.316
1991Q3   :   42348.000  38810.596    3537.404
1991Q4   :   37836.000  39015.981   -1179.981
1992Q1   :   30592.000  37771.837   -7179.837
1992Q2   :   42277.000  35643.572    6633.428
1992Q3   :   43091.000  39545.207    3545.793
1992Q4   :   32846.000  39217.595   -6371.595
1993Q1   :   32385.000  36215.309   -3830.309
1993Q2   :   34494.000  36169.857   -1675.857
1993Q3   :   52525.000  37188.714   15336.286
1993Q4   :   34624.000  42065.302   -7441.302
1994Q1   :   28567.000  36783.029   -8216.029
1994Q2   :   34190.000  35055.705    -865.705
1994Q3   :   39365.000  37167.619    2197.381
1994Q4   :   32765.000  38087.559   -5319.589
1995Q1   :   30721.000  36199.027   -5478.027

             Actual     Predicted   Residual

1995Q2  :    32699.000   35681.530  -2982.530
1995Q3  :    41771.000   36658.794   5082.206
1995Q4  :    29624.000  38.810.816  -9186.816
1996Q1  :    29821.000   35310.536  -5489.536
1996Q2  :    36516.000   35457.036   1058.964
1996Q3  :    36456.000   37374.005  -1418.005

                       PACIFIC GAS AND ELECTRIC COMPANY
                       ELECTRICITY CONSUMPTION BY SECTOR
                                     (GWH)

YEAR      RESIDENTIAL   COMMERCIAL   INDUSTRIAL   TCU*
1980        19,653        13,839       15,892     2,448
1981        19,766        14,578       15,780     2,689
1982        19,295        14,863       15,470     2,614
1983        19,977        15,555       16,250     2,681
1984        20,943        16,520       17,052     2,921
1985        21,293        17,176       17,692     3,091
1986        21,178        17,760       17,457     3,134
1987        22,182        18,984       18,445     3,461
1988        22,826        20,213       19,142     3,514
1989        23,119        21,147       19,598     3,608
1990        23,508        22,183       20,068     3,730
1991        23,838        22,604       19,467     3,772
1992        23,960        23,366       19,414     3,774
1993        24,322        23,773       19,781     3,843
1994        24,517        23,769       19,477     3,743
1995        24,593        24,641       20,668     3,894
1996        25,286        25,821       21,455     4,181
1997        25,531        26,117       21,935     4,316
1998        25,883        26,425       22,457     4,412
1999        26,202        26,699       23,168     4,442
2000        26,553        26,956       23,821     4,500
2001        26,890        27,149       24,379     4,519
2002        27,293        27,701       25,241     4,555

     Average Annual Growth Rates (%)

1980-1989     1.8%          4.8%         2.4%      4.4%
1990-1995     0.9%          2.1%         0.6%      0.9%
1996-2002     1.3%          1.2%         2.7%      1.4%

*   Excludes BART.
     PACIFIC GAS AND ELECTRIC COMPANY
     ELECTRICITY CONSUMPTION BY SECTOR
     (GWH)

          RESIDENTIAL                         COMMERCIAL
                                    Restau-   Retail &             Miscella-
YEAR         TOTAL         Offices   rants     Food       Health    neous       TOTAL
 1980        19,653        2,911     1,237     4,041      1,030     4,619       13,838
 1981        19,766        3,238     1,307     4,218      1,040     4,773       14,576
 1982        19,295        3,533     1,310     4,036      1,042     4,941       14,862
 1983        19,977        3,774     1,392     4,103      1,061     5,226       15,556
 1984        20,943        4,043     1,485     4,324      1,107     5,560       16,519
 1985        21,293        4,225     1,550     4,413      1,129     5,859       17,176
 1986        21,178        4,513     1,602     4,548      1,169     5,929       17,761
 1987        22,182        4,916     1,712     4,756      1,234     6,366       18,984
 1988        22,826        5,321     1,773     5,042      1,305     6,772       20,213
 1989        23,119        5,910     1,803     5,205      1,182     7,049       21,149
 1990        23,508        6,151     1,870     5,367      1,246     7,550       22,184
 1991        23,838        6,311     1,860     5,415      1,264     7,753       22,604
 1992        23,960        6,535     1,914     5,579      1,336     8,003       23,366
 1993        24,322        6,535     1,940     5,645      1,432     8,221       23,773
 1994        24,517        6,392     1,943     5,635      1,436     8,363       23,769
 1995        24,593        6,626     2,003     5,713      1,526     8,773       24,641
 1996        25,286        7,028     2,123     5,733      1,673     9,264       25,821
 1997        25,531        7,136     2,159     5,733      1,703     9,385       26,117
 1998        25,883        7,241     2,197     5,746      1,735     9,506       26,425
 1999        26,202        7,329     2,228     5,759      1,768     9,616       26,699
 2000        26,553        7,402     2,259     5,776      1,797     9,723       26,956
 2001        26,890        7,459     2,271     5,793      1,818     9,809       27,149
 2002        27,293        7,623     2,315     5,882      1,863     0,018       27,701

             Average Annual          Growth Rates         (%)
 1980-1989     1.8%        8.2%      4.3%       2.9%      1.5%       4.8%         4.8%
 1990-1995     0.9%        1.5%      1.4%       1.3%      4.1%       3.0%         2.1%
 1996-2002     1.3%        1.4%      1.5%       0.4%      1.8%       1.3%         1.2%

                       PACIFIC GAS and ELECTRIC COMPANY
                       ELECTRICITY CONSUMPTION by SECTOR
                                     (GWH)

                                                                                     INDUSTRIAL
   YEAR       SIC 10-19    SIC 20   SIC 22  SIC 23  SIC 24   SIC 25  SIC 26  SIC 27  SIC 28  SIC 29  SIC 30   SIC 31  SIC 32
   1980         1,897       2,015     41      29       866      30     701     217   1,218   3,523    335       20     1,184
   1981         2,387       1,955     34      29       750      31     630     222   1,174   3,156    312       20     1,193
   1982         2,874       1,959     27      30       687      30     613     225   1,012   2,884    327       19     1,041
   1983         3,098       1,949     29      34       798      29     762     240     994   3,036    365       16       996
   1984         3,388       1,996     29      36       809      30     794     279     837   3,032    388       12     1,124
   1985         3,695       1,992     29      34       850      30     770     279     927   3,187    391        9     1,142
   1986         3,158       1,989     29      37     1,061      30     718     285     929   3,190    384        8     1,253
   1987         3,550       2,084     27      39     1,16i      33     793     302     963   3,321    413       12     1,24g
   1988         3,716       2,108     30      40     1,228      35     802     320   1,024   3,328    444       21     1,277
   1989         3,802       2,238     32      44     1,268      36     745     337   1,028   3,092    478       25     1,282
   1990         3,778       2,291     49      38     1,284      32     804     335   1,073   3,288    511       22     1,280
   1991         3,232       2,461     49      37     1,136      32     822     344   1,095   3,473    519       18     1,181
   1992         3,281       2,478     53      39     1,083      29     816     355   1,123   3,452    540       18     1,192
   1993         3,236       2,523     55      41     1,118      32     855     358   1,104   3,647    556       18     1,218
   1994         3,095       2,577     56      41     1,111      30     820     363     972   3,645    551       21     1,168
   1995         2,954       2,867     56      40     1,151      31     905     379     996   3,926    556       18     1,306
   1996         3,258       2,922     57      40     1,206      31     894     357   1,020   3,861    555       17     1,261
   1997         3,231       2,972     60      42     1,206      31     934     354   1,052   3,925    569       16     1,252
   1998         3,206       3,009     61      42     1,234      31     946     353   1,084   3,984    591       15     1,260
   1999         3,197       3,039     61      42     1,256      31     962     353   1,110   4,039    620       14     1,277
   2000         3,187       3,063     62      42     1,273      30     972     354   1,131   4,078    641       14     1,299
   2001         3,178       3,088     62      41     1,282      30     979     355   1,146   4,096    655       14     1,306
   2002         3,184       3,147     63      42     1,306      31     995     358   1,173   4,156    677       14     1,324

Average Annual Growth Rates (%)

     1980-1989   8.0%         1.2%  -2.7%    4.7%      4.3%    2.0%    0.7%    5.0%   -1.9%   -1.4%   4.0%     2.5%      0.9%
     1990-1995   4.8%         4.6%   2.6%    0.8%     -2.2%   -0.6%    2.4%    2.5%   -1.5%    3.6%   1.7%    -3.9%      0.4%
     1996-2002   0.4%         1.2%   1.6%    0.8%      1.3%    0.1%    1.8%    0.1%    2.4%    1.2%   3.4%    -3.2%      0.8%

YEAR           SIC 33  SIC 34   SIC 35   SIC 36   SIC 37   SIC 38  SIC 39     TOTAL
   1980            759     333       802     1,083     519       277      40   15,889
   1981         713     323       881     1,103     536       287      45   15,781
   1982         535     344       898     1,139     481       293      53   15,471
   1983         534     369       955     1,234     450       303      57   56,248
   1984         595     413     1,076     1,333     505       336      42   17,054
   1985         649     422     1,097     1,366     442       351      29   17,691
   1986         521     412     1,108     1,374     563       381      27   17,457
   1987         493     397     1,158     1,433     554       433      32   18,445
   1988         575     391     1,267     1,477     560       465      33   19,141
   1989         671     399     1,625     1,380     634       448      33   19,591
   1990         650     388     1,645     1,462     627       480      34   20,071
   1991         578     381     1,585     1,445     612       446      41   19,467
   1992         557     375     1,521     1,397     630       432      40   19,414
   1993         717     400     1,444     1,353     613       446      46   19,781
   1994         746     416     1,377     1,425     563       456      44   19,477
   1995         765     446     1,500     1,592     650       476      53   20,668
   1996         788     463     1,774     1,784     628       493      55   21,465
   1997         807     472     1,912     1,937     604       502      56   21,935
   1998         837     485     2,062     2,099     597       503      56   22,457
   1999         872     498     2,282     2,332     617       508      58   23,168
   2000         894     508     2,518     2,545     640       511      59   23,821
   2001         897     514     2,748     2,750     657       519      61   24,379
   2002         907     525     3,041     3,023     681       530      63   25,241

Average Annual Growth Rates (%)

     1980-1989 -1.4%    2.0%      8.2%      2.7%     22%      5.5%   -2.1%     2.4%
     1990-1995  3.3%    2.8%     -1.8%      1.7%     07%     -0.2%    9.5%     0.6%
     1996-2002  2.4%    2.1%      9.4%      9.2%     14%      1.2%    2.1%     2.7%

                       PACIFIC GAS and ELECTRIC COMPANY
                       ELECTRICITY CONSUMPTION by SECTOR
                                     (GWH)

                                      TCU


                                      SIC

                                   44/45/47/
YEAR      SIC 40   SIC 41   SIC 42   SIC 43     7520-25   SIC 46   SIC 48   SIC 49   SIC 97   TOTAL
1980          53       26       61       98         202      157      515      975      361   2,448
1981          52       26       67       95         203      187      574    1,117      368   2,689
1982          51       27       64       98         205      174      577    1,049      369   2,614
1983          49       28       63       97         219      159      578    1,108      380   2,681
1984          50       30       68       94         227      185      609    1,247      411   2,921
1985          46       34       73       77         236      196      645    1,345      439   3,091
1986          43       36       70       73         201      234      634    1,423      420   3,134
1987          42       39       80       85         215      248      639    1,617      496   3,461
1988          41       43       80       72         208      330      632    1,821      487   3,514
1989          40       45       57       81         230      443      630    1,586      496   3,608
1990          41       46       57       83         243      439      657    1,651      513   3,730
1991          41       50       56       83         245      495      681    1,617      504   3,772
1992          42       49       56       79         232      482      702    1,655      477   3,774
1993          39       37       56       77         239      479      734    i,722      459   3,843
1994          38       42       57       76         236      482      706    1,749      357   3,743
1995          43       51       57       82         242      586      742    1,761      330   3,894
1996          43       54       59      200         239      661      739    1,866      320   4,181
1997          42      150       57      209         237      695      736    1,880      310   4,316
1998          42      200       56      217         237      729      733    1,894      304   4,412
1999          42      179       56      226         236      764      732    1,906      301   4,442
2000          42      187       56      236         236      799      730    1,917      297   4,500
2001          42      155       56      246         236      834      729    1,927      294   4,519
2002          42      140       56      256         236      869      728    1,936      292   4,555

    Average Annual Growth Rates (%)

1980-1989   -3,1%     6,4%    -0,8%    -2,1%        1,5%    12,2%     2,3%     5,6%     3,6%    4,4%
1990-1995    1,0%     1,8%     0,0%    -0,3%       -0,1%     6,0%     2,5%     1,3%    -8,4%    0,9%
1996-2002   -0,4%    17,2%    -0,9%     4,2%       -0,2%     4,7%    -0,2%     0,6%    -1,5%    1,4%

*    Excludes BART,

                     ECONOMIC & DEMOGRAPHIC ASSUMPTIONS *
                           PG&E Electric Service and
                                 Climate Area

                        GROSS
                       DOMESTIC
                       PRODUCT      PERSONA L
                        (Chain        INCOME          POPULATION          POPULATION      POPULATION
                       Weighed)      (Total)           (Coastal)           (Inland)         (Total)
     YEAR               PCWGDP      (Billions)        (Thousands)        (Thousands)     (Thousands)
     1980                0.604         108.4               4531.2             4520.7          9052.0
     1981                0.661         120.9               4613.0             4636.0          9249.0
     1982                0.702         129.4               4685.1             4749.4          9434.5
     1983                0.732         140.0               4763.9             4862.5          9626.4
     1984                0.759         155.4               4838.2             4970.6          9808.8
     1985                0.786         168.0               4924.5             5088.4         10012.9
     1986                0.806         179.1               5011.1             5196.0         10207.1
     1987                0.831         190.1               5090.5             5329.4         10420.0
     1988                0.861         204.7               5178.0             5478.4         10656.4
     1989                0.897         220.7               5277.9             5642.0         10919.8
     1990                0.936         238.9               5353.9             5811.1         11165.0
     1991                0.973         247.2               5415.5             5951.1         11366.6
     1992                1.000         264.2               5478.5             6056.9         11535.4
     1993                1.026         272.2               5516.5             6136.6         11653.1
     1994                1.049         279.6               5530.5             6198.9         11729.4
     1995                1.076         297.4               5559.9             6257.2         11817.1
     1996                1.099         312.6               5595.2             6326.1         11921.2
     1997                1.125         326.4               5640.8             6390.3         12031.2
     1998                1.150         342.4               5688.2             6462.1         12150.3
     1999                1.178         360.4               5733.7             6536.4         12270.1
     2000                1.209         379.8               5776.5             6608.3         12384.8
     2001                1.242         400.0               5817.5             6678.0         12495.5
     2002                1.278         420.5               5856.5             6747.4         12603.9

               Average Annual Growth                     Rates (%)

1980-1989                  4.5%          8.2%                 1.7%               2.5%            2.1%
1990-1995                  2.8%          4.5%                 0.8%               1.5%            1.1%
1996-2002                  2.6%          5.1%                 0.8%               1.1%            0.9%

* Variables used in the end-use forecast models, "Regional ACCESS Handbook," DRI/McGraw-HiIl, Inc.,, 1995.

                        PACIFIC GAS and ELECTRIC COMPANY
                      ECONOMIC & DEMOGRAPHIC ASSUMPTIONS *
                           PG&E Electric Service and
                                  Climate Area

                 EMPLOYMENT   EMPLOYMENT   EMPLOYMENT
                  Finance,     Finance,     Finance,
                 Insurance,   Insurance,   Insurance,                                         EMPLOYMENT   EMPLOYMENT   EMPLOYMENT
                    Real         Real         Real      EMPLOYMENT   EMPLOYMENT   EMPLOYMENT     Retail       Retail       Retail
                   Estate       Estate       Estate      Services     Services     Services       Trade        Trade        Trade
                  (Coastal)    (Inland)      (Total)     (Coastal)    (Inland)      (Total)     (Coastal)    (Inland)      (Total)
  YEAR           (Thousands)  (Thousands)  (Thousands)  (Thousands)  (Thousands)  (Thousands) (Thousands)  (Thousands)  (Thousands)
  1980              170.0         84.2        254.2        483.0        349.7        832.8        488.0        397.9        885.9
  1981              173.8         87.8        261.6        501.1        363.7        864.8        493.8        403.8        897.7
  1982              175.6         88.3        263.9        501.8        370.1        872.0        489.9        399.1        889.0
  1983              177.8         89.9        267.7        510.1        388.0        898.1        504.8        415.4        920.2
  1984              180.9         93.5        274.4        547.2        415.8        963.0        535.5        438.0        973.5
  1985              183.9         96.5        280.4        578.8        437.5       1016.3        559.2        455.1       1014.3
  1986              187.4        100.9        288.2        600.6        454.5       1055.1        570.0        467.9       1037.9
  1987              190.8        104.2        294.9        628.4        482.7       1111.1        582.6        490.4       1073.1
  1988              194.5        106.5        301.0        659.5        509.9       1169.4        609.3        522.4       1131.8
  1989              196.4        110.8        307.2        687.2        526.4       1213.6        618.0        531.6       1149.6
  1990              198.0        115.9        313.9        723.4        551.5       1274.9        622.3        544.6       1166.9
  1991              200.1        118.2        318.3        742.7        575.9       1318.6        613.9        549.5       1163.4
  1992              202.1        119.3        321.4        747.8        601.7       1349.5        596.5        536.9       1133.3
  1993              203.7        122.2        325.9        752.5        612.8       1365.3        592.6        536.4       1129.0
  1994              201.1        120.0        321.1        774.3        638.9       1413.2        601.0        547.1       1148.0
  1995              193.4        117.1        310.5        807.7        680.4       1488.1        618.9        566.3       1185.1
  1996              191.2        117.9        309.1        844.8        716.0       1560.7        634.4        583.7       1218.1
  1997              191.3        118.6        309.9        871.9        741.3       1613.1        642.9        592.7       1235.5
  1998              192.7        120.0        312.7        897.8        766.5       1664.3        653.1        603.8       1256.9
  1999              194.6        122.0        316.6        924.3        792.4       1716.6        663.3        615.3       1278.6
  2000              197.0        124.2        321.2        947.9        815.6       1763.4        671.5        624.9       1296.4
  2001              198.9        125.9        324.8        968.5        835.8       1804.4        680.5        634.7       1315.3
  2002              200.8        127.7        328.5        986.8        854.0       1840.9        689.2        644.4       1333.6

 Average     Annual Growth Rates(%)

1980-1989             1.6%         3.1%         2.1%         4.0%         4.6%         4.3%         2.7%         3.3%         2.9%
1990-1995            -0.5%         0.2%        -0.2%         2.2%         4.3%         3.1%        -0.1%         0.8%         0.3%
1996-2002             0.8%         1.3%         1.0%         2.6%         3.0%         2.8%         1.4%         1.7%         1.5%

*  Variables used in the end-use forecast models.
"Regional ACCESS Handbook." DRI/McGraw-HilI. Inc., 1995.

                        PACIFIC GAS and ELECTRIC COMPANY
                      ECONOMIC & DEMOGRAPHIC ASSUMPTIONS *
                    Statewide Industrial Production Indices

  YEAR             IP@CA2O           IP@CA22   IP@CA23   IP@CA24   IP@CA25   IP@CA26   IP@CA27   IP@CA28   IP@CA29
  1980              0.868             0.788     0.674     0.785     0.761     0.829     0.692     0.875     0.809
  1981              0.902             0.734     0.707     0.737     0.775     0.840     0.716     0.927     0.802
  1982              0.913             0.706     0.711     0.585     0.709     0.819     0.739     0.852     0.807
  1983              0.896             0.789     0.741     0.704     0.769     0.871     0.771     0.886     0.847
  1984              0.916             0.807     0.766     0.754     0.873     0.899     0.815     0.872     0.874
  1985              0.936             0.814     0.779     0.784     0.863     0.910     0.837     0.875     0.897
  1986              0.972             0.918     0.889     0.922     0.911     0.965     0.894     0.951     0.993
  1987              1.000             1.000     1.000     1.000     1.000     1.000     1.000     1.000     1.000
  1988              1.076             1.095     0.988     1.022     0.963     1.082     1.030     1.089     1.027
  1989              1.115             1.097     1.009     1.046     0.961     1.132     1.035     1.106     1.039
  1990              1.153             1.042     1.059     1.011     0.906     1.127     1.045     1.122     1.003
  1991              1.157             0.977     1.105     0.843     0.800     1.127     1.009     1.126     0.975
  1992              1.186             1.095     1.163     0.787     0.806     1.167     1.025     1.187     0.895
  1993              1.196             1.214     1.170     0.762     0.812     1.211     1.001     1.190     0.836
  1994              1.221             1.384     1.294     0.803     0.843     1.250     0.983     1.233     0.813
  1995              1.222             1.405     1.363     0.809     0.865     1.249     0.964     1.287     0.803
  1996              1.256             1.461     1.388     0.853     0.868     1.242     0.921     1.329     0.794
  1997              1.288             1.563     1.485     0.859     0.903     1.308     0.922     1.383     0.813
  1998              1.315             1.605     1.521     0.886     0.913     1.333     0.930     1.439     0.830
  1999              1.338             1.646     1.545     0.908     0.922     1.365     0.942     1.487     0.847
  2000              1.358             1.678     1.561     0.926     0.925     1.387     0.954     1.527     0.861
  2001              1.378             1.709     1.581     0.938     0.939     1.405     0.966     1.560     0.869
  2002              1.399             1.741     1.599     0.957     0.960     1.430     0.980     1.600     0.882
        Average Annual Growth Rates (%)
1980-1989             2.8%              3.7%      4.6%      3.2%      2.6%      3.5%      4.6%      2.6%      2.8%
1990-1995             1.2%              6.2%      5.2%     -4.4%     -0.9%      2.1%     -1.6%      2.8%     -4.4%
1996-2002             1.8%              3.0%      2.4%      1.9%      1.7%      2.4%      1.0%      3.1%      1.8%

 *  Variables used In the end-use forecast models.
 "Regional ACCESS Handbook." DR/IMcGraw-HIII. Inc., 1995.

                        PACIFIC GAS and ELECTRIC COMPANY
                      ECONOMIC & DEMOGRAPHIC ASSUMPTIONS *
                    Statewide Industrial Production Indices

  YEAR            IP@CA3O            IP@CA31    IP@CA32   IP@CA33   IP@CA34   IP@CA35   IP@CA36   IP@CA37   IP@CA38   IP@CA39
  1980              0.739             1.614      0.873     1.088     0.951     0.625     0.665     0.858     0.703     0.939
  1981              0.720             1.686      0.871     1.085     0.929     0.658     0.701     0.778     0.725     1.042
  1982              0.720             1.500      0.785     0.796     0.872     0.946     0.639     0.796     0.731     1.093
  1983              0.756             1.422      0.814     0.868     0.915     0.774     0.788     0.719     0.750     1.013
  1984              0.805             1.203      0.870     0.935     0.963     0.926     0.809     0.839     0.869     0.965
  1985              0.857             1.027      0.880     0.945     0.957     0.979     0.893     0.930     0.939     0.883
  1986              0.944             0.964      0.957     0.916     0.933     1.009     0.951     1.017     0.943     0.916
  1987              1.000             1.000      1.000     1.000     1.000     1.000     1.000     1.000     1.000     1.000
  1988              1.196             0.908      1.044     1.026     1.048     1.646     0.897     0.960     1.524     1.050
  1989              1.224             0.928      1.090     1.012     1.031     1.752     0.934     1.030     1.483     1.066
  1990              1.264             0.895      1.085     0.961     0.991     1.795     0.957     1.054     1.516     1.067
  1991              1.231             0.854      0.956     0.880     0.912     1.825     1.009     0.954     1.537     1.049
  1992              1.256             0.817      0.935     0.810     0.934     2.002     1.076     0.875     1.517     1.072
  1993              1.286             0.833      0.911     0.834     0.924     2.204     1.139     0.778     1.453     1.112
  1994              1.396             0.926      0.916     0.910     0.977     2.474     1.307     0.713     1.451     1.270
  1995              1.439             0.902      0.919     0.930     0.992     2.937     1.517     0.663     1.471     1.395
  1996              1.449             0.865      0.894     0.985     1.038     3.522     1.725     0.649     1.542     1.459
  1997              1.502             0.837      0.895     0.997     1.068     3.852     1.900     0.635     1.591     1.489
  1998              1.572             0.795      0.906     1.040     1.107     4.213     2.085     0.637     1.613     1.510
  1999              1.664             0.751      0.926     1.093     1.145     4.729     2.350     0.667     1.648     1.563
  2000              1.738             0.744      0.949     1.129     1.179     5.291     2.603     0.701     1.679     1.613
  2001              1.790             0.747      0.961     1.141     1.199     5.849     2.850     0.730     1.721     1.668
  2002              1.852             0.751      0.975     1.153     1.227     6.524     3.157     0.762     1.770     1.734
 Average        Annual Growth        Rates (%)
1980-1989           5.8%              -6.0%       2.5%     -0.8%      0.9%     12.1%      3.8%      2.1%      8.6%      1.4%
1990-1995           2.6%               0.1%      -3.3%     -0.6%      0.0%     10.4%      9.7%     -8.9%     -0.6%      5.5%
1996-2002           4.2%              -2.3%       1.5%      3.0%      2.8%     10.8%     10.6%      2.7%      2.3%      2.9%

 *  Variables used In the end-use forecast models.
      "Regional ACCESS Handbook." DRI/McGraw-HiII. Inc., 1995.

                       PACIFIC GAS and ELECTRIC COMPANY
                     ECONOMIC & DEMOGRAPHIC ASSUMPTIONS *
                           PG&E Electric Service and
                                 Climate Area

                  HOUSEHOLDS     HOUSEHOLDS     HOUSEHOLDS     HOUSEHOLDS     HOUSEHOLDS     HOUSEHOLDS
                 (Climate 1)    (Climate 2)     (Climate 3)    (Climate 4)    (Climate 5)    (Total 1-5)
    YEAR         (Thousands)    (Thousands)     (Thousands)    (Thousands)    (Thousands)    (Thousands)
  1980               85.6           152.0           635.0         1076.6         1108.4         3057.6
  1981               88.7           157.0           656.8         1107.9         1131.2         3141.6
  1982               89.7           159.6           666.2         1117.5         1132.9         3166.0
  1983               90.7           161.8           675.7         1128.9         1137.3         3194.4
  1984               92.5           166.0           692.4         1150.8         1152.1         3253.8
  1985               94.9           171.3           708.1         1172.6         1168.4         3315.3
  1986               96.8           175.0           719.4         1188.4         1178.8         3358.5
  1987               99.3           179.2           734.2         1205.9         1185.9         3404.5
  1988              102.2           182.8           753.5         1230.5         1197.6         3466.7
  1989              105.5           185.9           776.6         1257.8         1212.3         3538.0
  1990              109.5           191.2           804.4         1279.9         1228.1         3613.0
  1991              112.1           193.9           825.4         1290.7         1234.7         3656.7
  1992              114.7           198.0           847.5         1313.6         1253.5         3727.3
  1993              115.6           199.8           859.2         1321.9         1260.7         3757.1
  1994              116.9           202.4           870.4         1329.9         1270.6         3790.1
  1995              118.6           205.0           883.0         1344.2         1281.8         3832.7
  1996              120.2           208.1           895.0         1358.3         1293.0         3874.6
  1997              121.5           210.8           904.6         1372.9         1305.8         3915.6
  1998              123.1           213.9           914.6         1387.0         1318.4         3957.0
  1999              124.8           216.8           926.4         1403.2         1332.8         4003.9
  2000              126.6           219.3           939.9         1420.7         1347.7         4054.2
  2001              128.3           222.1           953.3         1438.2         1362.8         4104.8
  2002              129.9           225.1           966.3         1454.4         1376.4         4152.2
 Average     Annual Growth Rates     (%)
1980-1989           2.3%            2.3%            2.3%           1.7%           1.0%           1.6%
1990-1995           1.6%            1.4%            1.9%           1.0%           0.9%           1.2%
1996-2002           1.3%            1.3%            1.3%           1.1%           1.0%           1.2%

 *  Variables used in the end-use forecast models.
 "Regional ACCESS Handbook." DRl/McGraw-Hill. Inc., 1995.

                        PACIFIC GAS and ELECTRIC COMPANY
                      ECONOMIC & DEMOGRAPHIC ASSUMPTIONS*
                         PG&E Electric Service Area and
                            Commercial Building Type

                  COMMERCIAL          COMMERCIAL     COMMERCIAL    COMMERCIAL     COMMERCIAL    COMMERCIAL
                  FLOORSTOCK          FLOORSTOCK     FLOORSTOCK    FLOORSTOCK     FLOORSTOCK    FLOORSTOCK
                    Offices          Restaurants   Retail & Food     Health     Miscellaneous      Total
  YEAR             (Msqft.)            (Msqft.)       (Msqft.)      (Msqft.)       (Msqft.)      (Msqft.)
  1980               274.0               14.8           236.0         51.7           554.7        1131.3
  1981               275.0               15.1           239.9         52.6           563.1        1145.7
  1982               264.8               15.5           244.6         54.0           567.6        1146.5
  1983               275.0               15.7           249.3         54.9           575.4        1170.4
  1984               283.5               16.0           253.7         56.0           587.3        1196.5
  1985               291.2               16.3           257.7         57.0           599.4        1221.7
  1988               288.7               16.7           262.9         58.8           611.7        1238.7
  1987               300.6               17.1           266.7         60.5           623.5        1268.3
  1988               318.3               17.6           269.6         63.3           637.6        1306.3
  1989               325.4               18.1           274.1         65.3           648.9        1331.7
  1990               329.5               18.6           277.7         68.0           659.9        1353.6
  1991               329.0               19.0           283.8         70.2           672.9        1375.0
  1992               320.7               19.4           289.2         71.8           686.4        1387.4
  1993               321.0               19.9           294.7         73.1           701.1        1409.7
  1994               328.2               20.3           300.2         74.8           715.6        1439.1
  1995               333.8               20.9           307.6         76.8           734.2        1473.3
  1996               339.4               21.5           312.7         78.6           750.6        1502.7
  1997               344.8               21.9           316.9         80.3           765.1        1529.0
  1998               350.2               22.4           320.8         81.8           778.5        1553.7
  1999               355.6               22.8           324.7         83.3           791.2        1577.5
  2000               360.7               23.1           328.5         84.8           803.2        1600.3
  2001               365.5               23.5           332.3         86.1           814.7        1622.0
  2002               369.9               23.8           336.0         87.4           825.7        1642.8
         Average Annual Growth Rates (%)
1980-1989              1.9%               2.3%            1.7%         2.6%            1.8%          1.8%
1990-1995              0.3%               2.4%            2.1%         2.5%            2.2%          1.7%
1996-2002              1.4%               1.7%            1.2%         1.8%            1.6%          1.5%

* Variables used in the end-use forecast models, "Commercial Floorstock," F,W, Dodge Division, McGraw-Hill, Inc.,1994,

           TCU Sector Model Input
                 Military          Cooling
                 --------          -------
                Employment          Degree
                ----------          ------
  Year          (1,OOO's)            Days
  ----          ---------            ----
  1980             44                169
  1981             46                222
  1982             47                121
  1983             47                203
  1984             48                304
  1985             49                228
  1986             49                204
  1987             50                223
  1988             49                264
  1989             49                187
  1990             48                214
  1991             46                223
  1992             46                228
  1993             43                195
  1994             40                202
  1995             39                197
  1996             38                269
  1997             37                216
  1998             36                216
  1999             35                216
  2000             35                216
  2001             35                216
  2002             34                216

Average Annual Growth Rates (%)
1980-1989         1.2                1.1
1990-1995         4.1               -1.6
1996-2002        -1.8               -3.6

*    All variables are used in forecast. Data source: WEFA

                       PACIFIC GAS and ELECTRIC COMPANY
                       ELECTRICITY RATES by (SIC) SECTOR
                               (1995 cents/kWh)

  YEAR        RESIDENTIAL            COMMERCIAL    INDUSTRIAL
  1980            93                    10.3           70
  1981            95                    10.6           73
  1982           113                    12.5           90
  1983           8.9                    10.0          7.2
  1984           9.6                    10.7          7.5
  1965          10.9                    12.2          8.6
  1986          10.5                    11.7          7.6
  1987          10.2                    10.6          6.1
  1986          10.9                    10.3          5.7
  1989          11.7                    10.6          5.9
  1990          12.0                    10.7          5.8
  1991          12.9                    11.3          6.1
  1992          12.7                    11.3          6.0
  1993          12.9                    11.2          6.0
  1994          12.6                    10.8          6.0
  1995          13.5                    10.8          6.0
  1996          11.6                     9.6          6.3
  1997          11.4                     9.4          6.3
  1998          10.0                     8.8          6.3
  1999           9.7                     8.6          6.3
  2000           9.5                     6.4          6.3
  2001           9.2                     8.2          6.3
  2002           8.7                     6.7          5.1

     Average Annual Growth Rates (%)

1980-1989         26%                    0.3%        -1.9%
1990-1995         23%                    0.1%         0.6%
1996-2002         48%                   -5.8%        -3.4%

     . Rates are deflated by the (chain-weighted) PCWGDP deflator, Rates shown here may be different from short-term rates developed by PG&E.

                                  METHODOLOGY

INTRODUCTION AND OVERVIEW

PG&E's load forecasting process is an integrated, disaggregated process used for analyzing loads and the impacts of demand-side management programs, The process uses several models to forecast and analyze loads, These models are:

          1.  Residential End-Use Energy Model.
          2.  Commercial End-Use Energy Model.
          3.  Industrial End-use/Econometric Energy Model.
          4.  Transportation/Communication/Utility (TCU) SIC Energy Model.

 OVERVIEW OF THE FORECAST PROCESS

PG&E's load forecasting process is an integral part of PG&E's corporate planning process, The load forecast is used for various pluming and budgeting activities, including: (1) electric resource planning, (2) rate planning, (3) demand-side management (DSM) planning, (4) electric operations, (5) fuels planning (6) transmission and distribution planning, and (7) financial planning.

In addition to its internal uses, the load forecast is used to support filings before various state and federal agencies, including the California Public Utilities Commission (CPUC) and the California Energy Commission (CEC.) In producing a forecast, a consistent set of economic, demographic and price assumptions are input into the forecasting models, The forecasting models incorporate data that have been collected and produced as part of PG&E's data collection projects (e.g., appliance saturations and UECs).

The forecasting models discussed here produce forecasts of loads for PG&E's own customers only. Customers' total load, however, includes loads met by purchases from PG&E and loads met by self-generation. The models do not produce load forecasts of WAPA, CCSF and other small customers that are in PG&E's Planning Area. Forecasts of these entities' loads are not produced by these models because:

          1. PG&E's recorded SIC data includes SIC detail for PG&E's customers only, not municipal utility customers: and

          2. PG&E's estimates of appliance saturations and usage are for PG&E's customers only, not for municipal utility customers.

Rather than introduce error into the end-use/SIC database by adjusting it to include these customer's sales, PG&E's end-use models are based on and calibrated to PG&E's customer data.

Sales by the other utilities to their customers are accounted for in the forecast process by adding forecasts of their total sales to PG&E's total customer load forecast. This sum is the forecast of the PG&E Planning Area.

Additionally, PG&E's forecasting models do not simultaneously estimate portions of load that are met by PG&E's own sales and portions of load that are met by customers own generation. Evaluations and estimates of customers' own generation are developed separately within PG&E.

 Overview of the Major Forecasting Models

        Residential:
          -  End-Use Model (18 end-uses, 1 household type)
          - Total use = Sum over each end-use appliance (Households) *Saturation (of end-use appliances in the household)
                 *Unit Energy Consumption (of each end-use appliance) *Utilization Factor (short4erm response to energy prices.)


        Commercial:
          -  End-Use Model (10 end-uses, 5 building types)
          - Total use = Sum over each building type and end-use (Floorstock) *Saturation (of end-use equipment in each building type) *Unit Energy Consumption (of each end-use equipment) *Utilization Factor (short-term response to energy prices.)


        Industrial:
          -  End-Use Model (6 end-uses, 20 SIC groups)
          - Total use = Sum over each SIC group and end use (output by SIC group)
                 *Unit Energy Consumption per unit of output by SIC group, end use)
                 *Fuel Share (SIC group, end use,)


        TCU:
          -  Econometric Model (SICs 40,41,42,43, 44,45,47,48,49,7520-23)
          -  Ratio Technique (SIC 46), (SIC 97)

DEMAND FORECAST METHODOLOGY

RESIDENTIAL SECTOR

Long term residential gas and electricity consumption is forecast using an end-use mode] named EUPHORIA (North Bay Software, Inc., Copyright 1986). This model explicitly calculates energy consumption of an average household for the following appliances:

Appliances/end-use and fuel:
  1. Central A/C* CZ I ** (electricity)    11. Pool Heater (gas)
  2. Central A/C CZ 2 (electricity)        12. Water Heater (gas, electricity)
  3. Central A/C CZ 3 (electricity)        13. Space Heater (gas, electricity)
  4. Central A/C CZ 4 (electricity)        14. Room A/C (electricity)
  5. Central A/C CZ 5 (electricity)        15. Evaporative Cooler (electricity)
  6. Refrigerator (electricity)            16. Color TV (electricity)
  7. Freezer (electricity)                 17. Dishwasher (electricity)
  8. Range (gas, electricity)              18. Clothes Washer (electricity)
  9. Clothes Dryer (gas, electricity)      19. Lighting and Miscellaneous (gas, electricity)
 10. Pool Pump (electricity)

    *Air Conditioner
    **Climate Zone Number (California Energy Commission.)

                    Energy consumption is the product of service area households, average appliance saturations and average unit energy consumption (UEC) by end-use. The appliance saturations are adjusted through time by the marginal saturations in new homes. Appliance replacement rates and the different efficiencies of new appliances are accounted for in UEC calculations. Adjustments for additional conservation savings and appliance utilization are also accounted for in the model.

Short-run changes in energy consumption are captured in the model through utilization term. Utilization terms are included in each end-use equation to capture short-run changes due to efficiency adjusted energy prices. These changes have been restricted to space conditioning appliances and gas pool heating, assuming that people change thermostat settings, but not other habits.

                    Long-ruin changes in energy consumption are captured in the model by changes in appliance saturations and UECs, Saturations capture the long-run adjustment of appliance stock to income and energy prices. UECs capture the long-run adjustment of appliance usage to energy prices, efficiency improvements and conservation programs.


                    Average saturation rates are a weighted avenge of average saturations in a previous period and marginal (new household) saturations in the current period. Base year (1991) average saturation rates are based on PG&E's 1990 Residential

          Appliance Saturation Survey (RASS) results. Marginal saturations are based on the 1991 PG&E New Homes Survey.

Average unit energy consumption is calculated in the same manner as saturations for all enduses. Base year (1991) UECs are derived using conditional demand analysis. Data from PG&E's 1990 RASS, together with billing and weather information, are used in this analysis. Marginal UECs are expressed as percentages of 1991 base values.

                    Dwellings are represented as an average of all dwelling types and are forecast for five CEC climate zones. An initial decay rate of 2 percent, increasing to 4 percent by 2005, is assumed. A 2 percent rate implies an average dwelling life of 50 years. The higher decay rate in the later pan of the forecast period reflects a large building boom which occurred in the I 950s resulting in a higher building decay rate in the later part of the forecast period. The decay rate is assumed to fall to 3 percent after 2010.

                    Appliance life and decay rates are based primarily on market research and consumer report information.

                    Below is a detailed listing of the variables and formulas used in the model.

                    Notation: In the following equations, brackets [ ] &e used to indicate "subscripts," or particular elements of a vector or array. The following subscripts are used frequently: t = this year, eu= this end-use, f= this fuel. For example, CIP[t] means "Percentage Change in Price for year t."

Abbreviations used in formulas:
ActS    Actual Sales
AD      Average Decay Rate of Appliances
ADR     Annual Decay Rate of Housing Stock
AS      Average Saturation
AUEC    Average Unit Energy Consumption
C       Conservation
CIP     Percentage Change in Fuel Price
CPNS    Computed Percentage of New Stock
Cu      End-Use (the one being calculated)
f       Fuel (the one being calculated)
FS      Forecast Sales
HS      Household Stock
IF      Income Elasticity
IHH     Income per Household
ME      Miscellaneous Electric
MiS     Miscellaneous Sales
MS      Marginal Saturation
MUEC    Marginal Unit Energy Consumption
PE      Price Elasticity
Scale   Scaling Factor
U       Utilization
t       Time (Year) (the one being calculated)

CPNS:   Computed Percentage of New Stock (by End-Use and Year)

      Year 1:     CPNS[eu][1] = 0
      Years 2-25: CPNS[eu][t] = AD[eu] + HS[t] - (1-ADR[t-l])(HS(t-l]))IHS[t]

      AS:  Average Saturation, by fuel, end-use and year

      Year 1:     AS[f)[eu][l] = MS[f][eu] [l]
      Years 2-25: AS[fl[eu][1] = AS[f][eu][t-l] + CPNS[eu][t] * (MS [f][eu][t]
                                 - AS[f](eu] [t-1]
where

        Mst = (HStt* AD *ASt,i +MSt* HS t (ADR t-1) * HS t-1))/(HS * AD
              +(HS t-(1-ADRt-1,)  *  HSt-1))

        Average Unit Energy Consumption, by fuel, end-use and year

     AUEC[fl[eu][l] = MUEC[fl[eu][I]
     AUEC[fl[eu]ft] = AUEC[fl[eu][t-1] + CPNS[eu][t] * MUEC[fl[eu]ft]
                      - AUEC[f][eu][t-l]

                    For the "Miscellaneous Electric" end-use, AUEC is calculated differently, using coefficients estimated by conditional demand analysis,

          Year 1:     AUEC[fl[ME][1] = Misc., Electric Base
          Years 2-25: AUEC[fl[ME][t] = 1140 + 23*IHH[t]
                                     = (.5*CIP[t]*AUEC[f]Ceu]][t-1])

        U:  Utilization, by end-use and year

        Year l:     U[eu][l]=l
        Years 2-25: U[eu] [t[ = U[eu][t-1] * (1 ICIPW*PE[eu]y(AUEC[t 1]/AUEC[t])

        C:  Utility-sponsored Conservation, by end-use and year

        Years 1-2:  C[f] [eu][t] = 0
        Years 3-25: C[f] [eu][t] = exogenous forecast

        ES:  Energy Sales, by fuel, end-use and year

        ES[f~[eu][t~ = (HS[t~ * AS[fj[eu][t] * AUEC[f] l[eu][t]/1000
                       - C[fl[eu][t]) * U[e][t] * Scale[f]

                    Note: The Scale parameter used in the calculation of energy sales puts sales results into the proper reporting units. It is needed because the units obtained by multiplying through the various quantities in the equation may not be the desired reporting units.

                          FS: Forecast Sales, by fuel and year

        FS[fj[t~ = S ES[f][eu][t]eu

                               COMMERCIAL SECTOR

Long-term commercial gas and electric energy consumption is forecast using an end-use model named COMMEND-PC 3.2 (EPRI-sponsored model by Regional Economic Research, Inc., 1992). The commercial end-use model explicitly calculates energy consumption for the following end-uses and commercial building types:

Equipment/end-use and fuel:

1. Space Heating (gas, electricity)      6. Refrigeration (electricity)
2. Space Cooling (gas, electricity)      7. Exterior Lighting (electricity)
3. Ventilation (electricity)             8. Interior Lighting (electricity')
4. Water Heating (gas, electricity)      9. Office Equipment (electricity)
5. Cooking (gas, electricity)           10. Miscellaneous (gas, electricity)

                          Building type and location:

   COASTAL AREA                 INLAND AREA
   ------- ----                 -----------

1. Offices                  2. Offices
3. Restaurants              4. Restaurants
5. Retail-Food              6. Retail-Food
7. Health                   8. Health
9. Miscellaneous           10. Miscellaneous

Energy consumption is the product of service area floorstock (organized by building type and climate area shown above), average end-use equipment saturation and average unit energy consumption by end-use. (The commercial sector acronym for average unit energy consumption is EUI for Energy Utilization Index.) End-use equipment saturations are adjusted through time by marginal saturations in new buildings. Equipment replacement rates and the different efficiencies of new equipment are accounted for in EUI calculations. Adjustments for additional conservation savings and equipment utilization are also accounted for in the model.

Short-run changes in energy consumption are captured in the model through utilization terms. Utilization terms are included in each end-use equation to capture short-run changes due to efficiency adjusted energy prices, weather effects (heating/cooling degree-days) and operating hours.

Long-run changes in energy consumption are captured in the model by changes in end-use equipment saturations and EUIs. Equipment saturations capture long-run adjustments of equipment stock to capital costs and energy prices. EUIs capture long-run adjustments of equipment usage to energy prices, efficiency improvements and conservation programs.

Average saturation rates are a weighted average of average saturations in a previous period and marginal (new building) saturations in the current period. Base year (1975) average saturation rates are based on a

CEC analysis of PG&E's 1982 Commercial End Use Mail Survey, 1985 On-Site Survey and 1988 Commercial End Use Mail Survey. Results of the CEC analysis are published in the CEC ER92R Report of California Energy Demand, Volume II, dated June 1991. The results of PG&E's 1993 Commercial On-Site End Use Survey are also included as more recent data for model updating. Floorstock-weighted adjustments area made to these survey data to aggregate to the building types listed above.

Average unit energy consumption is calculated in a similar manner as saturations for all end-uses. Base year (1975) EUIs are based on a CEC-funded on-site survey (see Hittman Associates Inc., 1980 and Weatherwax, R. K., July 1980) using conditional demand and Department of Energy (DOE-2) Heat Load Modeling analysis. The base year 1975 was chosen by the CEC Staff (and more recently by PG&E) because it occurs prior to the application of mandatory building standards. The impacts of 1978, 1984 and 1992 mandatory building and equipment standards are then modeled in DOE-2 and used as modifications of these 1975 base year EUIs. Additionally, the above PG&E survey results are used as more recent data for model updating. Floorstock-weighted adjustments area made to these survey data to aggregate to the building types listed above.

Commercial floorstock is a major component used to determine equipment stock, and is therefore a primary driver in the forecasting model. Commercial floorstock is divided into three major parts, base year floorstock, historic floorstock and forecast floorstock. Floorstock is represented as an average of all building types and is aggregated into two major climate areas (PG&E's coastal area and inland area.)

Base year (1975) occupied floorstock and the historic floorstock data set are obtained from California county tabulations of commercial floorstock and vacancy rates by F.W. Dodge Division. McGraw-Hill, Inc., (updated in 1994,) Forecast estimations of commercial floorstock use ordinary' least squares regression analysis (in linear form) of floorstock and applicable forecast driving, variables of California Metropolitan Statistical Areas from DRI Inc.,

Long term commercial gas and electricity consumption is forecast by explicitly calculating the energy consumption of multiple building types and multiple end-uses. For each building type and end-use combination, energy consumption is forecast using a central energy equation, which is the product of the stock of commercial floorstock times the end-use equipment saturation of the floorstock, times the unit energy consumption rate of the end-use equipment, times the equipment utilization rate. The central end-use energy equation is as follows:

Central End-Use Energy Equation:

           10, 40, 10, 3
Consumption (b,f) = Z(FST,b,v) * (SAT,b,v,eu,f) * (EUI,b,v,eu,f)
                    * (UTL,b,v,eu,f)
            b,v,eu,f= 1

                                    Where:

    b   building type
    v   vintage (time)
    eu  end-use (the one being calculated)
    f   fuel (gas, electricity, other)

        FST FLOORSTOCK (considers average floorstock, new completions, decay rates and vacancy rates),

        SAT SATURATION (considers average and new building saturations of end-use equipment modified by multinominal logit equations, which evaluate cost trends of each equipment system),

        EUI ENERGY UTILIZATION INDEX (similar to Unit Energy Consumption) (considers avenge and new building Furs of end-use equipment modified by multinomial logit equations which evaluate equipment system life cycle costs, the application of efficiency trends, cost trends, and mandatory standards),

        UTL UTILIZATION (considers short-run modifications to energy usage levels due to changes in real energy prices, weather conditions and operating hours),

        Short-run gas price elasticities for each building type and end-use combination are assessed to be between -0.07 and -0.04 for all building types using price sensitive end-uses of space heating, space cooling and water heating and -0.01 for all building types and other equipment of cooking and miscellaneous end-uses.

        Short-run electricity price elasticities for each building type and end-use combination are assumed to be between -0.07 and -0.04 for all building types using price sensitive end-uses of space heating, space cooling and water heating and -0.01 for all building types and other equipment of cooking and miscellaneous end-uses.

INDUSTRIAL SECTOR

Industrial energy requirements are forecasted using EPRI's PC-based Industrial End Use Model (INFORM). INFORM forecasts gas and electric use for motors, lighting, HVAC and thermal and other process use for each of the two digit SIC manufacturing industries. The relatively small energy usage in the milling and construction industries is forecasted to remain constant at historical levels. Gas use for enhanced oil recovery (FOR) is forecasted using market information obtained by PG&E marketing staff Incremental impacts of company DSM programs are subtracted from the forecast, For the electricity forecast, only impacts of committed DSM programs are subtracted; for the gas forecast, impacts of both committed and anticipated programs are subtracted.

                             INFORM Model Structure

For each of file forecast period and for each end use and industry. INFORM calculates the energy requirement per unit of industry output, the share of each fuel and equipment type used to deliver that energy to the process and the fuel input required to provide the required process energy. The level of detail and complexity of equipment choice varies by end use. The forecast is driven by industrial production. Equipment choices and energy intensities depend on prices and efficiency standards.

The following end uses are modeled in INFORM

Motors (Electric)
Pumps, fans, compressors
Material handling
Material processing

Thermal Processes (Electric, Gas)
Melting
Heating
Drying and curing

Other Processes
Electrolytics (Electric)
Process steam (Gas)

Lighting (electric)

HVAC
Space heating (Gas)
Air conditioning (Electric)

Miscellaneous
Gas
Electric

Each of the models is briefly described below,

Motors

The motor module forecasts the stock of motors, measured in total horsepower, by end use, size class, efficiency level and load characteristics. The stock of motors for each industry' and end use depends on the required horsepower per unit of output capacity and the forecast of capacity. .Average annual operating hours of the motor stock depends on the capacity utilization rate. The choice of efficiency level of new or replacement motors depends on a life cycle cost calculation and any constraints imposed by efficiency standards.

Thermal and Other Processes
---------------------------

The thermal and other processes modules forecast energy requirements based on the required energy (in Btu's) per unit of output for each industry and end use, the share of each type of equipment or fuel used to deliver that energy, and the energy input required for each Btu of energy: delivered to the process,

Lighting
--------

The lighting module, like the motor module, forecasts the stock and energy using characteristics of the stock of lamps and fixtures. Total lumen requirements for each industry depend on the lumens required per unit of output capacity and the forecast of total capacity. Changes in the shares of lamp and fixture types are based on life cycle cost calculations and constraints imposed by efficiency standards. Operating hours depend on the forecasted capacity utilization rate,

HVAC
----

The HVAC module forecasts energy use for heating and cooling for each industry. As in the thermal and other process modules, total energy required depends on energy required per unit of output and the forecast of output, the shares of each fuel or equipment type, and the conversion efficiency of input energy.

Miscellaneous
-------------

For each industry and fuel type, miscellaneous energy use depends on the energy required per unit of output and the forecast of output.

For a more detailed description INFORM, see Electric Power Research Institute, User's Guide for INFORM 1,2, RP2217-4, August1993,

DEMAND FORECAST METHODOLOGY


TCU SECTOR

The Transportation, Communications, Utilities and National Defense (TCU) Model encompasses SICs 4049, SICS 7520-25, and 97 with the following exceptions: SIC 422-Warehousing is modeled in the commercial sector; resale, interdepartmental and public authority forecasts are obtained exogenously. Electricity demand in the TCU sector is forecast using both econometric and ratio techniques.

The SICs are defined as follows:
            Code    Title
            ----    -----
            40      Railroad Transportation
            41      Local and Interurban Passenger Transit
            42      Trucking and Warehousing
            43      U,S, Postal Service
            44      Water Transportation
            45      Transportation by Air
            46      Pipelines, except Natural Gas
            47      Transportation Services
            48      Communication
            49      Electric, Gas and Sanitary Services
            7520-25 Parking Ganges
            97      National Security and International Affairs



The modeling methodology for each SIC is described below:

SIC 97 is forecast wing the ratio of total historic electric demand and explanatory variable, The method of calculating the ratio for the SIC follows:

SIC 97
------

     Annual total electric demand in SIC (1995) = 330.0 GWh
     Service area annual employment for military (1995) = 38.9 thousands Ratio = 330.W38.9 = 8.48 GWh per thousand employees

     This ratio is then multiplied by forecasted employment to derive a long-term electric demand forecast,

SIC 40,41,42,43,44,45, 46,47,48,49, 7520-25

These SICS are forecast by linear regressions of electric demand on cooling degree days, and historical electric demand.

                           GLOSSARY OF VARIABLE NAMES


BART        ANNUAL ELECTRIC ENERGY CONSUMPTION FOR BART

BIN42 BINARY VARIABLE FOR 1988 AND 1989 - OFFSET A DROP IN ENERGY CONSUMPTION FOR SIC 4212

BIN4457E    BINARY VARIABLE FOR S1C44, 45 AND 75

PECDDBLM80  COOLING DEGREE DAYS BY BILLING BASIS-80/0/F BASE

                             ECONOMETRIC EQUATIONS

SIC40
-----
LOG(SIC40E)=       0.80346 * LOG(SIC4OE)[-l~ + 0.73098
           (7.21291)       (1.73065)

SIC41
-----
LOG(SIC41E)    =       0.37571 * LOG(SIC4IE)[-l~ + 0.00267 * BART + 7.32278
                       (2.79312)        (6.54430)       (8.69087)

AR_0           =       +0.93058*AR_1
                       (13.0378)
SIC 42
------

LOG(SIC42E)=       0.29549 * LOG(S1C4213)[-1~ + 0.00075 * PECDDBLM8O
                           (2.03971)                  (1.88500)

                   + 0.16990 * BIN42 + 2.67331
                          (4.58709)      (4.42178)

SIC 43
------

LOG(SIC43E)   =    0.99574 * LOG(51C43E) [-1~.+ 0.00038 * PECDDBLM8O - 0.01866
                   (16.0141)             (1.31521)                (0.05968)

LOG(SIC46E)   =    0.%551 * LOG(S1C46E)[-1~ + 0.00125 * PECDDBLM8O
                   (13.1164)                  (1.49389)

                   -0.15768 *BIN46 + 0.16295
                   (1.19627)       (0.31457)

SIC 48
------

LOG(SIC48E)   =    0.81978 * LOG(SIC48E)[-1] + 1.18644
                   (8.32443)                   (1 86814)

SIC 49
------

LOG(SIC49E)   =    0.89498 * LOG(51C49E)[-1] + 0.00081 * PECDDBLM8O + 0.62364
                   (15.1246)              (2.84403)                 (1.43150)

SIC 44.45.47. AND 7520-25
-------------------------

LOG(S1C4457E) =    0.51424 * LOG(S1C4457E)[-1] +0.08407 * B1N4457E +2.56931
                   (2.89237)             (2.70860)                (2.68536)